                     CONVERSION VALUATION APPRAISAL REPORT


                                  Prepared for:


                         COLUMBIA FEDERAL SAVINGS BANK

                                      and

                      COLUMBIA FINANCIAL OF KENTUCKY, INC.

                            Fort Mitchell, Kentucky


                                     As Of:

                               November 28, 1997


                                  Prepared By:

                             KELLER & COMPANY, INC.

                             555 Metro Place North
                                   Suite 524
                               Dublin, Ohio 43017
                                 (614) 766-1426

                                KELLER & COMPANY

                     CONVERSION VALUATION APPRAISAL REPORT


                                  Prepared for:


                          COLUMBIA FEDERAL SAVINGS BANK

                                       and

                      COLUMBIA FINANCIAL OF KENTUCKY, INC.

                             Fort Mitchell, Kentucky


                                     As Of:

                                November 28, 1997


                                  Prepared By:

                                Michael R. Keller
                                    President

                             KELLER & COMPANY, INC.
                             555 METRO PLACE NORTH
                                   SUITE 524
                               DUBLIN, OHIO 43017
                                 (614) 766-1426
                               (614) 766-1459 FAX



December 8, 1997


Board of Directors
Columbia Federal Savings Bank
2497 Dixie Highway
Fort Mitchell, KY  41017

Gentlemen:

We hereby submit an independent appraisal of the pro forma market value of the to-be-issued stock of Columbia Financial of Kentucky, Inc. ("Corporation"), which is the newly formed holding company of Columbia Federal Savings Bank, Fort Mitchell, Kentucky ("Columbia Federal" or the "Bank"). The Corporation will hold all of the shares of the common stock of the Bank. Such stock is to be issued in connection with the Bank's conversion from a federally chartered mutual savings bank to a federally chartered stock savings bank in accordance with the Bank's Plan of Conversion. This appraisal was prepared and provided to the Bank in accordance with the conversion requirements and regulations of the Office of Thrift Supervision of the United States Department of the Treasury.

Keller & Company, Inc. is an independent financial institution consulting firm that serves both banks and thrift institutions. The firm is a full-service consulting organization, as described in more detail in Exhibit A, specializing in market studies, business and strategic plans, stock valuations, conversion appraisals, and fairness opinions for thrift institutions and banks. The firm has affirmed its independence in this transaction with the preparation of its Affidavit of Independence, a copy of which is included as Exhibit C.

Our appraisal is based on the assumption that the data provided to us by Columbia Federal and the material provided by the independent auditor, Von Lehman & Company, Inc., Fort Mitchell, Kentucky, are both accurate and complete. We did not proceed to verify the financial statements provided to us, nor did we conduct independent valuations of the Bank's assets and liabilities. We have also used information from other public sources, but we cannot assure the accuracy of such material.

Board of Directors
Columbia Federal Savings Bank
December 8, 1997

Page 2

In the preparation of this appraisal, we held discussions with the management of Columbia Federal, with the law firm of Vorys, Sater, Seymour & Pease, Cincinnati, Ohio, the Bank's conversion counsel, and with Von Lehman & Company, Inc. Further, we viewed the Bank's local economy and primary market area.

This valuation must not be considered as a recommendation as to the purchase of stock in the Corporation, and we can provide no guarantee or assurance that any person who purchases shares of the Corporation's stock in this conversion will be able to later sell such shares at a price equivalent to the price designated in this appraisal.

Our valuation will be updated as required and will give consideration to any new developments in the Bank's operation that have an impact on operations or financial condition. Further, we will give consideration to any changes in general market conditions and to specific changes in the market for publicly-traded thrift institutions. Based on the material impact of any such changes on the pro forma market value of the Bank as determined by this firm, we will make necessary adjustments to the Bank's appraised value in such appraisal update.


It is our opinion that as of November 28, 1997, the pro forma market value or appraised value of the Corporation was $20,200,000. Further, a range for this valuation is from a minimum of $17,170,000 to a maximum of $23,230,00, with a super-maximum of $26,714,500.

Very truly yours,

KELLER & COMPANY, INC.

/s/ Michael R. Keller

Michael R. Keller
President

                                TABLE OF CONTENTS


                                                                                                        PAGE

INTRODUCTION                                                                                               1
  I.     DESCRIPTION OF COLUMBIA FEDERAL SAVINGS BANK
         General                                                                                           4
         Performance Overview                                                                              7
         Income and Expense                                                                                9
         Yields and Costs                                                                                 14
         Interest Rate Sensitivity                                                                        15
         Lending Activities                                                                               17
         Non-Performing Assets                                                                            21
         Investments                                                                                      23
         Deposit Activities                                                                               24
         Borrowings                                                                                       25
         Subsidiaries                                                                                     25
         Office Properties                                                                                25
         Management                                                                                       25

II.      DESCRIPTION OF PRIMARY MARKET AREA                                                               26

III.     COMPARABLE GROUP SELECTION
         Introduction                                                                                     32
         General Parameters
           Merger/Acquisition                                                                             33
           Mutual Holding Companies                                                                       34
           Trading Exchange                                                                               34
           IPO Date                                                                                       35
           Geographic Location                                                                            35
           Asset Size                                                                                     36
Balance Sheet Parameters
           Introduction                                                                                   37
           Cash and Investments to Assets                                                                 37
           Mortgage-Backed Securities to Assets                                                           38
           One- to Four-Family Loans to Assets                                                            38
           Total Net Loans to Assets                                                                      39
           Total Net Loans and Mortgage-Backed Securities to Assets                                       39
           Borrowed Funds to Assets                                                                       40
           Equity to Assets                                                                               40
         Performance Parameters
           Introduction                                                                                   41


                                               TABLE OF CONTENTS   (CONT.)

                                                                                                       PAGE
III.     COMPARABLE GROUP SELECTION (CONT.)
         Performance Parameters (cont.)
           Return on Average Assets                                                                       41
           Return on Average Equity                                                                       42
           Net Interest Margin                                                                            42
           Operating Expenses to Assets                                                                   43
           Noninterest Income to Assets                                                                   43
         Asset Quality Parameters
           Introduction                                                                                   44
           Nonperforming Assets to Asset Ratio                                                            44
           Repossessed Assets to Assets                                                                   44
           Allowance for Loan Losses to Assets                                                            45
         The Comparable Group                                                                             45
         Summary of Comparable Group Institutions                                                         47

IV.      ANALYSIS OF FINANCIAL PERFORMANCE                                                                57

V.      MARKET VALUE ADJUSTMENTS
         Earnings Performance                                                                             60
         Market Area                                                                                      64
         Financial Condition                                                                              65
         Asset and Deposit Growth                                                                         67
         Dividend Payments                                                                                68
         Subscription Interest                                                                            68
         Liquidity of Stock                                                                               69
         Management                                                                                       69
         Marketing of the Issue                                                                           70

VI.      VALUATION METHODS                                                                                71
         Price to Book Value Ratio Method                                                                 72
         Price to Earnings Method                                                                         73
         Price to Net Assets Method                                                                       74
         Valuation Conclusion                                                                             76

                                LIST OF EXHIBITS

NUMERICAL                                                                                              PAGE
EXHIBITS
   1                       Balance Sheet - At September 30, 1997                                          77
   2                       Balance Sheets - At September 30, 1993
                             through 1996                                                                 78
   3                       Statement of Income - Year ended
                             September 30, 1997                                                           79
   4                       Consolidated Statements of Income -
                             Years ended September 30, 1993 through 1996                                  80
   5                       Selected Consolidated Financial Condition Data                                 81
   6                       Income and Expense Trends                                                      82
   7                       Normalized Earnings Trend                                                      83
   8                       Performance Indicators                                                         84
   9                       Volume/Rate Analysis                                                           85
  10                       Yield and Cost Trends                                                          86
  11                       Net Portfolio Value                                                            87
  12                       Loan Portfolio Composition                                                     88
  13                       Loan Maturity Schedule                                                         89
  14                       Loan Originations                                                              90
  15                       Delinquent Loans                                                               91
  16                       Classified Assets                                                              92
  17                       Nonperforming Assets                                                           93
  18                       Allowance for Loan Losses                                                      94
  19                       Investment Portfolio Composition                                               95
  20                       Mix of Deposits                                                                96
  21                       Deposit Activity                                                               97
  22                       Borrowed Funds Activity                                                        98
  23                       Offices of Columbia Federal Savings Bank                                       99
  24                       List of Key Officers and Directors                                            100
  25                       Key Demographic Data and Trends                                               101
  26                       Key Housing Data                                                              102
  27                       Major Sources of Employment                                                   103
  28                       Unemployment Rates                                                            104
  29                       Market Share of Deposits                                                      105
  30                       National Interest Rates by Quarter                                            106
  31                       Thrift Stock Prices and Pricing Ratios                                        107
  32                       Key Financial Data and Ratios                                                 119
  33                       Recently Converted Thrift Institutions                                        132
  34                       Acquisitions and Pending Acquisitions                                         133


NUMERICAL                                                                                              PAGE
EXHIBITS

  35                       Thrift Stock Prices and Pricing Ratios -
                             Mutual Holding Companies                                                    134
  36                       Key Financial Data and Ratios -
                             Mutual Holding Companies                                                    135
  37                       Balance Sheets Parameters -
                             Comparable Group Selection                                                  136
  38                       Operating Performance and Asset Quality Parameters -
                             Comparable Group Selection                                                  140
  39                       Balance Sheet Ratios -
                             Final Comparable Group                                                      145
  40                       Operating Performance and Asset Quality Ratios
                                    Final Comparable Group                                               146
  41                       Balance Sheet Totals - Final Comparable Group                                 147
  42                       Balance Sheet - Asset Composition
                                    Most Recent Quarter                                                  148
  43                       Balance Sheet - Liability and Equity
                                    Most Recent Quarter                                                  149
  44                       Income and Expense Comparison
                                    Trailing Four Quarters                                               150
  45                       Income and Expense Comparison as a Percent of
                                    Average Assets - Trailing Four Quarters                              151
  46                       Yields, Costs & Earnings Ratios
                                    Trailing Four Quarters                                               152
  47                       Dividends, Reserves and Supplemental Data                                     153
  48                       Valuation Analysis and Conclusions                                            154
  49                       Market Pricings and Financial Ratios - Stock Prices
                                    Comparable Group                                                     155
  50                       Pro Forma Minimum Valuation                                                   156
  51                       Pro Forma Mid-Point Valuation                                                 157
  52                       Pro Forma Maximum Valuation                                                   158
  53                       Pro Forma Superrange Valuation                                                159
  54                       Summary of Valuation Premium or Discount                                      160



ALPHABETICAL EXHIBITS
      PAGE
   A                       Background and Qualifications                                                 161
   B                       RB 20 Certification                                                           165
   C                       Affidavit of Independence                                                     166


INTRODUCTION

         Keller & Company, Inc. is an independent appraisal firm for financial institutions, and has prepared this Conversion Appraisal Report ("Report") to provide the pro forma market value of the to-be-issued common stock of Columbia Financial of Kentucky Inc. (the "Corporation"), an Ohio corporation, formed as a holding company to own all of the to-be-issued shares of common stock of Columbia Federal Savings Bank, Fort Mitchell, Kentucky ("Columbia Federal" or the "Bank"). The stock is to be issued in connection with the Bank's Application for Approval of Conversion from a federally chartered mutual savings bank to a federally chartered stock savings bank. The Application is being filed with the Office of Thrift Supervision ("OTS") of the Department of the Treasury and the Securities and Exchange Commission ("SEC"). In accordance with the Bank's conversion, there will be a simultaneous issuance of all the Bank's stock to the Corporation, which will be formed by the Bank. Such Application for Conversion has been reviewed by us, including the Prospectus and related documents, and discussed with the Bank's management and the Bank's conversion counsel, Vorys, Sater, Seymour and Pease, Cincinnati, Ohio.

         This conversion appraisal was prepared based on the guidelines provided by OTS entitled "Guidelines for Appraisal Reports for the Valuation of Savings Institutions Converting from the Mutual to Stock Form of Organization", in accordance with the OTS application requirements of Regulation ss.563b and the OTS's Revised Guidelines for Appraisal Reports, and represents a full appraisal report. The Report provides detailed exhibits based on the Revised Guidelines and a discussion on each of the fourteen factors that need to be considered. Our valuation will be updated in accordance with the Revised Guidelines and will consider any changes in market conditions for thrift institutions.

         The pro forma market value is defined as the price at which the stock of the Corporation after conversion would change hands between a typical willing buyer and a typical willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, and with both parties having reasonable knowledge of relevant facts in an arms-length transaction. The appraisal assumes the Bank is a going concern and that the shares issued by the Corporation in the conversion are sold in non-control blocks.

         In preparing this conversion appraisal, we have reviewed the financial statements for the five fiscal years ended September 30, 1993 through 1997, and discussed them with Columbia Federal's management and with Columbia Federal's independent auditors, Von Lehman & Company, Ft. Mitchell, Kentucky. We have also discussed and reviewed with management other financial matters and have reviewed internal projections. We have reviewed the Corporation's preliminary Form S-1 and the Bank's preliminary Form AC and discussed them with management and with the Bank's conversion counsel.

         We have visited Columbia Federal's home office and have traveled the surrounding area. We have studied the economic and demographic characteristics of the primary market area, and analyzed the Bank's primary market area relative to Kentucky and the United States. We have also examined the competitive market within which Columbia Federal operates, giving consideration to the area's numerous financial institution offices, mortgage banking offices, and credit union offices and other key characteristics, both positive and negative.

         We have given consideration to the market conditions for securities in general and for publicly-traded thrift stocks in particular. We have examined the performance of selected publicly-traded thrift institutions and compared the performance of Columbia Federal to those selected institutions.

         Our valuation is not intended to represent and must not be interpreted to be a recommendation of any kind as to the desirability of purchasing the to-be-outstanding shares of common stock of the Corporation. Giving consideration to the fact that this appraisal is based on numerous factors that can change over time, we can provide no assurance that any person who purchases the stock of the Corporation in this mutual-to-stock conversion will subsequently be able to sell such shares at prices similar to the pro forma market value of the Corporation as determined in this conversion appraisal.

I.       DESCRIPTION OF COLUMBIA FEDERAL SAVINGS BANK

GENERAL

         Columbia Federal Savings Bank, Fort Mitchell, Kentucky, was organized in 1884 as a Kentucky-chartered mutual savings and loan association with the name of Columbia Building Association. The Bank became a federally-chartered savings and loan association in 1934, changing its name to Columbia Federal Savings and Loan Association of Covington. In 1970, Star Federal Savings and Loan Association merged into Columbia Federal and in 1981, American Federal Savings and Loan Association merged into Columbia Federal. Then in 1995, the Bank converted its charter to a federal savings bank and adopted its current name, Columbia Federal Savings Bank.

         Columbia Federal conducts its business from its main office in Fort Mitchell, Kentucky, and its four branch offices located in Crescent Springs, Covington, Erlanger and Florence. The Bank's market area is comprised of Boone and Kenton Counties, Kentucky.


         Columbia Federal's deposits are insured up to applicable limits by the Federal Deposit Insurance Corporation ("FDIC") in the Savings Association Insurance Fund ("SAIF"). The Bank is also subject to certain reserve requirements of the Board of Governors of the Federal Reserve Bank (the "FRB"). Columbia Federal is a member of the Federal Home Loan Bank (the "FHLB") of Cincinnati and is regulated by the OTS and by the FDIC. As of September 30, 1997, Columbia Federal had assets of $104,006,000, deposits of $90,195,000, retained earnings of $13,090,000.

         Columbia Federal is a community-oriented institution which has been principally engaged in the business of serving the financial needs of the public in its local communities and throughout its market area. Columbia Federal has been actively and consistently involved in the origination of residential mortgage loans of one- to four-family dwellings, which represented 91.0 percent of its loan originations and loan purchases during the year ended September 30, 1997, and a lesser 87.5 percent of its loan originations and purchases during the fiscal year ended September 30, 1996. At September 30, 1997, 83.8 percent of its gross loans consisted of residential real estate loans on one- to four-family dwellings, not including residential construction loans, compared to a smaller 78.1 percent at September 30, 1993, with the primary sources of funds being retail deposits from residents in its local communities. The Bank is also an originator of multi-family loans, commercial real estate loans, construction and land loans, and consumer loans including loans on deposits and home improvement loans.

         The Bank had $22.2 million, or 20.1 percent of its assets in cash and investments including FHLB stock. The Bank had an additional $17.9 million, or
17.2 percent of its assets in mortgage-backed securities, with the combined total of investment securities, mortgage-backed securities, FHLB stock and cash and cash equivalents being $40.1 million or 38.6 percent of assets. Deposits and retained earnings have been the primary sources of funds for the Bank's lending and investment activities.

         The Bank's gross amount of stock to be sold in the subscription and community offering will be $20,200,000 or 2,020,000 shares at $10 per share based on the midpoint of the appraised value of with net conversion proceeds of $19,542,000 reflecting conversion expenses of approximately $658,000. The actual cash proceeds to the Bank of $9.8 million will represent fifty percent of the net conversion proceeds. The ESOP will represent 8.0 percent of the gross shares issued or 161,600 shares at $10 per share, representing $1,616,000. The Bank's net proceeds will be invested in adjustable-rate and fixed-rate mortgage loans, construction loans, multi-family loans and mortgage-backed securities and initially invested in short term investments. The Bank may also use the proceeds to expand services, expand operations or acquire other financial service organizations, diversification into other businesses, or for any other purposes authorized by law. The Holding Company will use its proceeds to fund the ESOP, to invest in short-and intermediate-term government and federal agency securities and to possibly purchase mortgage-backed and related securities.

         Columbia Federal has seen a moderate overall deposit decrease over the past four fiscal years with deposits decreasing 7.3 percent from September 30, 1993, to September 30, 1997, or an average of 1.8 percent per year. From September 30, 1996, to September 30, 1997, deposits decreased by 4.7 percent compared to a lesser 1.2 percent decline rate in fiscal 1996. The Bank has also witnessed a decrease in its residential real estate loan portfolio during the past five years. The Bank has focused on monitoring its earnings and maintaining its equity to assets ratio. Equity to assets increased from 9.34 percent of assets at September 30, 1993, to 12.59 percent at September 30, 1997.

         Columbia Federal's primary lending strategy has been to focus on the origination of fixed-rate loans, followed by the origination of adjustable-rate residential mortgage loans, the origination of multi-family loans, commercial real estate loans and construction loans of all types, and the origination of consumer loans to a lesser extent.

         Columbia Federal's share of one- to four-family mortgage loans has increased modestly, rising from 78.1 percent of gross loans at September 30, 1993 to 83.8 percent as of September 30, 1997. Construction and land loans increased from 4.1 percent of gross loans at September 30, 1993, to 4.9 percent at September 30, 1997. Multi-family loans decreased from 9.8 percent to 8.6 percent and commercial real estate loans decreased from 7.9 percent to 2.7 percent from September 30, 1993, to September 30, 1997. All types of mortgage loans as a group increased minimally from 99.88 percent of gross loans in 1993 to 99.92 percent at September 30, 1997. The slight increase in mortgage loans was offset by the Bank's minimal decrease in consumer loans. The Bank's share of consumer loans witnessed a decrease in its share of loans from 0.13 percent at September 30, 1993, to 0.08 percent at September 30, 1997, and the level of consumer loans decreased from $85,000 to $49,000.

         Management's internal strategy has also included continued emphasis on maintaining an adequate and appropriate allowance for loan losses relative to loans and nonperforming assets in recognition of the more stringent requirements within the industry to establish and maintain a higher level of general valuation allowances. At September 30, 1993, Columbia Federal had $189,000 in its loan loss allowance or 0.28 percent of gross loans, which increased to $300,000 and represented a higher 0.49 percent of gross loans at September 30, 1997.

         Interest income from loans and investments has been the basis of earnings with the net interest margin being the key determinant of net earnings. With a dependence on net interest margin for earnings, current management will focus on strengthening the Bank's net interest margin without undertaking excessive credit risk and will not pursue any significant change in its interest rate risk position.

PERFORMANCE OVERVIEW

         Columbia Federal's financial position over the past five fiscal years of September 30, 1993, through September 30, 1997, is highlighted through the use of selected financial data in Exhibit 5. Columbia Federal has focused on maintaining its equity position, controlling its overhead ratio, increasing its investments, and maintaining its net interest margin. Columbia Federal has experienced a moderate decrease in assets from 1993 to 1997 with a similar decrease in deposits, and an increase in retained earnings over the past five fiscal years. Such decreases were the result of a major decrease in assets and deposits in 1997 with each of these having increased from September 30, 1993, to September 30, 1995.

Such decreases in loans in 1997 was the result of a higher level of loan payoffs. Due to the Bank's moderate increase in equity, the resultant impact has been a moderate increase in the Bank's equity to assets ratio from 1993 to 1997.

         Columbia Federal witnessed a total decrease in assets of $3.7 million or 3.5 percent for the period of September 30, 1993, to September 30, 1997, representing an average annual decrease in assets of 0.9 percent. Assets decreased $4.1 million in 1997 or a moderate 3.8 percent. Over the past four fiscal periods, the Bank experienced its only dollar rise in assets of $2.3 million in fiscal year 1995, which represented a 2.1 percent increase in assets funded by a rise in deposits. This increase was preceded by a $1.6 million or
1.5 percent decrease in assets in fiscal year 1994.

         The Bank's net loan portfolio, including mortgage loans and non-mortgage loans, decreased from $67.0 million at September 30, 1993, to $61.6 million at September 30, 1997, and represented a total decrease of $5.4 million, or 8.1 percent. The average annual decrease during that period was 2.03 percent. That decrease was primarily the result of higher levels of loan payoffs of one- to four-family loans and multi-family loans. For the year ended September 30, 1997, loans decreased $6.2 million or 9.1 percent.

         Columbia Federal has pursued obtaining funds through deposits in accordance with the demand for loans and has also made occasional use of FHLB advances for cash management purposes during the past five years. The Bank's competitive rates for savings in its local market in conjunction with its focus on services and office network have been the sources for attracting retail deposits. Deposits decreased 3.6 percent from 1993 to 1994, followed by a 2.1 percent increase in fiscal year 1995 and then a minimal decrease of 1.2 percent in 1996 and a moderate decrease of 4.7 percent in 1997, with an average annual rate of decrease of 1.8 percent from September 30, 1993, to September 30, 1997. The Bank's only fiscal year deposit growth was in 1995, when deposits increased $2.0 million or 2.1 percent. The Bank had no FHLB advances at the end of any fiscal year.

         Columbia Federal has been able to increase its retained earnings each fiscal year from 1993 through 1997. At September 30, 1993, the Bank had retained earnings of $10.1 million representing a 9.34 percent retained earnings to assets ratio increasing to $13.1 million at September 30, 1997, and representing a 12.59 percent retained earnings to assets ratio. The modest rise in the equity to assets ratio from 1993 to 1997 is the result of the Bank's moderate earnings performance in 1993 through 1997 combined with a modest decrease in assets. Retained earnings increased 30.0 percent from September 30, 1993, to September 30, 1997, representing an average annual increase of 7.5 percent and increased
4.4 percent for the year ended September 30, 1997.


INCOME AND EXPENSE

         Exhibit 6 presents selected operating data for Columbia Federal, reflecting the Bank's income and expense trends. This table provides key income and expense figures in dollars for the fiscal years of 1993 through 1997.

         Columbia Federal has witnessed an overall decrease in its dollar level of interest income from September 30, 1993, through September 30, 1997, due to the Bank's shrinkage in assets, primarily loans. Interest income ranged from a high of $8.4 million in 1993 to a low of $7.94 million in 1994, and then increasing to $8.2 million in 1996 before decreasing to $8.0 million in 1997. This overall trend was a combination of a decrease of 5.0 percent from 1993 to 1994 followed by modest increases from 1994 to 1996. In fiscal year 1997, interest income decreased $202,000 or 2.5 percent to $8.0 million. The overall decrease in interest income was due primarily to the Bank's decrease in its loan portfolio.

         The Bank's interest expense experienced a similar trend with a decrease in 1994 followed by an increase from fiscal year 1994 to 1996, followed by a modest decrease in 1997. Interest expense decreased $517,000 or 11.8 percent, from 1993 to 1994, compared to a smaller decrease in interest income of $416,000 or 5.0 percent, for the same time period. Interest expense then increased $725,000 or 18.8 percent from 1994 to 1996, compared to an increase in interest income of $259,000 or 3.3 percent. From 1996 to 1997, interest expense decreased $127,000 or 2.8 percent compared to a decrease in interest income of $202,000 or
2.5 percent. Such decrease in interest income, notwithstanding the decrease in interest expense, resulted in a modest dollar decrease in annual net interest income of $75,000 or 2.1 percent for the fiscal year ended September 30, 1997, but an increase in net interest margin. Net interest income increased from $3,985,000 in 1993 to its highest level of $4,086,000 in 1994 and then decreased to $3,545,000 in 1997.

         The Bank has made provisions for loan losses in each of the past five fiscal years of 1993 through 1997. The amounts of those provisions were determined in recognition of the Bank's levels of nonperforming assets, classified assets, charge-offs, repossessed assets, the Bank's level of lending activity, and industry norms. The loan loss provisions were $47,000 in 1993, $34,000 in 1994, $13,000 in 1995, $8,000 in 1996 and $113,000 in 1997. The
impact of these loan loss provisions has been to provide Columbia Federal with a general valuation allowance of $300,000 at September 30, 1997, or 0.49 percent of gross loans and 49.9 percent of nonperforming assets.

         Total other income or noninterest income indicated overall stable levels in fiscal years 1994 to 1997, with a significantly higher level in 1993 due to higher loan fee income. The highest level of noninterest income was in fiscal year 1993 at $174,000 or 0.17 percent of assets and the lowest level at $88,000 was in 1997, representing 0.08 percent of assets. The average noninterest income level for the past five fiscal years was $111,600 or a modest
0.11 percent of average assets and a lower $96,000 when one excludes 1993 or
0.09 percent of average assets. Noninterest income consists primarily of service charges, fees and other income.

         The Bank's general and administrative expenses or noninterest expenses increased from $2,190,000 for the fiscal year of 1993 to $2,667,000 for the fiscal year ended September 30, 1997. In fiscal 1996, noninterest expenses were a higher $3,120,000 due to the one time SAIF assessment of $592,000. The dollar increase in noninterest expenses was $477,000 from 1993 to 1997, representing an average annual increase of $119,250 or 5.1 percent. The average annual increase in other expenses was due primarily to the Bank's normal rise in overhead expenses. On a percent of average assets basis, operating expenses increased from 2.07 percent of average assets for the fiscal year ended September 30, 1993, to 2.53 percent for the fiscal year ended September 30, 1997, which was higher than current industry average of approximately 2.35 percent.

         The net earnings position of Columbia Federal has indicated profitable performance in each of the past five fiscal years ended September 30, 1993 through 1997. The annual net income figures for the past five fiscal years of 1993, 1994, 1995, 1996 and 1997 have been $1,329,000, $1,265,000, $816,000,
$388,000, and $553,000, representing returns on average assets of 1.23 percent,
1.17 percent, 0.77 percent, 0.36 percent, and 0.53 percent, respectively.

         Exhibit 7 provides the Bank's normalized earnings or core earnings for fiscal years 1995, 1996, and 1997. The Bank's normalized earnings eliminate any nonrecurring income and expense items. There were no adjustments for fiscal year 1995. In fiscal 1996, there was an expense adjustment of $592,000 to eliminate the one time SAIF assessment and in 1997, there was an expense adjustment to reduce the higher provision for loan losses.

         The key performance indicators comprised of selected operating ratios, asset quality ratios and capital ratios are shown in Exhibit 8 to reflect the results of performance. The Bank's return on assets decreased from 1.23 percent in fiscal year 1993 to 1.17 percent in 1994, then decreasing to 0.77 percent in fiscal year 1995, decreasing to 0.36 percent in fiscal year 1996, and then increasing to 0.53 percent in 1997.

         The Bank's average net interest rate spread increased from 3.45 percent in fiscal year 1993 to 3.53 percent in fiscal year 1994, then decreased during the next three fiscal years to 2.97 percent in 1997. The Bank's net interest margin increased from 3.76 percent in fiscal year 1993 to 3.87 percent in fiscal year 1994, then decreasing to 3.38 percent in fiscal 1995, and then increasing to 3.46 percent in fiscal 1997. Columbia Federal's net interest rate spread increased 8 basis points in 1994 to 3.53 percent from 3.45 percent in 1993 and then decreased 60 basis points in 1995 to 2.93 percent. Net interest rate spread then increased 1 basis points to 2.94 percent in fiscal year 1996 and increased another 3 basis points to 2.97 percent for the fiscal year ended September 30, 1997. The Bank's net interest margin followed a similar trend, increasing 11 basis points to 3.87 percent in 1994 and then decreasing 49 basis points to 3.38 percent in 1995. Net interest margin increased 3 basis points to 3.41 percent in 1996 and continued to increase to 3.46 percent in 1997.

         The Bank's return on average retained earnings decreased from 1993 to 1996, and then increased in 1997. The return on average retained income decreased from 14.12 percent in 1993 to 11.78 percent in fiscal year 1994, and then decreased to 6.92 percent in fiscal year 1995. The return on average retained earnings then decreased to 3.10 percent in fiscal year 1996, and then increased to 4.30 percent for the fiscal year ended September 30, 1997.

         The Bank's ratio of non-interest expenses to average assets increased from 2.07 percent in fiscal year 1993 to a higher 2.53 percent in fiscal year 1997, due primarily to a rise in normal overhead. Another key noninterest expense ratio reflecting efficiency of operation is the ratio of noninterest expenses to noninterest income plus net interest income referred to as the "efficiency ratio". The industry norm is 64.0 percent with the lower the ratio indicating higher efficiency. The Bank has been characterized with a decreasing level of efficiency reflected in its rise in its efficiency ratio, which increased from 52.66 percent in 1993 to 73.41 percent in 1997.

         Earnings performance can be affected by an institution's asset quality position. The ratio of nonperforming assets to total assets is a key indicator of asset quality. Columbia Federal witnessed a decrease in its nonperforming asset ratio from 1993 to 1997. Nonperforming assets consist of loans delinquent 90 days or more, nonaccruing loans and repossessed assets. The ratio of nonperforming assets to total assets was 0.46 percent at September 30, 1993, and increased to 0.56 percent at September 30, 1994. The ratio then decreased to
0.03 percent in 1995, increased to 0.16 percent in 1996 and to 0.58 percent in 1997. The Bank's allowance for loan losses was 0.28 percent of loans at September 30, 1993, and decreased to 0.27 percent at September 30, 1994, and then increased to 0.49 percent at September 30, 1997. As a percentage of nonperforming loans, Columbia Federal's allowance for loan losses increased to
72.97 percent in 1993, then decreased to 38.03 percent in 1994, increased to
106.78 percent in 1996 and then decreased to 49.92 percent in 1997.

         Exhibit 9 provides the changes in net interest income due to rate and volume changes for the past two fiscal years of 1996 and 1997. In fiscal year 1996, net interest income increased $123,000, due to an increase in interest income of $255,000 reduced by a $132,000 increase in interest expense. The increase in interest income was due to an increase due to rate of $152,000 accented by an increase due to volume of $103,000. The increase in interest expense was due to an increase due to volume of $159,000 reduced by a decrease due to a change in rate of $27,000.

         In fiscal year 1997, net interest income decreased $75,000, due to a $202,000 decrease in interest income reduced by a $127,000 decrease in interest expense. The decrease in interest income was due to a $248,000 decrease due to volume reduced by a $46,000 increase due to rate. The decrease in interest expense was due to a $149,000 decrease due to volume reduced by $22,000 increase due to rate.

YIELDS AND COSTS

         The overview of yield and cost trends for the years ended September 30, 1995 to 1997, and at September 30, 1997, can be seen in Exhibit 10, which offers a summary of key yields on interest-earning assets and costs of interest-bearing liabilities.

         Columbia Federal's weighted average yield on its loan portfolio increased 7 basis points from fiscal year 1995 to 1997, from 8.54 percent to
8.61 percent, and then decreased 38 basis points to 8.23 percent at September 30, 1997. The yield on mortgage-backed securities increased 32 basis points from fiscal year 1995 to 1997 from 6.51 percent to 6.83 percent and then decreased 2 basis points to 6.81 percent at September 30, 1997. The yield on investment securities increased 55 basis points from 5.34 percent in 1995 to 5.89 percent in 1997 and then decreased 16 basis points to 5.73 percent at September 30, 1997. The yield on interest-bearing deposits increased 26 basis points from fiscal year 1995 to 1997, from 4.99 percent to 5.25 percent and then increased 11 basis points to 5.36 percent at September 30, 1997. The combined weighted average yield on all interest-earning assets increased 13 basis points to 7.81 percent from 1995 to 1997. The yield on interest-earning assets at September 30, 1997, was a lower 7.44 percent.

         Columbia Federal's weighted average cost of interest-bearing liabilities increased 3 basis points to 4.78 percent from fiscal year 1995 to 1996, which was less than the Bank's 4 basis point increase in yield, resulting in an increase in the Bank's interest rate spread of 1 basis points from 2.93 percent to 2.94 percent from 1995 to 1996. The Bank's average cost of interest-bearing liabilities then increased from 1996 to 1997 by 6 basis points to 4.84 percent compared to a 9 basis point increase in yield on interest-earning assets. The result was a continued increase in the Bank's interest rate spread of 3 basis points to 2.97 percent for fiscal year 1997. At September 30, 1997, the Bank's cost of funds increased 10 basis points to 4.94 percent, compared to a 37 basis point decrease in yield on interest-earning assets, resulting in a lower net interest rate spread by 47 basis points to 2.50 percent compared to 2.97 percent for the fiscal year ended September 30, 1997. The Bank's net interest margin increased from 3.38 percent in fiscal year 1995 to
3.41 percent in fiscal year 1996, increasing further to 3.46 percent for the year ended September 30, 1997.

INTEREST RATE SENSITIVITY

         Columbia Federal has always monitored its interest rate sensitivity position and focused on maintaining a higher level of rate sensitive short term investments to offset its higher level of fixed-rate mortgage loans. Columbia Federal recognized the thrift industry's significant interest rate risk exposure in the 1980's, which caused a negative impact on earnings and market value of portfolio equity as a result of significant fluctuations in interest rates, specifically rising rates. Such exposure was due to the disparate rate of maturity and/or repricing of assets relative liabilities commonly referred to as an institution's "gap". The larger an institution's gap, the greater the risk (interest rate risk) of earnings loss due to a decrease in net interest margin and a decrease in market value of equity or portfolio loss. In response to the potential impact of interest rate volatility and negative earnings impact, many institutions have taken steps in the 1990's to minimize their gap position. This frequently results in a decline in the institution's net interest margin and overall earnings performance. Columbia Federal has responded to the interest rate sensitivity issue by maintaining a higher level of short term investments and a moderate level of adjustable-rate mortgage-backed securities.

         The Bank measures its interest rate risk through the use of its net portfolio value ("NPV") of the expected cash flows from interest-earning assets and interest-bearing liabilities and any off-balance sheet contracts. The NPV for the Bank is calculated on a quarterly basis, by the OTS, as well as the change in the NPV for the Bank under rising and falling interest rates. Such changes in NPV under changing rates is reflective of the Bank's interest rate risk exposure.

         There are numerous factors which have a measurable influence on interest rate sensitivity in addition to changing interest rates. Such key factors to consider when analyzing interest rate sensitivity include the loan payoff schedule, accelerated principal payments, deposit maturities, interest rate caps on adjustable-rate mortgage loans, deposit withdrawals, etc.

         Exhibit 11 provides the Bank's NPV as of September 30, 1997, and the change in the Bank's NPV under rising and declining interest rates. Such calculations are provided by OTS, and the focus of this exposure table is a 200 basis points change in interest rates either up or down.

         The Bank's change in its NPV at September 30, 1997, based on a rise in interest rates of 200 basis points was a 20.0 percent decrease, representing a dollar decrease in equity value of $3,322,000. In contrast, based on a decline in interest rates of 200 basis points, the Bank's NPV was estimated to increase
8.0 percent or $1,333,000 at September 30, 1997. The Bank's exposure increases to a 43.0 percent decrease under a 400 basis point rise in rates, and the NPV is estimated to increase 20.0 percent based on a 400 basis point decrease in rates.

         The Bank is aware of its moderate interest rate risk exposure under rapidly rising rates and more modest exposure under falling rates. Due to Columbia Federal's recognition of the need to control its interest rate exposure, the Bank has focused on maintaining a higher level of liquid investments, mortgage-backed securities and originating adjustable-rate multi-family, commercial real estate loans and one- to four-family ARMs.

LENDING ACTIVITIES

         Columbia Federal has focused its lending activity on the origination of conventional mortgage loans secured by one- to four-family dwellings. Exhibit 12 provides a summary of Columbia Federal's loan portfolio, by loan type, at September 30, 1993 through 1997.

         Residential loans secured by one- to four-family dwellings but excluding residential construction loans was the primary loan type representing
83.8 percent of the Bank's gross loans as of September 30, 1997. This share has seen a moderate increase from 78.1 percent at September 30, 1993. The second largest real estate loan type as of September 30, 1997, was multi-family loans which comprised a moderate 8.6 percent of gross loans compared to a larger 9.8 percent as of September 30, 1993. The multi-family loan category was also the second largest real estate loan type in 1993. The third key real estate loan type was construction loans, which represented 4.9 percent of gross loans as of September 30, 1997, compared to a slightly smaller 4.1 percent at September 30, 1993. Construction loans was the fourth largest real estate loan type at September 30, 1993. Nonresidential loans was the fourth largest real estate loan type representing 2.7 percent of gross loans at September 30, 1997, and a larger
7.9 percent at September 30, 1993, making it the third largest real estate loan type in 1993. These four largest real estate loan categories represented 99.92 percent of gross loans at September 30, 1997, compared to a similar 99.88 percent of gross loans at September 30, 1993.

         The consumer loan category was the remaining loan type at September 30, 1997, and represented a minimal 0.08 percent of gross loans compared to 0.12 percent at September 30, 1993. Consumer loans were the fifth largest overall loan type, at September 30, 1997, and at September 30, 1993. The Bank originates home improvement loans and savings account loans. The overall mix of loans has witnessed almost no change from fiscal year-end 1993 to 1997.

         The emphasis of Columbia Federal's lending activity is the origination and purchase of conventional mortgage loans secured by one- to four-family residences. Such residences are located in Columbia Federal's market area, which includes Boone and Kenton Counties, Kentucky. The Bank also originates interim construction loans on one- to four-family residences primarily to individual owners and to developers. At September 30, 1997, 83.8 percent of Columbia Federal's gross loans consisted of loans secured by one- to four-family residential properties, excluding construction loans. Construction loans represented another 4.9 percent of gross loans.

         The Bank originates adjustable-rate mortgage loans, ("ARMs") with adjustment/periods of one and three years. The interest rates on ARMs are generally indexed to the one-year or three-year U. S. Treasury Constant Maturity Treasury (CMT) Index. ARMs have a maximum rate adjustment of 2.0 percent at each adjustment period and 6.0 percent for the life of the loan with payments based on up to a 25 year loan term.
The Bank retains all ARMs which it originates.

         The majority of ARMs have terms of up to 25 years, and fixed rate loans have normal terms of 15 to 25 years. The Bank retains its fixed rate loans. The majority of Columbia Federal's mortgage loan portfolio has been fixed-rate mortgage loans, which represented 80.7 percent of mortgage loans due after September 30, 1997. All of Columbia Federal's construction loans are fixed-rate, but 39.5 percent of multifamily loans are adjustable-rate, the largest loan category of adjustable-rate loans based on share of loans. Overall, 19.3 percent of Columbia Federal loans due after September 30, 1997, are adjustable-rate.

         The normal loan-to-value ratio for conventional mortgage loans to purchase or refinance one-to four-family dwellings generally does not exceed 80 percent at Columbia Federal, even though the Bank will grant loans with up to a 95 percent loan to value ratio, but private mortgage insurance is required for loans in excess of 85 percent. Mortgage loans originated by the Bank include due-on-sale clauses enabling the Bank to adjust rates on fixed-rate loans in the event the borrower transfers ownership. The Bank normally exercises its rights under these clauses.

         Columbia Federal has also been an originator of commercial real estate loans and has been somewhat active in multi-family loans in the past. The Bank will continue to make multi-family and commercial real estate loans. The Bank had a total of $1.7 million in commercial real estate loans at September 30, 1997, or 2.7 percent of gross loans, compared to $5.5 million or 7.9 percent of gross loans at September 30, 1993. Multifamily loans have decreased from $6.8 million or 9.8 percent of gross loans at September 30, 1993, to $5.5 million and a lesser 8.9 percent of gross loans at September 30, 1997. The major portion of commercial real estate loans are secured by office buildings, retail stores and other commercial properties and are located in the Bank's primary market area.

         Columbia Federal has not been active in consumer lending. Consumer loans originated consist of home improvement loans and savings account loans, which represented a combined total of only $49,000 or 0.08 percent of gross loans at September 30, 1997, down from $85,000 or 0.12 percent of loans in 1993.

         Exhibit 13 provides a loan maturity schedule and breakdown and summary of Columbia Federal's fixed- and adjustable-rate loans, indicating a majority of fixed-rate loans. At September 30, 1997, 80.7 percent of the Bank's total loans due after September 30, 1997, were fixed-rate and 19.3 percent were adjustable-rate. The Bank also has 15.6 percent of its loans at September 30, 1997, due in 10 years or less and an additional 50.0 percent due in 10 to 20 years.

         As indicated in Exhibit 14, Columbia Federal experienced an increase in its one-to four-family loan originations and total loan originations from fiscal years 1995 to 1997. Total loan originations in fiscal year 1997 were $11.7 million compared to $6.8 million in fiscal year 1995, with fiscal year 1996 originations of $10.3 million, reflective of higher levels of one- to four-family, construction, multi-family and nonresidential loan originations. The increase in one- to four-family residential loan originations from 1995 to 1997 constituted 75.7 percent of the $4.9 million aggregate increase in total loan originations from 1995 to 1997, construction loans were responsible for
12.8 percent of the increase, nonresidential loans were responsible for 3.8 percent and multi-family loans responsible for 6.7 percent of the increase. Loan originations on one- to four-family residences, excluding construction loans, represented 56.0 percent of total loan originations in fiscal year 1995, compared to a higher 67.5 percent in fiscal year 1996 and 64.3 percent in fiscal year 1997. Construction loans represented a strong 27.2 percent of total loans originated in fiscal 1997, compared to a larger 37.5 percent in fiscal 1995.

         Overall, loan originations fell short of principal payments and repayments in fiscal 1995 by $4.4 million, were less than reductions in fiscal year 1996 by $2.4 million, and fell short of reductions in fiscal 1997 by a higher $7.3 million.

NONPERFORMING ASSETS

         Columbia Federal understands asset quality risk and the direct relationship of such risk to delinquent loans and nonperforming assets including real estate owned. The quality of assets has been a key concern to financial institutions throughout many regions of the country. A number of financial institutions have been confronted with rapid increases in their levels of nonperforming assets and have been forced to recognize significant losses, setting aside major valuation allowances. A sharp increase in nonperforming assets has often been related to specific regions of the country and has frequently been associated with higher risk loans, including purchased nonresidential real estate loans. Columbia Federal has made a concerted effort to control its nonperforming assets during the past five years and has been successful.

         Exhibit 15 provides a summary of Columbia Federal's delinquent loans at September 30, 1995 through 1997, indicating a rising level of delinquent loans. The Bank had $601,000 or 0.94 percent of loans in loans delinquent 90 days or more at September 30, 1997, compared to no loans at September 30, 1995. Loans delinquent 30 to 89 days totaled $668,000 at September 30, 1995, or 0.95 percent of loans, and were $1,140,000 or a higher 1.78 percent of gross loans at September 30, 1997. Total delinquent loans were $1.7 million or 2.72 percent at September 30, 1997, up from 0.95 percent at September 30, 1995.

         Columbia Federal's management reviews all loans delinquent 30 days or more on a monthly basis, to assess their collectibility and to initiate any direct contact with borrowers. The board reviews all loans delinquent 90 days or more on a monthly basis and all real estate owned. When a loan is delinquent, the Bank sends the borrower a late payment notice within 15 days after the payment is due. The Bank then initiates both written and oral communication with the borrower if the loan remains delinquent. When the loan becomes delinquent at least 90 days, the Bank will commence foreclosure proceedings. The Bank does not normally accrue interest on loans past due 90 days or more. Most loans delinquent 90 days or more are placed on a non-accrual status, and at that point in time the Bank pursues foreclosure procedures.

         Exhibit 16 provides a summary of Columbia Federal's nonperforming assets at September 30, 1993 through 1997. Nonperforming assets consist of non-accrual loans, loans delinquent 90 days or more and real estate owned. The Bank historically carried a lower level of nonperforming assets. Columbia Federal's level of nonperforming assets ranged from a high dollar amount of $601,000 or 0.58 percent of total assets at September 30, 1997, to a low dollar amount of $32,000 or 0.03 percent of assets at September 30, 1995. At September 30, 1997, Columbia Federal's nonperforming assets consisted of $601,000 in delinquent loans 90 days or more past due representing 0.98 percent of loans, its highest ratio over the past five years with no repossessed assets or nonaccruing loans.

         Columbia Federal's level of nonperforming assets was below its level of classified assets. The Bank's level of classified assets was $972,000 or 0.93 percent of assets at September 30, 1997 (reference Exhibit 17). The Bank's classified assets consisted of $972,000 in substandard assets, with none classified as doubtful or loss.

         Exhibit 18 shows Columbia Federal's allowance for loan losses for fiscal years 1993 through 1997, indicating the activity and the resultant balances. Columbia Federal has witnessed an increase in its balance of allowance for loan losses from $189,000 in 1993 to $300,000 in 1997. The balance in allowance for loan losses was maintained each year from 1993 to 1996 and then increased in 1997, with provisions of $47,000 in 1993, $34,000 in 1994, $13,000 in 1995, $8,000 in 1996 and $113,000 in fiscal 1997. The Bank had net charge-offs of $47,000 in 1993, $34,000 in 1994, $13,000 in 1995, $8,000 in
1996, and $2,000 in 1997. The Bank's ratio of allowance for loan losses to gross loans increased from a modest 0.28 percent at September 30, 1993, to 0.49 percent at September 30, 1997, due to the higher provision in 1997. Allowance for loan losses to nonperforming loans was 72.97 percent at September 30, 1993, and a lower 49.92 percent at September 30, 1997, reflecting the significant increase in nonperforming loans and the moderate increase in allowance for loan losses.


INVESTMENTS

         The investment and securities portfolio of Columbia Federal has been comprised of U.S. government and federal agency securities, mortgage-backed securities and FHLB stock. Exhibit 19 provides a summary of Columbia Federal's investment portfolio at September 30, 1995 through 1997, including FHLB stock. Investment securities totaled $15.3 million at September 30, 1997, compared to $16.2 million at September 30, 1996, and $14.6 million at September 30, 1995, including FHLB stock of $1.3 million at September 30, 1997. The primary component of investment securities at September 30, 1997, was U.S. government and federal agency securities, representing 91.8 percent of investments. The securities portfolio had a weighted average yield of 5.73. percent, and the mortgage-backed securities had a weighted average yield of 6.81 percent at September 30, 1997. The Bank also had cash and cash equivalents of $6.8 million or 6.6 percent of assets at September 30, 1997, and liquid assets represented
23.5 percent of assets at September 30, 1997.

         The Bank had mortgage-backed securities with a book value of $17.9 million at September 30, 1997, which decreased from $18.8 million at September 30, 1996, and increased from $16.8 million at September 30, 1995. Mortgage-backed securities are included with total investments and shown in
Exhibit 19. Total investment and mortgage-backed securities were $33.2 million or 31.9 percent of assets excluding cash and cash equivalents but including FHLB stock.

DEPOSIT ACTIVITIES

         The change in the mix of deposits from September 30, 1995, to September 30, 1997, is provided in Exhibit 20. There has been a moderate change in both total deposits and in the deposit mix during this period. Certificates of deposit witnessed an increase in their share of deposits, rising from 65.1 percent of total deposits at September 30, 1995, to a stronger 67.7 percent of total deposits at September 30, 1997. This increase is similar to the industry norm of a rise in the share of certificates. The major component of certificates had rates between 4.01 percent and 6.00 percent and represented 51.5 percent of certificates at September 30, 1997. At September 30, 1995, the major component of certificates was the 6.01 percent to 8.00 percent category with 51.3 percent of certificates. Passbook savings accounts decreased slightly in dollar amount from $13.5 million to $13.2 million, but their share of total deposits increased from 14.1 percent to 14.6 percent from September 30, 1995, to September 30, 1997, respectively, with a change in rates from 3.44 percent to 3.02 percent during that period. NOW accounts indicated a modest dollar decrease declining from $4.3 million at September 30, 1995, to $4.0 million at September 30, 1997, and their share of total deposits decreased from 4.5 percent to 4.4 percent. MMDA accounts witnessed a more significant decrease in deposits from $15.6 million at September 30, 1995, to $11.9 million at September 30, 1997, with their share decreasing from 16.3 percent to 13.2 percent over that time period. Club accounts had a decrease in their share of deposits declining from 0.08 percent to 0.07 percent during the same time period.

         Exhibit 21 shows the Bank's deposit activity for the three years ended September 30, 1995 to 1997. Excluding interest credited, Columbia Federal experienced net decreases in deposits in fiscal years 1995, 1996, and 1997. In fiscal year 1995, there was a net decrease in deposits of $1.7 million or 1.9 percent, followed by a $5.0 million net decrease or 5.2 percent in 1996. In fiscal year 1997, a net decrease in deposits of $8.2 million resulted in a 8.6 percent decrease in deposits excluding interest credited.

BORROWINGS

         Columbia Federal has relied on retail deposits as its primary source of funds but has made occasional use of FHLB advances for cash management purposes.
Exhibit 22 shows the Bank's FHLB advances activity for the past three fiscal years. The Bank had average FHLB advances totaling $1.1 million in 1995, with no advances in 1996 and average advances of $417,000 in 1997. The Bank had no advances outstanding at the end of 1995, 1996, or 1997. The cost of FHLB advances has increased from 5.82 percent in 1995, to 6.00 percent in 1997.


SUBSIDIARIES

         Columbia Federal has no subsidiaries.


OFFICE PROPERTIES

         Columbia Federal has 5 full service offices located in Boone and Kenton Counties. (reference Exhibit 23). Columbia Federal owns all of its offices. The Bank's investment in its office premises, including furniture, fixtures and equipment, totaled $1.6 million or 1.54 percent of assets at September 30, 1997.


MANAGEMENT

         The President, Chief Executive Officer, and Managing Officer of Columbia Federal is Robert V. Lynch, who is also a Director. Mr. Lynch joined the Bank in 1971 serving the Bank as Treasurer from 1974 to 1977. In 1977 Mr. Lynch became President and Chief Executive Officer. Mr. Lynch has been a director since 1978. The Bank's senior management also includes four vice presidents, the secretary/treasurer and the controller.

II.      DESCRIPTION OF PRIMARY MARKET AREA

         Columbia Federal's primary market area for retail deposits encompasses all of Kentucky and Boone and Kenton Counties, (the market area"). The Bank has five offices, one each in Fort Mitchell, Covington, Crescent Springs, Erlanger and Florence.

         The primary market area is characterized by a modestly higher than average level of median household income but a lower housing value when compared to the United States. Unemployment rates in the market area, Kenton County and Boone County have been lower than national unemployment rates and have declined over the past few years. Kenton and Boone Counties' unemployment rates have been below Kentucky's unemployment rates, while Kentucky's unemployment rate has been higher than the United States. The market area's strongest employment categories are the services industry, wholesale/retail trade industry and the manufacturing industry, with a noticeably higher level of residents employed in the transportation/utilities industry category than in the United States.

           Exhibit 25 provides a summary of key demographic data and trends for the market area, Fort Mitchell, Kentucky and the United States. Overall, from 1990 to 1996, population increased in the market area as well as in Fort Mitchell, Kentucky and the United States. The population increased by 9.5 percent and 4.8 percent for the market area and Fort Mitchell, respectively, from 1990 to 1996. In the same time period, population increased a similar 5.7 percent in Kentucky, and increased in the United States by 6.7 percent. Future population projections indicate that population will continue to increase in the market area through the year 2001. From 1996 to 2001, population is expected to increase by 7.0 percent in the market area and increase by 3.2 percent in Fort Mitchell, 4.3 percent in Kentucky and 5.1 percent in the United States.

         In conformance with its modestly rising trend in population, the two market area counties witnessed an increase in households (families) of 9.3 percent from 1990 to 1996. During that same time period, the number of households increased in Kentucky by 6.0 percent and increased by 6.8 percent in the United States. By the year 2001, the market area's households are projected to continue to increase by 6.8 percent, while the number of households are expected to increase by 4.4 percent in Kentucky and increase in the United States by 5.1 percent.

         In 1990, per capita income in the market area was higher than the per capita income in Kentucky and the United States. The market area had a 1990 per capita income of $13,582 compared to Kentucky at a lower $11,153 and the United States at $12,313. From 1990 to 1996, per capita income increased in the market area, Kentucky and the United States, with the United States having the greatest percent increase. The market area's' per capita income increased from 1990 to 1996, by 13.1 percent to $15,361, while Kentucky's per capita income increased by a larger 14.3 percent to a lower $12,744. Per capita income in the United States also increased by a larger 35.9 percent to $16,738.

         The 1990 median household income in the Bank's primary market area was higher than the median household income in Kentucky and the United States. The market area had a 1990 median household income of $32,501, which was higher than Kentucky's median household income of $22,534 and also higher than the United States' median household income of $28,255. From 1990 to 1996, median household income in the primary market area, Kentucky and the United States all increased, with the market area indicating the lowest rate of increase, and the United States the highest. Median household income increased by 10.9 percent to $36,000 in the market area compared to a lower 14.1 percent increase to $25,703 in Kentucky and a higher 21.1 percent increase to $34,530 in the United States. From 1996 to 2001, median household income is projected to decrease by 2.7 percent in the market area while decreasing by 5.0 percent in Kentucky and decreasing 3.9 percent in the United States. Based on those rates of change, by 2001, median household income is expected to be a lower $35,076 in the market area, $24,407 in Kentucky, while decreasing in the United States to $33,189.

         Exhibit 26 provides a summary of key housing data for the market area, Fort Mitchell, Kentucky and the United States. The market area had a slightly lower than average rate of owner-occupancy at 68.9 percent, less than the 69.6 percent owner- occupancy rate for Kentucky. The United States had an owner-occupancy rate of 64.2 percent. As a result, the market area supports a lower than average rate of renter-occupied housing at 31.1 percent compared to 30.4 percent for Kentucky and 35.8 percent for the United States.

         The market area's median housing value of $69,450 is higher than Kentucky's but lower than the United States' median housing value. The market area's median housing value of $69,450 is 38.6 percent higher than Kentucky's median housing value of $50,100 but 12.2 percent lower than the United States' $79,098 median housing value. The average median rent of the market area surpasses the median rent of Kentucky and the United States. The market area had a median rent of $396, which was higher than the United States' median rent of $374 and higher than Kentucky's median rent value of $319.

         In 1990, the major business source of employment by industry group, based on number of employees, for the market area was the services industry, responsible for 30.3 percent of jobs, which was lower than Kentucky and the United States with 31.3 percent and 34.0 percent, respectively (reference, Exhibit 27). The wholesale/retail trade industry was the second major employer in the market area at 24.4 percent. In Kentucky and the United States, the wholesale/retail trade group was also the second major employer with 22.3 percent and 27.5 percent, respectively. The manufacturing group was the third major employer in the market area at 18.0 percent. In Kentucky and the United States the manufacturing group was also third with 20.3 percent and 19.2 percent, respectively. The construction group, finance, insurance and real estate group, transportation/utilities group, and the agriculture/mining groups combined to provide 27.3 percent of employment in the market area, 26.1 percent of employment in Kentucky and 19.3 percent in the United States.

         The strong presence of the services group in the market area is due to the strong presence of the Internal Revenue Service office and also of the St. Elizabeth Medical Center, which together, employ approximately 6,000 people. The public school systems within Kenton County are also major employers for the area, providing over 2,000 jobs.

The following list provides some of the leading employers in the market area:

Employer                        Product/Service              Number of Employees
--------                        ---------------              -------------------
U.S. Government                 Internal Revenue Service             3,500
St. Elizabeth Medical Center    Hospital                             2,494
Fidelity Investments            Stock brokerage                      2,000
Kenton County Board of Ed.      Public school system                 1,250
Covington Board of Ed.          Public school system                   787
Mazak Corporation               Machine tools & machinery              553
R.A. Jones & Company            Packaging machinery                    510

         Boone County to the west and Campbell County to the east, just outside the market area, also contribute major sources of employment to Columbia Federal's market area as well. Major employers in these counties are Delta Air Lines with 3,130 jobs, The Gap/Banana Republic with 1,650 jobs, COMAIR Holdings providing 1,613 jobs, The St. Luke Hospitals contributing 1,289 jobs, the Kroger Company with 1,279 positions, the Boone County Board of Education with 1,200 positions, and Northern Kentucky University with 1,004 jobs.

         The unemployment rate is another key economic indicator. Exhibit 28 shows the unemployment rates in the two market area counties, Kentucky and the United States in 1994, 1995, 1996 and September 1997. The two market area counties combined have been characterized by a lower unemployment rate than Kentucky and also lower than the United States. In 1994, Kenton County had an unemployment rate of 4.5 percent and Boone County had an unemployment rate of
4.6 percent, compared to an unemployment rate of 5.4 percent in Kentucky and a higher 6.1 percent in the United States. Kenton County's unemployment rate decreased to 4.2 percent in 1995 and Boone County's unemployment rate decreased to 4.1 percent, compared to no change in Kentucky and a decrease to 5.6 percent in the United States. In 1996, the two market area counties had an unemployment rate of 4.2 percent in Kenton County and 4.1 percent in Boone County, with Kentucky at

5.6 percent and the United States at 5.0 percent. By September 1997, the unemployment rate in the two market area counties was again lower at 3.7 percent in Kenton County and 3.5 percent in Boone County and had also decreased to 5.0 percent in Kentucky and to 4.7 percent in the United States.

         Exhibit 29 provides deposit data for banks, thrifts and credit unions in the two market area counties. Columbia Federal's deposit base in the market area was $97.5 million or 53.0 percent of the $184.1 million total thrift deposits and a much smaller 4.4 percent share of total deposits which were $2.2 billion as of June 30, 1996. The market area is dominated by the banking industry. Total bank deposits in the market area was $2.0 billion representing
90.9 percent of total deposits, compared to a lower $184.1 million or 8.3 percent of deposits for thrifts, and $16.9 million or 0.8 percent of total deposits held by credit unions. It is evident from the size of both thrift deposits and bank deposits that the market area counties have a strong deposit base with the Bank having a strong level of market penetration for thrift deposits but a small share of market penetration of total deposits.

         Exhibit 30 provides interest rate data for each quarter for the years 1993 through 1996 and for the first three quarters of 1997. The interest rates tracked are the Prime Rate, as well as 90-Day, One-Year and Thirty-Year Treasury Bills. Short term interest rates experienced a slightly rising trend in 1993. This rising trend continued throughout all of 1994 and into the first quarter of 1995 with prime at 9.00 percent. However, throughout 1995, interest rates saw dramatic decreases, as the prime rate fell to its 1994 year end level of 8.50 percent. Such decrease in the prime rate continued through the first quarter of 1996 as it fell to 8.25 percent and then remained at 8.25 percent through the remainder of 1996. Rates on one-year T-bills, however, witnessed an increase in 1996 after a measurable decrease in 1995. Rates on one-year T-Bills continued to increase in early 1997 and then stabilized later in the year with modest fluctuations.

SUMMARY

         To summarize, the market area represents an area with an increasing population trend and household trend during the mid 1990s. The market area displayed a lower per capita income but higher median household income than the United States in 1996 and had a lower median housing value but higher median rent level than the United States. Finally, the market area has a lower unemployment rate when compared to the United States and a highly competitive financial institution market strongly dominated by banks, with a relatively small presence of thrifts and credit unions, and a total market deposit base for banks, thrifts and credit unions that exceeds $2.2 billion in deposits.

III.  COMPARABLE GROUP SELECTION

INTRODUCTION

         Integral to the valuation of the Corporation is the selection of an appropriate group of publicly-traded thrift institutions, hereinafter referred to as the "comparable group". This section identifies the comparable group and describes each parameter used in the selection of each institution in the group, resulting in a comparable group based on such specific and detailed parameters, current financials and recent trading prices. The various characteristics of the selected comparable group provide the primary basis for making the necessary adjustments to the Corporation's pro forma value relative to the comparable group. There is also a recognition and consideration of financial comparisons with all publicly-traded, FDIC-insured thrifts in the United States and all publicly-traded, FDIC- insured thrifts in the Midwest and Kentucky.

         Exhibits 31 and 32 present Thrift Stock Prices and Pricing Ratios and Key Financial Data and Ratios, respectively, both individually and in aggregate, for the universe of 373 publicly-traded, FDIC-insured thrifts in the United States ("all thrifts"), excluding mutual holding companies, used in the selection of the comparable group and other financial comparisons. Exhibits 31 and 32 also subclassify all thrifts by region, including the 146 publicly-traded Midwest thrifts ("Midwest thrifts") and the 10 publicly-traded thrifts in Kentucky ("Kentucky thrifts"), and by trading exchange. Exhibit 33 presents prices, pricing ratios and price trends for all FDIC-insured thrifts completing their conversions between January 1, 1997, and November 28, 1997.

         The selection of the comparable group was based on the establishment of both general and specific parameters using financial, operating and asset quality characteristics of Columbia Federal as determinants for defining those parameters. The determination of parameters was also based on the uniqueness of each parameter as a normal indicator of a thrift institution's operating philosophy and perspective. The parameters established and defined are considered to be both reasonable and reflective of Columbia Federal's basic operation. In as much as the comparable group must consist of at least ten institutions, the parameters relating to asset size and geographic location have been expanded as necessary in order to fulfill this requirement.


GENERAL PARAMETERS

MERGER/ACQUISITION

         The comparable group will not include any institution that is in the process of a merger or acquisition due to the price impact of such a pending transaction. The thrift institutions that were potential comparable group candidates but were not considered due to their involvement in a merger/acquisition or a potential merger/acquisition include the following:

                    Institution                    State
                    -----------                    -----
         HomeCorp, Inc.                            Illinois
         Gateway Bancorp, Inc.                     Kentucky
         Sho-Me Financial Corp.                    Missouri

         No thrift institution in Columbia Federal's city, county or market area is currently involved in merger/acquisition activity or has recently been so involved, as indicated in Exhibit 34.

MUTUAL HOLDING COMPANIES

         The comparable group will not include any mutual holding companies. Mutual holding companies typically demonstrate higher price to book valuation ratios that are the result of their minority ownership structure that are inconsistent with those of conventional, publicly-traded institutions. Exhibit 35 presents pricing ratios and Exhibit 36 presents key financial data and ratios for all publicly-traded, FDIC-insured mutual holding companies in the United States. The following thrift institutions were potential comparable group candidates, but were not considered due to their mutual holding company form:

                    Institution                                 State
                    -----------                                 -----
         Jacksonville Savings Bank, MHC                         Illinois
         Pulaski Bank, Savings Bank, MHC                        Missouri
         Guaranty Federal Savings Bank, MHC                     Missouri
         Wayne Savings Community Bank, MHC                      Ohio


TRADING EXCHANGE

         It is necessary that each institution in the comparable group be listed on one of the two major stock exchanges, the New York Stock Exchange or the American Stock Exchange, or traded over-the-counter ("OTC") and listed on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"). Such a listing indicates that an institution's stock has demonstrated trading activity and is responsive to normal market conditions, which are requirements for listing. Of the 396 publicly-traded, FDIC-insured institutions, including 23 mutual holding companies, 14 are traded on the New York Stock Exchange, 25 are traded on the American Stock Exchange and 357 are listed on NASDAQ.

IPO DATE

         Another general parameter for the selection of the comparable group is the initial public offering ("IPO") date, which must be at least four quarterly periods prior to the trading date of November 28, 1997, used in this report, in order to insure at least four consecutive quarters of reported data as a publicly-traded institution. The resulting parameter is a required IPO date prior to September 30, 1996.


GEOGRAPHIC LOCATION

         The geographic location of an institution is a key parameter due to the impact of various economic and thrift industry conditions on the performance and trading prices of thrift institution stocks. Although geographic location and asset size are the two parameters that have been developed incrementally to fulfill the comparable group requirements, the geographic location parameter has definitely eliminated regions of the United States distant to Columbia Federal, including the western, southwestern and New England states.

         The geographic location parameter consists of Kentucky and its surrounding states of Missouri, Illinois, Indiana, Ohio, West Virginia, Virginia and Tennessee, for a total of eight states. To extend the geographic parameter beyond those states could result in the selection of similar thrift institutions with regard to financial conditions and operating characteristics, but with different pricing ratios due to their geographic regions. The result could then be an unrepresentative comparable group with regard to price relative to the parameters and, therefore, an inaccurate value.

ASSET SIZE

         Asset size was another key parameter used in the selection of the comparable group. The range of total assets for any potential comparable group institution was $350 million or less, due to the greater similarity of asset mix and operating strategies of institutions in this asset range compared to Columbia Federal, with assets of approximately $104 million. Such an asset size parameter was necessary to obtain a comparable group of at least ten institutions.

         In connection with asset size, we did not consider the number of offices or branches in selecting or eliminating candidates since this characteristic is directly related to operating expenses, which are recognized as an operating performance parameter.


SUMMARY

         Exhibits 37 and 38 show the 65 institutions considered as comparable group candidates after applying the general parameters, with the shaded lines denoting the institutions ultimately selected for the comparable group using the balance sheet, performance and asset quality parameters established in this section.

BALANCE SHEET PARAMETERS

INTRODUCTION

         The balance sheet parameters focused on seven balance sheet ratios as determinants for selecting a comparable group, as presented in Exhibit 37. The balance sheet ratios consist of the following:

              1.       Cash and Investments/Assets
              2.       Mortgage-Backed Securities/Assets
              3.       One- to Four-Family Loans/Assets
              4.       Total Net Loans/Assets
              5.       Total Net Loans and Mortgage-Backed Securities/Assets
              6.       Borrowed Funds/Assets
              7.       Equity/Assets

         The parameters enable the identification and elimination of thrift institutions that are distinctly and functionally different from Columbia Federal with regard to asset mix. The balance sheet parameters also distinguish institutions with a significantly different capital position from Columbia Federal. The ratio of deposits to assets was not used as a parameter as it is directly related to and affected by an institution's equity and borrowed funds ratios, which are separate parameters.


CASH AND INVESTMENTS TO ASSETS

         Columbia Federal's level of cash and investments to assets was 20.1 percent at September 30, 1997, and reflects the Bank's slightly higher share of investments compared to national and regional averages. The Bank's investments consist primarily of U. S. government and federal agency securities, FHLB deposits and certificates of deposit in other institutions. During its last five fiscal years, Columbia Federal's ratio of cash and investments to assets has remained generally constant and has averaged 17.8 percent, from a high of 20.1 percent at September 30, 1997, to a low of 15.3 percent in fiscal year 1994.

It should be noted that Federal Home Loan Bank stock is not included in cash and investments, but rather is part of other assets in order to be consistent with reporting requirements and sources of statistical and comparative analysis.

         The parameter range for cash and investments is broad due to the volatility of this parameter and to prevent the elimination of otherwise good potential comparable group candidates. The range has been defined as 4.0 percent of assets to 35.0 of assets, with a midpoint of 19.5 percent, similar to Columbia Federal's current ratio and five year average.


MORTGAGE-BACKED SECURITIES TO ASSETS

         At September 30, 1997, Columbia Federal's ratio of mortgage-backed securities to assets was 17.2 percent, moderately higher than both the regional average of 8.2 percent and the national average of 11.2 percent for publicly-traded thrift institutions and 18.5 percent for all FDIC-insured thrift institutions. Inasmuch as many institutions purchase mortgage-backed securities as an alternative to lending relative to cyclical loan demand and prevailing interest rates, this parameter is moderately broad at 25.0 percent or less of assets and a midpoint of 12.5 percent.


ONE- TO FOUR-FAMILY LOANS TO ASSETS

         Columbia Federal's lending activity is focused on the origination of residential mortgage loans secured by one- to four-family dwellings. One- to four-family loans, not including construction loans, represented 51.5 percent of the Bank's assets at September 30, 1997, which is similar to the industry average of approximately 49.0 percent. The parameter for this characteristic requires any comparable group institution to have from

35.0 percent to 70.0 percent of its assets in one- to four-family loans with a midpoint of 52.5 percent.


TOTAL NET LOANS TO ASSETS

         At September 30, 1997, Columbia Federal had a ratio of total net loans to assets of 59.2 percent and a higher five fiscal year average of 63.1 percent, both of which are lower than the national and regional averages of 67.2 percent and 71.8 percent, respectively. The parameter for the selection of the comparable group is from 45.0 percent to 85.0 percent with a midpoint of 65.0 percent. The wider range is simply due to the fact that, as the referenced national and regional averages indicate, many larger institutions purchase a greater volume of investment securities and/or mortgage-backed securities as a cyclical alternative to lending, but may otherwise be similar to Columbia Federal.


TOTAL NET LOANS AND MORTGAGE-BACKED SECURITIES TO ASSETS

         As discussed previously, Columbia Federal's shares of mortgage-backed securities to assets and total net loans to assets were 17.2 percent and 59.2 percent, respectively, for a combined share of 76.4 percent. Recognizing the average publicly-traded industry and regional ratios of 11.2 percent and 8.2 percent, respectively, of mortgage-backed securities to assets, the parameter range for the comparable group in this category is 65.0 percent to 95.0 percent, with a midpoint of 80.0 percent, similar to the Bank's ratio.

BORROWED FUNDS TO ASSETS

         Columbia Federal had no borrowed funds at September 30, 1997, had no balance of borrowed funds at the end of its three most recent fiscal years, and indicated very modest borrowing activity during fiscal years 1995 and 1997. The use of borrowed funds by some thrift institutions indicates an alternative to retail deposits and may provide a source of term funds for lending.

         The public demand for longer term funds increased in 1995 and the first half of 1996 due to the higher cost of deposits. The result was competitive rates on longer term Federal Home Loan Bank advances, and an increase in borrowed funds by many institutions as an alternative to higher cost, long term certificates. The ratio of borrowed funds to assets, therefore, does not typically indicate higher risk or more aggressive lending, but primarily an alternative to retail deposits.

         The range of borrowed funds to assets is 25.0 percent or less with a midpoint of 12.5 percent, below the national average of 14.9 percent.


EQUITY TO ASSETS

         Columbia Federal's equity to assets ratio as of September 30, 1997, was
12.59 percent. After conversion, based on the midpoint value of $20.2 million, with 50.0 percent of the net proceeds of the public offering going to the Bank, Columbia Federal's equity is projected to stabilize in the area of 21.0 percent. The consolidated pro forma equity to assets ratio for the Corporation is projected to be 24.4 percent following conversion. Based on those equity ratios, we have defined the equity ratio parameter to be 8.0 percent to 16.0 percent with a midpoint ratio of 12.0 percent.

PERFORMANCE PARAMETERS

INTRODUCTION

         Exhibit 38 presents five parameters identified as key indicators of Columbia Federal's earnings performance and the basis for such performance. The primary performance indicator is the Bank's return on average assets ("ROAA"). The second performance indicator is the Bank's return on average equity ("ROAE"). To measure the Bank's ability to generate net interest income, we have used net interest margin. The supplemental source of income for the Bank is noninterest income, and the parameter used to measure this factor is noninterest income to assets. The final performance indicator that has been identified is the Bank's ratio of operating expenses, also referred to as noninterest expenses, to assets, a key factor in distinguishing different types of operations, particularly institutions that are aggressive in secondary market activities, which often results in much higher operating costs and overhead ratios.


RETURN ON AVERAGE ASSETS

         The key performance parameter is the ROAA. For the twelve months ended September 30, 1997, Columbia Federal's ROAA was 0.53 percent based on net earnings after taxes, and a higher 0.58 percent based on core or normalized earnings after taxes as detailed in Item I of this report and presented in
Exhibit 7. The Bank's ROAA over its prior four fiscal years, based on net earnings, has ranged from a low of 0.36 percent in fiscal year 1997 to a high of
1.23 percent in fiscal year 1995 with an average ROAA of 0.81 percent. For the four quarters following conversion in early 1998, the Bank's ROAA based on both net and core income is projected to range between 0.60 percent and 0.70 percent.

         Considering the historical, current and projected earnings performance of Columbia Federal, the range for the ROAA parameter based on net income has been defined as 0.45 percent to a high of 0.90 percent with a midpoint of 0.68 percent.

RETURN ON AVERAGE EQUITY

         The ROAE has been used as a secondary parameter to eliminate any institutions with an unusually high or low ROAE that is inconsistent with the Bank's position. This parameter does not provide as much meaning for a newly converted thrift institution as it does for established stock institutions, due to the newness of the capital structure of the newly converted thrift and the inability to accurately reflect a mature ROAE for the newly converted thrift relative to other stock institutions.

         The consolidated ROAE for the Bank and the Corporation on a pro forma basis at the time of conversion will be 2.92 percent based on the midpoint valuation. Prior to conversion, the Bank's ROAE was 4.30 percent for the twelve months ended September 30, 1997, based on net income, and a higher 4.74 percent based on core income, with a five fiscal year average net ROAE of 8.04 percent. The parameter range for the comparable group, based on net income, is from 3.0 percent to 10.0 percent with a midpoint of 6.5 percent.


NET INTEREST MARGIN

         Columbia Federal had a net interest margin of 3.46 percent for the twelve month period ended September 30, 1997. The Bank's range of net interest margin for the past five fiscal years has been from a low of 3.38 percent in 1995 to a high of 3.87 percent in 1994 with an average of 3.57 percent.

         The parameter range for the selection of the comparable group is from a low of 2.90 percent to a high of 4.00 percent with a midpoint of 3.45 percent, similar to the Bank's current and five year average net interest margin.

OPERATING EXPENSES TO ASSETS

         Columbia Federal had a higher than average 2.53 percent ratio of operating expense to average assets for the twelve months ended September 30, 1997. The Bank's operating expenses increased significantly from 2.07 percent in fiscal year 1993 to 2.87 percent in fiscal year 1996 before moderating to 2.53 in fiscal year 1997 and averaging 2.37 percent. During this five year period, Columbia Federal's operating expenses rose from below to above the industry average, which is currently 2.34 percent for publicly-traded thrifts and 2.12 percent for all FDIC-insured thrifts.

         The operating expense to assets parameter for the selection of the comparable group is from a low of 1.90 percent to a high of 3.10 percent with a midpoint of 2.50 percent.


NONINTEREST INCOME TO ASSETS

         Columbia Federal has experienced a lower than average dependence on noninterest income as a source of additional income. The Bank's noninterest income to average assets was 0.08 percent for the twelve months ended September 30, 1997, which is well below the industry average of 0.44 percent for publicly-traded thrifts for that period. Columbia Federal's noninterest income for the past five fiscal years indicates a significant decrease in fiscal years 1995 through 1997 compared to fiscal years 1993 and 1994. The Bank's ratio of noninterest income to average assets was 1.62 percent, 1.01 percent, 0.09 percent, 0.09 percent and 0.08 percent in fiscal years 1993, 1994, 1995, 1996 and 1997, respectively, averaging 0.58 percent for the five years.

         The range for this parameter for the selection of the comparable group is 0.50 percent of average assets or less, with a midpoint of 0.25 percent.

ASSET QUALITY PARAMETERS

INTRODUCTION

         The final set of financial parameters used in the selection of the comparable group are asset quality parameters, also shown in Exhibit 38. The purpose of these parameters is to insure that any thrift institution in the comparable group has an asset quality position reasonably similar to that of Columbia Federal. The three defined asset quality parameters are the ratios of nonperforming assets to total assets, repossessed assets to total assets and allowance for loan losses to total assets at the end of the most recent period.


NONPERFORMING ASSETS TO ASSETS RATIO

         Columbia Federal's ratio of nonperforming assets to total assets was
0.58 percent at September 30, 1997, which is lower than the national average of
0.82 percent and slightly lower than the Midwest regional average of 0.63 percent, but higher than its ratios of 0.16 percent at September 30, 1996, and
0.03 percent at September 30, 1995. For the five fiscal years ended September 30, 1993 to 1997, the Bank's ratio of nonperforming assets to total assets averaged 0.36 percent.

         The parameter range for nonperforming assets to assets has been defined as 1.10 percent of assets or less with a midpoint of 0.55 percent.


REPOSSESSED ASSETS TO ASSETS

         Columbia Federal was absent repossessed assets at September 30, 1996 and 1997. At the close of fiscal years 1993, 1994 and 1995, the Bank's ratio of repossessed assets to total assets was 0.22 percent, 0.10 percent and 0.03 percent, indicating a steady decline and a five fiscal year average of 0.07 percent. At September 30, 1997, national and regional averages for publicly-traded thrifts were 0.61 percent and 0.47 percent, respectively, and the national average for all FDIC-insured thrifts was
0.22 percent.

         The range for the repossessed assets to total assets parameter is 0.50 percent of assets or less with a midpoint of 0.25 percent.


ALLOWANCE FOR LOANS LOSSES TO ASSETS

         Columbia Federal had an allowance for loan losses of $300,000, representing a ratio to total assets of 0.29 percent at September 30, 1997, which is higher than its ratio of 0.17 percent at September 30, 1997. For its last five fiscal years, the Bank's allowance for loan losses averaged 0.20 percent of assets, which represents a virtually constant ratio of 0.18 percent in 1993 and 1994, and 0.17 percent in 1995 and 1996, followed by 0.29 percent in 1997.

         The allowance for loan losses to assets parameter range used for the selection of the comparable group focused on a minimum required ratio of 0.10 percent of assets.


THE COMPARABLE GROUP

         With the application of the parameters previously identified and applied, the final comparable group represents ten institutions identified in Exhibits 39, 40 and 41. The comparable group institutions range in size from $41.7 million to $339.9 million with an average asset size of $183.5 million and have an average of 4.2 offices per institution, compared to Columbia Federal with assets of $104.0 million and 5 offices. One of the comparable group institutions was converted in 1990, two in 1993, two in 1994, four in 1995 and one in 1996. Nine of the comparable group institutions are traded on NASDAQ and one is traded on the American Stock Exchange. Of the ten institutions, all are SAIF members. The comparable group institutions as a unit have a ratio of equity to assets 1.0 percent lower than all publicly-traded thrift institutions in the United States but 12.1 percent higher than publicly-traded thrift institutions in Kentucky, and for the most recent four quarters indicated a core return on average assets of 0.76 percent, lower than all publicly-traded thrifts at 0.84 percent, and also lower than publicly-traded thrifts in Kentucky at 1.09 percent.

SUMMARY OF COMPARABLE GROUP INSTITUTIONS

         AMB Financial Corp., Munster, Indiana is the holding company for American Savings, FSB, serving its market area of Lake County, Indiana, from 4 full service offices.

         For the nine months ended September 30, 1997, interest income rose 21 percent to $5.3 million. Net interest income after loan loss provision rose 13% to $2.5 million and reflects an increase in average loan balances, partially offset by increased borrowings. Net income for the nine months ended September 30, 1997 was $770,000 as compared to $269,000 for the same period in 1996 or an increase of $502,000. This increase was due primarily to an increase in net interest income of $342,000, an increase in non-interest income of $408,000 and a decrease in non-interest expense of $163,000, offset by an increase in the loan loss provision of $46,000 and an increase in income taxes of $365,000. Net income also reflects higher unrealized gains on the trading portfolio and lower FDIC premiums. Total assets of the Company increased $17.3 million, or 20.1% to $103.4 million at September 30, 1997 compared to $86.1 million at December 31, 1996. This increase was primarily due to increases in cash and cash equivalents and growth in loans receivable, which were funded by an increase in deposits and borrowed funds. At the end of its most recent quarter, the Bank had total assets of $103.4 million and equity of $14.4 million, and reported a core ROAA of 0.73 percent and a core ROAE of 4.46 percent for its most recent four quarters.

         CLASSIC BANCSHARES, INC., Ashland, Kentucky, is the holding company for Classic Bank, with 1 office, and The First National Bank of Paintsville, with 2 offices, serving the market area of Boyd and Johnson Counties.

         The Company's total assets increased $631,000, or 0.5 percent from $131.6 million at March 31, 1997 to $132.2 million at September 30, 1997. The increase was due primarily to an increase in loans of $6.4 million offset by a decrease in cash and cash equivalents of $4.8 million and a decrease in investment securities of $2.2 million. Net deposits decreased $1.2 million from $100.5 million at March 31, 1997, to $99.3 million

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SUMMARY OF COMPARABLE GROUP INSTITUTIONS  (CONT.)

at September 30, 1997. The decrease in deposits was due to a more conservative pricing structure in an effort to reduce interest costs. Federal Home Loan Bank advances increased $2.8 million from $4.7 million at March 31, 1997 to $7.5 million at September 30, 1997. Net proceeds from advances were used to fund loan demand and the outflow of deposits and repurchase agreements.

         The Company reported net income of $511,000 for the six months ended September 30, 1997 compared to net income of $34,000 for the six months ended September 30, 1996. The increase in income of $477,000 between the two periods was primarily the result of an increase in net interest income of $1.3 million, and increase in non-interest income of $504,000, partially offset by an increase in the provision for loss on loans of $73,000, an increase in non-interest expenses of $959,000 and an increase in income tax expense of $248,000. Total interest income increased $2.4 million for the six months ended September 30, 1997, as compared to the six months ended September 30, 1996. The average balance of interest-earning assets increased from $65.1 million at September 30, 1996 to $120.7 million at September 30, 1997. The increase in the average balance of interest-earning assets was due primarily to the increase in the average balance of loans, mortgage-backed and investment securities and other interest-earning assets as a result of the acquisition of First National. Interest expense increased $564,000 and $1.1 million for the three and six months ended September 30, 1997 as compared to the same period in 1996 primarily as a result of the inclusion of First National'sinterest expense for the period.

         At the end of its most recent quarter, the Bank had total assets of $132.2 million and equity of $19.7 million, and reported a core ROAA of 0.62 percent and a core ROAE of 4.25 percent for its most recent four quarters.

         GLENWAY FINANCIAL CORP., Cincinnati, Ohio, is the holding company for Centennial Savings Bank, a savings bank serving the west side of Cincinnati from 5 full service offices.

         For the three months ended September 30, 1997, interest income rose 7 percent to $5.5 million and interest income after loan loss provisions rose 5 percent to $2.1 million. Net income totalled $613,000 compared to a loss of $439,000 for the same period in 1996 and reflects an increase of $344,000 in net interest income, an increase of $10,000 in other income, and a decline in general, administrative and other expense, including reduced insurance premiums. These increases were partially offset by the increase in the provision for loan losses of $82,000. Interest income reflects loan growth, partially offset by higher delinquent loan reserves.

         The Corporation's total assets increased by $6.2 million, or 2.1%, over the $287.1 million total at June 30, 1997. The increase was funded primarily through growth in deposits of $3.2 million, and an increase in borrowings of $3.4 million. Deposits increased by $3.2 million or 1.4 percent for the current three month period. FHLB advances increased by $1.9 million or 6.7% from June 30, 1997, and federal funds purchased increased by $1.5 million. The Corporation's stockholders' equity increased by $512,000 during the current three month period. At the end of its most recent quarter, the Bank had total assets of $293.2 million and equity of $27.8 million, and reported a core ROAA of 0.77 percent and a core ROAE of 8.14 percent for its most recent four quarters.

         HARDIN BANCORP, INC., Hardin, Missouri, is the holding company for Hardin Federal Savings Bank. The Bank conducts its business through its main office in Hardin, Ray County, and two full service branch offices in Ray and Clay Counties, Missouri. The Bank is principally engaged in the business of attracting retail savings deposits from the general public and investing those funds in first mortgage loans on owner occupied, single-family residential loans, commercial real estate loans, mortgage-backed securities, U.S. Government and agency securities, and insured interest bearing deposits. The Bank also originates consumer loans for the purchase of automobiles, home improvement, and home equity lines of credit.

         For the six months ended September 30, 1997, total interest income rose 26 percent to $4 million and net interest income after loan loss provision was $1,447,718 compared to $1,341,090 for the six month period ended September 30, 1996, an increase of $106,628. The increase was due to an increase in interest earning assets partially offset by greater interest on FHLB advances and a higher loan loss provision. Net earnings for the six months ended September 30, 1997, were $408,417 compared to $64,075 for the six months ended September 30, 1996, an increase of $344,342. The increase is related to a decrease in non-interest expense, including the absence of a $441,000 SAIF special assessment, and an increase in non-interest income and net interest income after provision for loan losses.

         Consolidated assets as of September 30, 1997, indicated an increase of $14,010,131 compared to March 31, 1997. On September 30, 1997, total stockholders' equity increased $325,928 compared to stockholders' equity on March 31, 1997. The increase in assets was due to growth in investment securities and the loan portfolio which was funded by a $7,500,000 increase in Federal Home Loan Bank advances and an increase in deposits in the amount of $5,626,288. The increase in stockholders' equity was a result of a decrease in unrealized loss on available-for-sale securities, amortization of deferred recognition and retention plan, and net earnings during the period, offset by the declaration of cash dividends on the Company's common stock in June and September. Deposits totaled $75,827,145 on September 30, 1997, an increase from $70,200,857 on March 31, 1997. The increase of $5,626,288 is due to a special certificate of deposit program and the introduction of a new checking account marketing program. Federal Home Loan Bank advances were $26,500,000 on September 30, 1997, compared to $19,000,000 on March

31, 1997, an increase of $7,500,000. The funds were acquired to meet the Company's growth objective, and to fund the purchase of U.S. government agency securities. At the end of its most recent quarter, the Bank had total assets of $117.4 million and equity of $13.5 million, and reported a core ROAA of 0.75 percent and a core ROAE of 5.55 percent for its most recent four quarters.

         HOME BUILDING BANCORP INC., Washington, Indiana, is the holding company for Home Building Savings Bank, FSB. Established in 1908, the Bank is a community oriented financial institution offering a variety of financial services to meet the needs of the communities it serves from its 2 full service offices. The Bank's primary market area covers Daviess and Pike counties in southwestern Indiana. The Bank attracts deposits from the general public and uses such deposits, together with borrowings and other funds, to originate one- to four-family residential mortgages, automobile and consumer loans, and to a lesser extent commercial and multifamily loans.

         For the nine months ended June 30, 1997, total interest income increased 4 percent to $2.5 million and net interest income after loan loss provision rose 51 percent to $1.1 million. Net income increased from $23,000 to $250,000. Net interest income reflects interest earned on a large deposit of public funds. Earnings benefitted from a decrease in the loan loss provision and lower deposit insurance premiums. For the nine months ended June 30, 1997, total assets increased approximately $2.5 million to $45.1 million from $42.6 million at September 30, 1996. Liabilities increased by approximately $2.2 million as deposits increased by $2.6 compared to September 30, 1996. The Bank's advances from the FHLB remained unchanged. At the end of its most recent quarter, the Bank had total assets of $41.7 million and equity of $5.9 million, and reported a core ROAA of 0.73 percent and a core ROAE of 5.65 percent for its most recent four quarters.

         KANKAKEE BANCORP, INC., Kankakee, Illinois, is the bank holding company for Kankakee Federal Savings Bank, which operates 10 full service banking offices in Illinois. The Bank was originally chartered in 1885 as an Illinois savings and loan association and was converted to a federally chartered thrift institution in 1937. The Bank serves the financial needs of families and local businesses in its primary market areas through its main office in Kankakee, Illinois, and nine branch offices located in the communities of Ashkum, Bourbonnais, Champaign, Dwight, Herscher, Hoopeston, Manteno and Momence, Illinois. The Bank's business involves attracting deposits from the general public and using those deposits to originate residential mortgage loans and, to a lesser extent, commercial real estate, consumer, commercial business, multi-family and construction loans in its primary market areas. The Bank also invests in investment securities, mortgage-backed securities and various types of short term liquid assets.

         Net income for the nine-month period ended September 30, 1997 was $2.3 million compared to $974,000 for the same period in 1996, reflecting the absence of $1.7 million FDIC assessment, as well as lower balances of earning assets, offset by lower costs of interest-bearing liabilities. The difference in net income of$1.3 million represents a 132.5 percent increase in net income for the 1997 period. The increase in net income resulted from a $159,000 increase in net interest income, a $41,000 decrease in provision for losses on loans, and a $2.2 million decrease in other expenses, which were partially offset by a decrease of $562,000 in other income and a $583,000 increase in federal income tax expense. At the end of its most recent quarter, the Bank had total assets of $339.9 million and equity of $38.9 million, and reported a core ROAA of 0.87 percent and a core ROAE of 8.11 percent for its most recent four quarters.

         MFB CORPORATION, Mishawaka, Indiana, is the holding company for Mishawaka Federal Savings with 4 full service offices in St. Joseph County, Indiana. The principal business of MFB Financial (the "Bank") consists of providing a variety of lending, deposit and selected financial services to retail and commercial banking customers.

         For the nine months ended September 30, 1997, interest income rose 26 percent to $12.9 million and net interest income after loan loss provision rose 24 percent to $5.5 million. Net income rose 28 percent to $1.5 million. Interest income reflects mortgage loan growth and the inclusion of interest from financing leases, partially offset by interest on FHLB advances. Earnings reflect reduced SAIF insurance premiums paid.

         Total assets increased by $22.4 million June 30, 1997, compared to September 30, 1996. Net loans increased by $34.6 million from $152.0 million at September 30, 1996, to $l86.6 million at June 30, 1997, due to loan originations exceeding principal payments by approximately $34.2 million, along with the purchase of $505,000 in mortgage loans. Total liabilities increased from $188.2 million at September 30, 1996 to $214.3 million at June 30, 1997. Significant changes included a net increase of $8.5 million in customer deposits primarily due to the addition of $1.8 million in savings, NOW and MMDA deposits and $7.3 million in time deposits. FHLB advances also increased by $19.2 million during the nine months ended June 30, 1997, and were used primarily to fund security investments during the period. At the end of its most recent quarter, the Bank had total assets of $255.9 million and equity of $33.5 million, and reported a core ROAA of 0.83 percent and a core ROAE of 5.62 percent for its most recent four quarters.

         MILTON FEDERAL FINANCIAL CORP., West Milton, Ohio, is the holding company for Milton Federal Savings Bank, serving Miami and Montgomery Counties from 2 full service offices.

         For the nine months ended June 30, 1997, interest income rose 8 percent to $10 million and net interest income after loan loss provisions fell 4 percent to $4.1 million. Net income fell 18 percent to $1 million. Interest income benefitted from increased interest-earning assets. Earnings suffered from increased interest on borrowed funds, data processing services and salaries and employee benefits.

         The Corporation's assets totaled $200.2 million at June 30, 1997, an increase of $19.4 million, or 10.7%, from $180.8 million at September 30, 1996. The growth in assets was primarily in mortgage-backed and related securities and loans receivable. Such growth was funded by increased deposits and borrowed funds. Total deposits increased $10.1 million, or 7.9%, from $128.6 million at September 30, 1996, to $138.7 million at June 30, 1997. The Corporation experienced little change in passbook savings accounts, negotiable order of withdrawal ("NOW") accounts and money market accounts. Certificates of deposit increased $10.2 million, or 10.7%, and were the primary reason for the overall deposit growth. Certificates of deposit growth has been due to normal operating procedures as the Corporation has not used special promotions to attract increased volume. Borrowed funds increased $16.1 million from $17.5 million at September 30, 1996, to $33.6 million at June 30, 1997. At the end of its most recent quarter, the Bank had total assets of $210.0 million and equity of $26.4 million, and reported a core ROAA of 0.65 percent and a core ROAE of 4.52 percent for its most recent four quarters.


         OHSL FINANCIAL CORP., Cincinnati, Ohio, is the holding company for Oak Hills Savings and Loan Company, F.A., operating 5 full service offices in Hamilton County, Ohio.

         For the nine months ended September 30, 1997, total interest income rose 9 percent to $13.2 million and net interest income after loan loss provision rose 5 percent to $5.4 million. Net income rose from $731,000 to $1.5 million. Net interest income reflects increased loan balances, partially offset by higher deposit costs. Earnings include higher commission income. Net income for the six months ended June 30, 1997 was $1,041,000, an increase of $108,000 or 11.6% over the net income for the six months ended June 30, 1996. Total interest income for the six months ended June 30, 1997 was $8,659,000, compared to $7,915,000 for the same period in 1996. That increase of $744,000 or 9.4 percent is generally the result of larger loan and investment balances carried during the first six months of 1997.

         Total assets increased $14.3 million or 6.6 percent from December 31, 1996, to June 30, 1997. During the first six months of 1997, loans receivable increased by $7.9 million and held-to-maturity securities increased by $9.6 million. These changes were funded primarily by a $5.0 million increase in deposit accounts, by a $9.7 million increase in advances from the Federal Home Loan Bank, by a reduction in cash and cash equivalents of $1.4 million and by a reduction in available-for-sale securities of $2.5 million. The stockholders' equity of OHSL increased by $171,000 during the first six months of 1997. At the end of its most recent quarter, the Bank had total assets of $234.6 million and equity of $25.6 million, and reported a core ROAA of 0.88 percent and a core ROAE of 7.86 percent for its most recent four quarters.

         TWIN CITY BANCORP, INC., Bristol, Tennessee, is the holding company for Twin City Federal Savings Bank, serving Sullivan County from 3 full service offices.

         The Bank posted net income of $802,000 for the nine months ended September 30, 1997. Net interest income for the nine months ended September 30, 1997, decreased $16,000 from the nine months ended September 30, 1996, and for the three months ended September 30, 1997, increased $35,000 as compared to the three months ended September 30, 1996. The decrease was primarily attributable to a decrease in the interest rate spread. For the six months ended June 30, 1997, interest income rose 1 percent to $4 million and net interest income after loan loss provisions fell 3 percent to $1.9 million. Net income fell 14 percent to $512,000. Net interest income reflects increase in average balance of interest-earning assets, offset by higher cost of deposits and loan loss provision. Net income suffered from increased compensation and employee benefits expense.

         The Bank's total consolidated assets increased $1.9 million or 1.8 percent from December 31, 1996, to September 30, 1997. Interest-earning deposits and federal funds increased $1.2 million as the Bank experienced an increase in net cash flows. Net loans receivable decreased $2.7 million or 3.5 percent from $78.2 million at December 31, 1996, to $75.4 million at September 30, 1997. Total real estate loans amounted to $49.8 million at September 30, 1997, compared to $53.6 million at December 31, 1996. Consumer/commercial loans increased 3.4 percent from $26.1 million at December 31, 1996, to $27.0 million at September 30, 1997. Deposits increased $3.9 million or 4.6 percent from $85.7 million at December 31, 1996, to $89.6 million at September 30, 1997. During the nine months ended September 30, 1997, the Bank secured governmental deposits of approximately $4.4 million. Federal Home Loan Bank advances decreased $4.1 million at September 30, 1997 from December 31, 1996. Total stockholders' equity has increased $456,000 or 3.4 percent from December 31, 1996, to September 30, 1997. At the end of its most recent quarter, the Bank had total assets of $106.9 million and equity of $13.8 million, and reported a core ROAA of 0.72 percent and a core ROAE of 5.59 percent for its most recent four quarters.

IV.  ANALYSIS OF FINANCIAL PERFORMANCE

         This section reviews and compares the financial performance of Columbia Federal to all thrifts, regional thrifts, Kentucky thrifts and the ten institutions constituting Columbia Federal's comparable group, as selected and described in the previous section. The comparative analysis focuses on financial condition, earning performance and pertinent ratios as shown in Exhibits 43 through 48.

         As presented in Exhibits 42 and 43, at September 30, 1997, Columbia Federal's total equity of 12.59 percent of assets was similar to the 12.49 percent for the comparable group and the 12.67 for all thrifts, but lower than the 14.27 percent ratio for Midwest thrifts and the 19.61 percent ratio for Kentucky thrifts. The Bank had a 59.21 percent share of net loans in its asset mix, lower than the comparable group at 69.34 percent, and also lower than all thrifts at 67.23 percent, Midwest thrifts at 71.83 percent and Kentucky thrifts at 75.21 percent. Columbia Federal's share of net loans, lower than industry averages, is primarily the result of its higher 20.09 percent share of cash and investments and its higher 17.17 percent share of mortgage-backed securities. The comparable group had a lower 9.46 percent share of mortgage-backed securities and a lower 18.07 percent share of cash and investments. All thrifts had 11.19 percent of assets in mortgage-backed securities and 17.85 percent in cash and investments. Columbia Federal's share of deposits of 86.72 percent was moderately higher than the comparable group, but more noticeably higher than the three geographic categories, reflecting the Bank's absence of FHLB advances. The comparable group had deposits of 74.26 percent and borrowings of 12.14 percent. All thrifts averaged a 70.38 percent share of deposits and 15.26 percent of borrowed funds, while Midwest thrifts had a 69.32 percent share of deposits and a 15.04 percent share of borrowed funds. Kentucky thrifts averaged a 67.79 percent share of deposits and a 11.36 percent share of borrowed funds. Columbia Federal was absent goodwill and other intangibles, compared to 0.30 percent for the comparable group, 0.25 percent for all thrifts, 0.19 percent for Midwest thrifts and 0.34 percent for Kentucky thrifts.

         Operating performance indicators are summarized in Exhibits 44 and 45 and provide a synopsis of key sources of income and key expense items for Columbia Federal in comparison to the comparable group, all thrifts, and regional thrifts for the trailing four quarters.

         As shown in Exhibit 46, for the twelve months ended September 30, 1997, Columbia Federal had a yield on average interest-earning assets modestly higher than the comparable group and slightly higher than the three geographical categories. The Bank's yield on interest-earning assets was 7.81 percent compared to the comparable group at 7.69 percent, all thrifts at 7.77, Midwest thrifts at 7.76 percent and Kentucky thrifts also at 7.76 percent.


         The Bank's cost of funds for the twelve months ended September 30, 1997, was very similar to the comparable group and to all thrifts and modestly lower than the regional and state averages. Columbia Federal had an average cost of interest-bearing liabilities of 4.84 percent compared to 4.86 percent for the comparable group, 4.86 percent for all thrifts, 4.98 percent for Midwest thrifts and 5.00 for Kentucky thrifts. The Bank's interest income and interest expense ratios resulted in an interest rate spread of 2.97 percent, which was higher than the comparable group at 2.83 percent, all thrifts at 2.91 percent, Midwest thrifts at 2.78 percent and Kentucky thrifts at 2.77 percent. Columbia Federal achieved a net interest margin of 3.46 percent based on average interest-earning assets for the twelve months ended September 30, 1997, which was slightly higher than the comparable group ratio of 3.39 percent. All thrifts averaged a slightly higher 3.48 percent net interest margin for the trailing four quarters, while Midwest thrifts and Kentucky thrifts averaged net interest margins of 3.43 percent and 3.78 percent, respectively.

         Columbia Federal's major source of income is interest earnings, as is evidenced by the operations ratios presented in Exhibit 45. The Bank made a $113,000 provision for loan losses during the twelve months ended September 30, 1997, representing 0.11 percent of average assets and reflecting the Bank's objective to strengthen its allowance for loan losses as it increases its share of nonresidential and multi-family loans. The comparable group indicated a provision representing a nominally lower 0.09 percent of assets, with all thrifts at 0.14 percent, Midwest thrifts at 0.11 percent and Kentucky thrifts at 0.06 percent.

         The Bank's non-interest income was $88,000 or 0.08 percent of average assets for the twelve months ended September 30, 1997. Such non-interest income was significantly lower than the comparable group at 0.29 percent, all thrifts at 0.44 percent, Midwest thrifts at 0.41 percent and Kentucky thrifts at 0.25 percent. For the twelve months ended September 30, 1997, Columbia Federal's operating expense ratio was 2.53 percent, higher than the comparable group and the three geographical averages. The comparable group's operating expense ratio was 2.30 percent, while all thrifts averaged 2.34 percent, Midwest thrifts averaged 2.17 percent and Kentucky thrifts averaged 2.15 percent.

         The overall impact of Columbia Federal's income and expense ratios is reflected in the Bank's net income and return on average assets. The Bank had an ROAA of 0.53 percent based on net income and a higher ROAA of 0.58 percent based on core income for the twelve months ended September 30, 1997. For its most recent four quarters, the comparable group had a higher ROAA of 0.83 percent based on net income and also a higher core ROAA of 0.76 percent compared to the Bank. All thrifts also averaged a higher net ROAA of 0.86 percent, while Midwest thrifts averaged 0.94 percent and Kentucky thrifts averaged a higher 1.10 percent. All thrifts indicated a core ROAA of 0.84 percent, while Midwest thrifts and Kentucky thrifts averaged core ROAAs of 0.93 percent and 1.09 percent, respectively.

V.   MARKET VALUE ADJUSTMENTS

         This is a conclusive section where adjustments are made to determine the pro forma market value or appraised value of the Corporation based on a comparison of Columbia Federal with the comparable group. These adjustments will take into consideration such key items as earnings performance and growth potential, market area, financial condition, asset and deposit growth, dividend payments, subscription interest, liquidity of the stock to be issued, management, and market conditions or marketing of the issue. It must be noted, however, that all of the institutions in the comparable group have their differences, and as a result, such adjustments become necessary.


EARNINGS PERFORMANCE AND GROWTH POTENTIAL

         In analyzing earnings performance, consideration was given to the level of net interest income, the level and volatility of interest income and interest expense relative to changes in market area conditions and to changes in overall interest rates, the quality of assets as it relates to the presence of problem assets which may result in adjustments to earnings, the current and historical levels of classified assets and real estate owned, the level of valuation allowances to support any problem assets or nonperforming assets, the level and volatility of non-interest income, and the level of non-interest expenses.

         As discussed earlier, the Bank's historical business philosophy has focused on increasing its net interest income and net earnings, reducing its historical ratio of nonperforming assets, strengthening its level of interest sensitive assets relative to interest sensitive liabilities, maintaining its sensitivity measure and its overall interest rate risk, maintaining an adequate level of general valuation allowances to reduce the impact of any unforeseen losses, and closely monitoring and reducing its overhead expenses. The Bank's current philosophy will continue to focus on maintaining a stable net interest spread and net interest margin while increasing its net income and return on assets, increasing its level of interest sensitive assets relative to interest sensitive liabilities and reducing its overhead expenses.

         Earnings are often related to an institution's ability to generate loans. The Bank was a moderate originator of mortgage loans in fiscal years 1993 to 1997. During the twelve months ended September 30, 1997, originations of $11.7 million exceeded fiscal year 1996 originations of $10.3 million by $1.4 million or 13.7 percent. Such 1996 originations exceeded fiscal year 1995 originations of $6.8 million by a greater $3.5 million or 51.2 percent. In each of the three most recent fiscal years, however, principal repayments exceeded originations, resulting in a decrease in Columbia Federal's net loan portfolio since September 30, 1995. The significant increase in principal repayments of $18.9 million in fiscal year 1997 compared to $12.8 million in fiscal year 1996 included the payoff of four nonresidential and multi-family loans totaling approximately $7.1 million. Such total of principal repayments exceeded originations and produced a $6.2 million decrease in net loans receivable from fiscal year 1996 to fiscal year 1997. The net decrease in loans receivable, however, was a much lower $529,000 in fiscal 1996 and, along with the net decrease of $2.0 million in loans receivable in fiscal year 1995, relate to moderating interest rates in late 1995, also exceeded originations during those periods. In fiscal year 1994, loan originations exceeded repayment by $3.3 million. Most of the increase in loan originations in fiscal years 1996 and 1997 constituted one- to four-family mortgage loans, with multi-family originations increasing in 1996 and then decreasing in 1997. Originations of construction loans and consumer loans both increased from fiscal year 1995 to fiscal year 1996, although those dollar increases were not substantial, and then remained generally constant in fiscal year 1997.

         The Bank's net loans receivable decreased by $5.4 million or 8.1 percent from September 30, 1993 to September 30, 1997, with an increase in fiscal year 1994 followed by decreases in the next three fiscal years. The Bank's strong emphasis has been on the origination of one- to four-family mortgage loans, with that loan category constituting 90.4 percent, 87.5 percent,
91.0 percent of total originations in fiscal years 1995, 1996 and 1997, respectively. In each of those fiscal years, the second largest category of originations was multi-family loans, followed by nonresidential loans and consumer loans. The impact of these primary lending efforts has been to generate a yield on average interest-earning assets of 7.81 percent for Columbia Federal for the twelve months ended September 30, 1997, compared to 7.69 percent for the comparable group and 7.77 percent for all thrifts and 7.76 percent for Midwest thrifts. The Bank's ratio of interest income to average assets was 7.58 percent for the twelve months ended September 30, 1997, which was higher than the comparable group at 7.45 percent, Midwest thrifts at 7.49 percent and all thrifts at 7.47 percent for their most recent four quarters.

         The Bank's net interest margin of 3.46 percent, based on average interest-earning assets for the twelve months ended September 30, 1997, was higher than the comparable group at 3.39 percent, while being very similar to all thrifts at 3.48 percent and Midwest thrifts at 3.43 percent. Columbia Federal's cost of interest-bearing liabilities of 4.84 percent for the twelve months ended September 30, 1997, was very similar to both the comparable group and all thrifts at 4.86 percent, but modestly lower than Midwest thrifts at 4.98 percent. Columbia Federal's net interest spread of 2.97 percent for the twelve months ended September 30, 1997, was higher than the comparable group at 2.83 percent, all thrifts at 2.91 percent and Midwest thrifts at 2.78 percent.

         The Bank's ratio of noninterest income to assets was 0.08 percent for the twelve months ended September 30, 1997, considerably lower than the comparable group at 0.29 percent, all thrifts at 0.44 percent and Midwest thrifts at 0.41 percent. The Bank has indicated noninterest income lower than the comparable group and its operating expenses were higher than the comparable group, as well as all thrifts and Midwest thrifts. For the twelve months ended September 30, 1997, Columbia Federal had an operating expense to assets ratio of
2.53 percent compared to a lower 2.30 percent for the comparable group, 2.34 percent for all thrifts and 2.17 percent for Midwest thrifts.

         For the twelve months ended September 30, 1997, Columbia Federal generated lower levels of noninterest income, higher levels of noninterest expenses, only partially offset by a modestly higher net interest margin relative to its comparable group. As a result, the Bank's net income level was lower than its comparable group for the twelve months ended September 30, 1997. Based on net earnings, the Bank had a return on average assets of 1.23 percent in fiscal year 1993, 1.17 percent in fiscal year 1994, 0.77 percent in fiscal year 1995, 0.36 percent in fiscal year 1996 and 0.53 percent in fiscal year 1997. For its most recent four quarters, the comparable group had a higher ROAA of 0.83 percent, while all thrifts also indicated an even higher 0.86 percent. The Bank's core or normalized earnings, however, as shown in Exhibit 7, were slightly higher than its net earnings, indicating a 0.58 percent core return on assets for the most recent twelve months ended September 30, 1997. That core ROAA was also lower than the comparable group's core ROAA at 0.76 percent, all thrifts at 0.84 percent and Midwest thrifts at 0.93 percent.

         Columbia Federal's earnings stream will continue to be dependent on both the overall trends in interest rates, and also on the consistency and reliability of its non-interest income, the latter indicating a considerable annual decline since fiscal year 1993. The Bank's cost of interest-bearing liabilities will continue to adjust upward as deposits reprice at higher rates and continue their gradual movement toward medium term instruments. This upward pressure on savings costs is likely to continue through 1998 based on current rates, although the rate of increase will likely subside somewhat during subsequent few years. It has also been recognized that in addition to Columbia Federal's current ROAA being lower than that of its comparable group for the most recent four quarters, the Bank has also experienced a decline in both its net and core ROAA, as well as its net interest margin and net interest spread for the twelve months ended September 30, 1997, since fiscal year 1993. Further, Columbia Federal's efficiency ratio has become steadily less favorable during the last five year, changing from 48.2 percent in fiscal year 1993 to 73.40 percent in fiscal year 1997, significantly less favorable than the current industry average of approximately 64.0 percent.

         In recognition of the foregoing earnings related factors, a moderate downward adjustment has been made to Columbia Federal's pro forma market value for earnings performance.


MARKET AREA

         Columbia Federal's primary market area for retail deposits consists of Boone and Kenton Counties, Kentucky, the latter county including the city of Fort Mitchell, the location of the Bank's home office. As discussed in Section II, this market area has evidenced higher population and household growth and reported a somewhat lower unemployment rate compared to the comparable group markets, Kentucky and the United States. The unemployment rates in Boone County and Kenton County were 3.5 percent and 3.7 percent, respectively, in September, 1997, 5.0 percent for Kentucky and 4.7 percent for the United States. In Columbia Federal's market area in 1996, per capita income was above the state average but below the national average, and median household income was higher than both the state and national average. The market area is also characterized by median housing values higher than Kentucky and the United States.

         The market area is principally suburban to Greater Cincinnati, with the major employment sector being services, followed by the wholesale/retail sector, with the manufacturing sector third.

         Due to its proximity to Cincinnati, the level of financial competition in the Bank's market area is considerable and dominated by the banking industry, with the additional presence of credit unions. Many residents of the Bank's market area work in the Cincinnati area and do their banking there, further intensifying competition for both loan and deposit customers. Consequently, Columbia Federal, had net decreases in both deposits and net loans from fiscal year 1993 to fiscal year 1997, as deposits, including interest, exceeded withdrawals and principal repayments on loans exceeded originations. The Bank's share of total market area deposits is, therefore, lower than the average of the comparable group institutions.

         In recognition of all these factors, we believe that no adjustment is warranted for the Bank's market area.


FINANCIAL CONDITION

         The financial condition of Columbia Federal is discussed in Section I and shown in Exhibits 1, 2, 5, 15, 16 and 17, and is compared to the comparable group in Exhibits 41, 43 and 44. The Bank's total equity ratio before conversion was 12.59 percent at September 30, 1997, which was slightly higher than the comparable group at 12.49 percent, similar to all thrifts at 12.67 percent and lower than Midwest thrifts at 14.27 percent. With a conversion at the midpoint, the Corporation's pro forma equity to assets ratio will increase to approximately 24.5 percent, and the Bank's pro forma equity to assets ratio will increase to approximately 21.0 percent.

         The Bank's mix of assets indicates some areas of significant variation from its comparable group. Columbia Federal had a lower share of net loans at
59.21 percent of total assets at September 30, 1997, compared to the comparable group at 69.24 percent and all thrifts at 67.23 percent. The Bank's share of cash and investments was a modestly higher 20.09 percent compared to 18.07 percent for the comparable group and 17.85 percent for all thrifts. Columbia Federal's ratio of mortgage-backed securities to total assets was 17.17 percent, higher than the comparable group at 9.46 percent and all thrifts at 11.19 percent. The Bank's 86.72 percent share of deposits and absence of FHLB advances differed from the comparable group's 74.26 percent of deposits and 12.14 percent of borrowed funds.

         At September 30, 1997, the Bank was absent both intangible assets and repossessed real estate compared to 0.30 percent and 0.08 percent in intangible assets and repossessed real estate, respectively, for the comparable group. The financial condition of Columbia Federal is further affected by its level of nonperforming assets at 0.58 percent of assets at September 30, 1997, compared to a lower 0.36 percent for the comparable group. It should be recognized, however, that the Bank's ratio of nonperforming assets at September 30, 1997, was the highest of its most recent five fiscal years, increasing considerably from 0.03 percent and 0.16 percent of total assets in fiscal years 1995 and 1996, respectively. At September 30, 1993, Columbia Federal's ratio of nonperforming assets to total assets was 0.46 percent.

         The Bank had a lower 6.78 percent share of high risk real estate loans compared to 8.92 percent for the comparable group, and the Bank's share was also lower than all thrifts at 13.08 percent and Midwest thrifts at 12.35 percent. Columbia Federal had $300,000 in allowance for loan losses or 49.92 percent of nonperforming assets at September 30, 1997, compared to the comparable group's higher 107.92 percent, with all thrifts and Midwest thrifts at 102.28 percent and 131.66 percent, respectively. The Bank's ratio is reflective of its historically higher levels of non-performing assets and classified loans. The Bank's allowance for loan losses represented 0.47 percent of gross loans at September 30, 1997, compared to the comparable group at a similar 0.45 percent, all thrifts at a higher 0.77 percent and Midwest thrifts also at a higher 0.65 percent.

         Overall, we believe that no adjustment is warranted for Columbia Federal's current financial condition.

ASSET AND DEPOSIT GROWTH

         During the past three years, Columbia Federal has been characterized by a much lower than average growth in assets compared to the comparable group, publicly-traded Kentucky thrifts and all publicly-traded thrifts. The Bank's assets decreased at an average annual rate of 1.03 percent from 1993 to 1997, compared to annual growth of 9.72 percent for the comparable group, 11.22 percent for all thrifts and 8.85 percent for Kentucky thrifts. Columbia Federal's negative asset growth rate is reflective of its average annual deposit decrease of 2.09 percent for the same five year period, compared to a positive annual growth rate of 3.47 percent for the comparable group. Deposits for all thrifts grew at a five year average rate of 6.38 percent, while Kentucky thrifts experienced average annual deposit growth of 2.41 percent. Finally, Columbia Federal also indicates a negative loan growth rate of 1.94 percent for 1993 through 1997, compared to positive annual growth for the comparable group at
9.52 percent, all thrifts at 12.52 percent and Kentucky thrifts at 9.87 percent.

         The Bank's ability to increase its asset base and deposits in the future and to deploy its incoming conversion capital is, to a great extent, dependent on its being able to competitively price its loan and savings products and to maintain a high quality of service to its customers. The location of Columbia Federal's banking offices in a two county market area, suburban to Greater Cincinnati, results in additional competition with Cincinnati financial institutions for market share. Other financial institutions, even those smaller in size than Columbia Federal, may be more visible and convenient to the Cincinnati workplaces of Kenton and Boone County residents and have the ability to be more competitive in areas contiguous to the Bank's market area. With no immediate plans to expand beyond Kenton and Boone Counties, the Bank's growth potential in assets, deposits and loans relative to the comparable group may be limited.

         Based on these conditions, we have concluded that a minimum downward adjustment to the Bank's pro forma value is warranted related to its recent and potential asset, deposit and loan growth.

DIVIDEND PAYMENTS

         Columbia Federal has not indicated its intention to pay an initial cash dividend. The future payment of cash dividends will be dependent upon such factors as earnings performance, capital position, growth level, and regulatory limitations. All ten of the institutions in the comparable group pay cash dividends for an average dividend yield of 2.25 percent.

         Currently, many thrifts are not committing to initial cash dividends, compared to such a dividend commitment in the past. In our opinion, no adjustment to the pro forma market value is warranted at this time related to dividend payments.


SUBSCRIPTION INTEREST

         In the first half of 1996, investors' interest in new issues was mixed, with the number of conversions decreasing from the same period in 1995. The second half of 1996 produced some renewed interest in thrift conversion offerings and to date in 1997, the total number of completed conversions has been fairly modest, although subscription levels have been consistently high. Overall, however, such interest appears to be directly related to the financial performance and condition of the thrift institution converting, the strength of the local economy, general market conditions and aftermarket price trends. Further, there are currently an increased number of announced and pending conversions which will compete with Columbia Federal's offering.

         Columbia Federal will direct its offering primarily to depositors and residents in its market area. The board of directors and officers anticipate purchasing approximately $2.0 million or 9.9 percent of the conversion stock offered to the public based on the appraised midpoint valuation. The Bank will form an 8.0 percent ESOP, which plans to purchase stock in the initial offering. Additionally, the Prospectus restricts to 30,000 shares, based on the $10.00 per share purchase price, the total number of shares in the conversion that may be purchased by a single person, or by persons and associates acting in concert as part of either the subscription offering or the direct community offering. The Bank has secured the services of Charles Webb & Company, a division of Keefe, Bruyette & Woods, Inc., ("Webb") to assist the Bank in the marketing and sale of the conversion stock.

         Based on the size of the offering, current market conditions, local market interest and the terms of the offering, and the establishment of the charitable foundation, we believe that no adjustment is warranted for the Bank's anticipated subscription interest.


LIQUIDITY OF THE STOCK

         Columbia Federal will offer its shares through concurrent subscription and community offerings with the assistance of Webb. If necessary, Webb will conduct a syndicated community offering upon the completion of the subscription and community offering. Columbia Federal will pursue at least two market makers for the stock. The Bank's public offering is approximately 26.7 percent smaller than the current market value of the comparable group and approximately 78.4 percent smaller than the average market value of Kentucky thrifts. We believe, nevertheless, that no adjustment to the pro forma market value is warranted at this time relative to the liquidity of the stock.


MANAGEMENT

         The president and chief executive officer of Columbia Federal is Robert
V. Lynch. Mr. Lynch joined the Bank in 1971, served as treasurer from 1974 to 1977, has served as president and chief executive officer since 1977 and as director since 1978. The Bank also has four vice presidents, a controller and a secretary/treasurer as senior management.

         The management of Columbia Federal has been able to strengthen the Bank's equity and increase its equity ratio over the past several years and to increase the Bank's net interest spread and net interest margin since 1995. Net interest spread and net interest margin are higher than the comparable group and similar to all thrifts, although net and core earnings are currently lower than comparable group and industry averages, reflecting the Bank's higher operating expenses and lower noninterest income.

         Overall, we believe the Bank to be professionally, knowledgeably and efficiently managed, as are the comparable group institutions. It is our opinion that no adjustment to the pro forma market value is warranted for management.


MARKETING OF THE ISSUE

         The necessity to build a new issue discount into the stock price of a converting thrift institution continue to prevail in recognition of uncertainty among investors as a result of the thrift industry's dependence on interest rate trends, recent volatility in the stock market and pending federal legislation related to thrift charters and regulation. Recently converted institutions seem to have borne much of the impact of that uncertainty, in spite of strong subscription activity. The inference is that the market has discounted those stocks pending the seasoning and stabilization of their post-conversion earnings. Excluding two mutual holding companies, the nine thrifts completing their conversions in the first half of 1997, all but one of which closed at the super-maximum of their valuation range, are currently trading at an average of
115.62 percent of book value, compared to all thrifts at 161.12 percent and Kentucky thrifts at a lower 136.67 percent, 15.2 percent below the national average.

         We believe that a new issue discount applied to the price to book valuation approach continues and is considered to be reasonable and necessary in the pricing of the Corporation. We have made a minimum downward adjustment to the Corporation's pro forma market value in recognition of the new issue discount.

VI.      VALUATION METHODS

         Historically, the most frequently used method for determining the pro forma market value of common stock for thrift institutions by this firm has been the price to book value ratio method, due to the volatility of earnings in the thrift industry in the early to mid- 1990s. As earnings in the thrift industry improved in the last few years, however, more emphasis has been placed on the price to earnings method, particularly considering increases in stock prices during the past twelve months. Primary emphasis, therefore, has been placed on the price to earnings method in determining the pro forma market value of Columbia Financial of Kentucky, Inc., with additional analytical and correlative attention to the price to book value method.

         In recognition of the volatility and variance in earnings due to fluctuations in interest rates, the continued differences in asset and liability repricing and the frequent disparity in value between the price to book approach and the price to earnings approach, a third valuation method, the price to net assets method, has also been used. The price to net assets method is used less often for valuing ongoing institutions; however, this method becomes more useful in valuing converting institutions when the equity position and earnings performance of the institutions under consideration are different.

         In addition to the pro forma market value, we have defined a valuation range with the minimum of the range being 85.0 percent of the pro forma market value, the maximum of the range being 115.0 percent of the pro forma market value, and a super maximum being 115.0 percent of the maximum. The pro forma market value or appraised value will also be referred to as the "midpoint value".

         In applying each of the valuation methods, consideration was given to the adjustments to the Bank's pro forma market value discussed in Section V. A moderate downward adjustment was made for Columbia Federal's earnings performance and growth potential. Minimum downward adjustments were made for the Bank's asset and deposit growth and for the marketing of the issue. No adjustments were made for the Bank's financial condition, market area, dividend payments, subscription interest, liquidity of the stock and management.

PRICE TO BOOK VALUE METHOD

         In the valuation of thrift institutions, the price to book value method focuses on an institution's financial condition, and does not give as much consideration to the institution's long term performance and value as measured by earnings. Due to the earnings volatility of many thrift stocks, the price to book value method is frequently used by investors who rely on an institution's financial condition rather than earnings performance. This method, therefore, is sometimes considered less meaningful for institutions that provide a consistent earnings trend, but remains significant and reliable as a confirmational and correlative analysis to the price to earnings and price to assets approaches. It should be noted that the prescribed formulary computation of value using the pro forma price to book value method returns a price to book value ratio below market value.

         Exhibit 49 shows the average and median price to book value ratios for the comparable group which were 120.70 percent and 118.17 percent, respectively. The total comparable group indicated a moderately wide range, from a low of
104.01 percent (Home Building Bancorp) to a high of 156.12 percent (Glenway Financial Corp.). The comparable group had a modestly higher average price to tangible book value ratio of 123.66 percent, with a similar range. Excluding the low and the high in the group, the price to book value range narrowed moderately from a low of 107.02 percent to a high of 129.55 percent, and the range of price to tangible book value ratio narrowed from a low of 104.01 percent to a high of
133.27 percent.

         Taking into consideration all of the previously mentioned items in conjunction with the adjustments made in Section V, we have determined a pro forma price to book value ratio of 66.90 percent and a price to tangible book value ratio of 66.87 percent at the midpoint. The price to book value ratio increases from 62.26 percent at the minimum to 74.49 percent at the super maximum, while the price to tangible book value ratio increases from 62.26 percent at the minimum to 74.49 percent at the super maximum.

         The Corporation's pro forma price to book value and price to tangible book value ratios of 66.90 percent and 66.87 percent, respectively, are strongly influenced by the Bank's financial condition, growth trend, local market and subscription interest in thrift stocks. Further, the Corporation's ratio of equity to assets after conversion at the midpoint of the valuation range will be approximately 24.45 percent compared to 12.49 percent for the comparable group. Based on the price to book value ratio and the Bank's total equity of $13,090,000 at September 30, 1997, the indicated pro forma market value for the Bank using this approach is $20,232,104 at the midpoint (reference Exhibit 48).


PRICE TO EARNINGS METHOD

         The focal point of this method is the determination of the earnings base to be used and secondly, the determination of an appropriate price to earnings multiple. The recent earnings position of Columbia Federal is displayed in Exhibit 3, indicating after tax net earnings for the twelve months ended September 30, 1997, of $553,000, and in Exhibit 7 indicating the derivation of the Bank's higher core or normalized earnings of $609,000 for that period. To arrive at the pro forma market value of the Bank by means of the price to earnings method, we used the core earnings base of $609,000.

         In determining the price to earnings multiple, we reviewed the range of price to core earnings and price to net earnings multiples for the comparable group and all publicly-traded thrifts. The average price to core earnings multiple for the comparable group was 21.01, while the median was 20.09. The average price to net earnings multiple was 18.82 and the median multiple was
18.70. The comparable group's price to core earnings multiple was lower than the average for all publicly-traded, FDIC-insured thrifts of 22.14 and also lower than their median of 19.71. The range in the price to core earnings multiple for the comparable group was from a low of 16.85 (Kankakee Bancorp, Inc.) to a high of 26.79 (Milton Federal Financial Corp.). The primary range in the price to core earnings multiple for the comparable group, excluding the high and low ranges, was from a low price to earnings multiple of 17.45 to a high of 25.18 times earnings for eight of the ten institutions in the group.

         Consideration was given to the adjustments to the Corporation's pro forma market value discussed in Section V. In recognition of these adjustments, we have determined a price to core earnings multiple of 21.56 at the midpoint, based on Columbia Federal's core earnings of $609,000 for the twelve months ended September 30, 1997. The price to core earnings multiple increases from
19.39 percent at the minimum to 25.50 percent at the super maximum, which is moderately higher than the 21.01 price to net earnings multiple of the comparable group.

         Based on the Bank's core earnings base of $609,000 (reference Exhibits 7 and 47), the pro forma market value of the Corporation using the price to earnings method is $22,232,104 at the midpoint.


PRICE TO NET ASSETS METHOD

         The final valuation method is the price to net assets method. This method is not frequently used due to the fact that it does not incorporate an institution's equity position or earnings performance. Additionally, the prescribed formulary computation of value using the pro forma price to net assets method does not recognize the runoff of deposits concurrently allocated to the purchase of conversion stock, returning a pro forma price to net assets ratio below its true level following conversion. Exhibit 49 indicates that the average price to net assets ratio for the comparable group was 15.17 percent and the median was 14.96 percent. The range in the price to net assets ratios for the comparable group varied from a low of 12.81 percent (Hardin Bancorp, Inc.) to a high of

16.84 percent (Classic Bancshares, Inc.). It narrows only slightly with the elimination of the two extremes in the group to a low of 14.21 percent and a high of 16.47 percent.

         Based on the adjustments made previously for Columbia Federal, it is our opinion that an appropriate price to net assets ratio for the Corporation is
16.36 percent at the midpoint, which is modestly higher than the comparable group at 15.17 percent and ranges from a low of 14.24 percent at the minimum to
20.55 percent at the super maximum.

         Based on the Bank's September 30, 1997, asset base of $104,006,000, the indicated pro forma market value of the Corporation using the price to net assets method is $20,208,305 at the midpoint (reference Exhibit 48).

VALUATION CONCLUSION

         Exhibit 54 provides a summary of the valuation premium or discount for each of the valuation ranges when compared to the comparable group based on each of the valuation approaches. At the midpoint value, the price to book value ratio of 66.90 percent for the Corporation represents a discount of 44.57 percent relative to the comparable group and decreases to 36.96 percent at the super maximum. The price to core earnings multiple of 21.56 for the Corporation at the midpoint value indicates a premium of 2.63 percent, changing to a premium of 26.94 percent at the super maximum. The price to assets ratio at the midpoint represents a premium of 7.82 percent, changing to a premium of 37.38 percent at the super maximum.

         It is our opinion that as of November 28, 1997, the pro forma market value of the Corporation, is $20,200,000 at the midpoint, representing 2,020,000 shares at $10.00 per share. The pro forma valuation range of the Corporation is from a minimum of $17,170,000 or 1,717,000 shares at $10.00 per share to a maximum of $23,230,000 or 2,323,000 shares at $10.00 per share, with such range being defined as 15 percent below the appraised value to 15 percent above the appraised value. The super maximum is $26,714,500 or 2,671,450 shares at $10.00 per share (reference Exhibits 50 to 53).

         The appraised value of Columbia Financial of Kentucky, Inc. as of November 28, 1997, is $20,200,000 at the midpoint.

                                    EXHIBITS

                                   NUMERICAL
                                    EXHIBITS

                                    EXHIBIT 1


                          COLUMBIA FEDERAL SAVINGS BANK
                             FORT MITCHELL, KENTUCKY

                                  BALANCE SHEET
                              AT SEPTEMBER 30, 1997



                                                        September 30,
                                                             1997
                                                     -------------------
ASSETS                                                    (In thousands)
Cash and cash equivalents due from banks                  $     612
Interest-bearing deposits in other banks                      6,215
                                                          ---------
     Total cash and cash equivalents                          6,827

Investment securities held to maturity, at cost
     (Market Value of $13,068 for 1997)                      13,069
     Available for sale, at market value                      1,003
Mortgate-backed securities, at cost
     (Market value of $17,893 for 1997)                      17,862
Loans receivable, net                                        61,578
Interest receivable                                             712
Premises and equipment, net                                   1,595
Federal Home Loan Bank stock, at cost                         1,260
Deferred Federal Income Tax Asset                                --
Federal Income Tax-Refund Receivable                             13
Other assets                                                     87
                                                          ---------
     Total assets                                          $104,006
                                                           ========


LIABILITIES
Deposits                                                   $ 90,195
Advances from Borrowers for taxes and insurance                 460
Accrued Federal Income Tax Liability                             --
Deferred Federal Income Tax Asset                               162
Other liabilities                                                98
                                                          ---------
     Total liabilities                                       90,915


EQUITY
Retained earnings, substantially restricted                  13,090
 Unrealized gain on available for sale securities
   net of related taxes                                           1
     Total  equity                                           13,091
                                                          ---------
     Total liabilities and equity                          $104,006
                                                           ========





Source:  Columbia Federal Savings Bank's audited financial statement.

                                    EXHIBIT 2

                          COLUMBIA FEDERAL SAVINGS BANK
                             FORT MITCHELL, KENTUCKY

                                 BALANCE SHEETS
                       AT SEPTEMBER 30, 1993 THROUGH 1996



                                                                     1996            1995          1994           1993
                                                                -------------   -------------   -------------  -------------
ASSETS
Cash and cash equivalents (including interest bearing accounts of $2,497,559, $6,303,752, $2,202,192 and $6,621,277
     in 1996, 1995, 1994, and 1993, respectively)               $   3,046,629   $   6,846,372   $   2,770,512  $   7,232,914
Investment securities, at cost (Market value of
 $13,949,438, $12,100,781, $12,771,670, and $14,180,740
 for 1996, 1995, 1994, and 1993, respectively)                     13,994,580      12,493,163      13,494,794     12,427,967
Available for sale, at market value                                 1,002,188         987,928              --             --
Mortgage-backed securities, at cost (market value of
$18,584,680, $16,699,118, $16,122,445, and $18,507,849
in 1996, 1995, 1994, and 1993, respectively)                       18,750,516      16,800,481      16,743,791     18,264,096
Loans receivable, net                                              67,741,258      68,269,714      70,288,296     67,026,479
Interest receivable                                                   819,037         708,187         760,302        787,518
Real estate owned                                                          --          31,609         101,322        239,311
Property and equipment, net                                         1,329,232         857,705         627,442        621,515
Federal Home Loan Bank Stock, at cost                               1,174,100       1,095,400       1,025,700        973,800
Federal income tax receivable                                              --          92,479         172,899         17,120
Deferred Federal income tax asset                                      65,684              --              --        120,280
Other assets                                                          174,643         193,851         113,224        111,812
                                                                -------------   -------------   -------------  -------------

              Total assets                                      $ 108,097,867   $ 108,376,889   $ 106,098,282  $ 107,822,812
                                                                =============   =============   =============  =============

LIABILITIES
Deposits                                                        $  94,657,461   $  95,806,222   $  93,806,712  $  97,242,294
Advances from Borrowers for taxes and insurance                       263,285         300,157         377,096        372,255
FHLB Advances                                                              --              --         500,000             --
Other borrowings                                                           --              --              --         52,421
Accrued federal income tax                                              6,970              --              --             --
Deferred Federal income tax liability                                      --          72,865           6,735             --
Other liabilities                                                     633,627          48,652          75,014         87,466
                                                                -------------   -------------   -------------  -------------

              Total liabilities                                    95,561,343      96,227,896      94,765,557     97,754,436
                                                                -------------   -------------   -------------  -------------

EQUITY
Retained earnings - substantially restricted                       12,536,603      12,149,060      11,332,725     10,068,376
Unrealized loss on available-for-sale securities,
  net of related taxes                                                    (79)            (67)             --             --
                                                                -------------   -------------   -------------  -------------

              Total equity                                         12,536,524      12,148,993      11,332,725     10,068,376
                                                                -------------   -------------   -------------  -------------

              Total liabilities and equity                      $ 108,097,867   $ 108,376,889   $ 106,098,282  $ 107,822,812
                                                                =============   =============   =============  =============






Source:  Columbia Federal Savings Bank's audited financial statements

                                    EXHIBIT 3


                          COLUMBIA FEDERAL SAVINGS BANK
                             FORT MITCHELL, KENTUCKY

                               STATEMENT OF INCOME
                          YEAR ENDED SEPTEMBER 30, 1997


                                                                        Year ended
                                                                       September 30,
                                                                          1997
                                                                     -----------------
                                                                     (In thousands)
Interest income:
      Interest and fees on loans                                          $5,802
      Mortgage-backed securities                                           1,143
      Interest and dividends on investments                                  854
      Interest-bearing deposits                                              197
                                                                          ------
           Total interest income                                           7,996

Interest expense:
      Deposits                                                             4,426
      FHLB Advances                                                           25
                                                                          ------
           Total interest expense                                          4,451

           Net interest income                                             3,545

Provision for losses on Loans and REO                                        113
                                                                          ------
           Net interest income after provision for loan losses             3,432

Non-interest income                                                           88
                                                                          ------

General, Administrative and Other Expenses

      Compensation and employee benefits                                   1,680
      Net occupancy expense of premises                                      242
      Federal deposit insurance premiums                                      88
      Data Processing services                                               112
      Advertising                                                            106
      Other                                                                  439
                                                                          ------
           Total General, Administrative and Other Expenses                2,667

           Income before Federal income tax expense                          853

Federal income tax expense                                                   300
                                                                          ------

      Net income                                                          $  553
                                                                          ======




Source:  Columbia Federal Savings Bank's audited financial statements

                                    EXHIBIT 4

                          COLUMBIA FEDERAL SAVINGS BANK
                             FORT MITCHELL, KENTUCKY

                        CONSOLIDATED STATEMENTS OF INCOME
                   YEARS ENDED SEPTEMBER 30, 1993 THROUGH 1996



                                                         Year ended September 30,
                                                     ------------------------------
                                                      1996    1995    1994    1993
                                                     ------  ------  ------  ------
                                                             (In thousands)
Interest income:
      Loans                                          $5,869  $6,014  $6,070  $6,166
      Mortgage-backed securities                      1,214     981     995   1,304
      Investment securities                             876     777     708     697
      Interest-bearing deposits                         239     171     114     145
                                                     ------  ------  ------  ------
           Total interest income                      8,198   7,943   7,887   8,312
                                                     ------  ------  ------  ------

Interest expense:
      Deposits                                        4,578   4,383   3,835   4,365
      FHLB Advances                                              63      15      --
      Other borrowings                                                    3       6
                                                     ------  ------  ------  ------
           Total interest expense                     4,578   4,446   3,853   4,370

           Net interest income                        3,620   3,497   4,034   3,942

Provision for losses on Loans and REO                     8      13      34      47
                                                     ------  ------  ------  ------
           Net interest income after provision
             for loan losses                          3,612   3,484   4,000   3,895
                                                     ------  ------  ------  ------

Non-Interest Income                                      96      92     160     217
                                                     ------  ------  ------  ------


Other expenses
      Compensation and employee benefits              1,458   1,372   1,232   1,165
      Occupancy of premises                             228     206     216     232
      Federal deposit insurance premiums                809     213     223     184
      Data processing                                   109     103     101      99
      Other                                             516     477     500     511
                                                     ------  ------  ------  ------
           Total other expenses                       3,120   2,371   2,272   2,190
                                                     ------  ------  ------  ------

           Income before Federal income tax expense     588   1,205   1,888   1,922

Federal income tax expense                              200     389     623     593
                                                     ------  ------  ------  ------

      Net income                                        388     816   1,265   1,329
                                                     ======  ======  ======  ======









Source: Columbia Federal Savings Bank's audited financial statements

                                    EXHIBIT 5




                 SELECTED CONSOLIDATED FINANCIAL CONDITION DATA
                       AT SEPTEMBER 30, 1993 THROUGH 1997


                                                                 September 30,
                                               --------------------------------------------------
                                                  1997      1996     1995     1994           1993
                                               --------------------------------------------------
                                                                                        (In thousands)
SELECTED FINANCIAL CONSITION AND OTHER DATA:

Total assets                                   $104,006  $108,098  $108,376  $106,099  $107,739
Cash and amounts due from banks (1)                 612       549       543       568       612
Interest-bearing deposits in banks                6,215     2,498     6,304     2,202     6,621
Investment securities available-for-sale          1,003     1,002       988        --        --
Investment securities held-to-maturity           13,069    13,995    12,493    13,495    12,428
Mortgage-backed securities available-for-sale        --        --        --        --        --
Mortgage-backed securities held-to-maturity      17,862    18,751    16,800    16,744    18,264
Loans receivable, net                            61,578    67,741    68,270    70,288    67,026
FHLB stock - at cost                              1,260     1,174     1,095     1,026       974
Deposits                                         90,195    94,657    95,806    93,807    97,278
Retained Earnings                                13,090    12,537    12,149    11,333    10,068



(1) Includes cash and amounts due from depository institutions and interest-bearing deposits in other financial institutions.


Source: Columbia Financial of Kentucky Inc's Prospectus

                                    EXHIBIT 6




                            INCOME AND EXPENSE TRENDS
           FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 1993 THROUGH 1997







                                                   Year Ended September 30,
                                             --------------------------------------
                                              1997    1996    1995    1994     1993
                                             ------  ------  ------  ------  ------
SUMMARY OF EARNINGS:                                    (In thousands)
Interest and dividend income                 $7,996  $8,198  $7,943  $7,939  $8,355
Interest expense                              4,451   4,578   4,446   3,853   4,370
                                             ------  ------  ------  ------  ------
        Net interest income                   3,545   3,620   3,497   4,086   3,985
Provisions for loan losses                      113       8      13      34      47
                                             ------  ------  ------  ------  ------
        Net interest income after provision
          for losses on loans                 3,432   3,612   3,484   4,052   3,938
Non-interest income                              88      96      92     108     174
Non-interest expense                          2,667   3,120   2,371   2,272   2,190
                                             ------  ------  ------  ------  ------
Income before income taxes                      853     588   1,205   1,888   1,922
Income tax expense                              300     200     389     623     593
                                             ------  ------  ------  ------  ------

        Net income                           $  553  $  388  $  816  $1,265  $1,329
                                             ======  ======  ======  ======  ======













Source:  Columbia Financial of Kentucky Inc.'s Prospectus

                                    EXHIBIT 7


                            NORMALIZED EARNINGS TREND
          FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 1995, 1996 AND 1997

                                                  Fiscal years ended
                                                      September 30,
                                          ------------------------------------
                                           1997           1996          1995
                                          -------       -------       -------
Net income after taxes                    $   553       $   388       $   816

Net income before taxes and effect
     of accounting adjustments                853           588         1,205

Expense adjustments
     Provision for loan losses                (70)          ---           ---
     SAIF assessment                          ---          (592)          ---

Normalized earnings before taxes              923         1,180         1,205

Taxes                                         314(1)        401(1)        389(1)
                                          -------       -------       -------

Normalized earnings after taxes           $   609       $   779       $   816
                                          =======       =======       =======



(1)  Based on tax rate of 34.00 percent


Source:  Columbia Federal Savings Bank's audited financial statements

                                    EXHIBIT 8



                             PERFORMANCE INDICATORS
               FOR THE YEARS ENDED SEPTEMBER 30, 1993 THROUGH 1997



                                                                                        Years ended September 30,
                                                                          -------------------------------------------------------
                                                                           1997        1996          1995       1994        1993
                                                                          ------      ------        ------     ------      ------
SELECTED FINANCIAL RATIOS:
Return on average assets                                                   0.53%       0.36%         0.77%      1.17%       1.23%
Return on average equity                                                   4.30%       3.10%         6.92%     11.78%      14.12%
Interest rate spread                                                       2.97%       2.94%         2.93%      3.53%       3.45%
Net interest margin                                                        3.46%       3.41%         3.38%      3.87%       3.76%
Non-interest expense to average total assets                               2.53%       2.87%         2.24%      2.15%       2.07%

Capital ratios:
Average equity to average assets                                          12.22%      11.50%        11.15%      9.96%       8.70%
Equity to assets at the end of period                                     12.59%      11.60%        11.21%     10.68%       9.34%

Asset quality ratios and other data:
Non-performing loans to total net loans at end of period                   0.98%       0.26%         0.00%      0.71%       0.39%
Non-performing assets to total assets at end of period                     0.58%       0.16%         0.03%      0.56%       0.46%
Allowance for losses on loans to total net loans
      at end of period                                                     0.49%       0.28%         0.28%      0.27%       0.28%
Allowance for losses on loans to non-performing loans
     at end of period                                                     49.92%     106.78%         0.00%     38.03%      72.97%
Net charge-offs to average loans                                           0.00%       0.01%         0.02%      0.05%       0.07%



















Source:  Columbia Financial of Kentucky Inc.'s Prospectus

                                    EXHIBIT 9


                              VOLUME/RATE ANALYSIS
             FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 1996 AND 1997

                                                                          Year ended September 30,
                                                  --------------------------------------------------------------------------
                                                             1997 vs. 1996                          1996 vs. 1995
                                                  -------------------------------------   ----------------------------------
                                                         Increase                               Increase
                                                        (Decrease)                             (Decrease)
                                                          Due to             Total               Due to            Total
                                                  -----------------------                 ----------------------
                                                                             Increase                              Increase
                                                   Volume      Rate           (Decrease)   Volume      Rate        (Decrease)
                                                  ---------  ---------     ------------------------   --------   -----------
                                                                              (In thousands)
INTEREST INCOME ATTRIBUTABLE TO:
     Interest bearing deposits                    $    (39)  $     (3)     $    (42)      $     53    $    15    $     68
     Investment securities                             (56)        34           (22)            51         48          99
     Mortgage backed securities                        (79)         8           (71)           184         49         233
     Loans receivable                                  (74)         7           (67)          (185)        40        (145)
                                                  ---------  ---------     ---------      ---------   --------   ---------
        Total interest income                     $   (248)  $     46      $   (202)      $    103    $   152    $    255
                                                  =========  =========     =========      =========   ========   =========

INTEREST EXPENSE ATTRIBUTABLE TO:
     NOW accounts                                 $     (8)  $     (1)     $     (9)      $     10    $   (18)   $     (8)
     Money market accounts                             (60)       (10)          (70)           (94)       (53)       (147)
     Passbook savings accounts                          (2)        (7)           (9)            (5)       (50)        (55)
     Certificates of deposit                          (104)        40           (64)           311         94         405
     FHLB advances                                      25           --          25            (63)          --       (63)
                                                  ---------  ---------     ---------      ---------   --------   ---------
        Total interest expense                    $   (149)  $     22      $   (127)      $    159    $   (27)   $    132
                                                  =========  =========     =========      =========   ========   =========

Increase (decrease) in net interest income        $    (99)  $     24      $    (75)      $    (56)   $   179    $    123
                                                  =========  =========     =========      =========   ========   =========





Source:  Columbia Financial of Kentucky Inc.'s Prospectus

                                   EXHIBIT 10


                              Yield and Cost Trends
               For the Years Ended September 30, 1995 through 1997



                                                                         Years Ended September 30,
                                                                   --------------------------------------
                                                                      1997           1996         1995
                                                                     Yield/         Yield/       Yield/
                                                                      Rate           Rate         Rate
                                                                   -----------    -----------   ---------

Interest Earning Assets
     Interest bearing deposits                                       5.25%          5.32%        4.99%
     Investment securities                                           5.89%          5.65%        5.34%
     Mortgage backed and related securities                          6.83%          6.79%        6.51%
     Loans receivable, net                                           8.61%          8.60%        8.54%
                                                                   -----------    -----------   ---------
     Total interest earning assets                                   7.81%          7.72%        7.68%

Interest bearing liabilities
     NOW accounts                                                    2.46%          2.49%        2.90%
     Money market accounts                                           3.06%          3.14%        3.50%
     Passbook savings accounts                                       3.02%          3.07%        3.44%
     Certificates of deposit                                         5.74%          5.68%        5.53%
     FHLB borrowings                                                 6.00%            --         5.82%
                                                                   -----------    -----------   ---------
     Total interest bearing liabilities                              4.84%          4.78%        4.75%

Net interest income:  interest rate spread                           2.97%          2.94%        2.93%
                                                                   -----------    -----------   ---------

Net interest margin (net interest income as a
     percent of average interest-earning assets)                     3.46%          3.41%        3.38%
                                                                   -----------    -----------   ---------








Source:  Columbia Financial of Kentucky Inc.'s prospectus

                                  EXHIBIT 11





            Interest Rate Sensitivity of Net Portfolio Value (NPV)
                             At September 30, 1997





                                                       At September 30, 1997
                                                    ----------------------------
                               Assumed
                              Change in
                            Interest Rates           $ Change        % Change
                            (Basis Points)            in NPV          in NPV
                           -----------------        ------------    ------------
                                                 (In Thousands)
                                 +400                   $(7,137)            (43)%
                                 +300                    (5,232)            (32)%
                                 +200                    (3,322)            (20)%
                                 +100                    (1,498)             (9)%
                                  0                           0               0%
                                 -100                       838               5%
                                 -200                     1,333               8%
                                 -300                     2,109              13%
                                 -400                     3,260              20%













Source:  Columbia Financial of Kentucky Inc.'s Prospectus

                                   EXHIBIT 12

                           Loan Portfolio Composition
              At March 31, 1997, and at June 30, 1993 through 1996


                                                                            September 30,
                                          ------------------------   --------------------------       -------------------------
                                                     1997                         1996                           1995
                                          ------------------------   --------------------------       -------------------------
                                            Amount         Percent        Amount        Percent         Amount          Percent
                                          ----------       ------       ----------       ------       ----------        -----
                                                                        (Dollars in thousands)
Type of Loan:
------------
Residential real estate loans:
    One-to-four family residential        $   53,584        83.80%      $   52,691        75.92%      $   53,552        75.92%
    Multi-family residential                   5,487         8.58%           8,769        12.64%           8,918        12.64%
    Land and construction:
    Nonresidential real estate loans           1,711         2.68%           6,011         8.66%           5,630         7.98%
    Construction loans                         3,117         4.87%           1,878         2.71%           2,405         3.41%
                                          ----------       ------       ----------       ------       ----------        -----
  Total real estate loans                     63,899        99.92%          69,349        99.93%          70,505        99.95%

Consumer loans:
    Loans on deposits                             42         0.07%              42         0.06%              22         0.03%
    Home improvement loans                         7         0.01%               8         0.01%              14         0.02%
                                          ----------       ------       ----------       ------       ----------        -----
  Total consumer loans                            49         0.08%              50         0.07%              36         0.05%
                                          ----------       ------       ----------       ------       ----------        -----

  Total loans                             $   63,948       100.00%      $   69,399       100.00%      $   70,541       100.00%
                                          ----------       ======       ----------       ======       ----------       ======

Less:
    Loans in process                      $    1,202                    $      552                    $    1,196
Unearned discounts
Deferred loan fees                               868                           864                           886
Allowance for loan losses                        300                           189                           189
                                          ----------                    ----------                    ----------

Loans receivable, net                     $   61,578                    $   67,794                    $   68,270
                                          ==========                    ==========                    ==========





                                                                    September 30,
                                                ---------------------       -------------------------
                                                          1994                        1993
                                                ---------------------       -------------------------
                                                 Amount       Percent          Amount        Percent
                                                -------        ------       ----------        ------
Type of Loan:
Residential real estate loans:
    One-to-four family residential              $ 54,29         74.39%      $   54,123         78.12%
    Multi-family residential                      8,973         12.29%           6,793          9.80%
    Land and construction:
    Nonresidential real estate loans              6,434          8.82%           5,467          7.89%
    Construction loans                            3,235          4.43%           2,818          4.07%
                                                -------        ------       ----------        ------
  Total real estate loans                        72,939         99.93%          69,201         99.88%

Consumer loans:
    Loans on deposits                                35          0.05%              61          0.09%
    Home improvement loans                           13          0.02%              24          0.03%
                                                -------        ------       ----------        ------
  Total consumer loans                               48          0.07%              85          0.13%
                                                -------        ------       ----------        ------

  Total loans                                  $ 72,987        100.00%      $   69,286        100.00%
                                                -------        ======       ----------        ======

Less:
    Loans in process                         $    1,589                     $    1,296
Unearned discounts
Deferred loan fees                                  921                            775
Allowance for loan losses                           189                            189
                                                -------                     ----------

Loans receivable, net                        $   70,288                     $   67,026
                                             ==========                     ==========





    Source:  Columbia Financial of Kentucky Inc.'s Prospectus

                                   EXHIBIT 13
                             Loan Maturity Schedule


                                                                                                                Due
                                                 Due during the year ending  Due 4-5   Due 6-10 Due 11-20    More Than
                                                       September 30,          Years      Years     Years      20 Years
                                          --------------------------------    After      After     After       After
                                              1998       1999       2000     9/30/97    9/30/97    9/30/97    9/30/97     Total
                                            -------    -------    -------    -------    -------    -------    -------    -------
Fixed Rate Loans                                                                          (In Thousands)
Residential real estate loans:
 One-to-four family (first mortgage)        $    16    $    29    $   111    $   830    $ 6,438    $22,766    $13,690    $43,880
  Home equity (second mortgage)                   -          -          2         11          5         31          -         49
  Multi-family                                    -          -         13         78        297      2,775        154      3,317
  Nonresidential real estate loans                -          -          -         39        134        965         79      1,217
  Construction loans                          3,117          -          -          -          -          -          -      3,117
                                            -------    -------    -------    -------    -------    -------    -------    -------
             Total real estate loans        $ 3,133    $    29    $   126    $   958    $ 6,874    $26,537    $13,923    $51,580

Consumer loans:
  Loans on deposits                              42          -          -          -          -          -          -         42
  Other consumer loans                            -          -          2          -          5          -          -          7
                                            -------    -------    -------    -------    -------    -------    -------    -------
             Total consumer loans                42          -          2          -          5          -          -         49

                                            -------    -------    -------    -------    -------    -------    -------    -------
             Total fixed rate loans         $ 3,175    $    29    $   128    $   958    $ 6,879    $26,537    $13,923    $51,629
                                            =======    =======    =======    =======    =======    =======    =======    =======

Adjustable Rate Loans
Residential real estate loans:
  One- to four-family (first mortgage)            -    $    19    $    56    $   126    $   853    $ 4,505    $ 3,967    $ 9,526
  Home equity (second mortgage)                   -          9          3          8        109          -          -        129
  Multifamily                                     -          -         18          -        909        694        549      2,170
Nonresidential real estate loans                  -          -         13         33        131        229         88        494
Construction loans                                -          -          -          -          -          -          -          -
                                            -------    -------    -------    -------    -------    -------    -------    -------
             Total real estate loans              -    $    28    $    90    $   167    $ 2,002    $ 5,428    $ 4,604    $12,319

Consumer loans:
  Loans on deposits                               -          -          -          -          -          -          -          -
  Other consumer loans                            -          -          -          -          -          -          -          -
                                            -------    -------    -------    -------    -------    -------    -------    -------
             Total consumer loans                 -          -          -          -          -          -          -          -

             Total adjustable rate loans          -    $    28    $    90    $   167    $ 2,002    $ 5,428    $ 4,604    $12,319
                                            =======    =======    =======    =======    =======    =======    =======    =======








Source:  Columbia Financial of Kentucky Inc.'s Prospectus

                                 EXHIBIT 14

                              LOAN ORIGINATIONS
            FOR THE YEAR ENDED SEPTEMBER 30, 1995, 1996, AND 1997

                                          Year Ended September 30,
                                  -----------------------------------------
                                          1997            1996     1995
                                  -------------   -------------  ----------
LOAN ORIGINATIONS:
      One-to-four family residential   $ 7,493         $ 6,925     $ 3,802
      Multi-family residential             684             553         358
      Nonresidential                       232             125          49
      Construction                       3,170           2,584       2,544
      Consumer                              80              70          32
                                       -------         -------     -------
      Total loans originated            11,659          10,257       6,785

Loan purchases                              --             160          --
                                       -------         -------     -------

Total loans originated and purchased    11,659          10,417       6,785
                                       -------         -------     -------

SALES AND LOAN PRINCIPAL REPAYMENTS:
LOANS SOLD:
PRINCIPAL REPAYMENTS                    18,904          12,818      11,213
                                       -------         -------     -------


Loan originations, net                  (7,245)         (2,401)     (4,428)
Increase (decrease) due to
  other items, net                     $ 1,082         $ 1,872     $ 2,410
                                       -------         -------     -------

Net increase in net
   loan portfolio                     $ (6,163)         $ (529)   $ (2,018)
                                      ========          ======    ========




Source: Columbia Financial of Kentucky Inc.'s Prospectus

                                   EXHIBIT 15
                                DELINQUENT LOANS
                       AT SEPTEMBER 30, 1995 THROUGH 1997


                                                                                 September 30,
                            -------------------------------------------------------------------------------------------------------
                                         1997                                      1996                                 1995
                            -------------------------------------   ----------------------------------------    -------------------
                                                    Percent                           Percent                            Percent
                                                    of Total                          of Total                           of Total
                             Number     Amount      Loans      Number      Amount     Loans        Number        Amount    Loans
                             ------      ----       ------      ----       ------     --------    ---------      -------   ------


Loans delinquent for:
  30 - 59 days                          $  549        0.86%                 $  792      1.14%                   $  668      0.95%
  60 - 89 days                             591        0.92%                    132      0.19%                       --        --
  90 days and over                         601        0.94%                    177      0.26%                       --        --
                                        ------        ----                  ------      ----                    ------      ----

     Total delinquent loans             $1,741        2.72%                 $1,101      1.59%                   $  668      0.95%
                                        ======        ====                  ======      ====                    ======      ====

















Source:  Columbia Financial of Kentucky Inc.'s Prospectus

                                           EXHIBIT 16


                                       CLASSIFIED ASSETS
                                 AT SEPTEMBER 30, 1996 AND 1997




                                                        At September 30,
                                                 ---------------------------
                                                     1997           1996
                                                 -----------    ------------
                                                             (In thousands)

Loss assets                                      $          0    $         0
Doubtful assets                                             0              0
Substandard assets                                        972            178
                                                 -------------   -----------
   Total classified assets                       $        972    $       178
                                                 =============   ============









Source:  Columbia Financial of Kentucky Inc.'s Prospectus

                                  EXHIBIT 17

                             NONPERFORMING ASSETS


                                                                                      September 30,
                                                                 ----------------------------------------------------------
                                                                   1997          1996         1995        1994       1993
                                                                 ----------------------------------------------------------
                                                                                     (In Thousands)

Accruing loans greater than 90 days delinquent Real estate:
  Residential                                                    $   601       $   177     $      --      $286       $259
  Nonresidential                                                      --            --            --       211         --
Consumer                                                              --            --            --        --         --
                                                                 -------       -------       -------      ----       ----
             Total nonperforming loans                               601           177            --       497        259

Real estate owned                                                     --            --            32       101        239
                                                                 -------       -------       -------      ----       ----
  Total nonperforming assets                                     $   601       $   177       $    32      $598       $498

  Total nonperforming loans as a
     percentage of total net loans                                  0.98%         0.26%         0.05%     0.71%      0.39%
  Total nonperforming assets as a
     percentage of total assets                                     0.58%         0.16%         0.03%     0.56%      0.46%
  Allowance for losses on loans as a
     percentage of nonperforming
     loans                                                         49.92%       106.78%          N/M      38.03%     72.97%










Source:  Columbia Financial of Kentucky Inc.'s Prospectus

                                   EXHIBIT 18

                            ALLOWANCE FOR LOAN LOSSES
               FOR THE YEARS ENDED SEPTEMBER 30, 1993 THROUGH 1997



                                                                          At or for The Year Ended September 30,
                                                             ------------------------------------------------------------------
                                                             1997         1996          1995          1994         1993
                                                             ------------ ------------- ------------  ------------ ------------
                                                                                  (Dollars in thousands)
                                                             ------------------------------------------------------------------
Total net loans outstanding                            $61,578       $67,741       $68,270       $70,288       $67,026
Average loans outstanding                               67,405        68,269        70,433        69,611        68,740

Allowance for loan losses
   Balance at beginning of period                          189           189           189           189           189

Charge-offs
   Real estate:
     Residential                                             2             8            13            34            47
     Nonresidential                                         --            --            --            --            --
   Consumer                                                 --            --            --            --            --
Recoveries
   Real estate:
     Residential                                            --            --            --            --            --
     Nonresidential                                         --            --            --            --            --
   Consumer                                                 --            --            --            --            --
                                                                                                               -------
   Net charge-offs

Provision for losses on loans
  (charged to operations)                                  113             8            13            34            47
                                                       -------       -------       -------       -------       -------
Balance at end of period                               $   300       $   189       $   189       $   189       $   189
                                                       =======       =======       =======       =======       =======
Ratio of allowance for losses on loans as a
  percent of total loans outstanding                      0.49%         0.28%         0.28%         0.27%         0.28%
                                                       =======       =======       =======       =======       =======
Ratio of net charge-offs (recoveries) to
  average net loans outstanding during the period           --          0.01%         0.02%         0.05%         0.07%
                                                       =======       =======       =======       =======       =======



Source:  Columbia Financial of Kentucky Inc.'s Prospectus

                                   EXHIBIT 19


                        INVESTMENT PORTFOLIO COMPOSITION
                              AT SEPTEMBER 30, 1997

                                                                                At September 30,
                                                        --------------------------------------------------------------------
                                                          1997                          1996                  1995
                                                        ---------------------  --------------------- -----------------------
                                                        Carrying     % of       Carrying     % of      Carrying       % of
                                                         Value      Total        Value      Total       Value        Total
                                                         -------     ------      -------     ------     -------      ------
                                                                              (Dollars in thousands)

Investment securities:
   U.S. government and federal agency securities         $14,027      92.00%     $14,997      93.00      $13,481      92.00%
   FHLB stock                                              1,260       8.00%       1,174       7.00%       1,095       8.00%
                                                         -------     ------      -------     ------      -------     ------
        Total investment securities                      $15,287     100.00%     $16,171     100.00      $14,576     100.00%

Mortgage-backed securities:
   FNMA certificates                                     $ 9,297      52.00%     $ 9,229      49.22%     $ 9,290      55.30%
   GNMA certificates                                       5,048      28.26%       4,536      24.19%       3,858      22.96%
   FHLMC certificates                                      3,517      19.74%       4,986      26.59%       3,652      21.74%
                                                         -------     ------      -------     ------      -------     ------
        Total mortgage-backed and related securities     $17,862     100.00%     $18,751     100.00      $16,800     100.00%










Source:  Columbia Financial of Kentucky Inc.'s Prospectus

                                   EXHIBIT 20


                                 MIX OF DEPOSITS
                       AT SEPTEMBER 30, 1995 THROUGH 1997

                                                                September 30,
                                 -----------------------------------------------------------------------------
                                           1997                       1996                   1995
                                 ----------------------    -------------------------   -----------------------
                                               Percent                     Percent                Percent
                                   Amount      of Total         Amount     of Total    Amount     of Total
                                 ---------------------     -------------------------  -----------------------
                                                                 (Dollars in thousands)
Transaction accounts:
--------------------
   NOW accounts                  $ 3,952          4.38%     $ 4,339           4.58%  $ 4,267           4.45%
   Money market accounts          11,919         13.21%      13,641          14.41%   15,624          16.31%
   Club accounts                      66          0.07%          73           0.08%       77           0.08%
   Passbook savings accounts      13,167         14.60%      13,519          14.28%   13,478          14.07%
                                 -------          ----      -------           ----   -------           ----

Total transaction accounts       $29,104         32.26%     $31,572          33.35%  $33,446          34.91%


Certificates of deposit:
-----------------------
   2.01 - 4.00%                       42          0.05%          42           0.04%       50           0.05%
   4.01 - 6.00%                   31,457         34.88%      54,925          58.03%   30,274          31.60%
   6.01 - 8.005                   29,592         32.81%       8,118           8.58%   32,036          33.44%
                                 -------          ----      -------           ----   -------           ----

Total Certificates               $61,091         67.74%     $63,085          66.65%  $62,360          65.09%
                                 -------          ----      -------           ----   -------           ----

Total Deposits                   $90,195         100.0%     $94,657         100.00%  $95,806         100.00%
                                 =======         =====      =======         ======   =======         ======


Source: Columbia Financial of Kentucky Inc.'s Prospectus

                                   EXHIBIT 21


                                DEPOSIT ACTIVITY
               FOR THE YEARS ENDED SEPTEMBER 30, 1995 THROUGH 1997



                                                               Year ended September 30,
                                                        ----------------------------------------
                                                             1996          1995          1994
                                                        ------------ ------------- -------------
                                                                (Dollars in thousands)
Beginning balance                                       $    94,657  $     95,806  $     93,807
Deposits                                                     59,497        60,704        66,213
Withdrawals                                                 (67,647)      (65,719)      (67,956)
Net increases (decreases) before
  interest credited                                          (8,150)       (5,015)       (1,743)
                                                        ------------ ------------- -------------
Interest credited                                             3,688         3,866         3,742
Ending balance                                          $    90,195  $     94,657  $     95,806
                                                        ============ ============= =============

Net increase (decrease)                                 $    (4,462) $     (1,149) $      1,999
                                                        ============ ============= =============

Percent increase (decrease)                                   (4.71)%       (1.20)%        2.13%
                                                        ============ ============= =============




Source:Columbia Financial of Kentucky Inc.'s Prospectus

                                          EXHIBIT 22


                                    BORROWED FUNDS ACTIVITY
                      FOR THE YEARS ENDED SEPTEMBER 30, 1995 THROUGH 1997



                                                        Year ended September 30,
                                                --------------------------------------
                                                    1997          1996         1995
                                                ------------ ------------- -------------
                                                        (Dollars in thousands)
FHBL ADVANCES
Average balance outstanding                         $  417        $  --       $1,083
     Maximum amount outstanding at any
       month end during the period                   1,000           --        2,750
     Balance outstanding at end of period               --           --           --

Weighted average interest rate
  during the period                                   6.00%          --         5.82%
Weighted average interest rate at
  end of period                                         --           --           --





Source:  Columbia Financial of Kentucky Inc.'s Prospectus

                                   EXHIBIT 23

                    OFFICES OF COLUMBIA FEDERAL SAVINGS BANK
                             FORT MITCHELL, KENTUCKY
                              AT SEPTEMBER 30, 1997

                                                                                         Net Book
                                                                        Owned            Value at
                                                      Date               or            September 30,
              LOCATION                              Acquired           Leased              1997
--------------------------------------            -------------      ------------       ------------
                                                                                           (000)
Main Office:
2497 Dixie Highway                                    1957              Owned                 $ 231
Ft. Mitchell, KY 41017-3085


Branch Offices:

Pike Street and Lee Street                            1937              Owned                 $ 141
Covington, KY 41011

612 Buttermilk Pike                                   1981              Owned                  $134
Crescent Springs, KY 41017

3522 Dixie Highway                                    1981              Owned                   $52
Erlanger, KY 41018

7550 Dixie Highway                                    1996              Owned                  $748
Florence, KY 41042





Source:  Columbia Financial of Kentucky Inc.'s Prospectus

                                   EXHIBIT 24

                       LIST OF KEY OFFICERS AND DIRECTORS
                              AT SEPTEMBER 30, 1997



                                                                                                       DIRECTOR       TERM
                        NAME                     POSITION(S) HELD WITH THE BANK          AGE (1)        SINCE        EXPIRES
             ---------------------------  ---------------------------------------------------------- ------------- ------------

             J. Robert Bluemlein          Director                                          79           1970         2000
             Kenneth R. Kelly             Director, Chairman of the Board                   76           1965         2000
             John C. Layne                Director                                          48           1995         2000
             Daniel T. Mistler            Director                                          55           1997         1999
             Fred A. Tobergte, Sr.        Director                                          79           1981         1999
             Geraldine Zembrodt           Director                                          53           1993         1999
             Robert V. Lynch              Director, President, CEO                          52           1978         2000
             Mary Jane Lucas              Vice President                                    61           1971          --
             George Raybourne             Vice President                                    44           1972          --
             Edward Schwartz              Vice President                                    48           1973          --
             Harold E. Taylor             Vice President                                    56           1996          --
             Abijah Adams                 Controller                                        52           1978          --
             Carol S. Margrave            Secretary, Treasurer                              42           1979          --



             (1) At September 30, 1997



             Source:  Columbia Financial of Kentucky Inc.'s Prospectus

                                   EXHIBIT 25

                         KEY DEMOGRAPHIC DATA AND TRENDS
           MARKET AREA, FORT MITCHELL, KENTUCKY AND THE UNITED STATES
                               1990, 1996 AND 2001

                                           1990            1996         % Change         2001         % Change
                                      --------------- ---------------- ------------ --------------- ----------
Population
----------
Market Area                                  199,620          218,682       9.5%      233,929          7.0%
Fort Mitchell                                  7,438            7,798       4.8%        8,046          3.2%
Kentucky                                   3,685,296        3,895,554       5.7%    4,063,325          4.3%
United States                            248,709,873      265,294,885       6.7%  278,802,003          5.1%


Households
----------
Market Area                                   72,837           79,625       9.3%       85,028          6.8%
Fort Mitchell                                  3,149            3,309       5.1%        3,417          3.3%
Kentucky                                   1,379,610        1,462,541       6.0%    1,527,071          4.4%
United States                             91,947,410       98,239,161       6.8%  103,293,062          5.1%


Per Capita Income
-----------------
Market Area                                 $ 13,582         $ 15,364      13.1%          --            --
Fort Mitchell                                 20,919           23,504      12.4%          --            --
Kentucky                                      11,153           12,744      14.3%          --            --
United States                                 12,313           16,738      35.9%          --            --


Median Household Income
-----------------------
Market Area                                 $ 32,501         $ 36,031      10.9%     $ 35,076         (2.7)%
Fort Mitchell                                 36,250           46,848      29.2%       45,365         (3.2)%
Kentucky                                      22,534           25,703      14.1%       24,407         (5.0)%
United States                                 28,525           34,530      21.1%       33,189         (3.9)%




Source:  Data Users Center and CACI

                                   EXHIBIT 26

                                KEY HOUSING DATA
           MARKET AREA, FORT MITCHELL, KENTUCKY AND THE UNITED STATES
                                      1990



Occupied Housing Units
----------------------
Market Area                                                              72,817
Fort Mitchell                                                             3,149
Kentucky                                                              1,379,610
United States                                                        91,947,410


Occupancy Rate
---------------
Market Area
             Owner-Occupied                                                68.9%
             Renter-Occupied                                               31.1%
Fort Mitchell
             Owner-Occupied                                                51.0%
             Renter-Occupied                                               49.0%
Kentucky
             Owner-Occupied                                                69.6%
             Renter-Occupied                                               30.4%
United States
             Owner-Occupied                                                64.2%
             Renter-Occupied                                               35.8%


Median Housing Values
----------------------
Market Area                                                           $  69,450
Fort Mitchell                                                            94,200
Kentucky                                                                 50,100
United States                                                            79,098


Median Rent
-----------
Market Area                                                           $     396
Fort Mitchell                                                               431
Kentucky                                                                    319
United States                                                               374






  Source:  U.S. Department of Commerce and CACI Sourcebook

                                   EXHIBIT 27

                  MAJOR SOURCES OF EMPLOYMENT BY INDUSTRY GROUP

            MARKET AREA, FORT MITCHELL, KENTUCKY AND THE UNITED STATES
                                      1990



                                              Market          Fort                        United
Industry Group                                 Area         Mitchell       Kentucky       States
---------------                             ------------   ------------  -------------  ------------
Agriculture/Mining                              1.3%           0.5%           6.5%          1.3%
Construction                                    7.1%           5.8%           6.6%          4.8%
Manufacturing                                  18.0%          14.5%          20.3%         19.2%
Transportation/Utilities                       12.0%          11.1%           7.6%          5.9%
Wholesale/Retail                               24.4%          22.7%          22.3%         27.5%
Finance, Insurance, & Real Estate               6.9%           8.0%           5.4%          7.3%
Services                                       30.3%          37.4%          31.3%         34.0%





Source:  Bureau of the Census County Business Patterns

                                   EXHIBIT 28

                               UNEMPLOYMENT RATES
                          KENTON COUNTY, BOONE COUNTY,
                         KENTUCKY AND THE UNITED STATES
                            1994, 1995, 1996 AND 1997



  Location                          1994              1995               1996               1997
-------------                   -------------      ------------       ------------      -------------
Kenton County                       4.5%              4.2%               4.2%               3.7%

Boone County                        4.6%              4.1%               4.1%               3.5%

Kentucky                            5.4%              5.4%               5.6%               5.0%

United States                       6.1%              5.6%               5.0%               4.7%



* September 1997



Source: Kentucky Commission for Employment Services

                                   EXHIBIT 29

                            MARKET SHARE OF DEPOSITS
                             BOONE AND KENTON COUNTY
                                  JUNE 30, 1996




                                 Market Area                  Columbia's           Columbia's
                                   Deposits                     Share                Share
                                    ($000)                      ($000)                 (%)
                                 -----------                   --------             --------

Banks                            $ 2,005,807                     ---                     ---

Thrifts                              184,074                  $ 97,510                  53.0%

Credit Unions                         16,890                     ---                     ---
                                 -----------                  ---------             ---------

TOTAL                            $ 2,206,771                  $ 97,510                   4.4%








Source:  Sheshunoff

                                          EXHIBIT 30




                              NATIONAL INTEREST RATES BY QUARTER
                                          1993-1997

                                                      1st Qtr.     2nd Qtr.    3rd Qtr.    4th Qtr.
                                                        1993         1993        1993        1993
                                                        ----         ----        ----        ----

Prime Rate                                              6.00%        6.00%       6.00%       6.00%
90-Day Treasury Bills                                   2.93%        3.07%       2.96%       3.05%
1-Year Treasury Bills                                   3.27%        3.43%       3.35%       3.58%
30-Year Treasury Notes                                  6.92%        6.67%       6.03%       6.35%


                                                      1st Qtr.     2nd Qtr.    3rd Qtr.    4th Qtr.
                                                        1994         1994        1994        1994
                                                        ----         ----        ----        ----

Prime Rate                                              6.25%        7.25%       7.75%       8.50%
90-Day Treasury Bills                                   3.54%        4.23%       5.14%       5.66%
1-Year Treasury Bills                                   4.40%        5.49%       6.13%       7.15%
30-Year Treasury Notes                                  7.11%        7.43%       7.82%       7.88%


                                                      1st Qtr.     2nd Qtr.    3rd Qtr.    4th Qtr.
                                                        1995         1995        1995        1995
                                                        ----         ----        ----        ----

Prime Rate                                              9.00%        9.00%       8.75%       8.50%
90-Day Treasury Bills                                   5.66%        5.58%       5.40%       5.06%
1-Year Treasury Bills                                   6.51%        5.62%       5.45%       5.14%
30-Year Treasury Notes                                  7.43%        6.71%       5.69%       5.97%

                                                      1st Qtr.     2nd Qtr.    3rd Qtr.    4th Qtr.
                                                        1996         1996        1996        1996
                                                        ----         ----        ----        ----

Prime Rate                                              8.25%        8.25%       8.25%       8.25%
90-Day Treasury Bills                                   5.18%        5.25%       5.16%       5.07%
1-Year Treasury Bills                                   5.43%        5.91%       5.38%       5.57%
30-Year Treasury Notes                                  6.73%        7.14%       6.47%       6.67%

                                                      1st Qtr.     2nd Qtr.    3rd Qtr.
                                                        1997         1997        1997
                                                        ----         ----        ----

Prime Rate                                              8.50%        8.50%       8.50%
90-Day Treasury Bills                                   4.95%        4.68%       4.98%
1-Year Treasury Bills                                   5.95%        5.36%       5.50%
30-Year Treasury Notes                                  7.06%        6.41%       6.39%


Source:  THE WALL STREET JOURNAL

KELLER & COMPANY                                                      Page 1
Dublin, Ohio
614-766-1426

                     THRIFT STOCK PRICES AND PRICING RATIOS
                PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF NOVEMBER 28, 1997

                                                                                                                     PER SHARE
                                                                                      *****************************************
                                                                                        Latest         All Time       All Time
                                                                                        Price            High           Low
                                                            State Exchange               ($)             ($)            ($)
                                                            -----    --------          --------        --------      --------

FFDB          FirstFed Bancorp Inc.                         AL        NASDAQ           22.000         22.750           8.500
SRN           Southern Banc Co.                             AL         AMSE            16.875         17.375          11.375
SCBS          Southern Community Bancshares                 AL        NASDAQ           18.188         18.500          13.000
SZB           SouthFirst Bancshares Inc.                    AL         AMSE            19.000         20.875          10.625
FFBH          First Federal Bancshares of AR                AR        NASDAQ           21.375         21.750          10.000
HCBB          HCB Bancshares Inc.                           AR        NASDAQ           13.625         14.250          12.625
FTF           Texarkana First Financial Corp                AR         AMSE            24.750         27.000          10.000
AFFFZ         America First Financial Fund                  CA        NASDAQ           47.125         50.563          14.500
BPLS          Bank Plus Corp.                               CA        NASDAQ           11.125         14.000           5.000
BVCC          Bay View Capital Corp.                        CA        NASDAQ           33.750         35.813           5.625
BYFC          Broadway Financial Corp.                      CA        NASDAQ           13.000         13.000           9.000
CENF          CENFED Financial Corp.                        CA        NASDAQ           40.750         42.250           4.545
CSA           Coast Savings Financial                       CA         NYSE            60.000         61.438           1.625
DSL           Downey Financial Corp.                        CA         NYSE            27.500         27.563           1.321
FSSB          First FS&LA of San Bernardino                 CA        NASDAQ            9.625         14.500           6.875
FED           FirstFed Financial Corp.                      CA         NYSE            36.500         39.438           1.125
GSB           Golden State Bancorp Inc.                     CA         NYSE            33.313        589.500           5.250
GDW           Golden West Financial                         CA         NYSE            89.625         93.813           3.875
AHM           H.F. Ahmanson & Co.                           CA         NYSE            59.500         62.063           2.688
HTHR          Hawthorne Financial Corp.                     CA        NASDAQ           21.000         35.500           2.250
HEMT          HF Bancorp Inc.                               CA        NASDAQ           16.750         17.125           8.188
HBNK          Highland Federal Bank FSB                     CA        NASDAQ           32.000         32.750          11.000
ITLA          ITLA Capital Corp.                            CA        NASDAQ           18.000         21.250          11.375
LFCO          Life Financial Corp.                          CA        NASDAQ           15.500         21.875          13.375
MBBC          Monterey Bay Bancorp Inc.                     CA        NASDAQ           19.000         20.500           8.750
PFFB          PFF Bancorp Inc.                              CA        NASDAQ           18.375         21.500          10.375
PROV          Provident Financial Holdings                  CA        NASDAQ           20.000         21.125          10.125
QCBC          Quaker City Bancorp Inc.                      CA        NASDAQ           20.500         24.563           6.000
REDF          RedFed Bancorp Inc.                           CA        NASDAQ           20.000         21.125           7.750
SGVB          SGV Bancorp Inc.                              CA        NASDAQ           17.125         19.375           7.750
WES           Westcorp                                      CA         NYSE            17.000         23.875           3.703
FFBA          First Colorado Bancorp Inc.                   CO        NASDAQ           22.750         23.500           3.189
ANE           Alliance Bncorp of New England                CT         AMSE            17.500         18.000           2.063
BKC           American Bank of Connecticut                  CT         AMSE            47.125         47.875           2.875





                                                                PER SHARE
                                               *****************************************************************
                                                    Monthly     Quarterly     Book                     12 Month
                                                     Change      Change      Value        Assets         Div.
                                                       (%)        (%)         ($)          ($)           ($)
                                                  --------    --------    --------      --------     --------

FFDB          FirstFed Bancorp Inc.               -3.30        33.08       14.77         153.31       0.55
SRN           Southern Banc Co.                   -2.17         8.87       14.74          86.29       0.35
SCBS          Southern Community Bancshares        1.04        14.57       13.19          61.87      NA
SZB           SouthFirst Bancshares Inc.          -1.94        16.92       16.06         114.77       0.50
FFBH          First Federal Bancshares of AR       4.27         1.79       16.64         111.75       0.16
HCBB          HCB Bancshares Inc.                  2.83         1.87       14.43          75.59      NA
FTF           Texarkana First Financial Corp      -0.50        10.30       15.03          95.71       3.48
AFFFZ         America First Financial Fund         9.59        19.68       29.41         374.43       1.60
BPLS          Bank Plus Corp.                    -10.10         3.19        9.16         202.69       0.00
BVCC          Bay View Capital Corp.              12.97        29.49       14.81         254.58       0.32
BYFC          Broadway Financial Corp.             2.97        18.18       14.77         150.14       0.20
CENF          CENFED Financial Corp.               0.93        21.64       21.51         386.73       0.34
CSA           Coast Savings Financial              0.52        30.97       25.21         484.89       0.00
DSL           Downey Financial Corp.              12.53        26.80       15.61         218.81       0.31
FSSB          First FS&LA of San Bernardino        1.32        16.67       13.68         315.79       0.00
FED           FirstFed Financial Corp.             2.28         9.16       20.01         387.78       0.00
GSB           Golden State Bancorp Inc.           -0.93        16.38       16.16         325.68       0.00
GDW           Golden West Financial                4.44         9.63       45.36         691.00       0.44
AHM           H.F. Ahmanson & Co.                 -2.36        16.67       20.17         495.69       0.88
HTHR          Hawthorne Financial Corp.           20.00        22.63       14.01         288.58       0.00
HEMT          HF Bancorp Inc.                      5.93        12.61       13.26         167.21       0.00
HBNK          Highland Federal Bank FSB            0.00        18.52       17.20         224.33       0.00
ITLA          ITLA Capital Corp.                 -10.00         0.70       12.32         114.89       0.00
LFCO          Life Financial Corp.               -11.43        -8.82        7.56          44.96      NA
MBBC          Monterey Bay Bancorp Inc.            4.11        14.29       15.60         126.84       0.11
PFFB          PFF Bancorp Inc.                    -3.92         1.73       14.69         146.09       0.00
PROV          Provident Financial Holdings        -0.62         1.27       17.66         132.47       0.00
QCBC          Quaker City Bancorp Inc.             2.50         0.00       15.33         181.26       0.00
REDF          RedFed Bancorp Inc.                  6.67        15.94       11.21         134.75       0.00
SGVB          SGV Bancorp Inc.                    -4.86        14.17       12.98         174.61       0.00
WES           Westcorp                            -9.64       -20.24       13.00         143.11       0.40
FFBA          First Colorado Bancorp Inc.         14.47        22.97       12.00          91.76       0.42
ANE           Alliance Bncorp of New England       5.26         2.19       10.95         148.70       0.15
BKC           American Bank of Connecticut         5.90        24.83       23.22         263.65       1.56





                                                                          PRICING RATIOS
                                                               ****************************************************
                                                                    Price/       Price/      Price/     Price/Core
                                                                   Earnings    Bk. Value     Assets      Earnings
                                                                     (X)          (%)          (%)          (X)
                                                                 --------     --------    --------     --------
FFDB          FirstFed Bancorp Inc.                               14.97       148.95       14.35         15.38
SRN           Southern Banc Co.                                   40.18       114.48       19.56         40.18
SCBS          Southern Community Bancshares                       NA          137.89       29.40         NA
SZB           SouthFirst Bancshares Inc.                          NM          118.31       16.55        100.00
FFBH          First Federal Bancshares of AR                      17.67       128.46       19.13         18.59
HCBB          HCB Bancshares Inc.                                 NA           94.42       18.02         NA
FTF           Texarkana First Financial Corp                      18.07       164.67       25.86         14.82
AFFFZ         America First Financial Fund                         7.74       160.23       12.59          7.69
BPLS          Bank Plus Corp.                                     16.36       121.45        5.49         19.52
BVCC          Bay View Capital Corp.                              25.57       227.89       13.26         23.28
BYFC          Broadway Financial Corp.                            33.33        88.02        8.66         31.71
CENF          CENFED Financial Corp.                              16.84       189.45       10.54         18.69
CSA           Coast Savings Financial                             21.35       238.00       12.37         20.00
DSL           Downey Financial Corp.                              18.58       176.17       12.57         19.50
FSSB          First FS&LA of San Bernardino                       NM           70.36        3.05         NM
FED           FirstFed Financial Corp.                            16.98       182.41        9.41         16.98
GSB           Golden State Bancorp Inc.                           24.32       206.14       10.23         20.19
GDW           Golden West Financial                               15.22       197.59       12.97         15.45
AHM           H.F. Ahmanson & Co.                                 17.20       294.99       12.00         20.03
HTHR          Hawthorne Financial Corp.                           15.91       149.89        7.28         16.80
HEMT          HF Bancorp Inc.                                     NM          126.32       10.02         55.83
HBNK          Highland Federal Bank FSB                           13.56       186.05       14.26         17.68
ITLA          ITLA Capital Corp.                                  12.08       146.10       15.67         12.08
LFCO          Life Financial Corp.                                NA          205.03       34.48         NA
MBBC          Monterey Bay Bancorp Inc.                           32.20       121.79       14.98         34.55
PFFB          PFF Bancorp Inc.                                    27.84       125.09       12.58         27.43
PROV          Provident Financial Holdings                        20.83       113.25       15.10         43.48
QCBC          Quaker City Bancorp Inc.                            17.08       133.72       11.31         17.67
REDF          RedFed Bancorp Inc.                                 15.87       178.41       14.84         16.00
SGVB          SGV Bancorp Inc.                                    25.18       131.93        9.81         31.71
WES           Westcorp                                            12.88       130.77       11.88         NM
FFBA          First Colorado Bancorp Inc.                         20.50       189.58       24.79         20.50
ANE           Alliance Bncorp of New England                      15.22       159.82       11.77         16.20
BKC           American Bank of Connecticut                        14.77       202.95       17.87         17.52


KELLER & COMPANY                                                      Page 2
Dublin, Ohio
614-766-1426

                     THRIFT STOCK PRICES AND PRICING RATIOS
                PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF NOVEMBER 28, 1997


                                                                                           *****************************
                                                                                             Latest         All Time
                                                                                             Price            High
                                                                 State Exchange               ($)             ($)
                                                                 -----    --------          --------        --------
BKCT          Bancorp Connecticut Inc.                           CT        NASDAQ           40.000         40.000
BSBC          Branford Savings Bank                              CT        NASDAQ            6.000        178.750
DIBK          Dime Financial Corp.                               CT        NASDAQ           31.500         32.000
EGFC          Eagle Financial Corp.                              CT        NASDAQ           51.750         52.500
FFES          First Federal of East Hartford                     CT        NASDAQ           37.000         37.500
MECH          Mechanics Savings Bank                             CT        NASDAQ           25.625         27.250
NMSB          NewMil Bancorp Inc.                                CT        NASDAQ           14.250         15.500
NSSB          Norwich Financial Corp.                            CT        NASDAQ           29.750         31.625
NSSY          NSS Bancorp Inc.                                   CT        NASDAQ           38.500         38.500
NTMG          Nutmeg Federal S&LA                                CT        NASDAQ           13.000         13.000
WBST          Webster Financial Corp.                            CT        NASDAQ           62.656         66.000
IFSB          Independence Federal Svgs Bank                     DC        NASDAQ           13.781         15.125
WSFS          WSFS Financial Corp.                               DE        NASDAQ           19.625         20.000
BANC          BankAtlantic Bancorp Inc.                          FL        NASDAQ           14.375         17.125
BKUNA         BankUnited Financial Corp.                         FL        NASDAQ           12.938         13.750
FFLC          FFLC Bancorp Inc.                                  FL        NASDAQ           22.500         23.500
FFPB          First Palm Beach Bancorp Inc.                      FL        NASDAQ           38.750         40.563
OCN           Ocwen Financial Corp.                              FL         NYSE            24.250         28.282
CCFH          CCF Holding Company                                GA        NASDAQ           20.000         21.000
CFBC          Community First Banking Co.                        GA        NASDAQ           38.375         40.000
EBSI          Eagle Bancshares                                   GA        NASDAQ           19.250         20.938
FSTC          First Citizens Corp.                               GA        NASDAQ           24.000         27.167
FGHC          First Georgia Holding Inc.                         GA        NASDAQ            8.375          9.500
FLFC          First Liberty Financial Corp.                      GA        NASDAQ           27.875         28.375
FLAG          FLAG Financial Corp.                               GA        NASDAQ           18.500         19.875
SFNB          Security First Network Bank                        GA        NASDAQ            8.000         41.500
CASH          First Midwest Financial Inc.                       IA        NASDAQ           20.500         20.750
GFSB          GFS Bancorp Inc.                                   IA        NASDAQ           16.875         17.625
HZFS          Horizon Financial Svcs Corp.                       IA        NASDAQ           11.000         13.000
MFCX          Marshalltown Financial Corp.                       IA        NASDAQ           17.250         17.250
MIFC          Mid-Iowa Financial Corp.                           IA        NASDAQ           10.625         11.000
MWBI          Midwest Bancshares Inc.                            IA        NASDAQ           18.500         19.500
FFFD          North Central Bancshares Inc.                      IA        NASDAQ           18.875         19.250
PMFI          Perpetual Midwest Financial                        IA        NASDAQ           27.000         27.500





                                                                                           PER SHARE
                                                     ******************************************************************************
                                                         All Time      Monthly     Quarterly     Book                     12 Month
                                                           Low          Change      Change      Value        Assets         Div.
                                                           ($)            (%)        (%)         ($)          ($)           ($)
                                                        --------     --------    --------    --------      --------     --------
BKCT          Bancorp Connecticut Inc.                    2.026       8.84        33.33       17.92         166.65       0.88
BSBC          Branford Savings Bank                       1.625      14.29        21.51        2.69          27.88       0.08
DIBK          Dime Financial Corp.                        2.125       1.61        14.03       14.54         178.52       0.37
EGFC          Eagle Financial Corp.                       6.198       6.98        54.48       22.91         332.04       0.94
FFES          First Federal of East Hartford              4.000       5.71        14.73       24.40         368.12       0.60
MECH          Mechanics Savings Bank                     11.000       3.02        13.26       16.33         156.94       0.00
NMSB          NewMil Bancorp Inc.                         1.250      16.33         9.62        8.42          82.76       0.24
NSSB          Norwich Financial Corp.                     2.000       2.59        17.82       15.05         129.02       0.62
NSSY          NSS Bancorp Inc.                            9.875       6.21        16.23       21.54         275.37       0.25
NTMG          Nutmeg Federal S&LA                         4.645      13.04        20.93        7.72         138.72       0.08
WBST          Webster Financial Corp.                     3.864       4.53        21.07       26.83         502.50       0.76
IFSB          Independence Federal Svgs Bank              0.250      -0.23         6.01       14.23         196.37       0.22
WSFS          WSFS Financial Corp.                        1.250      12.14        30.83        6.66         120.20       0.00
BANC          BankAtlantic Bancorp Inc.                   0.278       6.48        13.86        7.03         127.72       8.23
BKUNA         BankUnited Financial Corp.                  2.320       0.49        12.50        7.94         225.06       0.00
FFLC          FFLC Bancorp Inc.                           7.650       7.14        19.05       13.73          99.98       0.28
FFPB          First Palm Beach Bancorp Inc.              14.000       1.31        19.00       22.39         358.26       0.60
OCN           Ocwen Financial Corp.                      10.125     -14.26        14.45        6.91          48.86       0.00
CCFH          CCF Holding Company                        10.750       0.63        17.65       14.21         133.32       0.78
CFBC          Community First Banking Co.                31.875       6.60        13.70       31.49         163.48      NA
EBSI          Eagle Bancshares                            1.875       6.57        16.67       12.59         154.03       0.60
FSTC          First Citizens Corp.                        1.970      -5.26        14.29       12.44         122.97       0.29
FGHC          First Georgia Holding Inc.                  0.815       3.08        11.67        4.21          51.23       0.05
FLFC          First Liberty Financial Corp.               2.667      19.89        27.43       12.30         166.86       0.39
FLAG          FLAG Financial Corp.                        3.200      10.45        25.42       10.66         117.07       0.34
SFNB          Security First Network Bank                 5.500       1.59       -38.76        3.02           9.12       0.00
CASH          First Midwest Financial Inc.                8.833       4.46        12.33       16.11         149.91       0.36
GFSB          GFS Bancorp Inc.                            5.500      -1.46        16.38       11.01          95.62       0.23
HZFS          Horizon Financial Svcs Corp.                5.188      -2.22        16.55       10.27         103.14       0.16
MFCX          Marshalltown Financial Corp.                8.500       1.10         2.99       14.37          88.91       0.00
MIFC          Mid-Iowa Financial Corp.                    2.474      -1.16        14.86        7.19          76.29       0.08
MWBI          Midwest Bancshares Inc.                     3.917       8.82        63.83       10.18         147.21       0.20
FFFD          North Central Bancshares Inc.               8.071       7.09        13.53       15.13          66.03       0.25
PMFI          Perpetual Midwest Financial                10.000      12.50        34.16       18.24         214.44       0.30






                                                                            PRICING RATIOS
                                                                 ****************************************************
                                                                      Price/       Price/      Price/     Price/Core
                                                                     Earnings    Bk. Value     Assets      Earnings
                                                                       (X)          (%)          (%)          (X)
                                                                   --------     --------    --------     --------
BKCT          Bancorp Connecticut Inc.                              19.42       223.21       24.00         21.16
BSBC          Branford Savings Bank                                 20.69       223.05       21.52         20.69
DIBK          Dime Financial Corp.                                  10.68       216.64       17.65         10.94
EGFC          Eagle Financial Corp.                                 47.92       225.88       15.59         35.69
FFES          First Federal of East Hartford                        19.79       151.64       10.05         17.45
MECH          Mechanics Savings Bank                                 9.56       156.92       16.33          9.56
NMSB          NewMil Bancorp Inc.                                   22.27       169.24       17.22         23.75
NSSB          Norwich Financial Corp.                               20.80       197.67       23.06         22.71
NSSY          NSS Bancorp Inc.                                      16.59       178.74       13.98         56.62
NTMG          Nutmeg Federal S&LA                                   59.09       168.39        9.37         38.24
WBST          Webster Financial Corp.                               29.42       233.53       12.47         19.04
IFSB          Independence Federal Svgs Bank                        12.64        96.84        7.02         29.96
WSFS          WSFS Financial Corp.                                  15.45       294.67       16.33         15.58
BANC          BankAtlantic Bancorp Inc.                             15.13       204.48       11.26         28.19
BKUNA         BankUnited Financial Corp.                            23.96       162.95        5.75         26.95
FFLC          FFLC Bancorp Inc.                                     25.00       163.87       22.50         26.47
FFPB          First Palm Beach Bancorp Inc.                         20.95       173.07       10.82         25.00
OCN           Ocwen Financial Corp.                                 16.28       350.94       49.63         28.53
CCFH          CCF Holding Company                                  133.33       140.75       15.00         NM
CFBC          Community First Banking Co.                           NA          121.86       23.47         NA
EBSI          Eagle Bancshares                                      22.38       152.90       12.50         18.16
FSTC          First Citizens Corp.                                  11.59       192.93       19.52         12.97
FGHC          First Georgia Holding Inc.                            27.92       198.93       16.35         22.64
FLFC          First Liberty Financial Corp.                         21.28       226.63       16.71         18.22
FLAG          FLAG Financial Corp.                                  18.50       173.55       15.80         23.13
SFNB          Security First Network Bank                           NM          264.90       87.72         NM
CASH          First Midwest Financial Inc.                          16.14       127.25       13.67         16.94
GFSB          GFS Bancorp Inc.                                      15.07       153.27       17.65         15.07
HZFS          Horizon Financial Svcs Corp.                          14.10       107.11       10.67         17.46
MFCX          Marshalltown Financial Corp.                          30.26       120.04       19.40         31.94
MIFC          Mid-Iowa Financial Corp.                              11.81       147.77       13.93         12.96
MWBI          Midwest Bancshares Inc.                               16.67       181.73       12.57         19.07
FFFD          North Central Bancshares Inc.                         16.41       124.75       28.59         16.41
PMFI          Perpetual Midwest Financial                           32.93       148.03       12.59         40.91


KELLER & COMPANY                                                      Page 3
Dublin, Ohio
614-766-1426

                     THRIFT STOCK PRICES AND PRICING RATIOS
                PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF NOVEMBER 28, 1997

                                                                                                      PER SHARE
                                                                                     *****************************************
                                                                                       Latest         All Time       All Time
                                                                                       Price            High           Low
                                                           State    Exchange            ($)             ($)            ($)
                                                           -----    --------          --------        --------      --------
SFFC          StateFed Financial Corp.                     IA        NASDAQ           13.500         14.125           5.250
FBNW          FirstBank Corp.                              ID        NASDAQ           17.625         19.000          15.500
ABCL          Alliance Bancorp Inc.                        IL        NASDAQ           26.250         28.375           6.000
AVND          Avondale Financial Corp.                     IL        NASDAQ           16.000         18.875          11.500
BFFC          Big Foot Financial Corp.                     IL        NASDAQ           18.500         19.625          12.313
CBCI          Calumet Bancorp Inc.                         IL        NASDAQ           31.875         34.000           6.889
CBSB          Charter Financial Inc.                       IL        NASDAQ           22.000         22.000           6.361
CBK           Citizens First Financial Corp.               IL         AMSE            18.250         19.500           9.500
CSBF          CSB Financial Group Inc.                     IL        NASDAQ           12.500         12.750           8.810
EGLB          Eagle BancGroup Inc.                         IL        NASDAQ           19.750         19.750          10.500
FBCI          Fidelity Bancorp Inc.                        IL        NASDAQ           23.250         25.750           9.500
FFBI          First Financial Bancorp Inc.                 IL        NASDAQ           19.000         20.000           9.000
FMBD          First Mutual Bancorp Inc.                    IL        NASDAQ           20.250         21.500          11.125
FSFF          First SecurityFed Financial                  IL        NASDAQ           16.063         16.063          15.000
GTPS          Great American Bancorp                       IL        NASDAQ           19.000         19.500          11.875
HMLK          Hemlock Federal Financial Corp               IL        NASDAQ           17.250         17.500          12.500
HBEI          Home Bancorp of Elgin Inc.                   IL        NASDAQ           18.000         19.313          11.813
HMCI          HomeCorp Inc.                                IL        NASDAQ           25.000         25.000           3.333
KNK           Kankakee Bancorp Inc.                        IL         AMSE            33.875         34.625          13.625
MAFB          MAF Bancorp Inc.                             IL        NASDAQ           32.500         34.750           1.818
NBSI          North Bancshares Inc.                        IL        NASDAQ           26.500         27.125          11.000
PFED          Park Bancorp Inc.                            IL        NASDAQ           17.875         18.125          10.188
PSFI          PS Financial Inc.                            IL        NASDAQ           17.250         18.000          11.625
SWBI          Southwest Bancshares                         IL        NASDAQ           25.500         26.000           7.833
SPBC          St. Paul Bancorp Inc.                        IL        NASDAQ           24.500         28.500           2.044
SFSB          SuburbFed Financial Corp.                    IL        NASDAQ           34.875         34.875           6.667
WCBI          Westco Bancorp                               IL        NASDAQ           27.500         29.250           7.667
FBCV          1ST Bancorp                                  IN        NASDAQ           40.000         41.000           3.990
AMFC          AMB Financial Corp.                          IN        NASDAQ           16.000         17.750           9.750
ASBI          Ameriana Bancorp                             IN        NASDAQ           19.500         22.000           2.750
ATSB          AmTrust Capital Corp.                        IN        NASDAQ           14.000         14.500           7.750
FFWC          FFW Corp.                                    IN        NASDAQ           37.750         37.750          12.500
FFED          Fidelity Federal Bancorp                     IN        NASDAQ           10.000         14.773           1.534
FISB          First Indiana Corporation                    IN        NASDAQ           26.250         26.500           1.642





                                                                            PER SHARE
                                                ****************************************************************
                                                    Monthly     Quarterly     Book                     12 Month
                                                     Change      Change      Value        Assets         Div.
                                                       (%)        (%)         ($)          ($)           ($)
                                                  --------    --------    --------      --------     --------
SFFC          StateFed Financial Corp.             0.00        22.73        9.86          56.21       0.20
FBNW          FirstBank Corp.                      7.63         0.71       15.99          89.66      NA
ABCL          Alliance Bancorp Inc.                5.53        24.51       16.10         170.96       0.29
AVND          Avondale Financial Corp.            -6.57         8.47       13.18         170.81       0.00
BFFC          Big Foot Financial Corp.             4.23         9.63       14.97          85.63      NA
CBCI          Calumet Bancorp Inc.                -5.32        17.33       25.01         154.24       0.00
CBSB          Charter Financial Inc.               4.76         7.32       13.71          94.77       0.28
CBK           Citizens First Financial Corp.      -2.67        14.06       16.30         107.58       0.00
CSBF          CSB Financial Group Inc.             1.01         6.38       12.99          51.86       0.00
EGLB          Eagle BancGroup Inc.                 6.76        19.70       17.03         143.72       0.00
FBCI          Fidelity Bancorp Inc.               -1.06         9.41       18.66         178.13       0.30
FFBI          First Financial Bancorp Inc.        -1.30         0.66       18.10         202.92       0.00
FMBD          First Mutual Bancorp Inc.            6.58        35.00       16.77         114.75       0.32
FSFF          First SecurityFed Financial         NA           NA          NA             NA         NA
GTPS          Great American Bancorp               0.00         6.29       18.44          82.25       0.40
HMLK          Hemlock Federal Financial Corp       1.47        12.20       15.06          77.98      NA
HBEI          Home Bancorp of Elgin Inc.           7.46         5.88       13.77          49.96       0.20
HMCI          HomeCorp Inc.                       23.46        63.93       13.07         191.43       0.00
KNK           Kankakee Bancorp Inc.                7.54        16.31       27.25         238.46       0.46
MAFB          MAF Bancorp Inc.                     6.56         4.84       17.22         221.04       0.26
NBSI          North Bancshares Inc.                1.92        17.13       17.04         126.92       0.46
PFED          Park Bancorp Inc.                    0.70         7.52       16.61          71.77       0.00
PSFI          PS Financial Inc.                    0.73        16.95       14.76          39.55      NA
SWBI          Southwest Bancshares                -0.97        25.93       16.01         141.13       0.76
SPBC          St. Paul Bancorp Inc.                1.29         7.69       11.98         133.25       0.32
SFSB          SuburbFed Financial Corp.            3.33        26.82       22.73         342.62       0.32
WCBI          Westco Bancorp                       3.77         5.26       19.42         124.93       0.60
FBCV          1ST Bancorp                          3.90        11.89       32.63         377.22       0.40
AMFC          AMB Financial Corp.                 -4.48        10.34       14.95         107.27       0.24
ASBI          Ameriana Bancorp                     4.00        -3.70       13.63         121.63       0.61
ATSB          AmTrust Capital Corp.                1.82         7.69       14.46         132.36       0.15
FFWC          FFW Corp.                           20.80        29.06       24.64         253.86       0.66
FFED          Fidelity Federal Bancorp             8.11        17.65        5.15          84.32       0.50
FISB          First Indiana Corporation            7.69        28.05       14.12         146.49       0.47




                                                                                  PRICING RATIOS
                                                                ****************************************************
                                                                     Price/       Price/      Price/     Price/Core
                                                                    Earnings    Bk. Value     Assets      Earnings
                                                                      (X)          (%)          (%)          (X)
                                                                  --------     --------    --------     --------
SFFC          StateFed Financial Corp.                             18.75       136.92       24.02         18.75
FBNW          FirstBank Corp.                                      NA          110.23       19.66         NA
ABCL          Alliance Bancorp Inc.                                22.63       163.04       15.35         20.35
AVND          Avondale Financial Corp.                             NM          121.40        9.37         NM
BFFC          Big Foot Financial Corp.                             NA          123.58       21.60         NA
CBCI          Calumet Bancorp Inc.                                 15.78       127.45       20.67         16.10
CBSB          Charter Financial Inc.                               21.15       160.47       23.21         20.75
CBK           Citizens First Financial Corp.                       31.47       111.96       16.96         35.10
CSBF          CSB Financial Group Inc.                             73.53        96.23       24.10         46.30
EGLB          Eagle BancGroup Inc.                                 43.89       115.97       13.74         58.09
FBCI          Fidelity Bancorp Inc.                                16.85       124.60       13.05         16.85
FFBI          First Financial Bancorp Inc.                         NM          104.97        9.36         20.88
FMBD          First Mutual Bancorp Inc.                            59.56       120.75       17.65         65.32
FSFF          First SecurityFed Financial                          NA           NA          NA            NA
GTPS          Great American Bancorp                               48.72       103.04       23.10         44.19
HMLK          Hemlock Federal Financial Corp                       NA          114.54       22.12         NA
HBEI          Home Bancorp of Elgin Inc.                           39.13       130.72       36.03         40.91
HMCI          HomeCorp Inc.                                        27.17       191.28       13.06         33.78
KNK           Kankakee Bancorp Inc.                                16.61       124.31       14.21         16.85
MAFB          MAF Bancorp Inc.                                     13.89       188.73       14.70         13.95
NBSI          North Bancshares Inc.                                35.33       155.52       20.88         39.55
PFED          Park Bancorp Inc.                                    21.80       107.62       24.91         22.63
PSFI          PS Financial Inc.                                    NA          116.87       43.62         NA
SWBI          Southwest Bancshares                                 17.71       159.28       18.07         18.21
SPBC          St. Paul Bancorp Inc.                                18.15       204.51       18.39         18.01
SFSB          SuburbFed Financial Corp.                            17.10       153.43       10.18         20.88
WCBI          Westco Bancorp                                       16.18       141.61       22.01         17.19
FBCV          1ST Bancorp                                          14.71       122.59       10.60         28.99
AMFC          AMB Financial Corp.                                  16.00       107.02       14.92         22.86
ASBI          Ameriana Bancorp                                     17.41       143.07       16.03         19.31
ATSB          AmTrust Capital Corp.                                25.00        96.82       10.58         41.18
FFWC          FFW Corp.                                            15.35       153.21       14.87         15.66
FFED          Fidelity Federal Bancorp                             14.29       194.17       11.86         14.71
FISB          First Indiana Corporation                            16.61       185.91       17.92         20.04


KELLER & COMPANY                                                      Page 4
Dublin, Ohio
614-766-1426

                     THRIFT STOCK PRICES AND PRICING RATIOS
                PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF NOVEMBER 28, 1997


                                                                                                           PER SHARE
                                                                                *******************************************
                                                                                  Latest         All Time       All Time
                                                                                  Price            High           Low
                                                      State Exchange               ($)             ($)            ($)
                                                      -----    --------          --------        --------      --------
HFGI          Harrington Financial Group              IN        NASDAQ           12.375         13.750           9.750
HBFW          Home Bancorp                            IN        NASDAQ           27.375         27.375          12.500
HBBI          Home Building Bancorp                   IN        NASDAQ           21.250         23.750          10.000
HOMF          Home Federal Bancorp                    IN        NASDAQ           27.500         27.500           1.432
HWEN          Home Financial Bancorp                  IN        NASDAQ           16.438         17.250           9.875
INCB          Indiana Community Bank SB               IN        NASDAQ           20.500         20.500          11.000
LOGN          Logansport Financial Corp.              IN        NASDAQ           15.250         16.000          11.125
LSBI          LSB Financial Corp.                     IN        NASDAQ           26.000         27.375          10.714
MARN          Marion Capital Holdings                 IN        NASDAQ           26.500         28.125          14.250
MFBC          MFB Corp.                               IN        NASDAQ           23.250         23.750          10.500
MONT          Montgomery Financial Corp.              IN        NASDAQ           12.313         14.000          10.000
NEIB          Northeast Indiana Bancorp               IN        NASDAQ           20.000         21.125          11.250
PFDC          Peoples Bancorp                         IN        NASDAQ           22.000         24.500           3.583
PERM          Permanent Bancorp Inc.                  IN        NASDAQ           25.625         27.375           9.750
RIVR          River Valley Bancorp                    IN        NASDAQ           18.750         18.875          13.250
SOBI          Sobieski Bancorp Inc.                   IN        NASDAQ           19.625         19.625          10.000
FFSL          First Independence Corp.                KS        NASDAQ           15.000         15.000           5.438
LARK          Landmark Bancshares Inc.                KS        NASDAQ           24.000         27.250           9.750
MCBS          Mid Continent Bancshares Inc.           KS        NASDAQ           41.250         43.250           9.750
CKFB          CKF Bancorp Inc.                        KY        NASDAQ           18.500         20.750          11.375
CLAS          Classic Bancshares Inc.                 KY        NASDAQ           17.125         17.250          10.375
FFKY          First Federal Financial Corp.           KY        NASDAQ           22.000         23.500           3.063
FLKY          First Lancaster Bancshares              KY        NASDAQ           15.750         16.375          13.125
FTSB          Fort Thomas Financial Corp.             KY        NASDAQ           14.750         17.750           9.250
FKKY          Frankfort First Bancorp Inc.            KY        NASDAQ            9.250         15.875           8.000
GWBC          Gateway Bancorp Inc.                    KY        NASDAQ           19.625         19.625          11.000
GTFN          Great Financial Corp.                   KY        NASDAQ           48.000         48.125          13.875
HFFB          Harrodsburg First Fin Bancorp           KY        NASDAQ           17.125         19.000          12.375
KYF           Kentucky First Bancorp Inc.             KY         AMSE            14.500         15.250          10.563
ANA           Acadiana Bancshares Inc.                LA         AMSE            23.750         24.750          11.690
GSLA          GS Financial Corp.                      LA        NASDAQ           17.750         18.750          13.375
ISBF          ISB Financial Corp.                     LA        NASDAQ           26.250         28.000          12.938
MERI          Meritrust Federal SB                    LA        NASDAQ           51.219         51.219          13.500
TSH           Teche Holding Co.                       LA         AMSE            21.875         23.500          11.375






                                                  PER SHARE
                                                 ****************************************************************
                                                     Monthly     Quarterly     Book                     12 Month
                                                      Change      Change      Value        Assets         Div.
                                                        (%)        (%)         ($)          ($)           ($)
                                                   --------    --------    --------      --------     --------

HFGI          Harrington Financial Group           -1.98         1.02        7.74         159.99       0.06
HBFW          Home Bancorp                         12.59        24.43       17.62         132.63       0.20
HBBI          Home Building Bancorp                -1.73         3.66       20.43         133.95       0.30
HOMF          Home Federal Bancorp                 17.86        37.50       11.77         136.05       0.30
HWEN          Home Financial Bancorp                0.38         4.37       15.61          88.93       0.20
INCB          Indiana Community Bank SB            36.67        30.16       12.38         104.21       0.36
LOGN          Logansport Financial Corp.            1.67         5.17       12.86          68.06       0.40
LSBI          LSB Financial Corp.                   1.96        23.81       20.24         218.55       0.32
MARN          Marion Capital Holdings              -1.85        15.22       22.22         101.26       0.84
MFBC          MFB Corp.                             2.20        -1.06       20.31         155.05       0.32
MONT          Montgomery Financial Corp.            0.51         3.14       11.81          61.70      NA
NEIB          Northeast Indiana Bancorp             8.84        19.40       15.51         107.97       0.32
PFDC          Peoples Bancorp                       4.76        38.95       12.82          84.30       0.40
PERM          Permanent Bancorp Inc.                2.50         7.89       20.25         206.19       0.43
RIVR          River Valley Bancorp                 15.38        13.64       14.80         116.33      NA
SOBI          Sobieski Bancorp Inc.                 7.53        20.77       17.26         108.12       0.22
FFSL          First Independence Corp.              2.56        12.94       11.78         115.02       0.24
LARK          Landmark Bancshares Inc.              0.00         0.00       18.99         134.86       0.40
MCBS          Mid Continent Bancshares Inc.         8.55        34.15       19.93         208.65       0.40
CKFB          CKF Bancorp Inc.                     -2.63        -2.63       16.91          66.29       1.47
CLAS          Classic Bancshares Inc.              10.48        21.24       15.13         101.69       0.21
FFKY          First Federal Financial Corp.         0.00        -2.22       12.60          91.99       0.52
FLKY          First Lancaster Bancshares            0.00        -1.56       14.62          49.60       0.25
FTSB          Fort Thomas Financial Corp.          10.28        22.92       10.56          65.44       0.30
FKKY          Frankfort First Bancorp Inc.         -3.90       -10.84        6.84          40.63       4.36
GWBC          Gateway Bancorp Inc.                  3.97        11.35       16.15          58.20       0.40
GTFN          Great Financial Corp.                10.34        41.43       21.08         209.32       0.54
HFFB          Harrodsburg First Fin Bancorp         7.03        15.13       15.68          53.81       0.55
KYF           Kentucky First Bancorp Inc.           7.41        16.00       11.29          67.62       3.50
ANA           Acadiana Bancshares Inc.              6.74        10.47       17.21         101.59       0.36
GSLA          GS Financial Corp.                    2.90        12.25       16.44          38.12      NA
ISBF          ISB Financial Corp.                   8.25         9.38       17.75         138.54       0.41
MERI          Meritrust Federal SB                  7.26        24.83       24.89         301.37       0.70
TSH           Teche Holding Co.                     9.38        20.69       15.53         118.18       0.50





                                                                PRICING RATIOS
                                                     ****************************************************
                                                          Price/       Price/      Price/     Price/Core
                                                         Earnings    Bk. Value     Assets      Earnings
                                                           (X)          (%)          (%)          (X)
                                                       --------     --------    --------     --------

HFGI          Harrington Financial Group                18.20       159.88        7.73         22.50
HBFW          Home Bancorp                              36.02       155.36       20.64         23.40
HBBI          Home Building Bancorp                     18.48       104.01       15.86         18.81
HOMF          Home Federal Bancorp                      16.37       233.64       20.21         17.86
HWEN          Home Financial Bancorp                    21.92       105.30       18.48         25.29
INCB          Indiana Community Bank SB                 39.42       165.59       19.67         39.42
LOGN          Logansport Financial Corp.                16.94       118.58       22.41         16.22
LSBI          LSB Financial Corp.                       15.57       128.46       11.90         17.69
MARN          Marion Capital Holdings                   16.67       119.26       26.17         16.88
MFBC          MFB Corp.                                 20.39       114.48       15.00         20.39
MONT          Montgomery Financial Corp.                NA          104.26       19.96         NA
NEIB          Northeast Indiana Bancorp                 16.53       128.95       18.52         16.53
PFDC          Peoples Bancorp                           23.91       171.61       26.10         17.19
PERM          Permanent Bancorp Inc.                    21.18       126.54       12.43         21.35
RIVR          River Valley Bancorp                      NA          126.69       16.12         NA
SOBI          Sobieski Bancorp Inc.                     29.73       113.70       18.15         32.17
FFSL          First Independence Corp.                  22.06       127.33       13.04         22.06
LARK          Landmark Bancshares Inc.                  17.65       126.38       17.80         20.00
MCBS          Mid Continent Bancshares Inc.             21.94       206.97       19.77         19.46
CKFB          CKF Bancorp Inc.                          14.80       109.40       27.91         19.68
CLAS          Classic Bancshares Inc.                   19.68       113.19       16.84         25.18
FFKY          First Federal Financial Corp.             15.07       174.60       23.92         15.28
FLKY          First Lancaster Bancshares                28.64       107.73       31.75         28.64
FTSB          Fort Thomas Financial Corp.               18.67       139.68       22.54         18.67
FKKY          Frankfort First Bancorp Inc.              NM          135.23       22.77         35.58
GWBC          Gateway Bancorp Inc.                      33.26       121.52       33.72         33.26
GTFN          Great Financial Corp.                     22.02       227.70       22.93         29.81
HFFB          Harrodsburg First Fin Bancorp             29.03       109.22       31.82         22.83
KYF           Kentucky First Bancorp Inc.               18.13       128.43       21.44         18.35
ANA           Acadiana Bancshares Inc.                  22.20       138.00       23.38         22.84
GSLA          GS Financial Corp.                        NA          107.97       46.56         NA
ISBF          ISB Financial Corp.                       25.00       147.89       18.95         25.49
MERI          Meritrust Federal SB                      15.76       205.78       17.00         15.76
TSH           Teche Holding Co.                         26.36       140.86       18.51         19.02


KELLER & COMPANY                                                      Page 5
Dublin, Ohio
614-766-1426

                     THRIFT STOCK PRICES AND PRICING RATIOS
                PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF NOVEMBER 28, 1997



                                                                                                           PER SHARE
                                                                                           ******************************
                                                                                             Latest         All Time   e
                                                                                             Price            High
                                                                 State    Exchange            ($)             ($)
                                                                 -----    --------          --------        --------
ABBK          Abington Bancorp Inc.                              MA        NASDAQ           36.000         36.750
AFCB          Affiliated Community Bancorp                       MA        NASDAQ           28.500         32.125
ANDB          Andover Bancorp Inc.                               MA        NASDAQ           37.750         40.500
BFD           BostonFed Bancorp Inc.                             MA         AMSE            20.375         22.313
CEBK          Central Co-operative Bank                          MA        NASDAQ           26.500         26.500
EIRE          Emerald Isle Bancorp Inc.                          MA        NASDAQ           32.250         32.250
FCB           Falmouth Bancorp Inc.                              MA         AMSE            20.250         22.000
FESX          First Essex Bancorp Inc.                           MA        NASDAQ           19.875         20.500
FAB           FirstFed America Bancorp Inc.                      MA         AMSE            20.625         22.125
HIFS          Hingham Instit. for Savings                        MA        NASDAQ           27.125         29.000
HPBC          Home Port Bancorp Inc.                             MA        NASDAQ           24.000         25.000
IPSW          Ipswich Savings Bank                               MA        NASDAQ           12.875         14.125
LSBX          Lawrence Savings Bank                              MA        NASDAQ           13.875         18.125
MASB          MASSBANK Corp.                                     MA        NASDAQ           45.000         47.750
MFLR          Mayflower Co-operative Bank                        MA        NASDAQ           24.438         26.250
MDBK          Medford Savings Bank                               MA        NASDAQ           37.000         38.500
MWBX          MetroWest Bank                                     MA        NASDAQ            8.250         18.125
PBKB          People's Bancshares Inc.                           MA        NASDAQ           20.000         20.250
SWCB          Sandwich Bancorp Inc.                              MA        NASDAQ           41.750         42.000
SISB          SIS Bancorp Inc.                                   MA        NASDAQ           33.625         37.000
SOSA          Somerset Savings Bank                              MA        NASDAQ            4.875         36.563
WRNB          Warren Bancorp Inc.                                MA        NASDAQ           20.625         21.375
EQSB          Equitable Federal Savings Bank                     MD        NASDAQ           45.000         45.750
HRBF          Harbor Federal Bancorp Inc.                        MD        NASDAQ           21.750         23.500
MFSL          Maryland Federal Bancorp                           MD        NASDAQ           26.625         26.625
WSB           Washington Savings Bank, FSB                       MD         AMSE             7.375          8.250
WHGB          WHG Bancshares Corp.                               MD        NASDAQ           16.250         16.500
FCME          First Coastal Corp.                                ME        NASDAQ           13.875         15.750
KSBK          KSB Bancorp Inc.                                   ME        NASDAQ           15.250         16.000
MCBN          Mid-Coast Bancorp Inc.                             ME        NASDAQ           28.750         29.000
NBN           Northeast Bancorp                                  ME         AMSE            27.750         27.875
PHBK          Peoples Heritage Finl Group                        ME        NASDAQ           42.625         43.250
BWFC          Bank West Financial Corp.                          MI        NASDAQ           22.000         22.500
CFSB          CFSB Bancorp Inc.                                  MI        NASDAQ           35.500         35.750




                                                                                             PER SHARE
                                                      ****************************************************************************
                                                        All Time      Monthly     Quarterly     Book                     12 Month
                                                          Low          Change      Change      Value        Assets         Div.
                                                          ($)            (%)        (%)         ($)          ($)           ($)
                                                       --------     --------    --------    --------      --------     --------
ABBK          Abington Bancorp Inc.                      1.250      10.77        18.03       19.43         272.65       0.40
AFCB          Affiliated Community Bancorp              12.848       0.00         8.57       17.28         173.83       0.48
ANDB          Andover Bancorp Inc.                       1.563       6.34        23.27       20.20         248.73       0.64
BFD           BostonFed Bancorp Inc.                    10.000      -1.21         6.88       15.43         170.04       0.24
CEBK          Central Co-operative Bank                  2.000      17.78        36.77       18.05         182.40       0.32
EIRE          Emerald Isle Bancorp Inc.                  0.666       2.38        51.76       13.78         197.13       0.28
FCB           Falmouth Bancorp Inc.                     10.250      -1.22        19.12       15.40          64.56       0.15
FESX          First Essex Bancorp Inc.                   1.000       1.92        18.66       11.90         160.72       0.48
FAB           FirstFed America Bancorp Inc.             13.625       5.10         3.77       15.63         118.99      NA
HIFS          Hingham Instit. for Savings                1.625      -4.82        13.02       16.10         165.89       0.53
HPBC          Home Port Bancorp Inc.                     3.000       3.23        14.29       11.65         109.13       0.80
IPSW          Ipswich Savings Bank                       1.100      -0.96         7.29        4.78          85.17       0.11
LSBX          Lawrence Savings Bank                      0.500       3.74        21.98        7.84          82.39       0.00
MASB          MASSBANK Corp.                             6.375       3.45        18.81       28.25         261.97       0.83
MFLR          Mayflower Co-operative Bank                2.000       3.99        39.65       13.67         141.14       0.54
MDBK          Medford Savings Bank                       3.250       5.71        19.35       21.96         243.63       0.86
MWBX          MetroWest Bank                             0.750       0.00        32.00        3.13          41.97       0.17
PBKB          People's Bancshares Inc.                   0.750       7.38        19.40        8.96         218.53       0.39
SWCB          Sandwich Bancorp Inc.                      1.875      15.97        27.48       21.16         266.68       1.20
SISB          SIS Bancorp Inc.                           9.625      -0.74        14.47       18.94         260.36       0.38
SOSA          Somerset Savings Bank                      0.313      -4.88        36.82        2.06          31.25       0.00
WRNB          Warren Bancorp Inc.                        0.500       1.85        16.20       10.20          95.86       0.85
EQSB          Equitable Federal Savings Bank            11.250       2.56        15.94       25.80         511.79       0.00
HRBF          Harbor Federal Bancorp Inc.                9.750       4.82        14.47       16.74         128.26       0.42
MFSL          Maryland Federal Bancorp                   2.165      17.03        20.34       15.42         181.68       0.39
WSB           Washington Savings Bank, FSB               0.281      -3.28         9.26        5.16          61.61       0.10
WHGB          WHG Bancshares Corp.                      10.875       7.44         3.17       14.16          68.56       0.15
FCME          First Coastal Corp.                        1.500       0.91        29.07       10.66         109.31       0.00
KSBK          KSB Bancorp Inc.                           3.712       8.93         8.93        8.90         120.87       0.07
MCBN          Mid-Coast Bancorp Inc.                     8.095       2.57        11.65       22.65         263.84       0.52
NBN           Northeast Bancorp                          4.625      18.09        91.38       14.27         205.19       0.32
PHBK          Peoples Heritage Finl Group                1.875       8.60        17.18       16.42         220.43       0.72
BWFC          Bank West Financial Corp.                  8.500       7.32        31.34       13.30          94.02       0.28
CFSB          CFSB Bancorp Inc.                          2.881      15.92        36.54       13.03         169.05       0.57






                                                                         PRICING RATIOS
                                                      ****************************************************
                                                           Price/       Price/      Price/     Price/Core
                                                          Earnings    Bk. Value     Assets      Earnings
                                                            (X)          (%)          (%)          (X)
                                                        --------     --------    --------     --------
ABBK          Abington Bancorp Inc.                      17.06       185.28       13.20         19.05
AFCB          Affiliated Community Bancorp               16.38       164.93       16.40         16.38
ANDB          Andover Bancorp Inc.                       15.16       186.88       15.18         15.53
BFD           BostonFed Bancorp Inc.                     18.03       132.05       11.98         19.78
CEBK          Central Co-operative Bank                  17.67       146.81       14.53         18.79
EIRE          Emerald Isle Bancorp Inc.                  20.54       234.03       16.36         19.43
FCB           Falmouth Bancorp Inc.                      38.94       131.49       31.37         40.50
FESX          First Essex Bancorp Inc.                   14.40       167.02       12.37         16.99
FAB           FirstFed America Bancorp Inc.              NA          131.96       17.33         NA
HIFS          Hingham Instit. for Savings                13.70       168.48       16.35         13.70
HPBC          Home Port Bancorp Inc.                     13.64       206.01       21.99         13.71
IPSW          Ipswich Savings Bank                       15.33       269.35       15.12         18.93
LSBX          Lawrence Savings Bank                      10.13       176.98       16.84         10.13
MASB          MASSBANK Corp.                             16.67       159.29       17.18         17.72
MFLR          Mayflower Co-operative Bank                17.58       178.77       17.31         19.71
MDBK          Medford Savings Bank                       15.48       168.49       15.19         16.67
MWBX          MetroWest Bank                             15.57       263.58       19.66         15.57
PBKB          People's Bancshares Inc.                   14.81       223.21        9.15         27.03
SWCB          Sandwich Bancorp Inc.                      17.69       197.31       15.66         18.00
SISB          SIS Bancorp Inc.                           16.40       177.53       12.91         16.56
SOSA          Somerset Savings Bank                      15.73       236.65       15.60         16.25
WRNB          Warren Bancorp Inc.                        10.58       202.21       21.52         13.05
EQSB          Equitable Federal Savings Bank             21.84       174.42        8.79         13.64
HRBF          Harbor Federal Bancorp Inc.                23.14       129.93       16.96         23.14
MFSL          Maryland Federal Bancorp                   23.15       172.67       14.65         16.33
WSB           Washington Savings Bank, FSB               30.73       142.93       11.97         21.69
WHGB          WHG Bancshares Corp.                       46.43       114.76       23.70         28.02
FCME          First Coastal Corp.                         3.08       130.16       12.69          3.20
KSBK          KSB Bancorp Inc.                           11.82       171.35       12.62         11.73
MCBN          Mid-Coast Bancorp Inc.                     14.82       126.93       10.90         15.63
NBN           Northeast Bancorp                          23.32       194.46       13.52         29.52
PHBK          Peoples Heritage Finl Group                16.72       259.59       19.34         16.72
BWFC          Bank West Financial Corp.                  23.91       165.41       23.40         42.31
CFSB          CFSB Bancorp Inc.                          18.98       272.45       21.00         20.29


KELLER & COMPANY                                                      Page 6
Dublin, Ohio
614-766-1426

                     THRIFT STOCK PRICES AND PRICING RATIOS
                PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF NOVEMBER 28, 1997


                                                                                                      PER SHARE
                                                                               ***************************************************
                                                                                 Latest         All Time       All Time    Monthly
                                                                                 Price            High           Low        Change
                                                     State    Exchange            ($)             ($)            ($)          (%)
                                                     -----    --------          --------        --------      --------     --------
DNFC          D & N Financial Corp.                  MI        NASDAQ           24.125         25.375           2.500       1.05
FLGS          Flagstar Bancorp Inc.                  MI        NASDAQ           18.250         21.750          13.000      -6.41
MSBF          MSB Financial Inc.                     MI        NASDAQ           19.500         19.500           5.375      10.64
MSBK          Mutual Savings Bank FSB                MI        NASDAQ           13.000         25.500           3.000       6.12
OFCP          Ottawa Financial Corp.                 MI        NASDAQ           27.500         28.250           9.318       3.29
THR           Three Rivers Financial Corp.           MI         AMSE            19.750         20.500          11.375       9.72
BDJI          First Federal Bancorporation           MN        NASDAQ           28.000         28.000          10.625      13.71
FFHH          FSF Financial Corp.                    MN        NASDAQ           20.000         21.000           7.750       4.58
HMNF          HMN Financial Inc.                     MN        NASDAQ           25.875         26.500           9.313       6.70
MIVI          Mississippi View Holding Co.           MN        NASDAQ           18.250         19.750           8.500       1.39
QCFB          QCF Bancorp Inc.                       MN        NASDAQ           28.500         28.500          11.000       0.00
WEFC          Wells Financial Corp.                  MN        NASDAQ           17.750         19.000           9.000       4.41
CMRN          Cameron Financial Corp                 MO        NASDAQ           19.625         19.875          10.688       8.28
CAPS          Capital Savings Bancorp Inc.           MO        NASDAQ           22.375         22.500           6.125      29.71
CBES          CBES Bancorp Inc.                      MO        NASDAQ           20.375         22.375          12.625       6.54
CNSB          CNS Bancorp Inc.                       MO        NASDAQ           20.000         20.000          11.000      15.94
FBSI          First Bancshares Inc.                  MO        NASDAQ           26.250         28.000          10.250       6.60
FTNB          Fulton Bancorp Inc.                    MO        NASDAQ           20.250         26.500          12.500       5.19
GSBC          Great Southern Bancorp Inc.            MO        NASDAQ           21.875         22.125           1.146       8.70
HFSA          Hardin Bancorp Inc.                    MO        NASDAQ           17.500         18.625          11.000      -0.71
JSBA          Jefferson Savings Bancorp              MO        NASDAQ           43.250         44.000          13.250       8.13
JOAC          Joachim Bancorp Inc.                   MO        NASDAQ           14.750         15.625          11.500      -0.84
LXMO          Lexington B&L Financial Corp.          MO        NASDAQ           16.750         17.250           9.500       2.29
MBLF          MBLA Financial Corp.                   MO        NASDAQ           27.000         27.000          12.750       4.85
NASB          North American Savings Bank            MO        NASDAQ           49.938         55.625           2.500       0.38
NSLB          NS&L Bancorp Inc.                      MO        NASDAQ           18.750         19.500          11.750       2.74
PCBC          Perry County Financial Corp.           MO        NASDAQ           23.250         25.000          12.375      13.41
SMFC          Sho-Me Financial Corp.                 MO        NASDAQ           47.000         48.000           9.375       3.87
SMBC          Southern Missouri Bancorp Inc.         MO        NASDAQ           19.000         19.500           8.875       7.04
CFTP          Community Federal Bancorp              MS        NASDAQ           17.125         20.000          12.250       4.58
FFBS          FFBS BanCorp Inc.                      MS        NASDAQ           22.500         26.000          12.000       1.98
EFBC          Empire Federal Bancorp Inc.            MT        NASDAQ           16.500         18.250          12.500       3.94
GBCI          Glacier Bancorp Inc.                   MT        NASDAQ           20.750         22.500           0.997       3.75
UBMT          United Financial Corp.                 MT        NASDAQ           27.000         27.000           5.625      12.50




                                                                                   PER SHARE
                                                                ***************************************************
                                                                   Quarterly     Book                     12 Month
                                                                    Change      Value        Assets         Div.
                                                                     (%)         ($)          ($)           ($)
                                                                 --------    --------      --------     --------
DNFC          D & N Financial Corp.                               26.97       11.18         212.76       0.05
FLGS          Flagstar Bancorp Inc.                               -5.81        8.89         148.74      NA
MSBF          MSB Financial Inc.                                  22.83       10.33          62.43       0.27
MSBK          Mutual Savings Bank FSB                             20.93        9.73         152.86       0.00
OFCP          Ottawa Financial Corp.                              18.05       14.15         161.95       0.35
THR           Three Rivers Financial Corp.                        25.40       15.75         114.40       0.37
BDJI          First Federal Bancorporation                        33.33       17.75         165.77       0.00
FFHH          FSF Financial Corp.                                 12.68       16.24         128.96       0.50
HMNF          HMN Financial Inc.                                   4.02       20.09         135.06       0.00
MIVI          Mississippi View Holding Co.                        17.74       16.30          92.60       0.16
QCFB          QCF Bancorp Inc.                                    11.76       18.83         114.49       0.00
WEFC          Wells Financial Corp.                                7.58       14.86         104.50       0.12
CMRN          Cameron Financial Corp                              11.35       17.18          79.23       0.28
CAPS          Capital Savings Bancorp Inc.                        42.06       11.70         128.06       0.24
CBES          CBES Bancorp Inc.                                   13.99       17.60         104.04       0.30
CNSB          CNS Bancorp Inc.                                    19.40       14.34          58.93       0.21
FBSI          First Bancshares Inc.                                8.25       20.74         148.97       0.20
FTNB          Fulton Bancorp Inc.                                 -2.41       14.88          60.32      NA
GSBC          Great Southern Bancorp Inc.                         25.00        7.79          90.04       0.40
HFSA          Hardin Bancorp Inc.                                  6.06       15.75         136.57       0.44
JSBA          Jefferson Savings Bancorp                           32.06       24.57         251.23       0.38
JOAC          Joachim Bancorp Inc.                                 1.72       13.66          48.55       0.50
LXMO          Lexington B&L Financial Corp.                        5.51       14.73          52.03       0.15
MBLF          MBLA Financial Corp.                                13.68       22.35         176.63       0.40
NASB          North American Savings Bank                         -3.50       25.37         330.46       0.71
NSLB          NS&L Bancorp Inc.                                    1.52       16.51          84.40       0.50
PCBC          Perry County Financial Corp.                         8.77       18.81          97.97       0.40
SMFC          Sho-Me Financial Corp.                              26.17       22.63         230.05       0.00
SMBC          Southern Missouri Bancorp Inc.                      11.76       16.36         101.29       0.50
CFTP          Community Federal Bancorp                           -4.86       13.40          46.65       2.80
FFBS          FFBS BanCorp Inc.                                   -2.17       15.07          85.83       2.50
EFBC          Empire Federal Bancorp Inc.                          4.76       15.51          42.64      NA
GBCI          Glacier Bancorp Inc.                                16.90        8.41          84.21       0.45
UBMT          United Financial Corp.                              14.89       20.24          84.26       0.95







                                                                             PRICING RATIOS
                                                                  ****************************************************
                                                                       Price/       Price/      Price/     Price/Core
                                                                      Earnings    Bk. Value     Assets      Earnings
                                                                        (X)          (%)          (%)          (X)
                                                                    --------     --------    --------     --------
DNFC          D & N Financial Corp.                                  14.89       215.79       11.34         16.08
FLGS          Flagstar Bancorp Inc.                                  40.56       205.29       12.27         NA
MSBF          MSB Financial Inc.                                     21.91       188.77       31.23         22.67
MSBK          Mutual Savings Bank FSB                                86.67       133.61        8.50         NM
OFCP          Ottawa Financial Corp.                                 22.36       194.35       16.98         22.92
THR           Three Rivers Financial Corp.                           18.63       125.40       17.26         19.55
BDJI          First Federal Bancorporation                           23.14       157.75       16.89         23.73
FFHH          FSF Financial Corp.                                    18.87       123.15       15.51         19.05
HMNF          HMN Financial Inc.                                     18.35       128.80       19.16         21.56
MIVI          Mississippi View Holding Co.                           19.01       111.96       19.71         19.21
QCFB          QCF Bancorp Inc.                                       14.54       151.35       24.89         14.54
WEFC          Wells Financial Corp.                                  16.14       119.45       16.99         16.28
CMRN          Cameron Financial Corp                                 24.84       114.23       24.77         19.63
CAPS          Capital Savings Bancorp Inc.                           18.80       191.24       17.47         19.29
CBES          CBES Bancorp Inc.                                      15.92       115.77       19.58         17.56
CNSB          CNS Bancorp Inc.                                       39.22       139.47       33.94         38.46
FBSI          First Bancshares Inc.                                  15.44       126.57       17.62         17.05
FTNB          Fulton Bancorp Inc.                                    NA          136.09       33.57         NA
GSBC          Great Southern Bancorp Inc.                            14.30       280.81       24.29         15.09
HFSA          Hardin Bancorp Inc.                                    18.23       111.11       12.81         19.23
JSBA          Jefferson Savings Bancorp                              20.12       176.03       17.22         20.69
JOAC          Joachim Bancorp Inc.                                   38.82       107.98       30.38         38.82
LXMO          Lexington B&L Financial Corp.                          29.39       113.71       32.19         22.04
MBLF          MBLA Financial Corp.                                   20.15       120.81       15.29         19.71
NASB          North American Savings Bank                            12.33       196.84       15.11         13.07
NSLB          NS&L Bancorp Inc.                                      42.61       113.57       22.22         31.25
PCBC          Perry County Financial Corp.                           24.22       123.60       23.73         17.22
SMFC          Sho-Me Financial Corp.                                 17.54       207.69       20.43         18.43
SMBC          Southern Missouri Bancorp Inc.                         20.21       116.14       18.76         20.65
CFTP          Community Federal Bancorp                              24.46       127.80       36.71         24.46
FFBS          FFBS BanCorp Inc.                                      18.75       149.30       26.21         18.75
EFBC          Empire Federal Bancorp Inc.                            NA          106.38       38.70         NA
GBCI          Glacier Bancorp Inc.                                   17.01       246.73       24.64         16.60
UBMT          United Financial Corp.                                 21.95       133.40       32.04         22.13




KELLER & COMPANY                                                      Page 7
Dublin, Ohio
614-766-1426

                     THRIFT STOCK PRICES AND PRICING RATIOS
                PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF NOVEMBER 28, 1997


                                                                                                                         PER SHARE
                                                                                           *****************************************
                                                                                             Latest         All Time       All Time
                                                                                             Price            High           Low
                                                                 State Exchange               ($)             ($)            ($)
                                                                 -----    --------          --------        --------      --------

WSTR          WesterFed Financial Corp.                          MT        NASDAQ           23.563         27.000          11.375
CFNC          Carolina Fincorp Inc.                              NC        NASDAQ           17.375         17.875          13.000
CENB          Century Bancorp Inc.                               NC        NASDAQ           80.000         84.000          62.000
COOP          Cooperative Bankshares Inc.                        NC        NASDAQ           17.375         17.750           1.734
SOPN          First Savings Bancorp Inc.                         NC        NASDAQ           24.375         25.000          13.500
GSFC          Green Street Financial Corp.                       NC        NASDAQ           18.500         20.750          12.125
HBS           Haywood Bancshares Inc.                            NC         AMSE            21.000         22.625           9.500
HFNC          HFNC Financial Corp.                               NC        NASDAQ           14.875         22.063          13.125
KSAV          KS Bancorp Inc.                                    NC        NASDAQ           22.500         25.500           8.719
MBSP          Mitchell Bancorp Inc.                              NC        NASDAQ           17.500         18.000          10.190
PDB           Piedmont Bancorp Inc.                              NC         AMSE            10.375         19.125           9.250
SSB           Scotland Bancorp Inc.                              NC         AMSE            10.250         19.250          10.188
SSFC          South Street Financial Corp.                       NC        NASDAQ           17.500         20.000          12.125
SSM           Stone Street Bancorp Inc.                          NC         AMSE            20.250         27.250          16.250
UFRM          United Federal Savings Bank                        NC        NASDAQ           11.500         12.750           1.750
CFB           Commercial Federal Corp.                           NE         NYSE            48.063         51.188           1.083
CFX           CFX Corp.                                          NH         AMSE            27.750         27.750           3.290
NHTB          New Hampshire Thrift Bncshrs                       NH        NASDAQ           21.000         22.750           1.750
FBER          1st Bergen Bancorp                                 NJ        NASDAQ           18.625         19.500           9.000
FSNJ          Bayonne Bancshares Inc.                            NJ        NASDAQ           12.000         13.063           3.665
FSPG          First Home Bancorp Inc.                            NJ        NASDAQ           23.750         23.750           1.898
FMCO          FMS Financial Corp.                                NJ        NASDAQ           29.375         31.500           1.500
IBSF          IBS Financial Corp.                                NJ        NASDAQ           17.438         18.750           7.312
LVSB          Lakeview Financial                                 NJ        NASDAQ           24.125         26.000           3.668
LFBI          Little Falls Bancorp Inc.                          NJ        NASDAQ           20.000         20.000           9.500
OCFC          Ocean Financial Corp.                              NJ        NASDAQ           37.125         38.375          19.625
PBCI          Pamrapo Bancorp Inc.                               NJ        NASDAQ           23.875         26.750           2.563
PFSB          PennFed Financial Services Inc                     NJ        NASDAQ           33.188         33.500           9.063
PULS          Pulse Bancorp                                      NJ        NASDAQ           24.500         29.750           4.000
RARB          Raritan Bancorp Inc.                               NJ        NASDAQ           27.250         28.625           3.445
SFIN          Statewide Financial Corp.                          NJ        NASDAQ           21.500         22.625          11.250
WYNE          Wayne Bancorp Inc.                                 NJ        NASDAQ           22.750         24.875          10.750
WWFC          Westwood Financial Corp.                           NJ        NASDAQ           27.625         28.000          10.250
AABC          Access Anytime Bancorp Inc.                        NM        NASDAQ           10.125         10.625           1.716





                                                                                           PER SHARE
                                                                ***************************************************************** *
                                                                     Monthly     Quarterly     Book                     12 Month
                                                                      Change      Change      Value        Assets         Div.
                                                                        (%)        (%)         ($)          ($)           ($)
                                                                   --------    --------    --------      --------     --------

WSTR          WesterFed Financial Corp.                            -4.80         8.65       19.03         179.16       0.46
CFNC          Carolina Fincorp Inc.                                 2.21         0.00       13.92          61.61      NA
CENB          Century Bancorp Inc.                                 -4.76         3.23       75.05         247.80      NA
COOP          Cooperative Bankshares Inc.                           8.59        32.38        9.27         120.51       0.00
SOPN          First Savings Bancorp Inc.                            3.72        16.07       18.43          80.11       0.79
GSFC          Green Street Financial Corp.                          2.78        -2.63       14.64          41.40       0.57
HBS           Haywood Bancshares Inc.                              -0.59        10.53       17.33         122.20       0.56
HFNC          HFNC Financial Corp.                                  0.00        -6.30        9.48          50.42       5.28
KSAV          KS Bancorp Inc.                                       4.65        21.62       16.44         124.17       0.94
MBSP          Mitchell Bancorp Inc.                                 2.94         5.26       15.36          37.16       0.40
PDB           Piedmont Bancorp Inc.                                -5.68        -1.19        7.56          46.00       7.40
SSB           Scotland Bancorp Inc.                                -3.53       -43.45        7.61          33.65       6.30
SSFC          South Street Financial Corp.                         -1.41        -3.45       14.84          53.49      NA
SSM           Stone Street Bancorp Inc.                             0.00        -4.71       16.32          55.20       4.56
UFRM          United Federal Savings Bank                           1.10        -2.13        6.82          92.95       0.22
CFB           Commercial Federal Corp.                              0.00        19.04       20.59         333.95       0.28
CFX           CFX Corp.                                            11.56        45.10       10.25         117.66       0.88
NHTB          New Hampshire Thrift Bncshrs                         -4.55        21.74       12.04         153.92       0.50
FBER          1st Bergen Bancorp                                    2.05         4.93       13.57          99.40       0.14
FSNJ          Bayonne Bancshares Inc.                               3.23         0.00       10.58          67.73      NA
FSPG          First Home Bancorp Inc.                               5.56        18.01       13.31         193.87       0.40
FMCO          FMS Financial Corp.                                   3.07        16.34       15.80         243.60       0.22
IBSF          IBS Financial Corp.                                   8.99         1.09       11.69          67.10       0.54
LVSB          Lakeview Financial                                    0.26        49.61       13.71         112.19       0.12
LFBI          Little Falls Bancorp Inc.                            14.29        15.11       14.53         124.40       0.13
OCFC          Ocean Financial Corp.                                 0.34        10.00       27.63         182.15       0.40
PBCI          Pamrapo Bancorp Inc.                                  5.52        13.02       16.89         130.84       0.98
PFSB          PennFed Financial Services Inc                       11.32        14.94       22.43         282.83       0.28
PULS          Pulse Bancorp                                        -6.22        18.07       14.03         170.75       0.70
RARB          Raritan Bancorp Inc.                                 -1.80        22.47       12.64         171.68       0.45
SFIN          Statewide Financial Corp.                            10.26        14.28       14.34         153.15       0.41
WYNE          Wayne Bancorp Inc.                                    1.11        -7.14       16.49         132.73       0.15
WWFC          Westwood Financial Corp.                              0.45        13.92       15.95         171.14       0.25
AABC          Access Anytime Bancorp Inc.                          21.50        50.22        7.51          86.81       0.00





                                                                              PRICING RATIOS
                                                                   ****************************************************
                                                                        Price/       Price/      Price/     Price/Core
                                                                       Earnings    Bk. Value     Assets      Earnings
                                                                         (X)          (%)          (%)          (X)
                                                                     --------     --------    --------     --------
WSTR          WesterFed Financial Corp.                               18.70       123.82       13.15         19.47
CFNC          Carolina Fincorp Inc.                                   NA          124.82       28.20         NA
CENB          Century Bancorp Inc.                                    NA          106.60       32.28         NA
COOP          Cooperative Bankshares Inc.                             25.18       187.43       14.42         25.18
SOPN          First Savings Bancorp Inc.                              19.82       132.26       30.43         19.82
GSFC          Green Street Financial Corp.                            27.61       126.37       44.69         27.61
HBS           Haywood Bancshares Inc.                                 13.46       121.18       17.18         13.46
HFNC          HFNC Financial Corp.                                    22.20       156.91       29.50         25.65
KSAV          KS Bancorp Inc.                                         17.05       136.86       18.12         17.18
MBSP          Mitchell Bancorp Inc.                                   28.23       113.93       47.09         28.23
PDB           Piedmont Bancorp Inc.                                   NM          137.24       22.55         39.90
SSB           Scotland Bancorp Inc.                                   13.85       134.69       30.46         13.85
SSFC          South Street Financial Corp.                            NA          117.92       32.72         NA
SSM           Stone Street Bancorp Inc.                               22.75       124.08       36.68         22.75
UFRM          United Federal Savings Bank                             18.25       168.62       12.37         23.00
CFB           Commercial Federal Corp.                                16.13       233.43       14.39         16.07
CFX           CFX Corp.                                               25.69       270.73       23.58         21.35
NHTB          New Hampshire Thrift Bncshrs                            21.21       174.42       13.64         26.25
FBER          1st Bergen Bancorp                                      25.51       137.25       18.74         25.51
FSNJ          Bayonne Bancshares Inc.                                 NA          113.42       17.72         NA
FSPG          First Home Bancorp Inc.                                 13.81       178.44       12.25         14.14
FMCO          FMS Financial Corp.                                     12.88       185.92       12.06         12.94
IBSF          IBS Financial Corp.                                     32.29       149.17       25.99         32.29
LVSB          Lakeview Financial                                      20.10       175.97       21.50         27.73
LFBI          Little Falls Bancorp Inc.                               29.85       137.65       16.08         33.33
OCFC          Ocean Financial Corp.                                   22.64       134.36       20.38         22.64
PBCI          Pamrapo Bancorp Inc.                                    14.56       141.36       18.25         14.74
PFSB          PennFed Financial Services Inc                          15.29       147.96       11.73         15.29
PULS          Pulse Bancorp                                           13.61       174.63       14.35         13.61
RARB          Raritan Bancorp Inc.                                    17.69       215.59       15.87         17.93
SFIN          Statewide Financial Corp.                               16.93       149.93       14.04         16.93
WYNE          Wayne Bancorp Inc.                                      21.06       137.96       17.14         21.06
WWFC          Westwood Financial Corp.                                23.02       173.20       16.14         21.58
AABC          Access Anytime Bancorp Inc.                              8.10       134.82       11.66          9.04


KELLER & COMPANY                                                      Page 8
Dublin, Ohio
614-766-1426

                     THRIFT STOCK PRICES AND PRICING RATIOS
                PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF NOVEMBER 28, 1997



                                                                                                                   PER SHARE
                                                                                           ****************************************
                                                                                             Latest         All Time       All Time
                                                                                             Price            High           Low
                                                                 State Exchange               ($)             ($)            ($)
                                                                 -----    --------          --------        --------      --------
GUPB          GFSB Bancorp Inc.                                  NM        NASDAQ           20.250         22.250          12.875
AFED          AFSALA Bancorp Inc.                                NY        NASDAQ           19.125         19.500          11.313
ALBK          ALBANK Financial Corp.                             NY        NASDAQ           46.250         47.750           9.167
ALBC          Albion Banc Corp.                                  NY        NASDAQ           29.000         30.500          10.500
AHCI          Ambanc Holding Co.                                 NY        NASDAQ           17.000         17.375           9.375
ASFC          Astoria Financial Corp.                            NY        NASDAQ           55.125         56.625          12.688
CNY           Carver Bancorp Inc.                                NY         AMSE            17.063         17.063           6.250
CATB          Catskill Financial Corp.                           NY        NASDAQ           17.625         19.125           9.875
DME           Dime Bancorp Inc.                                  NY         NYSE            24.250         26.375           1.625
DIME          Dime Community Bancorp Inc.                        NY        NASDAQ           23.250         23.625          11.687
ESBK          Elmira Savings Bank (The)                          NY        NASDAQ           30.000         31.000           9.091
FIBC          Financial Bancorp Inc.                             NY        NASDAQ           24.813         25.750           8.500
FFIC          Flushing Financial Corp.                           NY        NASDAQ           22.250         24.000          14.125
GPT           GreenPoint Financial Corp.                         NY         NYSE            66.625         69.375          17.625
GOSB          GSB Financial Corp.                                NY        NASDAQ           15.625         16.750          14.250
HAVN          Haven Bancorp Inc.                                 NY        NASDAQ           43.000         45.375          10.000
JSB           JSB Financial Inc.                                 NY         NYSE            46.625         49.563          10.750
LISB          Long Island Bancorp Inc.                           NY        NASDAQ           47.125         47.500          12.090
MBB           MSB Bancorp Inc.                                   NY         AMSE            29.000         29.500          10.750
NYB           New York Bancorp Inc.                              NY         NYSE            35.375         36.313           1.213
PEEK          Peekskill Financial Corp.                          NY        NASDAQ           17.500         18.250          11.125
PKPS          Poughkeepsie Financial Corp.                       NY        NASDAQ            9.938         26.750           0.875
PSBK          Progressive Bank Inc.                              NY        NASDAQ           33.750         38.000           1.667
QCSB          Queens County Bancorp Inc.                         NY        NASDAQ           35.000         37.750           7.111
RELY          Reliance Bancorp Inc.                              NY        NASDAQ           33.125         33.500           8.875
RSLN          Roslyn Bancorp Inc.                                NY        NASDAQ           21.750         24.313          15.000
SFED          SFS Bancorp Inc.                                   NY        NASDAQ           22.125         24.500          11.000
SKAN          Skaneateles Bancorp Inc.                           NY        NASDAQ           27.000         32.000           4.250
TPNZ          Tappan Zee Financial Inc.                          NY        NASDAQ           19.750         22.625          11.250
ROSE          TR Financial Corp.                                 NY        NASDAQ           32.875         33.500           4.938
YFCB          Yonkers Financial Corporation                      NY        NASDAQ           18.500         22.000           9.310
ASBP          ASB Financial Corp.                                OH        NASDAQ           13.125         18.250          11.375
CAFI          Camco Financial Corp.                              OH        NASDAQ           24.000         24.000           4.310
COFI          Charter One Financial                              OH        NASDAQ           59.250         61.905           3.125




                                                                         PER SHARE
                                                                 *****************************************************************
                                                                      Monthly     Quarterly     Book                     12 Month
                                                                       Change      Change      Value        Assets         Div.
                                                                         (%)        (%)         ($)          ($)           ($)
                                                                    --------    --------    --------      --------     --------
GUPB          GFSB Bancorp Inc.                                     -4.71         8.00       17.60         137.33       0.40
AFED          AFSALA Bancorp Inc.                                    2.00        21.43       15.92         109.42      NA
ALBK          ALBANK Financial Corp.                                 1.65        20.92       26.69         288.76       0.63
ALBC          Albion Banc Corp.                                      0.00        24.73       24.25         283.18       0.47
AHCI          Ambanc Holding Co.                                     3.42         7.94       13.98         122.91       0.05
ASFC          Astoria Financial Corp.                                8.49        17.91       29.51         382.48       0.52
CNY           Carver Bancorp Inc.                                   36.50        36.50       15.08         179.56       0.05
CATB          Catskill Financial Corp.                               0.71         6.82       15.41          62.19       0.21
DME           Dime Bancorp Inc.                                      0.78        27.21       10.38         191.28       0.08
DIME          Dime Community Bancorp Inc.                           12.05        25.25       14.81         109.73       0.05
ESBK          Elmira Savings Bank (The)                              6.67        30.43       21.07         323.16       0.64
FIBC          Financial Bancorp Inc.                                10.28        25.64       15.71         173.69       0.38
FFIC          Flushing Financial Corp.                               5.33        10.56       17.08         120.27       0.20
GPT           GreenPoint Financial Corp.                             7.03         8.44       33.65         305.75       0.95
GOSB          GSB Financial Corp.                                    4.17         6.84       NA             NA         NA
HAVN          Haven Bancorp Inc.                                     2.08        16.22       25.07         417.98       0.60
JSB           JSB Financial Inc.                                    -0.80         3.04       35.91         154.68       1.35
LISB          Long Island Bancorp Inc.                               7.71        19.30       22.74         246.88       0.60
MBB           MSB Bancorp Inc.                                       5.94        25.41       22.40         272.13       0.60
NYB           New York Bancorp Inc.                                  7.20        15.51        7.93         152.18       0.53
PEEK          Peekskill Financial Corp.                              4.48         7.69       14.81          56.76       0.36
PKPS          Poughkeepsie Financial Corp.                           0.00        37.08        5.91          70.18       0.10
PSBK          Progressive Bank Inc.                                 -0.74         2.66       20.18         231.09       0.64
QCSB          Queens County Bancorp Inc.                            -2.10        -2.55       13.26         102.00       0.52
RELY          Reliance Bancorp Inc.                                  8.61        10.42       19.29         233.55       0.62
RSLN          Roslyn Bancorp Inc.                                    0.00        -1.97       14.04          79.60      NA
SFED          SFS Bancorp Inc.                                       2.91        13.46       17.64         141.42       0.26
SKAN          Skaneateles Bancorp Inc.                             -10.74        21.35       18.15         259.29       0.40
TPNZ          Tappan Zee Financial Inc.                             -3.66        16.18       14.36          83.74       0.22
ROSE          TR Financial Corp.                                     8.23        19.55       13.94         209.84       0.49
YFCB          Yonkers Financial Corporation                         -1.33         6.47       14.53         103.60       0.21
ASBP          ASB Financial Corp.                                   -1.87         0.00       10.30          66.15       5.40
CAFI          Camco Financial Corp.                                  6.67        34.98       14.98         156.23       0.49
COFI          Charter One Financial                                  0.85        16.69       21.63         306.62       0.91






                                                                                     PRICING RATIOS
                                                                  ****************************************************
                                                                       Price/       Price/      Price/     Price/Core
                                                                      Earnings    Bk. Value     Assets      Earnings
                                                                        (X)          (%)          (%)          (X)
                                                                    --------     --------    --------     --------
GUPB          GFSB Bancorp Inc.                                      21.09       115.06       14.75         21.09
AFED          AFSALA Bancorp Inc.                                    NA          120.13       17.48         NA
ALBK          ALBANK Financial Corp.                                 17.39       173.29       16.02         17.45
ALBC          Albion Banc Corp.                                      21.80       119.59       10.24         22.14
AHCI          Ambanc Holding Co.                                     NM          121.60       13.83         NM
ASFC          Astoria Financial Corp.                                19.07       186.80       14.41         20.19
CNY           Carver Bancorp Inc.                                    NM          113.15        9.50         51.71
CATB          Catskill Financial Corp.                               21.49       114.37       28.34         22.03
DME           Dime Bancorp Inc.                                      19.56       233.62       12.68         19.88
DIME          Dime Community Bancorp Inc.                            21.73       156.99       21.19         23.02
ESBK          Elmira Savings Bank (The)                              22.06       142.38        9.28         27.27
FIBC          Financial Bancorp Inc.                                 16.54       157.94       14.29         15.61
FFIC          Flushing Financial Corp.                               20.99       130.27       18.50         20.79
GPT           GreenPoint Financial Corp.                             18.71       197.99       21.79         19.42
GOSB          GSB Financial Corp.                                    NA           NA          NA            NA
HAVN          Haven Bancorp Inc.                                     17.00       171.52       10.29         16.93
JSB           JSB Financial Inc.                                     16.36       129.84       30.14         18.36
LISB          Long Island Bancorp Inc.                               22.66       207.23       19.09         26.62
MBB           MSB Bancorp Inc.                                       25.89       129.46       10.66         25.89
NYB           New York Bancorp Inc.                                  15.72       446.09       23.25         17.34
PEEK          Peekskill Financial Corp.                              26.12       118.16       30.83         26.12
PKPS          Poughkeepsie Financial Corp.                           28.39       168.16       14.16         28.39
PSBK          Progressive Bank Inc.                                  15.34       167.24       14.60         15.63
QCSB          Queens County Bancorp Inc.                             24.65       263.95       34.31         25.00
RELY          Reliance Bancorp Inc.                                  17.34       171.72       14.18         18.40
RSLN          Roslyn Bancorp Inc.                                    NA          154.91       27.32         NA
SFED          SFS Bancorp Inc.                                       22.35       125.43       15.64         22.35
SKAN          Skaneateles Bancorp Inc.                               15.17       148.76       10.41         15.70
TPNZ          Tappan Zee Financial Inc.                              27.43       137.53       23.58         27.82
ROSE          TR Financial Corp.                                     17.58       235.83       15.67         19.57
YFCB          Yonkers Financial Corporation                          18.14       127.32       17.86         17.96
ASBP          ASB Financial Corp.                                    18.49       127.43       19.84         19.59
CAFI          Camco Financial Corp.                                  13.87       160.21       15.36         16.33
COFI          Charter One Financial                                  16.41       273.93       19.32         16.78


KELLER & COMPANY                                                      Page 9
Dublin, Ohio
614-766-1426

                     THRIFT STOCK PRICES AND PRICING RATIOS
                PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF NOVEMBER 28, 1997



                                                                                                                       PER SHARE
                                                                                           ****************************************
                                                                                             Latest         All Time       All Time
                                                                                             Price            High           Low
                                                                 State    Exchange            ($)             ($)            ($)
                                                                 -----    --------          --------        --------      --------
CTZN          CitFed Bancorp Inc.                                OH        NASDAQ           50.625         55.500           6.167
CIBI          Community Investors Bancorp                        OH        NASDAQ           15.750         17.000           7.167
DCBI          Delphos Citizens Bancorp Inc.                      OH        NASDAQ           17.500         18.250          11.750
EMLD          Emerald Financial Corp.                            OH        NASDAQ           19.250         19.250           7.750
EFBI          Enterprise Federal Bancorp                         OH        NASDAQ           27.750         27.750          11.250
FFDF          FFD Financial Corp.                                OH        NASDAQ           18.375         19.500          10.000
FFYF          FFY Financial Corp.                                OH        NASDAQ           29.750         30.125          12.250
FFOH          Fidelity Financial of Ohio                         OH        NASDAQ           15.000         16.375           3.112
FDEF          First Defiance Financial                           OH        NASDAQ           15.250         16.000           5.790
FFBZ          First Federal Bancorp Inc.                         OH        NASDAQ           19.250         20.500           3.125
FFHS          First Franklin Corp.                               OH        NASDAQ           26.000         26.000           3.500
GFCO          Glenway Financial Corp.                            OH        NASDAQ           19.000         19.000           7.710
HHFC          Harvest Home Financial Corp.                       OH        NASDAQ           14.750         14.750           8.750
HCFC          Home City Financial Corp.                          OH        NASDAQ           18.000         18.000          12.000
INBI          Industrial Bancorp Inc.                            OH        NASDAQ           18.000         18.250           9.875
LONF          London Financial Corporation                       OH        NASDAQ           14.750         21.000           9.750
MRKF          Market Financial Corp.                             OH        NASDAQ           15.250         15.750          12.250
METF          Metropolitan Financial Corp.                       OH        NASDAQ           28.500         30.625          10.500
MFFC          Milton Federal Financial Corp.                     OH        NASDAQ           15.000         17.125          10.000
OSFS          Ohio State Financial Services                      OH        NASDAQ           14.750         15.500          14.750
OHSL          OHSL Financial Corp.                               OH        NASDAQ           27.750         28.250          11.500
PFFC          Peoples Financial Corp.                            OH        NASDAQ           14.000         19.000          10.875
PSFC          Peoples-Sidney Financial Corp.                     OH        NASDAQ           17.250         18.500          12.563
PTRS          Potters Financial Corp.                            OH        NASDAQ           34.000         34.000           9.000
PVFC          PVF Capital Corp.                                  OH        NASDAQ           20.500         21.750           3.924
SFSL          Security First Corp.                               OH        NASDAQ           19.500         19.500           1.083
WOFC          Western Ohio Financial Corp.                       OH        NASDAQ           25.750         29.250          14.750
WEHO          Westwood Homestead Fin. Corp.                      OH        NASDAQ           17.500         18.000          10.375
WFI           Winton Financial Corp.                             OH         AMSE            20.000         20.500           3.750
FFWD          Wood Bancorp Inc.                                  OH        NASDAQ           18.500         18.750           5.333
KFBI          Klamath First Bancorp                              OR        NASDAQ           21.875         24.250          12.500
OTFC          Oregon Trail Financial Corp.                       OR        NASDAQ           16.000         16.750          15.625
WFSG          Wilshire Financial Services                        OR        NASDAQ           27.625         33.500          13.500
CVAL          Chester Valley Bancorp Inc.                        PA        NASDAQ           26.250         27.500           2.955


                                                                                              PER SHARE
                                                                *****************************************************************
                                                                     Monthly     Quarterly     Book                     12 Month
                                                                      Change      Change      Value        Assets         Div.
                                                                        (%)        (%)         ($)          ($)           ($)
                                                                   --------    --------    --------      --------     --------
CTZN          CitFed Bancorp Inc.                                   2.27        16.71       23.88         380.60       0.33
CIBI          Community Investors Bancorp                           5.00         5.00       12.09         102.94       0.28
DCBI          Delphos Citizens Bancorp Inc.                         0.00         8.53       14.65          55.01      NA
EMLD          Emerald Financial Corp.                               8.45        37.50        9.28         118.99       0.24
EFBI          Enterprise Federal Bancorp                            5.71        38.75       15.82         138.42       1.75
FFDF          FFD Financial Corp.                                  -0.68        24.58       14.86          61.06       0.25
FFYF          FFY Financial Corp.                                   4.39         8.18       20.30         148.22       0.70
FFOH          Fidelity Financial of Ohio                           -3.23        -4.76       12.34          94.75       0.26
FDEF          First Defiance Financial                             -3.17         1.67       12.61          64.13       0.32
FFBZ          First Federal Bancorp Inc.                           -1.91         4.05        9.06         129.33       0.24
FFHS          First Franklin Corp.                                 13.04        31.65       17.49         193.95       0.34
GFCO          Glenway Financial Corp.                              24.08        55.10       12.17         128.62       0.36
HHFC          Harvest Home Financial Corp.                          0.00        25.53       11.31          95.75       3.40
HCFC          Home City Financial Corp.                            16.13        16.13       15.20          77.50      NA
INBI          Industrial Bancorp Inc.                               4.35        19.01       11.76          68.46       0.34
LONF          London Financial Corporation                        -27.61        -1.67       14.60          74.23       0.24
MRKF          Market Financial Corp.                                1.67         7.49       14.89          42.02      NA
METF          Metropolitan Financial Corp.                         40.74        57.24        9.90         245.51       0.00
MFFC          Milton Federal Financial Corp.                       -1.64         7.14       12.31          91.09       3.09
OSFS          Ohio State Financial Services                        -1.40        NA          16.47          60.80      NA
OHSL          OHSL Financial Corp.                                  4.72        19.35       21.42         190.02       0.85
PFFC          Peoples Financial Corp.                               3.70       -17.65       15.78          58.00      NA
PSFC          Peoples-Sidney Financial Corp.                       -1.43         7.81       15.72          57.60      NA
PTRS          Potters Financial Corp.                              26.51        41.21       22.42         254.43       0.32
PVFC          PVF Capital Corp.                                     2.50        -4.09       10.63         147.96       0.00
SFSL          Security First Corp.                                  9.09         2.63        8.31          89.69       0.31
WOFC          Western Ohio Financial Corp.                          5.10         8.42       23.40         168.69       1.00
WEHO          Westwood Homestead Fin. Corp.                        10.24        14.75       14.20          51.35       0.21
WFI           Winton Financial Corp.                                2.56        24.03       11.72         163.40       0.45
FFWD          Wood Bancorp Inc.                                     5.71        11.28        9.77          78.60       0.29
KFBI          Klamath First Bancorp                                -3.31        14.38       15.64          97.83       0.30
OTFC          Oregon Trail Financial Corp.                         -1.54        NA          NA             NA         NA
WFSG          Wilshire Financial Services                          -3.91        57.86        9.55         180.95      NA
CVAL          Chester Valley Bancorp Inc.                           0.96        14.84       12.89         147.22       0.38



                                                                            PRICING RATIOS
                                                                 ****************************************************
                                                                      Price/       Price/      Price/     Price/Core
                                                                     Earnings    Bk. Value     Assets      Earnings
                                                                       (X)          (%)          (%)          (X)
                                                                   --------     --------    --------     --------
CTZN          CitFed Bancorp Inc.                                   17.64       212.00       13.30         17.64
CIBI          Community Investors Bancorp                           15.00       130.27       15.30         15.00
DCBI          Delphos Citizens Bancorp Inc.                         NA          119.45       31.81         NA
EMLD          Emerald Financial Corp.                               16.18       207.44       16.18         17.34
EFBI          Enterprise Federal Bancorp                            22.56       175.41       20.05         26.94
FFDF          FFD Financial Corp.                                   14.70       123.65       30.09         29.64
FFYF          FFY Financial Corp.                                   16.08       146.55       20.07         16.35
FFOH          Fidelity Financial of Ohio                            19.23       121.56       15.83         16.85
FDEF          First Defiance Financial                              25.42       120.94       23.78         25.85
FFBZ          First Federal Bancorp Inc.                            16.89       212.47       14.88         17.66
FFHS          First Franklin Corp.                                  25.49       148.66       13.41         21.49
GFCO          Glenway Financial Corp.                               19.19       156.12       14.77         19.79
HHFC          Harvest Home Financial Corp.                          56.73       130.42       15.40         27.83
HCFC          Home City Financial Corp.                             NA          118.42       23.23         NA
INBI          Industrial Bancorp Inc.                               17.82       153.06       26.29         18.75
LONF          London Financial Corporation                          28.37       101.03       19.87         19.16
MRKF          Market Financial Corp.                                NA          102.42       36.29         NA
METF          Metropolitan Financial Corp.                          19.39       287.88       11.61         20.65
MFFC          Milton Federal Financial Corp.                        23.81       121.85       16.47         26.79
OSFS          Ohio State Financial Services                         NA           89.56       24.26         NA
OHSL          OHSL Financial Corp.                                  16.92       129.55       14.60         17.45
PFFC          Peoples Financial Corp.                               NA           88.72       24.14         NA
PSFC          Peoples-Sidney Financial Corp.                        NA          109.73       29.95         NA
PTRS          Potters Financial Corp.                               14.53       151.65       13.36         14.85
PVFC          PVF Capital Corp.                                     11.39       192.85       13.86         11.92
SFSL          Security First Corp.                                  18.75       234.66       21.74         18.75
WOFC          Western Ohio Financial Corp.                          38.43       110.04       15.26         32.19
WEHO          Westwood Homestead Fin. Corp.                         35.00       123.24       34.08         31.82
WFI           Winton Financial Corp.                                12.35       170.65       12.24         14.93
FFWD          Wood Bancorp Inc.                                     18.32       189.36       23.54         19.89
KFBI          Klamath First Bancorp                                 24.86       139.87       22.36         24.86
OTFC          Oregon Trail Financial Corp.                          NA           NA          NA            NA
WFSG          Wilshire Financial Services                           NA          289.27       15.27         NA
CVAL          Chester Valley Bancorp Inc.                           19.30       203.65       17.83         20.35


KELLER & COMPANY                                                      Page 10
Dublin, Ohio
614-766-1426

                     THRIFT STOCK PRICES AND PRICING RATIOS
                PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF NOVEMBER 28, 1997


                                                                                                                  PER SHARE
                                                                                           ****************************************
                                                                                             Latest         All Time       All Time
                                                                                             Price            High           Low
                                                                 State    Exchange            ($)             ($)            ($)
                                                                 -----    --------          --------        --------      --------

CMSB          Commonwealth Bancorp Inc.                          PA        NASDAQ           20.375         20.375           5.790
FSBI          Fidelity Bancorp Inc.                              PA        NASDAQ           26.625         26.625           3.415
FBBC          First Bell Bancorp Inc.                            PA        NASDAQ           17.250         18.375          11.875
FKFS          First Keystone Financial                           PA        NASDAQ           32.000         33.250          10.250
SHEN          First Shenango Bancorp Inc.                        PA        NASDAQ           33.750         35.000          12.750
GAF           GA Financial Inc.                                  PA         AMSE            19.250         19.688          10.250
HARL          Harleysville Savings Bank                          PA        NASDAQ           29.375         30.250           2.828
LARL          Laurel Capital Group Inc.                          PA        NASDAQ           27.750         28.000           3.627
MLBC          ML Bancorp Inc.                                    PA        NASDAQ           28.750         29.063           6.219
PVSA          Parkvale Financial Corporation                     PA        NASDAQ           29.750         29.750           1.720
PWBC          PennFirst Bancorp Inc.                             PA        NASDAQ           18.250         19.500           3.654
PWBK          Pennwood Bancorp Inc.                              PA        NASDAQ           18.938         19.000           9.000
PHFC          Pittsburgh Home Financial Corp                     PA        NASDAQ           20.688         20.813           9.500
PRBC          Prestige Bancorp Inc.                              PA        NASDAQ           18.406         19.375           9.750
PFNC          Progress Financial Corp.                           PA        NASDAQ           15.500         17.277           0.714
SHSB          SHS Bancorp Inc.                                   PA        NASDAQ           16.000         16.370          14.750
SVRN          Sovereign Bancorp Inc.                             PA        NASDAQ           18.938         19.250           0.837
THRD          TF Financial Corp.                                 PA        NASDAQ           28.000         28.000           9.750
USAB          USABancshares, Inc.                                PA        NASDAQ            9.000          9.750           6.000
WVFC          WVS Financial Corp.                                PA        NASDAQ           31.500         34.000          13.000
YFED          York Financial Corp.                               PA        NASDAQ           26.500         27.250           3.441
CFCP          Coastal Financial Corp.                            SC        NASDAQ           23.000         27.750           1.439
FFCH          First Financial Holdings Inc.                      SC        NASDAQ           43.125         44.000           4.000
FSFC          First Southeast Financial Corp                     SC        NASDAQ           15.125         20.250           9.125
FSPT          FirstSpartan Financial Corp.                       SC        NASDAQ           37.500         39.000          35.000
PALM          Palfed Inc.                                        SC        NASDAQ           27.000         27.000           3.500
SCCB          S. Carolina Community Bancshrs                     SC        NASDAQ           23.000         25.250          12.625
HFFC          HF Financial Corp.                                 SD        NASDAQ           26.000         27.000           5.500
TWIN          Twin City Bancorp                                  TN        NASDAQ           13.625         14.500           7.000
BNKU          Bank United Corp.                                  TX        NASDAQ           42.000         45.375          22.500
CBSA          Coastal Bancorp Inc.                               TX        NASDAQ           28.875         33.250           9.875
ETFS          East Texas Financial Services                      TX        NASDAQ           20.000         21.500          11.000
FBHC          Fort Bend Holding Corp.                            TX        NASDAQ           19.625         24.000           5.188
GLMR          Gilmer Financial Svcs, Inc.                        TX        NASDAQ           NA             12.000           9.000





                                                                                        PER SHARE
                                                                ****************************************************************
                                                                    Monthly     Quarterly     Book                     12 Month
                                                                     Change      Change      Value        Assets         Div.
                                                                       (%)        (%)         ($)          ($)           ($)
                                                                  --------    --------    --------      --------     --------

CMSB          Commonwealth Bancorp Inc.                           17.27        18.98       13.02         140.25       0.27
FSBI          Fidelity Bancorp Inc.                               10.94        25.29       16.65         245.02       0.33
FBBC          First Bell Bancorp Inc.                              0.73         9.52       11.02         104.63       3.40
FKFS          First Keystone Financial                             9.40        15.32       20.15         303.99       0.20
SHEN          First Shenango Bancorp Inc.                         -1.46        22.73       22.55         194.02       0.54
GAF           GA Financial Inc.                                    3.36         1.99       14.72         100.63       0.38
HARL          Harleysville Savings Bank                            0.43        12.98       13.76         207.77       0.39
LARL          Laurel Capital Group Inc.                            7.77        23.33       15.20         145.22       0.46
MLBC          ML Bancorp Inc.                                      4.07        41.98       14.41         195.17       0.39
PVSA          Parkvale Financial Corporation                       3.48        26.06       15.20         196.92       0.44
PWBC          PennFirst Bancorp Inc.                               2.10        16.80       12.96         154.86       0.34
PWBK          Pennwood Bancorp Inc.                               -0.33        13.06       15.34          83.64       0.30
PHFC          Pittsburgh Home Financial Corp                      10.34         6.09       14.63         138.78       0.29
PRBC          Prestige Bancorp Inc.                                0.85         7.48       16.88         150.66       0.09
PFNC          Progress Financial Corp.                            11.71         6.90        5.85         108.91       0.09
SHSB          SHS Bancorp Inc.                                     1.59        NA          NA             NA         NA
SVRN          Sovereign Bancorp Inc.                               7.83        24.69        7.33         163.55       0.08
THRD          TF Financial Corp.                                  16.67        45.45       19.21         152.95       0.38
USAB          USABancshares, Inc.                                  1.41        10.77        6.73          87.75       0.00
WVFC          WVS Financial Corp.                                  1.61        17.21       19.38         161.47       3.10
YFED          York Financial Corp.                                26.79        38.74       11.62         131.24       0.48
CFCP          Coastal Financial Corp.                             -6.12        -7.07        6.97         106.32       0.35
FFCH          First Financial Holdings Inc.                       20.63        34.24       16.45         268.98       0.72
FSFC          First Southeast Financial Corp                      -4.72         0.00        8.20          79.77       0.22
FSPT          FirstSpartan Financial Corp.                         7.14         5.63       29.17         108.87      NA
PALM          Palfed Inc.                                          7.46        65.51       10.74         126.15       0.11
SCCB          S. Carolina Community Bancshrs                       6.98         6.98       17.35          65.29       0.60
HFFC          HF Financial Corp.                                   1.96        18.18       18.22         205.07       0.38
TWIN          Twin City Bancorp                                   -0.91         2.19       10.87          84.04       0.43
BNKU          Bank United Corp.                                    0.00        16.67       18.94         378.76       0.56
CBSA          Coastal Bancorp Inc.                                -1.70        -5.33       20.13         586.83       0.44
ETFS          East Texas Financial Services                        4.58         6.67       20.34         112.97       0.20
FBHC          Fort Bend Holding Corp.                              1.95        18.05       11.88         192.91       0.16
GLMR          Gilmer Financial Svcs, Inc.                         NA           NA          19.88         220.49       0.00



                                                                            PRICING RATIOS
                                                                 ****************************************************
                                                                      Price/       Price/      Price/     Price/Core
                                                                     Earnings    Bk. Value     Assets      Earnings
                                                                       (X)          (%)          (%)          (X)
                                                                   --------     --------    --------     --------
CMSB          Commonwealth Bancorp Inc.                             20.17       156.49       14.53         26.12
FSBI          Fidelity Bancorp Inc.                                 15.57       159.91       10.87         15.85
FBBC          First Bell Bancorp Inc.                               14.87       156.53       16.49         15.27
FKFS          First Keystone Financial                              14.10       158.81       10.53         15.38
SHEN          First Shenango Bancorp Inc.                           15.13       149.67       17.40         15.20
GAF           GA Financial Inc.                                     20.05       130.77       19.13         20.48
HARL          Harleysville Savings Bank                             14.61       213.48       14.14         14.61
LARL          Laurel Capital Group Inc.                             14.16       182.57       19.11         14.68
MLBC          ML Bancorp Inc.                                       22.82       199.51       14.73         31.94
PVSA          Parkvale Financial Corporation                        14.88       195.72       15.11         14.88
PWBC          PennFirst Bancorp Inc.                                17.55       140.82       11.78         17.55
PWBK          Pennwood Bancorp Inc.                                 22.02       123.46       22.64         20.36
PHFC          Pittsburgh Home Financial Corp                        19.89       141.41       14.91         22.25
PRBC          Prestige Bancorp Inc.                                 20.23       109.04       12.22         20.23
PFNC          Progress Financial Corp.                              18.02       264.96       14.23         22.79
SHSB          SHS Bancorp Inc.                                      NA           NA          NA            NA
SVRN          Sovereign Bancorp Inc.                                27.85       258.36       11.58         19.52
THRD          TF Financial Corp.                                    22.95       145.76       18.31         26.17
USAB          USABancshares, Inc.                                   31.03       133.73       10.26         34.62
WVFC          WVS Financial Corp.                                   15.22       162.54       19.51         15.29
YFED          York Financial Corp.                                  21.72       228.06       20.19         25.48
CFCP          Coastal Financial Corp.                               19.33       329.99       21.63         22.33
FFCH          First Financial Holdings Inc.                         19.34       262.16       16.03         19.87
FSFC          First Southeast Financial Corp                        18.67       184.45       18.96         18.67
FSPT          FirstSpartan Financial Corp.                          NA          128.56       34.44         NA
PALM          Palfed Inc.                                           56.25       251.40       21.40         32.53
SCCB          S. Carolina Community Bancshrs                        29.49       132.56       35.23         29.49
HFFC          HF Financial Corp.                                    13.90       142.70       12.68         15.12
TWIN          Twin City Bancorp                                     18.92       125.34       16.21         22.71
BNKU          Bank United Corp.                                     17.36       221.75       11.09         22.34
CBSA          Coastal Bancorp Inc.                                  12.29       143.44        4.92         12.78
ETFS          East Texas Financial Services                         25.64        98.33       17.70         27.40
FBHC          Fort Bend Holding Corp.                               20.66       165.19       10.17         26.88
GLMR          Gilmer Financial Svcs, Inc.                           NA           NA          NA            NA


KELLER & COMPANY                                                      Page 11
Dublin, Ohio
614-766-1426

                     THRIFT STOCK PRICES AND PRICING RATIOS
                PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF NOVEMBER 28, 1997


                                                                                                          PER SHARE
                                                                                     ****************************************
                                                                                       Latest         All Time       All Time
                                                                                       Price            High           Low
                                                           State Exchange               ($)             ($)            ($)
                                                           -----    --------          --------        --------      --------

JXVL          Jacksonville Bancorp Inc.                    TX        NASDAQ           18.750         19.500           7.141
BFSB          Bedford Bancshares Inc.                      VA        NASDAQ           28.250         28.750          10.250
CNIT          CENIT Bancorp Inc.                           VA        NASDAQ           68.000         71.000          10.875
CFFC          Community Financial Corp.                    VA        NASDAQ           24.750         24.750           4.250
ESX           Essex Bancorp Inc.                           VA         AMSE             5.000         19.250           0.750
FFFC          FFVA Financial Corp.                         VA        NASDAQ           33.375         35.125           8.250
LIFB          Life Bancorp Inc.                            VA        NASDAQ           31.125         31.125           8.313
VABF          Virginia Beach Fed. Financial                VA        NASDAQ           16.625         17.625           1.625
VFFC          Virginia First Financial Corp.               VA        NASDAQ           25.250         25.250           1.250
CASB          Cascade Financial Corp.                      WA        NASDAQ           12.750         16.800           2.130
FMSB          First Mutual Savings Bank                    WA        NASDAQ           18.250         20.167           1.628
FWWB          First SB of Washington Bancorp               WA        NASDAQ           25.250         26.375          12.375
HRZB          Horizon Financial Corp.                      WA        NASDAQ           16.563         18.000           1.970
IWBK          InterWest Bancorp Inc.                       WA        NASDAQ           39.500         43.250           8.478
RVSB          Riverview Bancorp Inc.                       WA        NASDAQ           15.000         15.000           3.481
STSA          Sterling Financial Corp.                     WA        NASDAQ           21.125         22.500           1.878
WFSL          Washington Federal Inc.                      WA        NASDAQ           32.188         33.313           1.566
WAMU          Washington Mutual Inc.                       WA        NASDAQ           69.125         72.375           1.629
AADV          Advantage Bancorp Inc.                       WI        NASDAQ           62.250         62.250          10.600
ABCW          Anchor BanCorp Wisconsin                     WI        NASDAQ           31.500         32.250           4.900
FCBF          FCB Financial Corp.                          WI        NASDAQ           27.250         28.125          10.000
FTFC          First Federal Capital Corp.                  WI        NASDAQ           27.875         29.000           0.966
FNGB          First Northern Capital Corp.                 WI        NASDAQ           13.500         14.000           1.730
HALL          Hallmark Capital Corp.                       WI        NASDAQ           15.250         15.375           4.938
MWFD          Midwest Federal Financial                    WI        NASDAQ           26.500         27.500           4.167
NWEQ          Northwest Equity Corp.                       WI        NASDAQ           19.000         19.000           6.875
RELI          Reliance Bancshares Inc.                     WI        NASDAQ            8.875         10.125           6.500
STFR          St. Francis Capital Corp.                    WI        NASDAQ           38.250         41.250          12.625
AFBC          Advance Financial Bancorp                    WV        NASDAQ           17.750         17.875          12.750
FOBC          Fed One Bancorp                              WV        NASDAQ           24.875         27.000           5.358
CRZY          Crazy Woman Creek Bancorp                    WY        NASDAQ           15.375         15.500          10.000
TRIC          Tri-County Bancorp Inc.                      WY        NASDAQ           27.500         29.000          11.375






                                                                                                 PER SHARE
                                                                ***************************************************************
                                                                   Monthly     Quarterly     Book                     12 Month
                                                                    Change      Change      Value        Assets         Div.
                                                                      (%)        (%)         ($)          ($)           ($)
                                                                 --------    --------    --------      --------     --------
JXVL          Jacksonville Bancorp Inc.                           1.35        11.94       13.55          90.83       0.50
BFSB          Bedford Bancshares Inc.                            22.83        16.05       18.04         121.83       0.53
CNIT          CENIT Bancorp Inc.                                 11.02        28.91       31.01         424.15       1.00
CFFC          Community Financial Corp.                          13.79        13.79       18.99         143.71       0.55
ESX           Essex Bancorp Inc.                                 -4.76       185.71        0.03         181.42       0.00
FFFC          FFVA Financial Corp.                                5.53        13.86       17.84         125.46       0.46
LIFB          Life Bancorp Inc.                                  31.75        31.75       16.17         150.94       0.46
VABF          Virginia Beach Fed. Financial                       9.92        22.02        8.70         121.61       0.19
VFFC          Virginia First Financial Corp.                      4.12         5.76       11.89         146.82       0.10
CASB          Cascade Financial Corp.                             2.00        -3.77        8.36         125.97       0.00
FMSB          First Mutual Savings Bank                          -0.45        32.73        7.53         110.92       0.13
FWWB          First SB of Washington Bancorp                      4.66         3.06       15.83         107.22       0.26
HRZB          Horizon Financial Corp.                             1.53        10.42       11.17          71.44       0.69
IWBK          InterWest Bancorp Inc.                              5.69         0.32       16.13         254.24       0.59
RVSB          Riverview Bancorp Inc.                             12.15        51.39        9.56          46.06      NA
STSA          Sterling Financial Corp.                            0.60        14.19       12.98         247.19       0.00
WFSL          Washington Federal Inc.                             3.42        19.21       15.11         120.39       0.90
WAMU          Washington Mutual Inc.                              1.47        14.61       20.28         371.76       1.02
AADV          Advantage Bancorp Inc.                             13.18        47.34       30.60         320.62       0.38
ABCW          Anchor BanCorp Wisconsin                           11.50        16.67       13.82         215.91       0.28
FCBF          FCB Financial Corp.                                 0.93         1.87       18.72         134.81       0.74
FTFC          First Federal Capital Corp.                         2.29        17.37       11.46         170.18       0.45
FNGB          First Northern Capital Corp.                        0.00         3.85        8.24          74.29       0.32
HALL          Hallmark Capital Corp.                              7.08        37.08       10.59         145.00       0.00
MWFD          Midwest Federal Financial                          10.42        24.71       11.70         130.06       0.33
NWEQ          Northwest Equity Corp.                              8.57        15.15       14.53         115.59       0.46
RELI          Reliance Bancshares Inc.                            1.43         2.90        9.18          19.01       3.00
STFR          St. Francis Capital Corp.                          -0.65        10.87       24.78         317.28       0.48
AFBC          Advance Financial Bancorp                           1.43         9.23       15.01          97.48      NA
FOBC          Fed One Bancorp                                     3.65        24.38       17.45         150.73       0.59
CRZY          Crazy Woman Creek Bancorp                           4.24         6.03       14.88          62.79       0.40
TRIC          Tri-County Bancorp Inc.                            -0.90        20.88       23.13         151.05       0.45



                                                                                              PRICING RATIOS
                                                                  ****************************************************
                                                                       Price/       Price/      Price/     Price/Core
                                                                      Earnings    Bk. Value     Assets      Earnings
                                                                        (X)          (%)          (%)          (X)
                                                                    --------     --------    --------     --------

JXVL          Jacksonville Bancorp Inc.                              24.35       138.38       20.64          8.22
BFSB          Bedford Bancshares Inc.                                19.22       156.60       23.19         19.35
CNIT          CENIT Bancorp Inc.                                     20.61       219.28       16.03         21.12
CFFC          Community Financial Corp.                              16.50       130.33       17.22         16.50
ESX           Essex Bancorp Inc.                                     NM           NM           2.76         NM
FFFC          FFVA Financial Corp.                                   20.48       187.08       26.60         21.26
LIFB          Life Bancorp Inc.                                      22.55       192.49       20.62         24.13
VABF          Virginia Beach Fed. Financial                          22.17       191.09       13.67         27.25
VFFC          Virginia First Financial Corp.                         19.42       212.36       17.20         36.59
CASB          Cascade Financial Corp.                                17.96       152.51       10.12         18.21
FMSB          First Mutual Savings Bank                              17.89       242.36       16.45         18.25
FWWB          First SB of Washington Bancorp                         19.42       159.51       23.55         20.53
HRZB          Horizon Financial Corp.                                14.92       148.28       23.18         15.20
IWBK          InterWest Bancorp Inc.                                 15.93       244.89       15.54         18.12
RVSB          Riverview Bancorp Inc.                                 NM          156.90       32.57         NA
STSA          Sterling Financial Corp.                               17.32       162.75        8.55         19.03
WFSL          Washington Federal Inc.                                14.56       213.02       26.74         14.63
WAMU          Washington Mutual Inc.                                130.42       340.85       18.59         29.54
AADV          Advantage Bancorp Inc.                                 20.15       203.43       19.42         22.39
ABCW          Anchor BanCorp Wisconsin                               15.91       227.93       14.59         17.03
FCBF          FCB Financial Corp.                                    21.80       145.57       20.21         21.29
FTFC          First Federal Capital Corp.                            16.79       243.24       16.38         20.20
FNGB          First Northern Capital Corp.                           21.09       163.83       18.17         21.77
HALL          Hallmark Capital Corp.                                 16.76       144.00       10.52         17.13
MWFD          Midwest Federal Financial                              15.68       226.50       20.38         20.38
NWEQ          Northwest Equity Corp.                                 15.32       130.76       16.44         15.83
RELI          Reliance Bancshares Inc.                               34.13        96.68       46.69         35.50
STFR          St. Francis Capital Corp.                              14.88       154.36       12.06         17.96
AFBC          Advance Financial Bancorp                              NA          118.25       18.21         NA
FOBC          Fed One Bancorp                                        18.56       142.55       16.50         18.70
CRZY          Crazy Woman Creek Bancorp                              21.06       103.33       24.49         20.78
TRIC          Tri-County Bancorp Inc.                                18.21       118.89       18.21         17.86


KELLER & COMPANY                                                      Page 12
Dublin, Ohio
614-766-1426

                     THRIFT STOCK PRICES AND PRICING RATIOS
                PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF NOVEMBER 28, 1997


                                                                                                          PER SHARE
                                                                    *******************************************************
                                                                      Latest         All Time       All Time      Monthly
                                                                      Price            High           Low          Change
                                          State Exchange               ($)             ($)            ($)            (%)
                                          -----    --------          --------        --------      --------     --------
ALL THRIFTS
              AVERAGE                                                24.414         28.144           7.934       4.44
              MEDIAN                                                 21.000         23.500           8.875       3.31
              HIGH                                                   89.625        589.500          62.000      40.74
              LOW                                                     4.875          8.250           0.250     -27.61

AVERAGE FOR STATE
              KY                                                     19.663         21.350          10.300       4.30

AVERAGE BY REGION
              MIDWEST                                                22.647         23.926           8.505       4.96
              NEW ENGLAND                                            27.315         33.571           3.887       5.15
              MID ATLANTIC                                           25.768         27.237           7.725       4.91
              SOUTHEAST                                              22.894         25.802           9.872       3.61
              SOUTHWEST                                              24.863         25.587          10.383       5.54
              WEST                                                   26.991         42.443           7.121       1.90

AVERAGE BY EXCHANGE
              NYSE                                                   43.740         89.137           4.770       0.52
              AMEX                                                   20.522         22.839           8.618       4.14
              OTC/NASDAQ                                             23.962         26.177           8.004       4.62






                                        **************************************************  **
                                          Quarterly     Book                     12 Month   e
                                           Change      Value        Assets         Div.
                                            (%)         ($)          ($)           ($)
                                        --------    --------      --------     --------
ALL THRIFTS
              AVERAGE                    16.21       15.58         153.65       0.55
              MEDIAN                     14.73       14.98         131.80       0.35
              HIGH                      185.71       75.05         691.00       8.23
              LOW                       -43.45        0.03           9.12       0.00

AVERAGE FOR STATE
              KY                         11.08       14.09          80.46       1.21

AVERAGE BY REGION
              MIDWEST                    15.91       15.53         132.15       0.49
              NEW ENGLAND                22.78       14.85         179.88       0.47
              MID ATLANTIC               16.24       16.18         171.58       0.44
              SOUTHEAST                  13.80       14.91         118.49       1.23
              SOUTHWEST                  15.91       16.69         185.46       0.36
              WEST                       13.77       15.95         204.64       0.30

AVERAGE BY EXCHANGE
              NYSE                       13.62       20.84         302.59       0.40
              AMEX                       22.17       14.32         128.82       1.33
              OTC/NASDAQ                 15.84       15.48         149.73       0.49



                                                PRICING RATIOS
                                     ****************************************************
                                          Price/       Price/      Price/     Price/Core
                                         Earnings    Bk. Value     Assets      Earnings
                                           (X)          (%)          (%)          (X)
                                       --------     --------    --------     --------
ALL THRIFTS
              AVERAGE                   21.77       161.12       18.72         22.14
              MEDIAN                    18.71       149.24       16.99         19.71
              HIGH                     133.33       446.09       87.72        100.00
              LOW                        3.08        70.36        2.76          3.20

AVERAGE FOR STATE
              KY                        22.144     136.670      25.564        24.728

AVERAGE BY REGION
              MIDWEST                   22.63       147.96       19.51         22.71
              NEW ENGLAND               18.89       189.13       16.20         19.94
              MID ATLANTIC              20.36       166.19       16.62         21.30
              SOUTHEAST                 24.40       164.72       23.50         24.99
              SOUTHWEST                 19.94       149.77       18.47         19.28
              WEST                      22.20       168.91       16.17         21.76

AVERAGE BY EXCHANGE
              NYSE                      17.64       232.15       17.95         19.31
              AMEX                      22.22       143.76       18.24         27.34
              OTC/NASDAQ                21.92       159.63       18.79         21.82


KELLER & COMPANY                                                       Page 1
Dublin, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
                PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF NOVEMBER 28, 1997


                                                                               ASSETS AND EQUITY
                                                     ***************************************************************************
                                                                         Total                Total            Total        ue
                                                                         Assets               Equity        Tang. Equity    es
                                                     State               ($000)               ($000)           ($000)
                                                     -----          ---------------      ---------------  ---------------   ----
FFDB        FirstFed Bancorp Inc.                    AL                     176,464           16,996           15,553
SRN         Southern Banc Co.                        AL                     106,164           18,132           17,968
SCBS        Southern Community Bancshares            AL                      70,370           15,005           15,005
SZB         SouthFirst Bancshares Inc.               AL                      97,283           13,616           13,616
FFBH        First Federal Bancshares of AR           AR                     547,119           81,468           81,468
HCBB        HCB Bancshares Inc.                      AR                     199,946           38,165           36,781
FTF         Texarkana First Financial Corp           AR                     171,358           26,907           26,907
AFFFZ       America First Financial Fund             CA                   2,250,517          188,268          186,285
BPLS        Bank Plus Corp.                          CA                   3,920,257          177,211          176,895
BVCC        Bay View Capital Corp.                   CA                   3,162,207          183,974          153,659
BYFC        Broadway Financial Corp.                 CA                     124,740           13,184           13,184
CENF        CENFED Financial Corp.                   CA                   2,304,678          128,179          127,976
CSA         Coast Savings Financial                  CA                   9,040,413          469,973          464,532
DSL         Downey Financial Corp.                   CA                   5,853,968          417,660          412,188
FSSB        First FS&LA of San Bernardino            CA                     103,674            4,492            4,329
FED         FirstFed Financial Corp.                 CA                   4,104,647          211,836          209,769
GSB         Golden State Bancorp Inc.                CA                  16,432,304        1,043,578          946,157
GDW         Golden West Financial                    CA                  39,228,359        2,575,220        2,575,220
AHM         H.F. Ahmanson & Co.                      CA                  46,799,157        2,386,357        2,099,972
HTHR        Hawthorne Financial Corp.                CA                     891,163           54,865           54,865
HEMT        HF Bancorp Inc.                          CA                   1,050,377           83,294           69,411
HBNK        Highland Federal Bank FSB                CA                     515,990           39,557           39,557
ITLA        ITLA Capital Corp.                       CA                     901,555           96,636           96,277
LFCO        Life Financial Corp.                     CA                     294,102           49,477           49,477
MBBC        Monterey Bay Bancorp Inc.                CA                     409,663           47,137           43,697
PFFB        PFF Bancorp Inc.                         CA                   2,615,466          262,987          260,217
PROV        Provident Financial Holdings             CA                     640,634           85,407           85,407
QCBC        Quaker City Bancorp Inc.                 CA                     847,024           71,634           71,634
REDF        RedFed Bancorp Inc.                      CA                     967,309           80,488           80,181
SGVB        SGV Bancorp Inc.                         CA                     408,975           30,411           29,945
WES         Westcorp                                 CA                   3,757,362          341,452          340,585




                                                                         PROFITABILITY
                                                           *************************************************
                                                                       Core                        Core
                                                            ROAA       ROAA           ROAE         ROAE
                                                            (%)         (%)            (%)         (%)
                                                           -------   ----------     --------    --------
FFDB        FirstFed Bancorp Inc.                           1.03        1.01         10.60      10.32
SRN         Southern Banc Co.                               0.47        0.47          2.77       2.77
SCBS        Southern Community Bancshares                   0.55        0.90          3.18       5.16
SZB         SouthFirst Bancshares Inc.                     -0.03        0.17         -0.20       1.24
FFBH        First Federal Bancshares of AR                  1.06        1.01          6.82       6.51
HCBB        HCB Bancshares Inc.                            NA          NA            NA         NA
FTF         Texarkana First Financial Corp                  1.40        1.73          8.49      10.43
AFFFZ       America First Financial Fund                    1.99        2.01         24.62      24.79
BPLS        Bank Plus Corp.                                 0.36        0.30          7.52       6.27
BVCC        Bay View Capital Corp.                          0.56        0.61          9.02       9.92
BYFC        Broadway Financial Corp.                        0.29        0.29          2.61       2.61
CENF        CENFED Financial Corp.                          0.64        0.57         12.38      11.14
CSA         Coast Savings Financial                         0.62        0.66         12.54      13.39
DSL         Downey Financial Corp.                          0.73        0.70          9.99       9.58
FSSB        First FS&LA of San Bernardino                  -1.18       -1.18        -24.70     -24.76
FED         FirstFed Financial Corp.                        0.56        0.56         11.71      11.68
GSB         Golden State Bancorp Inc.                       0.63        0.74          9.94      11.69
GDW         Golden West Financial                           0.88        0.86         13.90      13.68
AHM         H.F. Ahmanson & Co.                             0.83        0.73         16.75      14.58
HTHR        Hawthorne Financial Corp.                       1.07        1.04         19.43      18.86
HEMT        HF Bancorp Inc.                                 0.03        0.18          0.40       2.17
HBNK        Highland Federal Bank FSB                       1.12        0.86         15.34      11.72
ITLA        ITLA Capital Corp.                              1.46        1.46         13.06      13.06
LFCO        Life Financial Corp.                           NA          NA            NA         NA
MBBC        Monterey Bay Bancorp Inc.                       0.46        0.42          4.11       3.79
PFFB        PFF Bancorp Inc.                                0.45        0.46          4.29       4.33
PROV        Provident Financial Holdings                    0.74        0.36          5.29       2.55
QCBC        Quaker City Bancorp Inc.                        0.72        0.69          8.10       7.79
REDF        RedFed Bancorp Inc.                             1.02        1.02         12.31      12.25
SGVB        SGV Bancorp Inc.                                0.39        0.31          5.04       3.95
WES         Westcorp                                        0.99       -0.01         10.63      -0.11





                                                                                         CAPITAL ISSUES
                                                          **********************************************************************
                                                                                             Number of              Mkt. Value
                                                               IPO                             Shares                of Shares
                                                              Date            Exchange         Outstg.                 ($M)
                                                            ----------     -------------    ----------------        ------------

FFDB        FirstFed Bancorp Inc.                           11/19/91            NASDAQ         1,150,998             20.43
SRN         Southern Banc Co.                               10/05/95             AMSE          1,230,313             19.84
SCBS        Southern Community Bancshares                   12/23/96            NASDAQ         1,137,350             16.63
SZB         SouthFirst Bancshares Inc.                      02/14/95             AMSE            847,600             13.56
FFBH        First Federal Bancshares of AR                  05/03/96            NASDAQ         4,896,063            104.35
HCBB        HCB Bancshares Inc.                             05/07/97            NASDAQ         2,645,000             36.37
FTF         Texarkana First Financial Corp                  07/07/95             AMSE          1,790,305             34.91
AFFFZ       America First Financial Fund                       NA               NASDAQ         6,010,589            249.44
BPLS        Bank Plus Corp.                                    NA               NASDAQ        19,340,840            249.01
BVCC        Bay View Capital Corp.                          05/09/86            NASDAQ        12,421,260            340.03
BYFC        Broadway Financial Corp.                        01/09/96            NASDAQ           830,834              9.55
CENF        CENFED Financial Corp.                          10/25/91            NASDAQ         5,959,417            214.17
CSA         Coast Savings Financial                         12/23/85             NYSE         18,644,177            977.66
DSL         Downey Financial Corp.                          01/01/71             NYSE         26,753,970            652.13
FSSB        First FS&LA of San Bernardino                   02/02/93            NASDAQ           328,296              3.20
FED         FirstFed Financial Corp.                        12/16/83             NYSE         10,585,046            361.21
GSB         Golden State Bancorp Inc.                       10/01/83             NYSE         50,455,630           1507.36
GDW         Golden West Financial                           05/29/59             NYSE         56,770,444           5095.15
AHM         H.F. Ahmanson & Co.                             10/25/72             NYSE         94,411,284           5363.79
HTHR        Hawthorne Financial Corp.                          NA               NASDAQ         3,088,096             55.59
HEMT        HF Bancorp Inc.                                 06/30/95            NASDAQ         6,281,875            103.65
HBNK        Highland Federal Bank FSB                          NA               NASDAQ         2,300,137             71.30
ITLA        ITLA Capital Corp.                              10/24/95            NASDAQ         7,846,984            158.90
LFCO        Life Financial Corp.                               NA               NASDAQ         6,541,716            120.20
MBBC        Monterey Bay Bancorp Inc.                       02/15/95            NASDAQ         3,229,679             66.21
PFFB        PFF Bancorp Inc.                                03/29/96            NASDAQ        17,903,344            346.88
PROV        Provident Financial Holdings                    06/28/96            NASDAQ         4,836,215             95.52
QCBC        Quaker City Bancorp Inc.                        12/30/93            NASDAQ         4,673,094            106.31
REDF        RedFed Bancorp Inc.                             04/08/94            NASDAQ         7,178,505            124.73
SGVB        SGV Bancorp Inc.                                06/29/95            NASDAQ         2,342,176             41.87
WES         Westcorp                                        05/01/86             NYSE         26,255,925            600.60


KELLER & COMPANY                                                       Page 2
Dublin, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
                PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF NOVEMBER 28, 1997


                                                                                     ASSETS AND EQUITY
                                                           ***********************************************************************
                                                                               Total                Total            Total
                                                                               Assets               Equity        Tang. Equity
                                                           State               ($000)               ($000)           ($000)
                                                           -----          ---------------      ---------------  ---------------

FFBA        First Colorado Bancorp Inc.                    CO                   1,512,605          197,849          195,283
ANE         Alliance Bncorp of New England                 CT                     241,918           17,808           17,384
BKC         American Bank of Connecticut                   CT                     609,923           53,724           51,770
BKCT        Bancorp Connecticut Inc.                       CT                     423,800           45,558           45,558
BSBC        Branford Savings Bank                          CT                     182,868           17,612           17,612
DIBK        Dime Financial Corp.                           CT                     921,510           75,034           72,879
EGFC        Eagle Financial Corp.                          CT                   2,097,179          144,701          115,127
FFES        First Federal of East Hartford                 CT                     987,416           65,439           65,439
MECH        Mechanics Savings Bank                         CT                     830,741           86,445           86,445
NMSB        NewMil Bancorp Inc.                            CT                     317,407           32,295           32,295
NSSB        Norwich Financial Corp.                        CT                     700,860           81,776           74,236
NSSY        NSS Bancorp Inc.                               CT                     663,668           51,910           50,223
NTMG        Nutmeg Federal S&LA                            CT                     102,438            8,573            8,573
WBST        Webster Financial Corp.                        CT                   6,811,014          363,584          313,059
IFSB        Independence Federal Svgs Bank                 DC                     251,561           18,231           16,228
WSFS        WSFS Financial Corp.                           DE                   1,495,609           82,916           82,315
BANC        BankAtlantic Bancorp Inc.                      FL                   2,844,996          156,558          129,534
BKUNA       BankUnited Financial Corp.                     FL                   2,145,406           99,645           85,367
FFLC        FFLC Bancorp Inc.                              FL                     383,382           52,649           52,649
FFPB        First Palm Beach Bancorp Inc.                  FL                   1,808,420          113,030          110,399
OCN         Ocwen Financial Corp.                          FL                   2,956,300          418,044          407,190
CCFH        CCF Holding Company                            GA                     109,342           11,651           11,651
CFBC        Community First Banking Co.                    GA                     394,570           70,237           69,308
EBSI        Eagle Bancshares                               GA                     872,706           71,343           71,343
FSTC        First Citizens Corp.                           GA                     337,197           34,118           26,890
FGHC        First Georgia Holding Inc.                     GA                     156,383           12,849           11,791
FLFC        First Liberty Financial Corp.                  GA                   1,288,919           95,028           85,652
FLAG        FLAG Financial Corp.                           GA                     238,463           21,718           21,718
SFNB        Security First Network Bank                    GA                      78,653           27,657           27,260
CASH        First Midwest Financial Inc.                   IA                     404,589           43,477           38,614
GFSB        GFS Bancorp Inc.                               IA                      94,496           10,879           10,879



                                                                          PROFITABILITY
                                                          ***************************************************
                                                                        Core                        Core
                                                             ROAA       ROAA           ROAE         ROAE
                                                             (%)         (%)            (%)         (%)
                                                           --------   ----------     --------    --------
FFBA        First Colorado Bancorp Inc.                      1.21        1.20          9.04       8.96
ANE         Alliance Bncorp of New England                   0.81        0.76         11.64      10.93
BKC         American Bank of Connecticut                     1.30        1.10         15.46      13.05
BKCT        Bancorp Connecticut Inc.                         1.36        1.24         13.21      12.06
BSBC        Branford Savings Bank                            1.12        1.11         11.94      11.92
DIBK        Dime Financial Corp.                             1.95        1.90         24.07      23.53
EGFC        Eagle Financial Corp.                            0.38        0.51          5.10       6.85
FFES        First Federal of East Hartford                   0.53        0.60          8.36       9.47
MECH        Mechanics Savings Bank                           1.80        1.79         17.86      17.83
NMSB        NewMil Bancorp Inc.                              0.86        0.82          8.31       7.93
NSSB        Norwich Financial Corp.                          1.16        1.07         10.30       9.54
NSSY        NSS Bancorp Inc.                                 0.89        0.31         11.42       3.97
NTMG        Nutmeg Federal S&LA                              0.31        0.40          4.85       6.36
WBST        Webster Financial Corp.                          0.46        0.73          8.62      13.84
IFSB        Independence Federal Svgs Bank                   0.54        0.23          8.03       3.40
WSFS        WSFS Financial Corp.                             1.15        1.13         20.60      20.39
BANC        BankAtlantic Bancorp Inc.                        1.01        0.54         18.05       9.57
BKUNA       BankUnited Financial Corp.                       0.51        0.48          8.06       7.49
FFLC        FFLC Bancorp Inc.                                0.99        0.94          6.80       6.42
FFPB        First Palm Beach Bancorp Inc.                    0.59        0.50          8.71       7.31
OCN         Ocwen Financial Corp.                            3.07        1.74         34.49      19.54
CCFH        CCF Holding Company                              0.14       -0.15          1.10      -1.17
CFBC        Community First Banking Co.                      0.51        0.48          4.66       4.41
EBSI        Eagle Bancshares                                 0.62        0.76          7.26       8.90
FSTC        First Citizens Corp.                             1.95        1.75         20.58      18.43
FGHC        First Georgia Holding Inc.                       0.66        0.78          7.97       9.53
FLFC        First Liberty Financial Corp.                    0.87        0.94         11.82      12.81
FLAG        FLAG Financial Corp.                             0.91        0.72         10.01       7.98
SFNB        Security First Network Bank                    -28.08      -28.75        -68.24     -69.85
CASH        First Midwest Financial Inc.                     0.92        0.88          8.40       8.04
GFSB        GFS Bancorp Inc.                                 1.27        1.27         11.01      11.03





                                                                                     CAPITAL ISSUES
                                                      **********************************************************************
                                                                                         Number of              Mkt. Value
                                                           IPO                             Shares                of Shares
                                                          Date            Exchange         Outstg.                 ($M)
                                                        ----------     -------------    ----------------        ------------
FFBA        First Colorado Bancorp Inc.                 01/02/96            NASDAQ        16,484,530            354.42
ANE         Alliance Bncorp of New England              12/19/86             AMSE          1,626,930             27.25
BKC         American Bank of Connecticut                12/01/81             AMSE          2,313,350             93.11
BKCT        Bancorp Connecticut Inc.                    07/03/86            NASDAQ         2,543,116             90.28
BSBC        Branford Savings Bank                       11/04/86            NASDAQ         6,559,396             36.08
DIBK        Dime Financial Corp.                        07/09/86            NASDAQ         5,161,987            161.31
EGFC        Eagle Financial Corp.                       02/03/87            NASDAQ         6,316,037            252.64
FFES        First Federal of East Hartford              06/23/87            NASDAQ         2,682,291             97.90
MECH        Mechanics Savings Bank                      06/26/96            NASDAQ         5,293,266            138.95
NMSB        NewMil Bancorp Inc.                         02/01/86            NASDAQ         3,835,090             54.65
NSSB        Norwich Financial Corp.                     11/14/86            NASDAQ         5,432,341            157.54
NSSY        NSS Bancorp Inc.                            06/16/94            NASDAQ         2,410,118             72.91
NTMG        Nutmeg Federal S&LA                            NA               NASDAQ           738,427              6.46
WBST        Webster Financial Corp.                     12/12/86            NASDAQ        13,554,224            796.31
IFSB        Independence Federal Svgs Bank              06/06/85            NASDAQ         1,281,083             18.10
WSFS        WSFS Financial Corp.                        11/26/86            NASDAQ        12,442,339            228.63
BANC        BankAtlantic Bancorp Inc.                   11/29/83            NASDAQ        22,275,692            350.84
BKUNA       BankUnited Financial Corp.                  12/11/85            NASDAQ         9,532,783            125.12
FFLC        FFLC Bancorp Inc.                           01/04/94            NASDAQ         3,834,625             70.75
FFPB        First Palm Beach Bancorp Inc.               09/29/93            NASDAQ         5,047,746            175.73
OCN         Ocwen Financial Corp.                          NA                NYSE         60,505,220           1274.42
CCFH        CCF Holding Company                         07/12/95            NASDAQ           820,120             13.74
CFBC        Community First Banking Co.                 07/01/97            NASDAQ         2,413,562             91.11
EBSI        Eagle Bancshares                            04/01/86            NASDAQ         5,665,694            109.77
FSTC        First Citizens Corp.                        03/01/86            NASDAQ         2,742,195             63.98
FGHC        First Georgia Holding Inc.                  02/11/87            NASDAQ         3,052,319             23.66
FLFC        First Liberty Financial Corp.               12/06/83            NASDAQ         7,724,780            166.08
FLAG        FLAG Financial Corp.                        12/11/86            NASDAQ         2,036,990             32.85
SFNB        Security First Network Bank                    NA               NASDAQ         8,619,873             59.26
CASH        First Midwest Financial Inc.                09/20/93            NASDAQ         2,698,904             53.64
GFSB        GFS Bancorp Inc.                            01/06/94            NASDAQ           988,242             14.82


KELLER & COMPANY                                                       Page 3
Dublin, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
                PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF NOVEMBER 28, 1997


                                                                                     ASSETS AND EQUITY
                                                           ***********************************************************************
                                                                               Total                Total            Total
                                                                               Assets               Equity        Tang. Equity
                                                           State               ($000)               ($000)           ($000)
                                                           -----          ---------------      ---------------  ---------------
HZFS        Horizon Financial Svcs Corp.                   IA                      87,784            8,737            8,737
MFCX        Marshalltown Financial Corp.                   IA                     125,491           20,281           20,281
MIFC        Mid-Iowa Financial Corp.                       IA                     128,017           12,061           12,048
MWBI        Midwest Bancshares Inc.                        IA                     149,850           10,366           10,366
FFFD        North Central Bancshares Inc.                  IA                     215,133           49,303           49,303
PMFI        Perpetual Midwest Financial                    IA                     401,665           34,162           34,162
SFFC        StateFed Financial Corp.                       IA                      87,542           15,345           15,345
FBNW        FirstBank Corp.                                ID                     177,870           29,221           29,221
ABCL        Alliance Bancorp Inc.                          IL                   1,371,184          129,090          127,543
AVND        Avondale Financial Corp.                       IL                     596,918           46,070           46,070
BFFC        Big Foot Financial Corp.                       IL                     215,162           37,610           37,610
CBCI        Calumet Bancorp Inc.                           IL                     488,346           79,190           79,190
CBSB        Charter Financial Inc.                         IL                     393,268           56,901           50,347
CBK         Citizens First Financial Corp.                 IL                     277,962           38,225           38,225
CSBF        CSB Financial Group Inc.                       IL                      48,844           12,230           11,554
EGLB        Eagle BancGroup Inc.                           IL                     172,160           20,401           20,401
FBCI        Fidelity Bancorp Inc.                          IL                     497,862           52,165           52,058
FFBI        First Financial Bancorp Inc.                   IL                      84,242            7,513            7,513
FMBD        First Mutual Bancorp Inc.                      IL                     402,389           53,918           41,095
FSFF        First SecurityFed Financial                    IL                     258,115           29,261           28,909
GTPS        Great American Bancorp                         IL                     139,568           28,507           28,507
HMLK        Hemlock Federal Financial Corp                 IL                     161,905           31,262           31,262
HBEI        Home Bancorp of Elgin Inc.                     IL                     342,518           94,393           94,393
HMCI        HomeCorp Inc.                                  IL                     326,877           22,322           22,322
KNK         Kankakee Bancorp Inc.                          IL                     339,937           38,852           36,632
MAFB        MAF Bancorp Inc.                               IL                   3,370,587          262,616          230,719
NBSI        North Bancshares Inc.                          IL                     122,081           16,392           16,392
PFED        Park Bancorp Inc.                              IL                     174,515           40,379           40,379
PSFI        PS Financial Inc.                              IL                      85,698           31,985           31,985
SWBI        Southwest Bancshares                           IL                     375,004           42,543           42,543
SPBC        St. Paul Bancorp Inc.                          IL                   4,548,436          409,054          407,897






                                                                        PROFITABILITY
                                                         *************************************************
                                                                      Core                        Core
                                                           ROAA       ROAA           ROAE         ROAE
                                                           (%)         (%)            (%)         (%)
                                                         --------   ----------     --------    --------

HZFS        Horizon Financial Svcs Corp.                   0.81        0.66          7.85       6.37
MFCX        Marshalltown Financial Corp.                   0.67        0.63          4.26       4.02
MIFC        Mid-Iowa Financial Corp.                       1.27        1.15         13.68      12.41
MWBI        Midwest Bancshares Inc.                        0.87        0.77         12.54      11.05
FFFD        North Central Bancshares Inc.                  1.84        1.84          7.58       7.57
PMFI        Perpetual Midwest Financial                    0.40        0.32          4.65       3.78
SFFC        StateFed Financial Corp.                       1.28        1.28          7.20       7.20
FBNW        FirstBank Corp.                                0.85        0.51          9.25       5.55
ABCL        Alliance Bancorp Inc.                          0.76        0.84          8.37       9.35
AVND        Avondale Financial Corp.                      -1.91       -1.94        -20.02     -20.35
BFFC        Big Foot Financial Corp.                      NA          NA            NA         NA
CBCI        Calumet Bancorp Inc.                           1.44        1.41          9.17       8.96
CBSB        Charter Financial Inc.                         1.13        1.16          7.62       7.78
CBK         Citizens First Financial Corp.                 0.61        0.54          4.15       3.70
CSBF        CSB Financial Group Inc.                       0.31        0.51          1.21       1.99
EGLB        Eagle BancGroup Inc.                           0.32        0.24          2.62       2.00
FBCI        Fidelity Bancorp Inc.                          0.81        0.81          7.81       7.81
FFBI        First Financial Bancorp Inc.                  -0.07        0.42         -0.86       5.18
FMBD        First Mutual Bancorp Inc.                      0.31        0.28          2.16       1.95
FSFF        First SecurityFed Financial                    0.18        1.16          1.50       9.67
GTPS        Great American Bancorp                         0.53        0.59          2.38       2.65
HMLK        Hemlock Federal Financial Corp                 0.37        0.80          2.45       5.32
HBEI        Home Bancorp of Elgin Inc.                     0.83        0.80          3.02       2.90
HMCI        HomeCorp Inc.                                  0.51        0.41          7.95       6.43
KNK         Kankakee Bancorp Inc.                          0.89        0.87          8.28       8.11
MAFB        MAF Bancorp Inc.                               1.16        1.15         14.81      14.72
NBSI        North Bancshares Inc.                          0.63        0.56          4.37       3.86
PFED        Park Bancorp Inc.                              1.10        1.06          4.84       4.65
PSFI        PS Financial Inc.                              2.03        2.10          5.26       5.43
SWBI        Southwest Bancshares                           1.05        1.02          9.84       9.55
SPBC        St. Paul Bancorp Inc.                          1.07        1.07         12.09      12.11




                                                                                         CAPITAL ISSUES
                                                          **********************************************************************
                                                                                             Number of              Mkt. Value
                                                               IPO                             Shares                of Shares
                                                              Date            Exchange         Outstg.                 ($M)
                                                            ----------     -------------    ----------------        ------------

HZFS        Horizon Financial Svcs Corp.                    06/30/94            NASDAQ           851,080              8.51
MFCX        Marshalltown Financial Corp.                    03/31/94            NASDAQ         1,411,475             24.35
MIFC        Mid-Iowa Financial Corp.                        10/14/92            NASDAQ         1,678,088             16.36
MWBI        Midwest Bancshares Inc.                         11/12/92            NASDAQ         1,017,933             13.83
FFFD        North Central Bancshares Inc.                   03/21/96            NASDAQ         3,257,983             58.64
PMFI        Perpetual Midwest Financial                     03/31/94            NASDAQ         1,873,075             41.68
SFFC        StateFed Financial Corp.                        01/05/94            NASDAQ         1,557,446             20.05
FBNW        FirstBank Corp.                                 07/02/97            NASDAQ         1,983,750             33.72
ABCL        Alliance Bancorp Inc.                           07/07/92            NASDAQ         8,020,348            194.49
AVND        Avondale Financial Corp.                        04/07/95            NASDAQ         3,494,545             61.15
BFFC        Big Foot Financial Corp.                        12/20/96            NASDAQ         2,512,750             43.66
CBCI        Calumet Bancorp Inc.                            02/20/92            NASDAQ         3,166,196             97.62
CBSB        Charter Financial Inc.                          12/29/95            NASDAQ         4,149,758             73.66
CBK         Citizens First Financial Corp.                  05/01/96             AMSE          2,583,793             47.48
CSBF        CSB Financial Group Inc.                        10/09/95            NASDAQ           941,850             11.30
EGLB        Eagle BancGroup Inc.                            07/01/96            NASDAQ         1,197,905             21.11
FBCI        Fidelity Bancorp Inc.                           12/15/93            NASDAQ         2,794,978             70.92
FFBI        First Financial Bancorp Inc.                    10/04/93            NASDAQ           415,149              8.10
FMBD        First Mutual Bancorp Inc.                       07/05/95            NASDAQ         3,506,670             64.87
FSFF        First SecurityFed Financial                     10/31/97            NASDAQ                NA             NA
GTPS        Great American Bancorp                          06/30/95            NASDAQ         1,696,976             32.67
HMLK        Hemlock Federal Financial Corp                  04/02/97            NASDAQ         2,076,325             31.92
HBEI        Home Bancorp of Elgin Inc.                      09/27/96            NASDAQ         6,855,799            122.55
HMCI        HomeCorp Inc.                                   06/22/90            NASDAQ         1,707,527             29.45
KNK         Kankakee Bancorp Inc.                           01/06/93             AMSE          1,425,568             44.91
MAFB        MAF Bancorp Inc.                                01/12/90            NASDAQ        15,249,102            493.69
NBSI        North Bancshares Inc.                           12/21/93            NASDAQ           961,870             23.08
PFED        Park Bancorp Inc.                               08/12/96            NASDAQ         2,431,441             43.16
PSFI        PS Financial Inc.                               11/27/96            NASDAQ         2,166,625             37.10
SWBI        Southwest Bancshares                            06/24/92            NASDAQ         2,657,075             55.13
SPBC        St. Paul Bancorp Inc.                           05/18/87            NASDAQ        34,133,382            853.33


KELLER & COMPANY                                                       Page 4
Dublin, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
                PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF NOVEMBER 28, 1997




                                                                                     ASSETS AND EQUITY
                                                           **********************************************************************
                                                                               Total                Total            Total
                                                                               Assets               Equity        Tang. Equity
                                                           State               ($000)               ($000)           ($000)
                                                           -----          ---------------      ---------------  ---------------
SFSB        SuburbFed Financial Corp.                      IL                     432,559           28,695           28,599
WCBI        Westco Bancorp                                 IL                     309,070           48,032           48,032
FBCV        1ST Bancorp                                    IN                     260,935           22,574           22,144
AMFC        AMB Financial Corp.                            IN                     103,388           14,411           14,411
ASBI        Ameriana Bancorp                               IN                     393,028           44,054           44,028
ATSB        AmTrust Capital Corp.                          IN                      69,685            7,615            7,540
FFWC        FFW Corp.                                      IN                     181,468           17,610           15,984
FFED        Fidelity Federal Bancorp                       IN                     235,336           14,381           14,381
FISB        First Indiana Corporation                      IN                   1,547,121          149,177          147,401
HFGI        Harrington Financial Group                     IN                     521,043           25,222           25,222
HBFW        Home Bancorp                                   IN                     334,862           44,491           44,491
HBBI        Home Building Bancorp                          IN                      41,746            5,893            5,893
HOMF        Home Federal Bancorp                           IN                     694,109           60,080           58,308
HWEN        Home Financial Bancorp                         IN                      41,309            7,251            7,251
INCB        Indiana Community Bank SB                      IN                      96,089           11,413           11,413
LOGN        Logansport Financial Corp.                     IN                      85,801           16,211           16,211
LSBI        LSB Financial Corp.                            IN                     200,266           17,290           17,290
MARN        Marion Capital Holdings                        IN                     179,822           39,467           39,467
MFBC        MFB Corp.                                      IN                     255,921           33,521           33,521
MONT        Montgomery Financial Corp.                     IN                     101,986           19,521           19,521
NEIB        Northeast Indiana Bancorp                      IN                     190,319           27,342           27,342
PFDC        Peoples Bancorp                                IN                     287,564           43,723           43,723
PERM        Permanent Bancorp Inc.                         IN                     433,568           41,026           40,489
RIVR        River Valley Bancorp                           IN                     138,461           17,611           17,359
SOBI        Sobieski Bancorp Inc.                          IN                      84,279           12,453           12,453
FFSL        First Independence Corp.                       KS                     112,523           11,529           11,529
LARK        Landmark Bancshares Inc.                       KS                     227,736           32,062           32,062
MCBS        Mid Continent Bancshares Inc.                  KS                     408,590           38,359           38,359
CKFB        CKF Bancorp Inc.                               KY                      59,868           14,171           14,171
CLAS        Classic Bancshares Inc.                        KY                     132,186           19,666           16,701
FFKY        First Federal Financial Corp.                  KY                     382,585           52,421           49,457





                                                                          PROFITABILITY
                                                          **************************************************
                                                                        Core                        Core
                                                             ROAA       ROAA           ROAE         ROAE
                                                             (%)         (%)            (%)         (%)
                                                           --------   ----------     --------    --------

SFSB        SuburbFed Financial Corp.                        0.66        0.54         10.11       8.28
WCBI        Westco Bancorp                                   1.50        1.41          9.74       9.19
FBCV        1ST Bancorp                                      0.72        0.36          8.73       4.40
AMFC        AMB Financial Corp.                              1.03        0.73          6.30       4.46
ASBI        Ameriana Bancorp                                 0.92        0.82          8.36       7.51
ATSB        AmTrust Capital Corp.                            0.40        0.23          3.86       2.27
FFWC        FFW Corp.                                        1.05        1.03         10.54      10.34
FFED        Fidelity Federal Bancorp                         0.75        0.73         14.15      13.74
FISB        First Indiana Corporation                        1.15        0.95         12.00       9.90
HFGI        Harrington Financial Group                       0.43        0.36          9.01       7.49
HBFW        Home Bancorp                                     0.56        0.89          3.96       6.29
HBBI        Home Building Bancorp                            0.75        0.73          5.76       5.65
HOMF        Home Federal Bancorp                             1.33        1.21         15.87      14.44
HWEN        Home Financial Bancorp                           0.85        0.74          4.60       4.00
INCB        Indiana Community Bank SB                        0.53        0.53          4.30       4.30
LOGN        Logansport Financial Corp.                       1.42        1.47          7.28       7.54
LSBI        LSB Financial Corp.                              0.78        0.69          8.67       7.65
MARN        Marion Capital Holdings                          1.70        1.68          7.49       7.40
MFBC        MFB Corp.                                        0.83        0.83          5.63       5.62
MONT        Montgomery Financial Corp.                       0.69        0.69          5.12       5.12
NEIB        Northeast Indiana Bancorp                        1.20        1.20          7.78       7.78
PFDC        Peoples Bancorp                                  1.12        1.46          7.29       9.55
PERM        Permanent Bancorp Inc.                           0.62        0.62          6.64       6.61
RIVR        River Valley Bancorp                             0.76        0.57          6.28       4.75
SOBI        Sobieski Bancorp Inc.                            0.62        0.57          3.88       3.56
FFSL        First Independence Corp.                         0.65        0.65          6.09       6.09
LARK        Landmark Bancshares Inc.                         1.11        0.98          7.62       6.70
MCBS        Mid Continent Bancshares Inc.                    1.03        1.17          9.74      11.06
CKFB        CKF Bancorp Inc.                                 1.82        1.37          7.51       5.63
CLAS        Classic Bancshares Inc.                          0.81        0.62          5.53       4.25
FFKY        First Federal Financial Corp.                    1.64        1.62         11.99      11.85





                                                                                       CAPITAL ISSUES
                                                         *********************************************************************
                                                                                           Number of              Mkt. Value
                                                             IPO                             Shares                of Shares
                                                            Date            Exchange         Outstg.                 ($M)
                                                          ----------     -------------    ----------------        ------------

SFSB        SuburbFed Financial Corp.                     03/04/92            NASDAQ         1,262,507             40.08
WCBI        Westco Bancorp                                06/26/92            NASDAQ         2,473,953             66.80
FBCV        1ST Bancorp                                   04/07/87            NASDAQ           691,726             24.90
AMFC        AMB Financial Corp.                           04/01/96            NASDAQ           963,798             15.06
ASBI        Ameriana Bancorp                              03/02/87            NASDAQ         3,231,407             65.44
ATSB        AmTrust Capital Corp.                         03/28/95            NASDAQ           526,479              7.30
FFWC        FFW Corp.                                     04/05/93            NASDAQ           714,847             21.80
FFED        Fidelity Federal Bancorp                      08/31/87            NASDAQ         2,791,051             25.12
FISB        First Indiana Corporation                     08/02/83            NASDAQ        10,561,326            250.83
HFGI        Harrington Financial Group                       NA               NASDAQ         3,256,738             42.34
HBFW        Home Bancorp                                  03/30/95            NASDAQ         2,524,779             52.70
HBBI        Home Building Bancorp                         02/08/95            NASDAQ           311,660              6.86
HOMF        Home Federal Bancorp                          01/23/88            NASDAQ         5,101,692            109.69
HWEN        Home Financial Bancorp                        07/02/96            NASDAQ           464,526              7.75
INCB        Indiana Community Bank SB                     12/15/94            NASDAQ           922,039             14.75
LOGN        Logansport Financial Corp.                    06/14/95            NASDAQ         1,260,620             19.22
LSBI        LSB Financial Corp.                           02/03/95            NASDAQ           916,350             23.83
MARN        Marion Capital Holdings                       03/18/93            NASDAQ         1,775,812             49.72
MFBC        MFB Corp.                                     03/25/94            NASDAQ         1,650,567             38.38
MONT        Montgomery Financial Corp.                    07/01/97            NASDAQ         1,653,032             19.84
NEIB        Northeast Indiana Bancorp                     06/28/95            NASDAQ         1,762,727             34.37
PFDC        Peoples Bancorp                               07/07/87            NASDAQ         3,411,042             52.30
PERM        Permanent Bancorp Inc.                        04/04/94            NASDAQ         2,102,805             50.47
RIVR        River Valley Bancorp                          12/20/96            NASDAQ         1,190,250             20.23
SOBI        Sobieski Bancorp Inc.                         03/31/95            NASDAQ           779,500             13.25
FFSL        First Independence Corp.                      10/08/93            NASDAQ           978,333             14.43
LARK        Landmark Bancshares Inc.                      03/28/94            NASDAQ         1,688,641             42.64
MCBS        Mid Continent Bancshares Inc.                 06/27/94            NASDAQ         1,958,250             55.81
CKFB        CKF Bancorp Inc.                              01/04/95            NASDAQ           903,175             17.16
CLAS        Classic Bancshares Inc.                       12/29/95            NASDAQ         1,299,950             20.47
FFKY        First Federal Financial Corp.                 07/15/87            NASDAQ         4,159,196             90.98


KELLER & COMPANY                                                       Page 5
Dublin, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
                PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF NOVEMBER 28, 1997


                                                                                     ASSETS AND EQUITY
                                                           ***********************************************************************
                                                                               Total                Total            Total
                                                                               Assets               Equity        Tang. Equity
                                                           State               ($000)               ($000)           ($000)
                                                           -----          ---------------      ---------------  ---------------
FLKY        First Lancaster Bancshares                     KY                      47,184           13,907           13,907
FTSB        Fort Thomas Financial Corp.                    KY                      97,843           15,786           15,786
FKKY        Frankfort First Bancorp Inc.                   KY                     133,255           22,426           22,426
GWBC        Gateway Bancorp Inc.                           KY                      62,609           17,370           17,370
GTFN        Great Financial Corp.                          KY                   2,893,505          291,347          279,661
HFFB        Harrodsburg First Fin Bancorp                  KY                     108,949           29,334           29,334
KYF         Kentucky First Bancorp Inc.                    KY                      88,089           14,711           14,711
ANA         Acadiana Bancshares Inc.                       LA                     274,018           46,433           46,433
GSLA        GS Financial Corp.                             LA                     131,071           56,525           56,525
ISBF        ISB Financial Corp.                            LA                     956,048          115,252           98,616
MERI        Meritrust Federal SB                           LA                     233,311           19,270           19,270
TSH         Teche Holding Co.                              LA                     406,253           53,384           53,384
ABBK        Abington Bancorp Inc.                          MA                     501,622           35,744           32,394
AFCB        Affiliated Community Bancorp                   MA                   1,128,579          110,158          109,565
ANDB        Andover Bancorp Inc.                           MA                   1,280,601          103,988          103,988
BFD         BostonFed Bancorp Inc.                         MA                     960,704           81,806           78,758
CEBK        Central Co-operative Bank                      MA                     358,424           35,472           31,944
EIRE        Emerald Isle Bancorp Inc.                      MA                     443,503           30,991           30,991
FCB         Falmouth Bancorp Inc.                          MA                      93,915           22,410           22,410
FESX        First Essex Bancorp Inc.                       MA                   1,209,698           89,542           78,333
FAB         FirstFed America Bancorp Inc.                  MA                   1,036,062          126,439          126,439
HIFS        Hingham Instit. for Savings                    MA                     216,240           20,987           20,987
HPBC        Home Port Bancorp Inc.                         MA                     201,014           21,452           21,452
IPSW        Ipswich Savings Bank                           MA                     202,509           11,370           11,370
LSBX        Lawrence Savings Bank                          MA                     352,980           33,606           33,606
MASB        MASSBANK Corp.                                 MA                     932,757          100,570           99,059
MFLR        Mayflower Co-operative Bank                    MA                     125,671           12,170           11,966
MDBK        Medford Savings Bank                           MA                   1,106,345           99,739           93,463
MWBX        MetroWest Bank                                 MA                     585,760           43,743           43,743
PBKB        People's Bancshares Inc.                       MA                     717,451           29,415           28,207
SWCB        Sandwich Bancorp Inc.                          MA                     511,765           40,604           39,026




                                                                          PROFITABILITY
                                                          **************************************************
                                                                        Core                        Core
                                                             ROAA       ROAA           ROAE         ROAE
                                                             (%)         (%)            (%)         (%)
                                                           --------   ----------     --------    --------
FLKY        First Lancaster Bancshares                       1.24        1.24          3.64       3.64
FTSB        Fort Thomas Financial Corp.                      1.22        1.22          7.18       7.18
FKKY        Frankfort First Bancorp Inc.                     0.09        0.63          0.37       2.74
GWBC        Gateway Bancorp Inc.                             0.94        0.94          3.60       3.59
GTFN        Great Financial Corp.                            1.05        0.77         10.85       8.01
HFFB        Harrodsburg First Fin Bancorp                    1.03        1.35          3.80       4.99
KYF         Kentucky First Bancorp Inc.                      1.15        1.14          6.64       6.60
ANA         Acadiana Bancshares Inc.                         0.98        0.95          5.62       5.44
GSLA        GS Financial Corp.                               1.31        1.32          3.48       3.50
ISBF        ISB Financial Corp.                              0.74        0.72          5.86       5.76
MERI        Meritrust Federal SB                             1.15        1.15         14.61      14.61
TSH         Teche Holding Co.                                0.70        0.96          5.06       6.97
ABBK        Abington Bancorp Inc.                            0.85        0.76         12.37      11.05
AFCB        Affiliated Community Bancorp                     1.09        1.08         11.13      11.05
ANDB        Andover Bancorp Inc.                             1.06        1.03         13.25      12.93
BFD         BostonFed Bancorp Inc.                           0.72        0.66          7.52       6.87
CEBK        Central Co-operative Bank                        0.88        0.83          8.71       8.20
EIRE        Emerald Isle Bancorp Inc.                        0.87        0.92         12.49      13.23
FCB         Falmouth Bancorp Inc.                            0.83        0.80          3.41       3.26
FESX        First Essex Bancorp Inc.                         0.90        0.77         12.42      10.65
FAB         FirstFed America Bancorp Inc.                    0.05        0.47          0.56       4.89
HIFS        Hingham Instit. for Savings                      1.25        1.25         12.96      12.96
HPBC        Home Port Bancorp Inc.                           1.69        1.67         15.80      15.64
IPSW        Ipswich Savings Bank                             1.21        0.97         20.35      16.37
LSBX        Lawrence Savings Bank                            1.75        1.74         20.22      20.08
MASB        MASSBANK Corp.                                   1.10        1.03         10.53       9.90
MFLR        Mayflower Co-operative Bank                      1.03        0.92         10.64       9.53
MDBK        Medford Savings Bank                             1.07        1.00         12.00      11.19
MWBX        MetroWest Bank                                   1.38        1.37         18.11      18.02
PBKB        People's Bancshares Inc.                         0.84        0.46         15.14       8.32
SWCB        Sandwich Bancorp Inc.                            0.97        0.95         12.19      11.95





                                                                                        CAPITAL ISSUES
                                                          *********************************************************************
                                                                                            Number of              Mkt. Value
                                                              IPO                             Shares                of Shares
                                                             Date            Exchange         Outstg.                 ($M)
                                                           ----------     -------------    ----------------        ------------
FLKY        First Lancaster Bancshares                     07/01/96            NASDAQ           951,262             15.22
FTSB        Fort Thomas Financial Corp.                    06/28/95            NASDAQ         1,495,086             19.62
FKKY        Frankfort First Bancorp Inc.                   07/10/95            NASDAQ         3,279,952             33.21
GWBC        Gateway Bancorp Inc.                           01/18/95            NASDAQ         1,075,754             19.36
GTFN        Great Financial Corp.                          03/31/94            NASDAQ        13,823,438            589.22
HFFB        Harrodsburg First Fin Bancorp                  10/04/95            NASDAQ         2,024,756             30.12
KYF         Kentucky First Bancorp Inc.                    08/29/95             AMSE          1,302,694             18.40
ANA         Acadiana Bancshares Inc.                       07/16/96             AMSE          2,697,350             60.02
GSLA        GS Financial Corp.                             04/01/97            NASDAQ         3,438,500             56.31
ISBF        ISB Financial Corp.                            04/07/95            NASDAQ         6,900,710            189.77
MERI        Meritrust Federal SB                              NA               NASDAQ           774,176             36.39
TSH         Teche Holding Co.                              04/19/95             AMSE          3,437,530             65.31
ABBK        Abington Bancorp Inc.                          06/10/86            NASDAQ         1,839,788             58.87
AFCB        Affiliated Community Bancorp                   10/19/95            NASDAQ         6,492,609            181.79
ANDB        Andover Bancorp Inc.                           05/08/86            NASDAQ         5,148,658            189.21
BFD         BostonFed Bancorp Inc.                         10/24/95             AMSE          5,649,937            119.00
CEBK        Central Co-operative Bank                      10/24/86            NASDAQ         1,965,000             44.21
EIRE        Emerald Isle Bancorp Inc.                      09/08/86            NASDAQ         2,249,786             55.68
FCB         Falmouth Bancorp Inc.                          03/28/96             AMSE          1,454,750             24.00
FESX        First Essex Bancorp Inc.                       08/04/87            NASDAQ         7,526,726            153.36
FAB         FirstFed America Bancorp Inc.                  01/15/97             AMSE          8,707,152            190.47
HIFS        Hingham Instit. for Savings                    12/20/88            NASDAQ         1,303,500             35.68
HPBC        Home Port Bancorp Inc.                         08/25/88            NASDAQ         1,841,890             43.51
IPSW        Ipswich Savings Bank                           05/26/93            NASDAQ         2,377,801             31.51
LSBX        Lawrence Savings Bank                          05/02/86            NASDAQ         4,284,500             54.09
MASB        MASSBANK Corp.                                 05/28/86            NASDAQ         3,560,578            169.13
MFLR        Mayflower Co-operative Bank                    12/23/87            NASDAQ           890,400             17.36
MDBK        Medford Savings Bank                           03/18/86            NASDAQ         4,541,148            163.48
MWBX        MetroWest Bank                                 10/10/86            NASDAQ        13,956,235            107.30
PBKB        People's Bancshares Inc.                       10/30/86            NASDAQ         3,283,086             65.66
SWCB        Sandwich Bancorp Inc.                          07/25/86            NASDAQ         1,919,000             71.00




KELLER & COMPANY                                                       Page 6
Dublin, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
                PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF NOVEMBER 28, 1997


                                                                                     ASSETS AND EQUITY
                                                           ***********************************************************************
                                                                               Total                Total            Total
                                                                               Assets               Equity        Tang. Equity
                                                           State               ($000)               ($000)           ($000)
                                                           -----          ---------------      ---------------  ---------------
SISB        SIS Bancorp Inc.                               MA                   1,453,017          106,958          106,958
SOSA        Somerset Savings Bank                          MA                     520,339           34,333           34,333
WRNB        Warren Bancorp Inc.                            MA                     364,130           38,762           38,762
EQSB        Equitable Federal Savings Bank                 MD                     308,197           15,534           15,534
HRBF        Harbor Federal Bancorp Inc.                    MD                     217,202           28,356           28,356
MFSL        Maryland Federal Bancorp                       MD                   1,175,006           99,697           98,560
WSB         Washington Savings Bank, FSB                   MD                     267,870           22,443           22,443
WHGB        WHG Bancshares Corp.                           MD                     100,235           20,704           20,704
FCME        First Coastal Corp.                            ME                     148,571           14,485           14,485
KSBK        KSB Bancorp Inc.                               ME                     149,657           11,018           10,475
MCBN        Mid-Coast Bancorp Inc.                         ME                      61,473            5,277            5,277
NBN         Northeast Bancorp                              ME                     265,442           20,465           18,319
PHBK        Peoples Heritage Finl Group                    ME                   6,056,083          451,071          385,019
BWFC        Bank West Financial Corp.                      MI                     164,854           23,322           23,322
CFSB        CFSB Bancorp Inc.                              MI                     859,962           66,271           66,271
DNFC        D & N Financial Corp.                          MI                   1,754,069           92,144           91,218
FLGS        Flagstar Bancorp Inc.                          MI                   2,033,260          121,549          116,711
MSBF        MSB Financial Inc.                             MI                      77,014           12,740           12,740
MSBK        Mutual Savings Bank FSB                        MI                     654,127           41,642           41,642
OFCP        Ottawa Financial Corp.                         MI                     866,966           75,736           61,184
THR         Three Rivers Financial Corp.                   MI                      94,216           12,973           12,927
BDJI        First Federal Bancorporation                   MN                     111,492           11,941           11,941
FFHH        FSF Financial Corp.                            MN                     388,135           43,362           43,362
HMNF        HMN Financial Inc.                             MN                     568,847           84,619           84,619
MIVI        Mississippi View Holding Co.                   MN                      68,546           12,068           12,068
QCFB        QCF Bancorp Inc.                               MN                     158,192           26,020           26,020
WEFC        Wells Financial Corp.                          MN                     204,761           29,113           29,113
CMRN        Cameron Financial Corp                         MO                     208,105           45,136           45,136
CAPS        Capital Savings Bancorp Inc.                   MO                     242,259           22,143           22,143
CBES        CBES Bancorp Inc.                              MO                     106,635           18,039           18,039
CNSB        CNS Bancorp Inc.                               MO                      97,411           23,698           23,698



                                                                          ASSETS AND EQUITY
                                                         ***************************************************
                                                                       Core                        Core
                                                            ROAA       ROAA           ROAE         ROAE
                                                            (%)         (%)            (%)         (%)
                                                          --------   ----------     --------    --------
SISB        SIS Bancorp Inc.                                0.83        0.82         11.45      11.33
SOSA        Somerset Savings Bank                           1.02        0.99         16.91      16.47
WRNB        Warren Bancorp Inc.                             2.17        1.76         21.57      17.57
EQSB        Equitable Federal Savings Bank                  0.46        0.73          9.13      14.49
HRBF        Harbor Federal Bancorp Inc.                     0.71        0.71          5.50       5.50
MFSL        Maryland Federal Bancorp                        0.65        0.91          7.88      11.00
WSB         Washington Savings Bank, FSB                    0.44        0.62          5.07       7.14
WHGB        WHG Bancshares Corp.                            0.52        0.85          2.25       3.72
FCME        First Coastal Corp.                             4.13        3.97         46.76      44.97
KSBK        KSB Bancorp Inc.                                1.07        1.08         14.91      14.95
MCBN        Mid-Coast Bancorp Inc.                          0.76        0.72          8.73       8.25
NBN         Northeast Bancorp                               0.75        0.61          9.72       7.89
PHBK        Peoples Heritage Finl Group                     1.30        1.30         16.38      16.37
BWFC        Bank West Financial Corp.                       1.03        0.57          6.76       3.72
CFSB        CFSB Bancorp Inc.                               1.21        1.14         15.78      14.86
DNFC        D & N Financial Corp.                           0.90        0.83         15.93      14.74
FLGS        Flagstar Bancorp Inc.                           1.43        1.43         22.84      22.84
MSBF        MSB Financial Inc.                              1.50        1.44          8.42       8.08
MSBK        Mutual Savings Bank FSB                         0.10        0.02          1.57       0.35
OFCP        Ottawa Financial Corp.                          0.80        0.79          9.08       8.88
THR         Three Rivers Financial Corp.                    0.90        0.86          6.48       6.19
BDJI        First Federal Bancorporation                    0.65        0.63          5.87       5.72
FFHH        FSF Financial Corp.                             0.84        0.84          7.03       6.96
HMNF        HMN Financial Inc.                              1.00        0.85          6.83       5.81
MIVI        Mississippi View Holding Co.                    1.07        1.05          6.04       5.95
QCFB        QCF Bancorp Inc.                                1.65        1.65          9.33       9.33
WEFC        Wells Financial Corp.                           1.06        1.04          7.49       7.37
CMRN        Cameron Financial Corp                          1.06        1.32          4.41       5.51
CAPS        Capital Savings Bancorp Inc.                    0.95        0.94         10.99      10.77
CBES        CBES Bancorp Inc.                               1.24        1.13          6.89       6.28
CNSB        CNS Bancorp Inc.                                0.79        0.80          3.20       3.23




                                                                                      CAPITAL ISSUES
                                                           **********************************************************************
                                                                                              Number of              Mkt. Value
                                                                IPO                             Shares                of Shares
                                                               Date            Exchange         Outstg.                 ($M)
                                                             ----------     -------------    ----------------        ------------
SISB        SIS Bancorp Inc.                                 02/08/95            NASDAQ         5,580,842            193.93
SOSA        Somerset Savings Bank                            07/09/86            NASDAQ        16,651,602             87.42
WRNB        Warren Bancorp Inc.                              07/09/86            NASDAQ         3,798,427             74.07
EQSB        Equitable Federal Savings Bank                   09/10/93            NASDAQ           602,200             22.28
HRBF        Harbor Federal Bancorp Inc.                      08/12/94            NASDAQ         1,693,420             38.53
MFSL        Maryland Federal Bancorp                         06/02/87            NASDAQ         6,467,390            139.05
WSB         Washington Savings Bank, FSB                        NA                AMSE          4,347,956             27.17
WHGB        WHG Bancshares Corp.                             04/01/96            NASDAQ         1,462,107             22.30
FCME        First Coastal Corp.                                 NA               NASDAQ         1,359,194             17.84
KSBK        KSB Bancorp Inc.                                 06/24/93            NASDAQ         1,238,115             16.41
MCBN        Mid-Coast Bancorp Inc.                           11/02/89            NASDAQ           232,991              6.29
NBN         Northeast Bancorp                                08/19/87             AMSE          1,293,642             24.58
PHBK        Peoples Heritage Finl Group                      12/04/86            NASDAQ        27,474,529           1162.53
BWFC        Bank West Financial Corp.                        03/30/95            NASDAQ         1,753,475             33.32
CFSB        CFSB Bancorp Inc.                                06/22/90            NASDAQ         5,086,891            146.88
DNFC        D & N Financial Corp.                            02/13/85            NASDAQ         8,244,263            174.16
FLGS        Flagstar Bancorp Inc.                               NA               NASDAQ        13,670,000            283.65
MSBF        MSB Financial Inc.                               02/06/95            NASDAQ         1,233,622             21.28
MSBK        Mutual Savings Bank FSB                          07/17/92            NASDAQ         4,279,154             62.58
OFCP        Ottawa Financial Corp.                           08/19/94            NASDAQ         5,353,334            145.21
THR         Three Rivers Financial Corp.                     08/24/95             AMSE            823,540             13.69
BDJI        First Federal Bancorporation                     04/04/95            NASDAQ           672,566             14.80
FFHH        FSF Financial Corp.                              10/07/94            NASDAQ         3,009,715             59.07
HMNF        HMN Financial Inc.                               06/30/94            NASDAQ         4,211,836            104.24
MIVI        Mississippi View Holding Co.                     03/24/95            NASDAQ           740,243             12.58
QCFB        QCF Bancorp Inc.                                 04/03/95            NASDAQ         1,381,683             34.54
WEFC        Wells Financial Corp.                            04/11/95            NASDAQ         1,959,360             32.33
CMRN        Cameron Financial Corp                           04/03/95            NASDAQ         2,626,696             47.28
CAPS        Capital Savings Bancorp Inc.                     12/29/93            NASDAQ         1,891,800             33.11
CBES        CBES Bancorp Inc.                                09/30/96            NASDAQ         1,024,958             21.01
CNSB        CNS Bancorp Inc.                                 06/12/96            NASDAQ         1,653,125             29.34

KELLER & COMPANY                                                          PAGE 7
Dublin, Ohio
614-766-1426



                          KEY FINANCIAL DATA AND RATIOS
                PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF NOVEMBER 28, 1997


                                                             ASSETS AND EQUITY                  PROFITABILITY
                                                ************************************  *****************************
                                                   Total       Total       Total              Core            Core   ue
                                                   Assets      Equity   Tang. Equity  ROAA    ROAA    ROAE    ROAE   s
                                        State      ($000)      ($000)      ($000)     (%)      (%)     (%)     (%)
                                        -----   -----------   ---------  -----------  -----  ------  -------  -----  -
FBSI    First Bancshares Inc.             MO       162,755      22,657     22,657      1.20   1.08     8.49    7.68
FTNB    Fulton Bancorp Inc.               MO       103,713      25,585     25,585      1.25   1.08     5.41    4.69
GSBC    Great Southern Bancorp Inc.       MO       727,533      62,940     62,940      1.85   1.74    21.01   19.81
HFSA    Hardin Bancorp Inc.               MO       117,364      13,536     13,536      0.80   0.75     5.88    5.55
JSBA    Jefferson Savings Bancorp         MO     1,257,753     113,516     89,043      0.79   0.76     9.60    9.32
JOAC    Joachim Bancorp Inc.              MO        35,073       9,870      9,870      0.79   0.79     2.72    2.72
LXMO    Lexington B&L Financial Corp.     MO        59,236      16,775     16,775      1.02   1.32     3.45    4.46
MBLF    MBLA Financial Corp.              MO       224,013      28,347     28,347      0.83   0.85     6.50    6.63
NASB    North American Savings Bank       MO       736,585      56,547     54,645      1.27   1.20    17.21   16.21
NSLB    NS&L Bancorp Inc.                 MO        59,711      11,679     11,679      0.49   0.77     2.39    3.72
PCBC    Perry County Financial Corp.      MO        81,105      15,570     15,570      0.93   1.07     4.97    5.72
SMFC    Sho-Me Financial Corp.            MO       344,849      31,138     31,138      1.30   1.24    13.64   12.97
SMBC    Southern Missouri Bancorp Inc.    MO       163,297      26,376     26,376      0.93   0.90     5.81    5.61
CFTP    Community Federal Bancorp         MS       215,953      57,701     57,701      1.46   1.45     4.73    4.71
FFBS    FFBS BanCorp Inc.                 MS       134,952      22,544     22,544      1.41   1.41     7.42    7.42
EFBC    Empire Federal Bancorp Inc.       MT       110,540      40,200     40,200       NA     NA       NA      NA
GBCI    Glacier Bancorp Inc.              MT       573,968      57,332     55,929      1.50   1.54    15.68   16.10
UBMT    United Financial Corp.            MT       103,082      24,757     24,757      1.41   1.40     6.06    6.01
WSTR    WesterFed Financial Corp.         MT       999,203     106,148     85,632      0.80   0.76     6.90    6.60
CFNC    Carolina Fincorp Inc.             NC       114,069      25,764     25,764      1.20   1.16     5.52    5.32
CENB    Century Bancorp Inc.              NC       100,937      30,572     30,572      1.58   1.59     6.21    6.25
COOP    Cooperative Bankshares Inc.       NC       359,535      27,652     27,652      0.63   0.63     8.26    8.21
SOPN    First Savings Bancorp Inc.        NC       295,315      67,949     67,949      1.76   1.76     7.28    7.28
GSFC    Green Street Financial Corp.      NC       177,962      62,946     62,946      1.58   1.58     4.47    4.47
HBS     Haywood Bancshares Inc.           NC       152,796      21,672     20,931      1.37   1.37     9.41    9.41
HFNC    HFNC Financial Corp.              NC       866,859     163,027    163,027      1.21   1.05     5.28    4.55
KSAV    KS Bancorp Inc.                   NC       109,937      14,554     14,549      1.21   1.20     8.84    8.77
MBSP    Mitchell Bancorp Inc.             NC        34,591      14,303     14,303      1.62   1.62     3.79    3.79
PDB     Piedmont Bancorp Inc.             NC       126,544      20,791     20,791     -0.25   0.57    -1.39    3.19
SSB     Scotland Bancorp Inc.             NC        64,399      14,561     14,561      1.89   1.88     6.39    6.36
SSFC    South Street Financial Corp.      NC       240,524      61,718     61,718      1.23   1.19     6.85    6.62



                                                          CAPITAL ISSUES
                                           *********************************************
                                                                  Number of     Mkt. Value
                                             IPO                    Shares      of Shares
                                             Date       Exchange    Outstg.       ($M)
                                           ---------  ----------   ----------   ---------
FBSI    First Bancshares Inc.               12-22-93    NASDAQ      1,092,554     25.13
FTNB    Fulton Bancorp Inc.                 10-18-96    NASDAQ      1,719,250     41.26
GSBC    Great Southern Bancorp Inc.         12-14-89    NASDAQ      8,080,412    153.53
HFSA    Hardin Bancorp Inc.                 09-29-95    NASDAQ        859,360     15.25
JSBA    Jefferson Savings Bancorp           04-08-93    NASDAQ      5,006,368    202.13
JOAC    Joachim Bancorp Inc.                12-28-95    NASDAQ        722,415     11.02
LXMO    Lexington B&L Financial Corp.       06-06-96    NASDAQ      1,138,500     18.93
MBLF    MBLA Financial Corp.                06-24-93    NASDAQ      1,268,268     33.29
NASB    North American Savings Bank         09-27-85    NASDAQ      2,228,993    106.43
NSLB    NS&L Bancorp Inc.                   06-08-95    NASDAQ        707,482     12.20
PCBC    Perry County Financial Corp.        02-13-95    NASDAQ        827,897     16.56
SMFC    Sho-Me Financial Corp.              07-01-94    NASDAQ      1,499,036     63.71
SMBC    Southern Missouri Bancorp Inc.      04-13-94    NASDAQ      1,612,094     28.41
CFTP    Community Federal Bancorp           03-26-96    NASDAQ      4,628,750     82.16
FFBS    FFBS BanCorp Inc.                   07-01-93    NASDAQ      1,572,244     33.41
EFBC    Empire Federal Bancorp Inc.         01-27-97    NASDAQ      2,592,100     45.69
GBCI    Glacier Bancorp Inc.                03-30-84    NASDAQ      6,816,066    128.65
UBMT    United Financial Corp.              09-23-86    NASDAQ      1,223,312     29.05
WSTR    WesterFed Financial Corp.           01-10-94    NASDAQ      5,577,127    145.01
CFNC    Carolina Fincorp Inc.               11-25-96    NASDAQ      1,851,500     32.40
CENB    Century Bancorp Inc.                12-23-96    NASDAQ        407,330     31.57
COOP    Cooperative Bankshares Inc.         08-21-91    NASDAQ      2,983,396     50.72
SOPN    First Savings Bancorp Inc.          01-06-94    NASDAQ      3,686,510     88.02
GSFC    Green Street Financial Corp.        04-04-96    NASDAQ      4,298,125     89.19
HBS     Haywood Bancshares Inc.             12-18-87     AMSE       1,250,356     27.04
HFNC    HFNC Financial Corp.                12-29-95    NASDAQ     17,192,500    277.23
KSAV    KS Bancorp Inc.                     12-30-93    NASDAQ        885,356     15.94
MBSP    Mitchell Bancorp Inc.               07-12-96    NASDAQ        930,902     16.06
PDB     Piedmont Bancorp Inc.               12-08-95     AMSE       2,750,800     29.91
SSB     Scotland Bancorp Inc.               04-01-96     AMSE       1,913,600     23.92
SSFC    South Street Financial Corp.        10-03-96    NASDAQ      4,496,500     87.68




KELLER & COMPANY                                                          PAGE 8
Dublin, Ohio
614-766-1426




                          KEY FINANCIAL DATA AND RATIOS
                PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF NOVEMBER 28, 1997

                                                           ASSETS AND EQUITY                  PROFITABILITY
                                                ************************************  *****************************
                                                   Total       Total       Total              Core            Core
                                                   Assets      Equity   Tang. Equity  ROAA    ROAA    ROAE    ROAE
                                        State      ($000)      ($000)      ($000)     (%)      (%)     (%)     (%)
                                        -----   -----------   ---------  -----------  -----  ------  -------  -----
SSM    Stone Street Bancorp Inc.          NC       104,773       30,979     30,979     1.56   1.56     4.57   4.57
UFRM   United Federal Savings Bank        NC       285,744       20,954     20,954     0.72   0.57     9.56   7.55
CFB    Commercial Federal Corp.           NE     7,207,143      444,273    397,642     0.94   0.94    15.97  15.97
CFX    CFX Corp.                          NH     2,821,182      245,691    236,835     0.72   0.95     8.45  11.09
NHTB   New Hampshire Thrift Bncshrs       NH       319,338       24,976     21,454     0.74   0.60     9.98   8.11
FBER   1st Bergen Bancorp                 NJ       284,739       38,881     38,881     0.77   0.77     4.94   4.94
FSNJ   Bayonne Bancshares Inc.            NJ       609,053       95,161     95,161     0.37   0.53     4.05   5.77
FSPG   First Home Bancorp Inc.            NJ       525,092       36,039     35,494     0.93   0.91    14.03  13.69
FMCO   FMS Financial Corp.                NJ       581,660       37,729     37,180     1.03   1.02    15.86  15.74
IBSF   IBS Financial Corp.                NJ       734,751      128,019    128,019     0.78   0.78     4.44   4.44
LVSB   Lakeview Financial                 NJ       505,882       61,809     52,953     1.28   0.93    13.09   9.48
LFBI   Little Falls Bancorp Inc.          NJ       324,425       37,903     34,957     0.57   0.51     4.37   3.93
OCFC   Ocean Financial Corp.              NJ     1,489,220      225,884    225,884     1.00   1.00     5.71   5.71
PBCI   Pamrapo Bancorp Inc.               NJ       371,958       48,008     47,674     1.35   1.33     9.76   9.61
PFSB   PennFed Financial Services Inc     NJ     1,363,950       99,917     84,615     0.82   0.82    10.96  10.96
PULS   Pulse Bancorp                      NJ       526,016       43,207     43,207     1.10   1.10    14.06  14.06
RARB   Raritan Bancorp Inc.               NJ       407,262       29,996     29,536     1.04   1.02    13.27  13.07
SFIN   Statewide Financial Corp.          NJ       703,112       65,812     65,700     0.81   0.81     8.46   8.46
WYNE   Wayne Bancorp Inc.                 NJ       267,285       33,213     33,213     0.86   0.86     6.01   6.01
WWFC   Westwood Financial Corp.           NJ       110,425       10,290      9,205     0.73   0.78     2.34   2.50
AABC   Access Anytime Bancorp Inc.        NM       105,639        9,134      9,134     1.44   1.34    22.55  20.89
GUPB   GFSB Bancorp Inc.                  NM       109,964       14,095     14,095     0.87   0.87     5.47   5.45
AFED   AFSALA Bancorp Inc.                NY       159,181       21,444     21,444       NA     NA       NA     NA
ALBK   ALBANK Financial Corp.             NY     3,716,954      343,512    302,611     1.05   1.05    11.40  11.35
ALBC   Albion Banc Corp.                  NY        70,810        6,064      6,064     0.50   0.49     5.54   5.46
AHCI   Ambanc Holding Co.                 NY       529,309       60,204     60,204    -0.54  -0.61    -4.22  -4.74
ASFC   Astoria Financial Corp.            NY     7,904,363      609,784    515,847     0.81   0.77    10.35   9.80
CNY    Carver Bancorp Inc.                NY       415,561       34,910     33,561    -0.15   0.18    -1.76   2.08
CATB   Catskill Financial Corp.           NY       289,619       71,777     71,777     1.40   1.37     5.22   5.11
DME    Dime Bancorp Inc.                  NY    19,413,597    1,053,004  1,002,707     0.67   0.66    12.63  12.47
DIME   Dime Community Bancorp Inc.        NY     1,385,356      186,951    161,119     1.10   1.04     6.94   6.55




                                                       CAPITAL ISSUES
                                          *********************************************
                                                                Number of    Mkt. Value
                                            IPO                   Shares     of Shares
                                            Date      Exchange   Outstg.       ($M)
                                          ---------  ---------  ----------   ---------
SSM    Stone Street Bancorp Inc.          04-01-96      AMSE      1,898,052    40.33
UFRM   United Federal Savings Bank        07-01-80     NASDAQ     3,074,314    38.43
CFB    Commercial Federal Corp.           12-31-84      NYSE     21,581,704  1017.04
CFX    CFX Corp.                          02-12-87      AMSE     23,977,304   514.03
NHTB   New Hampshire Thrift Bncshrs       05-22-86     NASDAQ     2,074,683    43.05
FBER   1st Bergen Bancorp                 04-01-96     NASDAQ     2,864,535    52.64
FSNJ   Bayonne Bancshares Inc.            08-22-97     NASDAQ     8,993,000   112.41
FSPG   First Home Bancorp Inc.            04-20-87     NASDAQ     2,708,426    59.59
FMCO   FMS Financial Corp.                12-14-88     NASDAQ     2,387,766    65.07
IBSF   IBS Financial Corp.                10-13-94     NASDAQ    10,949,327   186.83
LVSB   Lakeview Financial                 12-22-93     NASDAQ     4,509,054    74.40
LFBI   Little Falls Bancorp Inc.          01-05-96     NASDAQ     2,607,921    48.25
OCFC   Ocean Financial Corp.              07-03-96     NASDAQ     8,175,860   290.24
PBCI   Pamrapo Bancorp Inc.               11-14-89     NASDAQ     2,842,924    67.52
PFSB   PennFed Financial Services Inc     07-15-94     NASDAQ     4,822,574   151.91
PULS   Pulse Bancorp                      09-18-86     NASDAQ     3,080,548    73.93
RARB   Raritan Bancorp Inc.               03-01-87     NASDAQ     2,372,226    59.31
SFIN   Statewide Financial Corp.          10-02-95     NASDAQ     4,590,934    98.71
WYNE   Wayne Bancorp Inc.                 06-27-96     NASDAQ     2,013,823    49.34
WWFC   Westwood Financial Corp.           06-07-96     NASDAQ       645,241    17.82
AABC   Access Anytime Bancorp Inc.        08-08-86     NASDAQ     1,216,852     9.25
GUPB   GFSB Bancorp Inc.                  06-30-95     NASDAQ       800,700    17.01
AFED   AFSALA Bancorp Inc.                10-01-96     NASDAQ     1,454,750    21.28
ALBK   ALBANK Financial Corp.             04-01-92     NASDAQ    12,872,195   543.85
ALBC   Albion Banc Corp.                  07-26-93     NASDAQ       250,051     6.44
AHCI   Ambanc Holding Co.                 12-27-95     NASDAQ     4,306,418    69.44
ASFC   Astoria Financial Corp.            11-18-93     NASDAQ    20,665,877  1039.76
CNY    Carver Bancorp Inc.                10-25-94      AMSE      2,314,275    29.22
CATB   Catskill Financial Corp.           04-18-96     NASDAQ     4,657,274    78.59
DME    Dime Bancorp Inc.                  08-19-86      NYSE    101,492,000  2137.73
DIME   Dime Community Bancorp Inc.        06-26-96     NASDAQ    12,624,750   257.23



KELLER & COMPANY                                                          PAGE 9
Dublin, Ohio
614-766-1426




                          KEY FINANCIAL DATA AND RATIOS
                PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF NOVEMBER 28, 1997

                                                           ASSETS AND EQUITY                  PROFITABILITY
                                                ************************************  *****************************
                                                   Total       Total       Total              Core            Core
                                                   Assets      Equity   Tang. Equity  ROAA    ROAA    ROAE    ROAE
                                        State      ($000)      ($000)      ($000)     (%)      (%)     (%)     (%)
                                        -----   -----------   ---------  -----------  -----  ------  -------  -----
ESBK    Elmira Savings Bank (The)        NY        228,268       14,503    14,123    0.42    0.34     6.67    5.40
FIBC    Financial Bancorp Inc.           NY        296,956       26,856    26,729    0.92    0.98     9.57   10.16
FFIC    Flushing Financial Corp.         NY        960,130      136,389   130,931    0.96    0.96     6.01    6.05
GPT     GreenPoint Financial Corp.       NY     13,093,985    1,268,776   680,049    1.09    1.05    10.41   10.01
GOSB    GSB Financial Corp.              NY        154,649       12,545    12,545      NA      NA       NA      NA
HAVN    Haven Bancorp Inc.               NY      1,833,284      109,945   109,594    0.68    0.69    11.37   11.45
JSB     JSB Financial Inc.               NY      1,531,068      355,419   355,419    1.93    1.72     8.62    7.67
LISB    Long Island Bancorp Inc.         NY      5,930,784      546,375   541,306    0.86    0.73     9.33    7.93
MBB     MSB Bancorp Inc.                 NY        773,991       76,137    46,403    0.53    0.54     6.05    6.06
NYB     New York Bancorp Inc.            NY      3,244,200      169,063   169,063    1.64    1.49    31.49   28.61
PEEK    Peekskill Financial Corp.        NY        181,242       47,297    47,297    1.15    1.15     4.33    4.33
PKPS    Poughkeepsie Financial Corp.     NY        883,981       74,436    74,436    0.53    0.54     6.36    6.44
PSBK    Progressive Bank Inc.            NY        884,617       77,243    69,571    0.95    0.94    11.39   11.17
QCSB    Queens County Bancorp Inc.       NY      1,541,049      172,847   172,847    1.57    1.55    11.69   11.55
RELY    Reliance Bancorp Inc.            NY      2,034,753      168,030   123,413    0.89    0.84    10.86   10.22
RSLN    Roslyn Bancorp Inc.              NY      3,474,150      612,813   609,850    0.97    1.17     5.64    6.80
SFED    SFS Bancorp Inc.                 NY        174,093       21,716    21,716    0.69    0.69     5.48    5.48
SKAN    Skaneateles Bancorp Inc.         NY        247,643       17,337    16,838    0.70    0.68    10.32    9.99
TPNZ    Tappan Zee Financial Inc.        NY        124,603       21,369    21,369    0.85    0.84     4.87    4.77
ROSE    TR Financial Corp.               NY      3,691,564      230,213   230,213    0.97    0.87    15.66   14.14
YFCB    Yonkers Financial Corporation    NY        312,956       43,878    43,878    1.05    1.07     6.72    6.79
ASBP    ASB Financial Corp.              OH        112,449       17,512    17,512    0.97    0.91     5.89    5.53
CAFI    Camco Financial Corp.            OH        502,186       48,157    44,568    1.16    0.99    12.08   10.23
COFI    Charter One Financial            OH     15,196,993    1,071,930   984,464    1.27    1.24    18.76   18.34
CTZN    CitFed Bancorp Inc.              OH      3,294,554      206,713   187,844    0.87    0.87    13.46   13.46
CIBI    Community Investors Bancorp      OH         94,328       11,085    11,085    0.97    0.97     8.37    8.37
DCBI    Delphos Citizens Bancorp Inc.    OH        107,796       28,716    28,716    1.61    1.61     8.03    8.03
EMLD    Emerald Financial Corp.          OH        603,493       47,081    46,387    1.04    0.97    13.69   12.70
EFBI    Enterprise Federal Bancorp       OH        274,888       31,424    31,404    0.93    0.78     7.35    6.14
FFDF    FFD Financial Corp.              OH         88,220       21,473    21,473    1.93    0.97     7.83    3.92
FFYF    FFY Financial Corp.              OH        610,974       83,662    83,662    1.29    1.26     8.78    8.58



                                                       CAPITAL ISSUES
                                          *********************************************
                                                                Number of    Mkt. Value
                                            IPO                   Shares     of Shares
                                            Date      Exchange   Outstg.       ($M)
                                          ---------  ---------  ----------   ---------
ESBK    Elmira Savings Bank (The)         03-01-85     NASDAQ        706,361     21.01
FIBC    Financial Bancorp Inc.            08-17-94     NASDAQ      1,709,700     38.47
FFIC    Flushing Financial Corp.          11-21-95     NASDAQ      7,983,423    191.60
GPT     GreenPoint Financial Corp.        01-28-94      NYSE      42,826,000   2714.10
GOSB    GSB Financial Corp.               07-09-97     NASDAQ             NA        NA
HAVN    Haven Bancorp Inc.                09-23-93     NASDAQ      4,386,052    187.50
JSB     JSB Financial Inc.                06-27-90      NYSE       9,898,160    484.40
LISB    Long Island Bancorp Inc.          04-18-94     NASDAQ     24,022,924   1129.08
MBB     MSB Bancorp Inc.                  09-03-92      AMSE       2,844,153     82.12
NYB     New York Bancorp Inc.             01-28-88      NYSE      21,318,644    638.24
PEEK    Peekskill Financial Corp.         12-29-95     NASDAQ      3,193,121     53.48
PKPS    Poughkeepsie Financial Corp.      11-19-85     NASDAQ     12,595,325    116.51
PSBK    Progressive Bank Inc.             08-01-84     NASDAQ      3,828,059    131.11
QCSB    Queens County Bancorp Inc.        11-23-93     NASDAQ     15,108,350    521.87
RELY    Reliance Bancorp Inc.             03-31-94     NASDAQ      8,712,455    287.51
RSLN    Roslyn Bancorp Inc.               01-13-97     NASDAQ     43,642,459    971.04
SFED    SFS Bancorp Inc.                  06-30-95     NASDAQ      1,230,997     27.39
SKAN    Skaneateles Bancorp Inc.          06-02-86     NASDAQ        955,067     27.22
TPNZ    Tappan Zee Financial Inc.         10-05-95     NASDAQ      1,488,062     27.72
ROSE    TR Financial Corp.                06-29-93     NASDAQ     17,592,169    560.75
YFCB    Yonkers Financial Corporation     04-18-96     NASDAQ      3,020,763     60.04
ASBP    ASB Financial Corp.               05-11-95     NASDAQ      1,699,822     22.74
CAFI    Camco Financial Corp.                NA        NASDAQ      3,214,369     73.13
COFI    Charter One Financial             01-22-88     NASDAQ     49,562,991   2790.89
CTZN    CitFed Bancorp Inc.               01-23-92     NASDAQ      8,656,198    438.22
CIBI    Community Investors Bancorp       02-07-95     NASDAQ        916,371     13.97
DCBI    Delphos Citizens Bancorp Inc.     11-21-96     NASDAQ      1,959,696     33.80
EMLD    Emerald Financial Corp.              NA        NASDAQ      5,071,600     82.41
EFBI    Enterprise Federal Bancorp        10-17-94     NASDAQ      1,985,828     47.16
FFDF    FFD Financial Corp.               04-03-96     NASDAQ      1,444,750     23.84
FFYF    FFY Financial Corp.               06-28-93     NASDAQ      4,122,007    114.90


KELLER & COMPANY                                                         PAGE 10
Dublin, Ohio
614-766-1426




                          KEY FINANCIAL DATA AND RATIOS
                PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF NOVEMBER 28, 1997

                                                        ASSETS AND EQUITY                  PROFITABILITY
                                             ************************************  *****************************
                                                Total       Total       Total              Core            Core
                                                Assets      Equity   Tang. Equity  ROAA    ROAA    ROAE    ROAE
                                     State      ($000)      ($000)      ($000)     (%)      (%)     (%)     (%)
                                     -----   -----------   ---------  -----------  -----  ------  -------  -----
FFOH  Fidelity Financial of Ohio      OH       528,704      68,875     61,076     0.83    0.94     6.28    7.07
FDEF  First Defiance Financial        OH       574,364     112,906    112,906     1.02    1.00     4.79    4.67
FFBZ  First Federal Bancorp Inc.      OH       203,703      15,626     15,609     1.02    0.97    13.37   12.73
FFHS  First Franklin Corp.            OH       231,189      20,847     20,730     0.55    0.65     6.18    7.31
GFCO  Glenway Financial Corp.         OH       293,245      27,750     27,418     0.80    0.77     8.37    8.14
HHFC  Harvest Home Financial Corp.    OH        87,596      10,349     10,349     0.30    0.57     2.31    4.44
HCFC  Home City Financial Corp.       OH        70,110      13,750     13,750     1.23    1.25     6.40    6.49
INBI  Industrial Bancorp Inc.         OH       354,116      60,848     60,848     1.51    1.44     8.32    7.92
LONF  London Financial Corporation    OH        38,240       7,519      7,519     0.66    0.99     3.17    4.77
MRKF  Market Financial Corp.          OH        56,121      19,895     19,895     0.99    0.99     3.66    3.66
METF  Metropolitan Financial Corp.    OH       865,572      34,911     31,859     0.64    0.60    16.23   15.21
MFFC  Milton Federal Financial Corp.  OH       209,958      26,385     26,385     0.73    0.65     5.08    4.52
OSFS  Ohio State Financial Services   OH        38,559      10,442     10,442     0.98    0.98     6.13    6.13
OHSL  OHSL Financial Corp.            OH       234,600      25,619     25,619     0.90    0.88     8.06    7.86
PFFC  Peoples Financial Corp.         OH        86,486      23,534     23,534     0.59    0.90     2.31    3.54
PSFC  Peoples-Sidney Financial Corp.  OH       102,835      26,014     26,014     1.04    1.04     6.37    6.37
PTRS  Potters Financial Corp.         OH       122,716      10,812     10,812     0.98    0.96    10.93   10.72
PVFC  PVF Capital Corp.               OH       383,278      27,537     27,537     1.37    1.31    19.66   18.82
SFSL  Security First Corp.            OH       680,827      63,059     62,084     1.36    1.37    14.62   14.73
WOFC  Western Ohio Financial Corp.    OH       397,425      55,105     51,442     0.37    0.43     2.74    3.16
WEHO  Westwood Homestead Fin. Corp.   OH       142,878      39,513     39,513     1.01    1.09     3.23    3.50
WFI   Winton Financial Corp.          OH       324,532      23,277     22,814     1.05    0.86    14.63   12.06
FFWD  Wood Bancorp Inc.               OH       166,520      20,707     20,707     1.40    1.29    11.07   10.20
KFBI  Klamath First Bancorp           OR       980,078     144,462         NA     1.04    1.04     5.75    5.75
OTFC  Oregon Trail Financial Corp.    OR       341,988      65,168     65,168       NA      NA       NA      NA
WFSG  Wilshire Financial Services     OR     1,369,761      99,769     99,769     1.83    1.62    28.33   25.01
CVAL  Chester Valley Bancorp Inc.     PA       322,321      27,917     27,917     0.98    0.93    11.31   10.83
CMSB  Commonwealth Bancorp Inc.       PA     2,278,099     211,483    164,822     0.75    0.58     7.49    5.76
FSBI  Fidelity Bancorp Inc.           PA       380,951      25,881         NA     0.78    0.76    11.41   11.19
FBBC  First Bell Bancorp Inc.         PA       681,215      71,762     71,762     1.12    1.09     9.47    9.27
FKFS  First Keystone Financial        PA       373,430      24,752     24,752     0.84    0.77    11.46   10.53


                                                    CAPITAL ISSUES
                                       *********************************************
                                                             Number of    Mkt. Value
                                         IPO                   Shares     of Shares
                                         Date      Exchange   Outstg.       ($M)
                                       ---------  ---------  ----------   ---------
FFOH  Fidelity Financial of Ohio       03-04-96     NASDAQ      5,579,719    89.28
FDEF  First Defiance Financial         10-02-95     NASDAQ      8,956,764   141.07
FFBZ  First Federal Bancorp Inc.       07-13-92     NASDAQ      1,575,116    29.53
FFHS  First Franklin Corp.             01-26-88     NASDAQ      1,192,029    28.01
GFCO  Glenway Financial Corp.          11-30-90     NASDAQ      2,279,994    34.20
HHFC  Harvest Home Financial Corp.     10-10-94     NASDAQ        914,857     9.95
HCFC  Home City Financial Corp.        12-30-96     NASDAQ        904,590    13.57
INBI  Industrial Bancorp Inc.          08-01-95     NASDAQ      5,172,800    93.11
LONF  London Financial Corporation     04-01-96     NASDAQ        515,160     7.60
MRKF  Market Financial Corp.           03-27-97     NASDAQ      1,335,725    20.04
METF  Metropolitan Financial Corp.        NA        NASDAQ      3,525,635    66.99
MFFC  Milton Federal Financial Corp.   10-07-94     NASDAQ      2,304,836    35.15
OSFS  Ohio State Financial Services    09-29-97     NASDAQ        634,168     9.83
OHSL  OHSL Financial Corp.             02-10-93     NASDAQ      1,234,597    32.10
PFFC  Peoples Financial Corp.          09-13-96     NASDAQ      1,491,012    23.30
PSFC  Peoples-Sidney Financial Corp.   04-28-97     NASDAQ      1,785,375    29.46
PTRS  Potters Financial Corp.          12-31-93     NASDAQ        482,326    13.63
PVFC  PVF Capital Corp.                12-30-92     NASDAQ      2,590,485    52.46
SFSL  Security First Corp.             01-22-88     NASDAQ      7,591,177   144.23
WOFC  Western Ohio Financial Corp.     07-29-94     NASDAQ      2,355,893    63.90
WEHO  Westwood Homestead Fin. Corp.    09-30-96     NASDAQ      2,782,398    50.08
WFI   Winton Financial Corp.           08-04-88      AMSE       1,986,152    34.51
FFWD  Wood Bancorp Inc.                08-31-93     NASDAQ      2,118,538    36.02
KFBI  Klamath First Bancorp            10-05-95     NASDAQ     10,018,502   221.66
OTFC  Oregon Trail Financial Corp.     10-06-97     NASDAQ             NA       NA
WFSG  Wilshire Financial Services      12-19-96     NASDAQ      7,570,000   197.77
CVAL  Chester Valley Bancorp Inc.      03-27-87     NASDAQ      2,189,381    50.36
CMSB  Commonwealth Bancorp Inc.        06-17-96     NASDAQ     16,242,691   292.37
FSBI  Fidelity Bancorp Inc.            06-24-88     NASDAQ      1,554,775    34.59
FBBC  First Bell Bancorp Inc.          06-29-95     NASDAQ      6,510,625   113.12
FKFS  First Keystone Financial         01-26-95     NASDAQ      1,228,419    39.62

KELLER & COMPANY                                                         PAGE 11
Dublin, Ohio
614-766-1426




                          KEY FINANCIAL DATA AND RATIOS
                PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF NOVEMBER 28, 1997

                                                        ASSETS AND EQUITY                  PROFITABILITY
                                             ************************************  *****************************
                                                Total       Total       Total              Core            Core
                                                Assets      Equity   Tang. Equity  ROAA    ROAA    ROAE    ROAE
                                     State      ($000)      ($000)      ($000)     (%)      (%)     (%)     (%)
                                     -----   -----------   ---------  -----------  -----  ------  -------  -----
SHEN  First Shenango Bancorp Inc.     PA        401,437     46,654     46,654     1.17    1.17    10.51   10.46
GAF   GA Financial Inc.               PA        802,304    117,377    116,235     1.09    1.07     6.26    6.10
HARL  Harleysville Savings Bank       PA        345,239     22,872     22,872     1.04    1.04    16.14   16.17
LARL  Laurel Capital Group Inc.       PA        209,980     21,982     21,982     1.46    1.41    14.07   13.60
MLBC  ML Bancorp Inc.                 PA      2,315,784    160,337    149,595     0.72    0.51     9.90    7.09
PVSA  Parkvale Financial Corporation  PA      1,005,440     77,610     77,108     1.08    1.08    14.93   14.93
PWBC  PennFirst Bancorp Inc.          PA        822,350     68,826     61,205     0.66    0.66     8.60    8.61
PWBK  Pennwood Bancorp Inc.           PA         47,645      8,736      8,736     0.99    1.08     5.20    5.66
PHFC  Pittsburgh Home Financial Corp  PA        273,304     28,814     28,511     0.85    0.76     6.70    6.02
PRBC  Prestige Bancorp Inc.           PA        137,834     15,445     15,445     0.62    0.62     5.10    5.11
PFNC  Progress Financial Corp.        PA        436,746     23,291     20,773     0.89    0.71    17.19   13.62
SHSB  SHS Bancorp Inc.                PA         88,460     11,797     11,797       NA      NA       NA      NA
SVRN  Sovereign Bancorp Inc.          PA     14,601,008    742,122    624,005     0.53    0.65    10.12   12.46
THRD  TF Financial Corp.              PA        625,338     72,713     64,214     0.78    0.67     6.96    6.02
USAB  USABancshares, Inc.             PA         64,269      5,420      5,338     0.53    0.47     4.57    4.08
WVFC  WVS Financial Corp.             PA        282,235     33,877     33,877     1.29    1.28    10.68   10.65
YFED  York Financial Corp.            PA      1,155,725    102,335    102,335     0.95    0.80    11.47    9.70
CFCP  Coastal Financial Corp.         SC        494,003     32,391     32,391     1.21    1.05    19.36   16.81
FFCH  First Financial Holdings Inc.   SC      1,712,931    104,785    104,785     0.87    0.85    14.22   13.85
FSFC  First Southeast Financial Corp  SC        350,038     35,978     35,978     1.05    1.05    10.32   10.32
FSPT  FirstSpartan Financial Corp.    SC        482,314    129,234    129,234     1.08    1.07     7.51    7.47
PALM  Palfed Inc.                     SC        668,504     56,928     56,928     0.39    0.67     4.87    8.22
SCCB  S. Carolina Community Bancshrs  SC         45,619     12,126     12,126     1.15    1.15     4.37    4.37
HFFC  HF Financial Corp.              SD        574,889     54,185     54,182     1.02    0.94    11.03   10.13
TWIN  Twin City Bancorp               TN        106,931     13,840     13,840     0.85    0.72     6.65    5.59
BNKU  Bank United Corp.               TX     11,967,072    598,479    584,874     0.69    0.54    13.50   10.48
CBSA  Coastal Bancorp Inc.            TX      2,929,560    101,656     85,465     0.42    0.40    12.44   11.94
ETFS  East Texas Financial Services   TX        115,949     20,879     20,879     0.67    0.62     3.67    3.44
FBHC  Fort Bend Holding Corp.         TX        319,414     19,671     18,368     0.66    0.51    10.61    8.12
GLMR  Gilmer Financial Svcs, Inc.     TX         42,171      3,803      3,803     0.06    0.32     0.59    3.36
JXVL  Jacksonville Bancorp Inc.       TX        226,182     33,745     33,745     1.02    1.33     6.42    8.42


                                                   CAPITAL ISSUES
                                      *********************************************
                                                            Number of    Mkt. Value
                                        IPO                   Shares     of Shares
                                        Date      Exchange   Outstg.       ($M)
                                      ---------  ---------  ----------   ---------
SHEN  First Shenango Bancorp Inc.     04-06-93     NASDAQ      2,069,007     65.17
GAF   GA Financial Inc.               03-26-96      AMSE       7,972,900    148.50
HARL  Harleysville Savings Bank       08-04-87     NASDAQ      1,661,626     44.03
LARL  Laurel Capital Group Inc.       02-20-87     NASDAQ      1,445,957     35.97
MLBC  ML Bancorp Inc.                 08-11-94     NASDAQ     11,865,567    324.82
PVSA  Parkvale Financial Corporation  07-16-87     NASDAQ      5,105,905    133.26
PWBC  PennFirst Bancorp Inc.          06-13-90     NASDAQ      5,310,173     93.59
PWBK  Pennwood Bancorp Inc.           07-15-96     NASDAQ        569,622     10.11
PHFC  Pittsburgh Home Financial Corp  04-01-96     NASDAQ      1,969,369     37.66
PRBC  Prestige Bancorp Inc.           06-27-96     NASDAQ        914,873     17.27
PFNC  Progress Financial Corp.        07-18-83     NASDAQ      4,010,116     58.90
SHSB  SHS Bancorp Inc.                10-01-97     NASDAQ             NA     NA
SVRN  Sovereign Bancorp Inc.          08-12-86     NASDAQ     89,275,475   1562.32
THRD  TF Financial Corp.              07-13-94     NASDAQ      4,088,432    103.74
USAB  USABancshares, Inc.                NA        NASDAQ        732,426      6.23
WVFC  WVS Financial Corp.             11-29-93     NASDAQ      1,747,920     50.91
YFED  York Financial Corp.            02-01-84     NASDAQ      8,806,398    181.41
CFCP  Coastal Financial Corp.         09-26-90     NASDAQ      4,646,534    106.29
FFCH  First Financial Holdings Inc.   11-10-83     NASDAQ      6,368,262    241.20
FSFC  First Southeast Financial Corp  10-08-93     NASDAQ      4,388,231     70.49
FSPT  FirstSpartan Financial Corp.    07-09-97     NASDAQ      4,430,375    171.68
PALM  Palfed Inc.                     12-15-85     NASDAQ      5,299,201    130.49
SCCB  S. Carolina Community Bancshrs  07-07-94     NASDAQ        698,733     16.33
HFFC  HF Financial Corp.              04-08-92     NASDAQ      2,803,400     72.19
TWIN  Twin City Bancorp               01-04-95     NASDAQ      1,272,447     17.18
BNKU  Bank United Corp.               08-09-96     NASDAQ     31,595,596   1398.11
CBSA  Coastal Bancorp Inc.               NA        NASDAQ      4,992,203    161.00
ETFS  East Texas Financial Services   01-10-95     NASDAQ      1,026,366     21.04
FBHC  Fort Bend Holding Corp.         06-30-93     NASDAQ      1,655,754     33.12
GLMR  Gilmer Financial Svcs, Inc.     02-09-95     NASDAQ        191,258      2.10
JXVL  Jacksonville Bancorp Inc.       04-01-96     NASDAQ      2,490,068     37.51


KELLER & COMPANY                                                         PAGE 12
Dublin, Ohio
614-766-1426


                          KEY FINANCIAL DATA AND RATIOS
                PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF NOVEMBER 28, 1997

                                                        ASSETS AND EQUITY                  PROFITABILITY
                                             ************************************  *****************************
                                                Total       Total       Total              Core            Core
                                                Assets      Equity   Tang. Equity  ROAA    ROAA    ROAE    ROAE
                                     State      ($000)      ($000)      ($000)     (%)      (%)     (%)     (%)
                                     -----   -----------   ---------  -----------  -----  ------  -------  -----
BFSB  Bedford Bancshares Inc.         VA        139,179       19,621     19,621   1.20    1.19     8.39    8.34
CNIT  CENIT Bancorp Inc.              VA        701,708       48,739     44,638   0.80    0.78    11.24   10.96
CFFC  Community Financial Corp.       VA        183,278       24,213     24,213   1.12    1.13     8.18    8.22
ESX   Essex Bancorp Inc.              VA        191,886       15,028     14,853   0.12    0.02     1.41    0.30
FFFC  FFVA Financial Corp.            VA        567,266       75,499     73,981   1.40    1.35    10.37    9.97
LIFB  Life Bancorp Inc.               VA      1,486,357      159,280    154,881   0.92    0.86     8.70    8.10
VABF  Virginia Beach Fed. Financial   VA        605,486       43,320     43,320   0.62    0.49     9.13    7.24
VFFC  Virginia First Financial Corp.  VA        853,557       69,136     66,918   0.94    0.50    11.68    6.22
CASB  Cascade Financial Corp.         WA        426,451       28,311     28,311   0.61    0.61     9.61    9.55
FMSB  First Mutual Savings Bank       WA        451,120       30,637     30,637   1.03    1.00    15.32   15.00
FWWB  First SB of Washington Bancorp  WA      1,098,615      150,295    138,838   1.25    1.17     8.47    7.97
HRZB  Horizon Financial Corp.         WA        531,028       83,044     83,044   1.58    1.55    10.18    9.95
IWBK  InterWest Bancorp Inc.          WA      2,046,705      129,824    127,516   1.12    0.98    16.98   14.90
RVSB  Riverview Bancorp Inc.          WA        282,247       58,556     56,390   1.26    1.23    11.33   11.07
STSA  Sterling Financial Corp.        WA      1,870,513       98,250     89,924   0.59    0.54    10.33    9.50
WFSL  Washington Federal Inc.         WA      5,719,589      717,745    658,971   1.86    1.85    15.71   15.62
WAMU  Washington Mutual Inc.          WA     95,607,369    5,337,105  4,964,585   0.18    0.68     3.15   11.92
AADV  Advantage Bancorp Inc.          WI      1,037,462       99,004     92,102   1.05    0.94    11.67   10.49
ABCW  Anchor BanCorp Wisconsin        WI      1,954,749      125,150    122,971   1.00    0.93    15.57   14.53
FCBF  FCB Financial Corp.             WI        522,991       72,633     72,633   1.05    1.09     6.67    6.92
FTFC  First Federal Capital Corp.     WI      1,559,672      105,029     98,984   1.08    0.90    16.79   13.94
FNGB  First Northern Capital Corp.    WI        656,745       72,801     72,801   0.93    0.89     8.20    7.88
HALL  Hallmark Capital Corp.          WI        418,467       30,555     30,555   0.65    0.63     9.10    8.94
MWFD  Midwest Federal Financial       WI        211,689       19,047     18,415   1.45    1.11    16.71   12.82
NWEQ  Northwest Equity Corp.          WI         96,954       11,333     11,333   1.03    0.99     8.75    8.42
RELI  Reliance Bancshares Inc.        WI         46,987       22,698     22,698   1.32    1.29     2.58    2.52
STFR  St. Francis Capital Corp.       WI      1,661,916      129,797    114,976   0.89    0.74    10.76    8.94
AFBC  Advance Financial Bancorp       WV        105,717       16,279     16,279   0.88    0.86     6.11    5.92
FOBC  Fed One Bancorp                 WV        357,721       39,980     38,210   0.94    0.94     8.31    8.26
CRZY  Crazy Woman Creek Bancorp       WY         59,952       14,210     14,210   1.28    1.30     4.74    4.79
TRIC  Tri-County Bancorp Inc.         WY         88,173       13,503     13,503   1.05    1.07     7.13    7.26



                                                   CAPITAL ISSUES
                                      *********************************************
                                                            Number of    Mkt. Value
                                        IPO                   Shares     of Shares
                                        Date      Exchange   Outstg.       ($M)
                                      ---------  ---------  ----------   ---------
BFSB  Bedford Bancshares Inc.         08-22-94     NASDAQ       1,142,425     27.99
CNIT  CENIT Bancorp Inc.              08-06-92     NASDAQ       1,654,391    102.16
CFFC  Community Financial Corp.       03-30-88     NASDAQ       1,275,373     27.42
ESX   Essex Bancorp Inc.              07-18-90      AMSE        1,057,682      5.02
FFFC  FFVA Financial Corp.            10-12-94     NASDAQ       4,521,600    143.00
LIFB  Life Bancorp Inc.               10-11-94     NASDAQ       9,847,581    259.73
VABF  Virginia Beach Fed. Financial   11-01-80     NASDAQ       4,978,795     80.91
VFFC  Virginia First Financial Corp.  01-01-78     NASDAQ       5,813,762    139.53
CASB  Cascade Financial Corp.         09-16-92     NASDAQ       3,385,358     51.20
FMSB  First Mutual Savings Bank       12-17-85     NASDAQ       4,067,130     72.53
FWWB  First SB of Washington Bancorp  11-01-95     NASDAQ      10,246,513    253.60
HRZB  Horizon Financial Corp.         08-01-86     NASDAQ       7,433,701    119.41
IWBK  InterWest Bancorp Inc.             NA        NASDAQ       8,050,266    324.02
RVSB  Riverview Bancorp Inc.          10-26-93     NASDAQ       6,127,938     78.54
STSA  Sterling Financial Corp.           NA        NASDAQ       7,567,091    144.25
WFSL  Washington Federal Inc.         11-17-82     NASDAQ      47,508,759   1407.45
WAMU  Washington Mutual Inc.          03-11-83     NASDAQ     257,176,039  17938.03
AADV  Advantage Bancorp Inc.          03-23-92     NASDAQ       3,235,830    184.44
ABCW  Anchor BanCorp Wisconsin        07-16-92     NASDAQ       9,053,564    263.69
FCBF  FCB Financial Corp.             09-24-93     NASDAQ       3,879,441    104.74
FTFC  First Federal Capital Corp.     11-02-89     NASDAQ       9,164,902    265.78
FNGB  First Northern Capital Corp.    12-29-83     NASDAQ       8,840,200    120.45
HALL  Hallmark Capital Corp.          01-03-94     NASDAQ       2,885,900     37.16
MWFD  Midwest Federal Financial       07-08-92     NASDAQ       1,627,674     38.25
NWEQ  Northwest Equity Corp.          10-11-94     NASDAQ         838,754     13.52
RELI  Reliance Bancshares Inc.        04-19-96     NASDAQ       2,472,075     21.01
STFR  St. Francis Capital Corp.       06-21-93     NASDAQ       5,238,000    195.77
AFBC  Advance Financial Bancorp       01-02-97     NASDAQ       1,084,450     17.62
FOBC  Fed One Bancorp                 01-19-95     NASDAQ       2,373,181     60.52
CRZY  Crazy Woman Creek Bancorp       03-29-96     NASDAQ         954,845     14.38
TRIC  Tri-County Bancorp Inc.         09-30-93     NASDAQ         583,749     13.50


KELLER & COMPANY                                                         PAGE 13
Dublin, Ohio
614-766-1426




                          KEY FINANCIAL DATA AND RATIOS
                PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF NOVEMBER 28, 1997

                                              ASSETS AND EQUITY                  PROFITABILITY
                                   ************************************  *****************************
                                      Total       Total       Total              Core            Core
                                      Assets      Equity   Tang. Equity  ROAA    ROAA    ROAE    ROAE
                           State      ($000)      ($000)      ($000)     (%)      (%)     (%)     (%)
                           -----   -----------   ---------  -----------  -----  ------  -------  -----
ALL THRIFTS
            AVERAGE                 1,465,609      110,687     103,408    0.86     0.84    8.74    8.36
            MEDIAN                    343,684       37,816      36,707    0.94     0.90    8.34    7.91
            HIGH                   95,607,369    5,337,105   4,964,585    4.13     3.97   46.76   44.97
            LOW                        34,591        3,803       3,803  -28.08   -28.75  -68.24  -69.85

AVERAGE FOR STATE
            KY                        400,607       49,114      47,352    1.10     1.09    6.11    5.85

AVERAGE BY REGION
            MIDWEST                   618,558       58,457      55,722    0.91     0.90    8.55    8.37
            NEW ENGLAND               855,812       85,574      84,703    0.89     0.79    8.41    6.90
            MID ATLANTIC            1,205,089      117,505     104,100    1.10     1.08    8.47    8.22
            SOUTHEAST                 868,922       68,412      64,135    0.52     0.47    8.63    8.00
            SOUTHWEST                 390,902       47,951      47,211    1.06     0.99    7.46    7.06
            WEST                    4,229,833      268,514     262,841    0.81     0.78    9.65    9.19

AVERAGE BY EXCHANGE
            NYSE                   13,281,731      858,050     773,884    1.12     0.91   15.31   12.98
            AMEX                      427,272       46,490      44,473    0.77     0.84    5.95    6.41
            OTC/NASDAQ              1,085,390       86,522      81,704    0.86     0.83    8.70    8.34




                                         CAPITAL ISSUES
                            *********************************************
                                                  Number of    Mkt. Value
                              IPO                   Shares     of Shares
                              Date      Exchange   Outstg.       ($M)
                            ---------  ---------  ----------   ---------
ALL THRIFTS
            AVERAGE                                   6,801,232     226.65
            MEDIAN                                    2,669,683      55.36
            HIGH                                    257,176,039  17,938.03
            LOW                                         191,258       2.10

AVERAGE FOR STATE
            KY                                        3,031,526      85.38

AVERAGE BY REGION
            MIDWEST                                   3,911,510      94.63
            NEW ENGLAND                               6,774,072     141.97
            MID ATLANTIC                              7,457,563     219.01
            SOUTHEAST                                 5,286,350     141.77
            SOUTHWEST                                 3,515,419      65.81
            WEST                                     12,794,278     531.32

AVERAGE BY EXCHANGE
            NYSE                                     41,653,708   1,755.68
            AMEX                                      3,442,219      67.63
            OTC/NASDAQ                                5,689,536     178.80

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                     RECENTLY CONVERTED THRIFT INSTITUTIONS
                            PRICES AND PRICING RATIOS


                                                             IPO CLOSING RATIOS                 CURRENT RATIOS
                                                       ******************************  *******************************
                                                               Price/  Price/                   Price/  Price/
                                                       Price/   Book  Tang. Bk. Price/  Price/   Book  Tang. Bk. Price/
                                               IPO    Earnings  Value  Value    Assets Earnings Value    Value   Assets
                                              Date      (X)     (%)     (%)      (%)     (X)     (%)      (%)     (%)
                                            --------   -----   -----  ------   -----   -----   ------   ------   -----

  AFBC  Advance Financial Bancorp       WV  01-02-97   16.80   71.10   71.09   10.60   22.19   118.25   118.25   18.21
  RSLN  Roslyn Bancorp Inc.             NY  01-13-97    9.30   72.00   71.98   21.00   19.42   154.91   155.69   27.32
  FAB   FirstFed America Bancorp Inc.   MA  01-15-97   13.60   72.00   72.02   10.70   23.44   131.96   131.96   17.33
  EFBC  Empire Federal Bancorp Inc.     MT  01-27-97   21.50   68.10   68.09   23.00   24.26   106.38   106.38   38.70
  MRKF  Market Financial Corp.          OH  03-27-97   26.20   71.10   71.07   22.70   25.42   102.42   102.42   36.29
  GSLA  GS Financial Corp.              LA  04-01-97   38.70   63.80   63.75   28.40   26.10   107.97   107.97   46.56
  HMLK  Hemlock Federal Financial Corp  IL  04-02-97   37.50   71.60   71.62   12.40   19.60   114.54   114.54   22.12
  PLSK  Pulaski Savings Bank (MHC)      NJ  04-03-97   18.20  103.20  103.15    5.70   29.30   180.98   180.98   21.68
  SKBO  First Carnegie Deposit (MHC)    PA  04-04-97   17.30   98.80   98.80    7.10   33.26   175.54   175.54   29.12
  PSFC  Peoples-Sidney Financial Corp.  OH  04-28-97   11.50   71.20   71.24   17.00   21.56   109.73   109.73   29.95
  HCBB  HCB Bancshares Inc.             AR  05-07-97   29.00   72.00   71.95   13.40   30.97    94.42    97.95   18.02
* MONT  Montgomery Financial Corp.      IN  07-01-97      NA      NA      NA      NA      NA   104.26   104.26   19.96
  CFBC  Community First Banking Co.     GA  07-01-97   36.10   72.70   72.74   12.00      NA   121.86   123.51   23.47
  FBNW  FirstBank Corp.                 ID  07-02-97   19.20   71.90   71.93   13.00      NA   110.23   110.23   19.66
  FSPT  FirstSpartan Financial Corp.    SC  07-09-97   26.00   73.00   72.98   19.10      NA   128.56   128.56   34.44
  GOSB  GSB Financial Corp.             NY  07-09-97   23.20   73.40   73.44   18.90      NA       NA       NA      NA
  PHSB  Peoples Home Savings Bk (MHC)   PA  07-10-97   30.10  106.20  106.17    5.80      NA   182.24   182.24   24.90
* FSNJ  Bayonne Bancshares Inc.         NJ  08-22-97      NA      NA      NA      NA      NA   113.42   113.42   17.72
  OSFS  Ohio State Financial Services   OH  09-29-97   17.00   63.30   63.33   15.70      NA    89.56    89.56   24.26
  SHSB  SHS Bancorp Inc.                PA  10-01-97   13.90   70.70   70.73    9.10      NA       NA       NA      NA
  OTFC  Oregon Trail Financial Corp.    OR  10-06-97   18.50   76.60   76.63   18.70      NA       NA       NA      NA
  FSFF  First SecurityFed Financial     IL  10-31-97   21.30   73.40   73.44   19.80      NA       NA       NA      NA

                                              PRICES AND CHANGE FROM IPO DATE
                                         *****************************************************
                                                 1 Day           1 Week         1 Mo.
                                          IPO    After           After          After
                                         Price    IPO      %      IPO     %      IPO      %
                                          ($)     ($)   Change    ($)   Change   ($)    Change
                                         -----   -----   -----   -----  ------   -----   -----

  AFBC  Advance Financial Bancorp        10.00   12.88   28.75   12.94   29.38   14.00   40.00
  RSLN  Roslyn Bancorp Inc.              10.00   15.00   50.00   15.94   59.38   16.00   60.00
  FAB   FirstFed America Bancorp Inc.    10.00   13.63   36.25   14.13   41.25   14.88   48.75
  EFBC  Empire Federal Bancorp Inc.      10.00   13.25   32.50   13.50   35.00   13.75   37.50
  MRKF  Market Financial Corp.           10.00   12.94   29.38   12.25   22.50   12.63   26.25
  GSLA  GS Financial Corp.               10.00   13.38   33.75   13.75   37.50   14.00   40.00
  HMLK  Hemlock Federal Financial Corp   10.00   12.88   28.75   12.88   28.75   13.00   30.00
  PLSK  Pulaski Savings Bank (MHC)       10.00   11.50   15.00   12.00   20.00   11.86   18.59
  SKBO  First Carnegie Deposit (MHC)     10.00   11.63   16.25   13.00   30.00   12.88   28.75
  PSFC  Peoples-Sidney Financial Corp.   10.00   12.56   25.63   12.88   28.75   13.25   32.50
  HCBB  HCB Bancshares Inc.              10.00   12.63   26.25   12.75   27.50   12.88   28.75
* MONT  Montgomery Financial Corp.       10.00   11.13   11.25   11.25   12.50   12.06   20.63
  CFBC  Community First Banking Co.      20.00   31.88   59.38   33.00   65.00   34.00   70.00
  FBNW  FirstBank Corp.                  10.00   15.81   58.13   15.56   55.63   17.75   77.50
  FSPT  FirstSpartan Financial Corp.     20.00   36.69   83.44   37.00   85.00   35.63   78.13
  GOSB  GSB Financial Corp.              10.00   14.63   46.25   14.88   48.75   14.38   43.75
  PHSB  Peoples Home Savings Bk (MHC)    10.00   14.00   40.00   13.75   37.50   14.00   40.00
* FSNJ  Bayonne Bancshares Inc.          10.00   11.75   17.50   11.88   18.75   12.69   26.88
  OSFS  Ohio State Financial Services    10.00   15.50   55.00   15.37   53.70   14.96   49.60
  SHSB  SHS Bancorp Inc.                 10.00   14.75   47.50   16.25   62.50   16.00   60.00
  OTFC  Oregon Trail Financial Corp.     10.00   16.75   67.50   16.38   63.75   16.13   61.25
  FSFF  First SecurityFed Financial      10.00   15.06   50.63   15.13   51.25   16.06   60.63


        *  Second stage conversion.

                                   EXHIBIT 34



KELLER & COMPANY
Dublin, Ohio
614-766-1426



                      ACQUISITIONS AND PENDING ACQUISITIONS
          COUNTY, CITY OR MARKET AREA OF COLUMBIA FEDERAL SAVINGS BANK




                                      NONE

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                     THRIFT STOCK PRICES AND PRICING RATIOS
             PUBLICLY-TRADED, FDIC-INSURED MUTUAL HOLDING COMPANIES
                             AS OF NOVEMBER 28, 1997

                                                                                                                    EXHIBIT 35


                                                                                        PER SHARE
                                                         *************************************************************************
                                                         Latest   All Time  All Time Monthly  Quarterly  Book            12 Month
                                                          Price     High      Low     Change   Change    Value   Assets     Div.
                                      State   Exchange     ($)      ($)       ($)       (%)      (%)      ($)     ($)       ($)
                                      -----   --------  --------  -------   -------   ------   ------    -----  -------   -------

PFSL     Pocahontas FS&LA (MHC)         AR     NASDAQ    34.000   37.125      9.500   -2.16     24.77    14.85   234.88    0.89
PBCT     People's Bank (MHC)            CT     NASDAQ    33.688   37.375      1.250    2.86     21.40    11.41   126.48    0.63
CMSV     Community Savings Bnkshrs(MHC) FL     NASDAQ    35.000   39.750     10.000   -0.71     12.00    16.22   139.20    0.88
FFFL     Fidelity Bankshares Inc. (MHC) FL     NASDAQ    27.875   32.500      9.091    3.24      4.69    12.36   147.59    0.80
HARB     Harbor Florida Bancorp (MHC)   FL     NASDAQ    65.000   69.750     11.875    4.00     19.54    19.46   227.41    1.35
FFSX     First Fed SB of Siouxland(MHC) IA     NASDAQ    31.875   35.000      8.239   -0.39     13.84    14.08   161.26    0.48
WCFB     Webster City Federal SB (MHC)  IA     NASDAQ    20.250   22.000      8.813   -3.57     21.80    10.52    44.99    0.80
JXSB     Jacksonville Savings Bk (MHC)  IL     NASDAQ    26.750   29.500     10.000    0.94     27.38    13.62   129.10    0.40
LFED     Leeds Federal Savings Bk (MHC  MD     NASDAQ    21.500   22.750      6.583    2.38     27.73     9.19    55.08    0.49
GFED     Guaranty Federal SB (MHC)      MO     NASDAQ    23.750   27.875      8.000    5.56     27.52     8.76    67.24    0.60
PULB     Pulaski Bank, Svgs Bank (MHC)  MO     NASDAQ    30.500   32.500     10.500    3.39     25.13    11.23    86.07    1.00
FSLA     First Savings Bank (MHC)       NJ     NASDAQ    40.375   47.500      4.611  -14.10     48.04    12.39   130.45    0.39
PLSK     Pulaski Savings Bank (MHC)     NJ     NASDAQ    18.750   24.500     11.500    2.74     11.94    10.36    86.47     NA
TSBS     Trenton SB (MHC)               NJ     NASDAQ    34.750   39.125     11.375    5.30     19.31    11.97    70.63    0.35
PBHC     Oswego City Savings Bk (MHC)   NY     NASDAQ    28.500   29.500      8.250    3.64     49.02    12.02   100.70    0.24
SBFL     SB of the Finger Lakes (MHC)   NY     NASDAQ    29.250   29.500      8.125    4.46     27.17    11.92   127.71    0.40
WAYN     Wayne Svgs Community Bank(MHC) OH     NASDAQ    31.000   32.000      7.503   21.57     47.62    10.58   110.96    0.62
SKBO     First Carnegie Deposit (MHC)   PA     NASDAQ    18.625   19.875     11.625    4.20     22.13    10.61    63.96     NA
GDVS     Greater Delaware Valley (MHC)  PA     NASDAQ    31.000   32.500      9.250    9.73     49.40     8.85    76.03    0.36
HARS     Harris Financial Inc. (MHC)    PA     NASDAQ    19.000   20.750      4.250    5.56     54.06     5.12    62.47    0.19
NWSB     Northwest Savings Bank (MHC)   PA     NASDAQ    14.000   16.375      3.688   -3.87     25.84     4.33    44.93    0.16
PHSB     Peoples Home Savings Bk (MHC)  PA     NASDAQ    18.625   19.750     13.625    4.93     17.32    10.22    74.79     NA
PERT     Perpetual Bank (MHC)           SC     NASDAQ    51.000   58.000     20.250    0.00     26.71    20.14   170.29    1.60



ALL MUTUAL HOLDING COMPANIES
         AVERAGE                                         29.785   32.848      9.039    2.60     27.15    11.75   110.38    0.63
         MEDIAN                                          29.250   32.000      9.091    3.24     25.13    11.41   100.70    0.55
         HIGH                                            65.000   69.750     20.250   21.57     54.06    20.14   234.88    1.60
         LOW                                             14.000   16.375      1.250  -14.10      4.69     4.33    44.93    0.16



                                                                        PRICING RATIOS
                                                           ***************************************
                                                            Price/    Price/    Price/  Price/Core
                                                            Earnings Bk. Value  Assets  Earnings
                                      State   Exchange        (X)      (%)       (%)      (X)
                                      -----   --------     --------  --------- -------  ----------
PFSL     Pocahontas FS&LA (MHC)         AR     NASDAQ         23.29   228.96    14.48    23.45
PBCT     People's Bank (MHC)            CT     NASDAQ         23.56   295.25    26.64    36.22
CMSV     Community Savings Bnkshrs(MHC  FL     NASDAQ         32.41   215.78    25.14    35.35
FFFL     Fidelity Bankshares Inc. (MHC  FL     NASDAQ         55.75   225.53    18.89    34.84
HARB     Harbor Florida Bancorp (MHC)   FL     NASDAQ         24.44   334.02    28.58    24.62
FFSX     First Fed SB of Siouxland(MHC  IA     NASDAQ         26.79   226.38    19.77    27.48
WCFB     Webster City Federal SB (MHC)  IA     NASDAQ         31.15   192.49    45.01    31.15
JXSB     Jacksonville Savings Bk (MHC)  IL     NASDAQ         33.86   196.40    20.72    40.53
LFED     Leeds Federal Savings Bk (MHC  MD     NASDAQ         33.08   233.95    39.03    33.08
GFED     Guaranty Federal SB (MHC)      MO     NASDAQ         38.31   271.12    35.32    39.58
PULB     Pulaski Bank, Svgs Bank (MHC)  MO     NASDAQ         52.59   271.59    35.44    39.10
FSLA     First Savings Bank (MHC)       NJ     NASDAQ         36.05   325.87    30.95    34.51
PLSK     Pulaski Savings Bank (MHC)     NJ     NASDAQ           NA    180.98    21.68      NA
TSBS     Trenton SB (MHC)               NJ     NASDAQ         39.94   290.31    49.20    56.97
PBHC     Oswego City Savings Bk (MHC)   NY     NASDAQ         26.64   237.10    28.30    29.69
SBFL     SB of the Finger Lakes (MHC)   NY     NASDAQ         66.48   245.39    22.90   100.86
WAYN     Wayne Svgs Community Bank(MHC  OH     NASDAQ         38.27   293.01    27.94    40.79
SKBO     First Carnegie Deposit (MHC)   PA     NASDAQ           NA    175.54    29.12      NA
GDVS     Greater Delaware Valley (MHC)  PA     NASDAQ         45.59   350.28    40.77    45.59
HARS     Harris Financial Inc. (MHC)    PA     NASDAQ         36.54   371.09    30.41    44.19
NWSB     Northwest Savings Bank (MHC)   PA     NASDAQ         32.56   323.33    31.16    33.33
PHSB     Peoples Home Savings Bk (MHC)  PA     NASDAQ           NA    182.24    24.90      NA
PERT     Perpetual Bank (MHC)           SC     NASDAQ         43.22   253.23    29.95    31.68


ALL MUTUAL HOLDING COMPANIES
         AVERAGE                                              37.03   257.38    29.40    39.15
         MEDIAN                                               34.96   245.39    28.58    35.10
         HIGH                                                 66.48   371.09    49.20   100.86
         LOW                                                  23.29   175.54    14.48    23.45


KELLER & COMPANY
Dublin, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
             PUBLICLY-TRADED, FDIC-INSURED MUTUAL HOLDING COMPANIES
                             AS OF NOVEMBER 12, 1997

                                                                                                               EXHIBIT 36



                                                     ASSETS AND EQUITY                           PROFITABILITY
                                            ****************************************   ***********************************
                                                Total       Total         Total                    Core              Core
                                                Assets      Equity      Tang. Equity       ROAA    ROAA     ROAE     ROAE
                                      State     ($000)      ($000)        ($000)           (%)      (%)      (%)     (%)
                                      ----- ----------------------------------------   -----------------------------------

PFSL     Pocahontas FS&LA (MHC)         AR        383,417      24,246      24,246           0.63    0.62   10.07     9.98
PBCT     People's Bank (MHC)            CT      7,731,200     697,500     696,700           1.14    0.74   13.69     8.90
CMSV     Community Savings Bnkshrs(MHC) FL        709,220      80,442      80,442           0.80    0.74    7.02     6.46
FFFL     Fidelity Bankshares Inc. (MHC) FL        999,289      83,679      83,075           0.38    0.59    4.13     6.47
HARB     Harbor Florida Bancorp (MHC)   FL      1,131,024      96,802      93,757           1.22    1.20   14.72    14.58
FFSX     First Fed SB of Siouxland(MHC) IA        456,850      39,882      39,562           0.73    0.71    8.82     8.61
WCFB     Webster City Federal SB (MHC)  IA         94,481      22,086      22,086           1.42    1.42    6.09     6.09
JXSB     Jacksonville Savings Bk (MHC)  IL        164,235      17,331      17,331           0.64    0.54    6.04     5.05
LFED     Leeds Federal Savings Bk (MHC) MD        285,425      47,489      47,489           1.19    1.19    7.30     7.30
GFED     Guaranty Federal SB (MHC)      MO        210,139      27,360      27,360           0.99    0.97    6.95     6.78
PULB     Pulaski Bank, Svgs Bank (MHC)  MO        180,232      23,506      23,506           0.67    0.92    5.21     7.16
FSLA     First Savings Bank (MHC)       NJ      1,044,513      99,213      90,195           0.89    0.93    9.58     9.99
PLSK     Pulaski Savings Bank (MHC)     NJ        178,987      21,447      21,447           0.64    0.62    7.03     6.82
TSBS     Trenton SB (MHC)               NJ        638,942     108,239      97,405           1.28    0.90    7.47     5.26
PBHC     Oswego City Savings Bk (MHC)   NY        193,005      23,044      19,360           1.06    0.95    9.21     8.27
SBFL     SB of the Finger Lakes (MHC)   NY        227,970      21,284      21,284           0.37    0.24    3.83     2.51
WAYN     Wayne Svgs Community Bank(MHC) OH        250,241      23,869      23,869           0.73    0.69    7.85     7.40
SKBO     First Carnegie Deposit (MHC)   PA        147,102      24,407      24,407           0.59    0.54    4.83     4.45
GDVS     Greater Delaware Valley (MHC)  PA        248,792      28,957      28,957           0.93    0.93    7.95     7.95
HARS     Harris Financial Inc. (MHC)    PA      2,110,299     173,017     153,016           0.93    0.77   11.16     9.21
NWSB     Northwest Savings Bank (MHC)   PA      2,100,744     202,442     191,118           0.97    0.96    9.96     9.84
PHSB     Peoples Home Savings Bk (MHC)  PA        206,426      28,213      28,213           0.83    0.80    8.86     8.55
PERT     Perpetual Bank (MHC)           SC        256,211      30,302      30,302           0.79    1.11    6.46     9.03



ALL MUTUAL HOLDING COMPANIES
         AVERAGE                                  867,337      84,555      81,962           0.86    0.83    8.01     7.68
         MEDIAN                                   256,211      28,957      28,957           0.83    0.80    7.47     7.40
         HIGH                                   7,731,200     697,500     696,700           1.42    1.42   14.72    14.58
         LOW                                       94,481      17,331      17,331           0.37    0.24    3.83     2.51




                                                         CAPITAL ISSUES
                                       ***********************************************
                                                            Number of      Mkt. Value
                                          IPO                 Shares       of Shares
                                          Date    Exchange    Outstg.        ($M)
                                       -----------------------------------------------

PFSL     Pocahontas FS&LA (MHC)         04/05/94   NASDAQ     1,632,424        53.87
PBCT     People's Bank (MHC)            07/06/88   NASDAQ    61,125,869      1959.88
CMSV     Community Savings Bnkshrs(MHC) 10/24/94   NASDAQ     5,094,920       184.69
FFFL     Fidelity Bankshares Inc. (MHC) 01/07/94   NASDAQ     6,770,654       133.72
HARB     Harbor Florida Bancorp (MHC)   01/06/94   NASDAQ     4,973,428       278.51
FFSX     First Fed SB of Siouxland(MHC) 07/13/92   NASDAQ     2,833,043        83.57
WCFB     Webster City Federal SB (MHC)  08/15/94   NASDAQ     2,100,000        39.90
JXSB     Jacksonville Savings Bk (MHC)  04/21/95   NASDAQ     1,272,140        26.71
LFED     Leeds Federal Savings Bk (MHC) 05/02/94   NASDAQ     5,182,104       104.51
GFED     Guaranty Federal SB (MHC)      04/10/95   NASDAQ     3,125,000        70.31
PULB     Pulaski Bank, Svgs Bank (MHC)  05/11/94   NASDAQ     2,094,000        38.48
FSLA     First Savings Bank (MHC)       07/10/92   NASDAQ     8,006,921       258.41
PLSK     Pulaski Savings Bank (MHC)     04/03/97   NASDAQ     2,070,000        37.78
TSBS     Trenton SB (MHC)               08/03/95   NASDAQ     9,045,795       299.64
PBHC     Oswego City Savings Bk (MHC)   11/16/95   NASDAQ     1,916,666        42.41
SBFL     SB of the Finger Lakes (MHC)   11/11/94   NASDAQ     1,785,000        42.84
WAYN     Wayne Svgs Community Bank(MHC) 06/25/93   NASDAQ     2,255,287        55.82
SKBO     First Carnegie Deposit (MHC)   04/04/97   NASDAQ     2,300,000        43.99
GDVS     Greater Delaware Valley (MHC)  03/03/95   NASDAQ     3,272,500        82.63
HARS     Harris Financial Inc. (MHC)    01/25/94   NASDAQ    33,779,325       532.02
NWSB     Northwest Savings Bank (MHC)   11/07/94   NASDAQ    46,753,120       599.05
PHSB     Peoples Home Savings Bk (MHC)  07/10/97   NASDAQ     2,760,000        46.92
PERT     Perpetual Bank (MHC)           10/26/93   NASDAQ     1,504,601        44.39



ALL MUTUAL HOLDING COMPANIES
         AVERAGE                                              9,202,296       220.00
         MEDIAN                                               2,833,043        70.31
         HIGH                                                61,125,869     1,959.88
         LOW                                                  1,272,140        26.71

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                                                                                                                          Exhibit 37

                                                                                                                             Page 1


                                                        COMPARABLE GROUP SELECTION

                                                         BALANCE SHEET PARAMETERS

General Parameters:
       States: IL IN KY MO OH TN VA WV
       IPO Date: <= 09/30/96
       Asset size: <= $350,000,000                                                                       Total
                                                                 Cash &            1-4 Fam.  Total Net  Net Loans Borrowed
                                                         Total  Invest./    MBS/    Loans/     Loans/    & MBS/    Funds/   Equity/
                                                        Assets   Assets    Assets   Assets     Assets    Assets    Assets    Assets
                                             IPO Date   ($000)    (%)        (%)      (%)       (%)        (%)       (%)      (%)
                                            ----------------------------------------------------------------------------------------

       COLUMBIA FEDERAL
          SAVINGS BANK                          --      104,006   20.09     17.17    51.52      59.21     76.38      0.00    12.59
       -----------------------------------------------------------------------------------------------------------------------------
       DEFINED PARAMETERS FOR                Prior to              4.00 -            35.00 -    45.00 -   65.00 -             8.00 -
       INCLUSION IN COMPARABLE GROUP         09/30/96 <$350,000   35.00    <25.00    70.00      85.00     95.00    <25.00    16.00
       =============================================================================================================================

JOAC   Joachim Bancorp Inc.            MO    12/28/95    35,073   27.43      0.23    59.49      70.21     70.44      0.00    28.14
LONF   London Financial Corporation    OH    04/01/96    38,240   11.73      9.62    57.06      77.07     86.69      2.09    19.66
HWEN   Home Financial Bancorp          IN    07/02/96    41,309    9.69      1.80    55.90      84.94     86.74     19.37    17.55
HBBI   Home Building Bancorp           IN    02/08/95    41,746   16.94     11.76    51.70      68.46     80.22      9.58    14.12
FLKY   First Lancaster Bancshares      KY    07/01/96    47,184    6.92      1.09    61.76      90.37     91.46     21.02    29.47
CSBF   CSB Financial Group Inc.        IL    10/09/95    48,844   38.20      2.73    38.19      55.41     58.14      0.00    25.04
LXMO   Lexington B&L Financial Corp.   MO    06/06/96    59,236   18.55      2.97    68.43      76.31     79.28      0.00    28.32
NSLB   NS&L Bancorp Inc.               MO    06/08/95    59,711   33.56      7.95    47.43      55.66     63.62      5.02    19.56
CKFB   CKF Bancorp Inc.                KY    01/04/95    59,868    5.45      0.68    69.58      92.12     92.80      3.71    23.67
ATSB   AmTrust Capital Corp.           IN    03/28/95    69,685   18.14      5.78    39.17      70.79     76.56     18.78    10.93
PCBC   Perry County Financial Corp.    MO    02/13/95    81,105   47.61     34.47    12.90      16.41     50.88      5.55    19.20
FFBI   First Financial Bancorp Inc.    IL    10/04/93    84,242   27.49      2.31    69.98      66.62     68.93      9.73     8.92
SOBI   Sobieski Bancorp Inc.           IN    03/31/95    84,279    4.70     15.59    54.72      76.57     92.17     15.44    14.78
LOGN   Logansport Financial Corp.      IN    06/14/95    85,801   13.67     10.75    46.72      71.09     81.83      6.41    18.89
PFFC   Peoples Financial Corp.         OH    09/13/96    86,486   14.05     23.47    41.46      60.22     83.69      0.00    27.21
HHFC   Harvest Home Financial Corp.    OH    10/10/94    87,596     NA        NA     42.99      51.44       NA      22.43    11.81
KYF    Kentucky First Bancorp Inc.     KY    08/29/95    88,089   18.33     23.01    28.36      55.99     79.00     20.17    16.70
FFDF   FFD Financial Corp.             OH    04/03/96    88,220   14.95     16.62    52.31      66.66     83.28      9.39    24.34
CIBI   Community Investors Bancorp     OH    02/07/95    94,328   13.14      1.71    62.89      83.92     85.63      9.05    11.75


KELLER & COMPANY                                                                                                           Page 2
Dublin, Ohio
614-766-1426


                                                        COMPARABLE GROUP SELECTION

                                                         BALANCE SHEET PARAMETERS

General Parameters:
       States: IL IN KY MO OH TN VA WV
       IPO Date: <= 09/30/96
       Asset size: <= $350,000,000                                                                        Total
                                                                 Cash &            1-4 Fam.  Total Net  Net Loans Borrowed
                                                         Total  Invest./    MBS/    Loans/     Loans/    & MBS/    Funds/   Equity/
                                                        Assets   Assets    Assets   Assets     Assets    Assets    Assets    Assets
                                             IPO Date   ($000)    (%)        (%)      (%)       (%)        (%)       (%)      (%)
                                            ----------------------------------------------------------------------------------------

       COLUMBIA FEDERAL
          SAVINGS BANK                          --      104,006   20.09     17.17    51.52      59.21     76.38      0.00    12.59
       -----------------------------------------------------------------------------------------------------------------------------
       DEFINED PARAMETERS FOR                Prior to              4.00 -            35.00 -    45.00 -   65.00 -             8.00 -
       INCLUSION IN COMPARABLE GROUP         09/30/96 <$350,000   35.00    <25.00    70.00      85.00     95.00    <25.00    16.00
       =============================================================================================================================
INCB   Indiana Community Bank SB       IN    12/15/94    96,089   18.08      2.69    39.56      75.95     78.64      0.00    11.88
CNSB   CNS Bancorp Inc.                MO    06/12/96    97,411   15.38     11.14    46.88      69.28     80.42      0.00    24.33
FTSB   Fort Thomas Financial Corp.     KY    06/28/95    97,843    6.11      0.82    63.99      90.89     91.71      9.04    16.13
AMFC   AMB Financial Corp.             IN    04/01/96   103,388   21.44      3.53    44.33      72.69     76.22     13.06    13.94
CBES   CBES Bancorp Inc.               MO    09/30/96   106,635    6.07      0.10    50.38      90.11     90.21      9.14    16.92
TWIN   Twin City Bancorp               TN    01/04/95   106,931   12.98     12.41    44.40      70.88     83.29      0.94    12.94
HFFB   Harrodsburg First Fin Bancorp   KY    10/04/95   108,949   25.06      0.06    61.15      73.63     73.69      0.00    26.92
ASBP   ASB Financial Corp.             OH    05/11/95   112,449   22.98      7.28    43.10      67.65     74.93      3.00    15.57
HFSA   Hardin Bancorp Inc.             MO    09/29/95   117,364   31.52     17.60    37.49      49.25     66.85     22.58    11.53
NBSI   North Bancshares Inc.           IL    12/21/93   122,081   30.34      5.28    54.08      62.56     67.84     23.84    13.43
PTRS   Potters Financial Corp.         OH    12/31/93   122,716   16.71     17.42    37.30      63.13     80.55      8.03     8.81
CLAS   Classic Bancshares Inc.         KY    12/29/95   132,186    7.02     20.00    44.36      66.69     86.69      8.95    14.88
FKKY   Frankfort First Bancorp Inc.    KY    07/10/95   133,255    5.80      0.00    79.69      92.64     92.64     17.89    16.83
BFSB   Bedford Bancshares Inc.         VA    08/22/94   139,179   14.53      0.01    58.63      83.41     83.43     10.78    14.10
GTPS   Great American Bancorp          IL    06/30/95   139,568   14.99      0.00    35.98      78.62     78.62      0.00    20.43
WEHO   Westwood Homestead Fin. Corp.   OH    09/30/96   142,878   18.98      1.56    43.85      78.08     79.64     11.74    27.66
FBSI   First Bancshares Inc.           MO    12/22/93   162,755   12.55      0.49    59.45      84.09     84.57     11.89    13.92
SMBC   Southern Missouri Bancorp Inc.  MO    04/13/94   163,297   17.66     11.86    43.82      68.55     80.41     10.74    16.15
FFWD   Wood Bancorp Inc.               OH    08/31/93   166,520   13.95      2.48    57.88      81.70     84.18     12.63    12.44


KELLER & COMPANY                                                                                                           Page 3
Dublin, Ohio
614-766-1426



                                                        COMPARABLE GROUP SELECTION

                                                         BALANCE SHEET PARAMETERS

General Parameters:
       States: IL IN KY MO OH TN VA WV
       IPO Date: <= 09/30/96
       Asset size: <= $350,000,000                                                                        Total
                                                                 Cash &            1-4 Fam.  Total Net  Net Loans Borrowed
                                                         Total  Invest./    MBS/    Loans/     Loans/    & MBS/    Funds/   Equity/
                                                        Assets   Assets    Assets   Assets     Assets    Assets    Assets    Assets
                                             IPO Date   ($000)    (%)        (%)      (%)       (%)        (%)       (%)      (%)
                                            ----------------------------------------------------------------------------------------

       COLUMBIA FEDERAL
          SAVINGS BANK                          --      104,006   20.09     17.17    51.52      59.21     76.38      0.00    12.59
       -----------------------------------------------------------------------------------------------------------------------------
       DEFINED PARAMETERS FOR                Prior to              4.00 -            35.00 -    45.00 -   65.00 -             8.00 -
       INCLUSION IN COMPARABLE GROUP         09/30/96 <$350,000   35.00    <25.00    70.00      85.00     95.00    <25.00    16.00
       =============================================================================================================================

EGLB   Eagle BancGroup Inc.            IL    07/01/96   172,160   18.00      6.97    37.95      72.12     79.08     10.89    11.85
PFED   Park Bancorp Inc.               IL    08/12/96   174,515   45.39     11.29    30.52      39.44     50.73      1.72    23.14
MARN   Marion Capital Holdings         IN    03/18/93   179,822    6.68      0.00    49.95      84.43     84.43      8.06    21.95
FFWC   FFW Corp.                       IN    04/05/93   181,468   20.58     10.32    36.84      66.00     76.32     25.79     9.70
CFFC   Community Financial Corp.       VA    03/30/88   183,278     NA        NA     49.89      87.76       NA      15.82    13.21
NEIB   Northeast Indiana Bancorp       IN    06/28/95   190,319    9.27      0.00    52.94      88.78     88.78     34.15    14.37
ESX    Essex Bancorp Inc.              VA    07/18/90   191,886    9.46      0.99    57.98      84.56     85.55     12.39     7.83
LSBI   LSB Financial Corp.             IN    02/03/95   200,266    7.23      1.69    48.09      87.77     89.45     23.32     8.63
FFBZ   First Federal Bancorp Inc.      OH    07/13/92   203,703    9.51      0.71    50.69      85.43     86.14     29.36     7.67
CMRN   Cameron Financial Corp          MO    04/03/95   208,105   11.40      0.00    53.25      83.97     83.97     16.94    21.69
MFFC   Milton Federal Financial Corp.  OH    10/07/94   209,958   27.89      8.50    49.76      60.68     69.17     18.85    12.57
MBLF   MBLA Financial Corp.            MO    06/24/93   224,013   34.54      6.98    46.06      57.69     64.67     40.09    12.65
FFHS   First Franklin Corp.            OH    01/26/88   231,189   15.99     16.43    51.68      65.88     82.31      2.64     9.02
OHSL   OHSL Financial Corp.            OH    02/10/93   234,600   20.41      4.73    43.41      72.07     76.80     10.98    10.92
FFED   Fidelity Federal Bancorp        IN    08/31/87   235,336    6.26      3.57    48.01      83.56     87.13     16.04     6.11
CAPS   Capital Savings Bancorp Inc.    MO    12/29/93   242,259    9.40      9.08    63.67      79.75     88.84     18.58     9.14
MFBC   MFB Corp.                       IN    03/25/94   255,921   18.76      1.37    57.56      78.51     79.89     18.71    13.10
FBCV   1ST Bancorp                     IN    04/07/87   260,935   26.61      0.96    59.43      68.47     69.43     38.42     8.65
EFBI   Enterprise Federal Bancorp      OH    10/17/94   274,888   10.93     17.74    38.77      69.52     87.25     34.56    11.43
CBK    Citizens First Financial Corp.  IL    05/01/96   277,962    5.24      6.92    59.47      83.53     90.45     15.16    13.75

KELLER & COMPANY                                                                                                           Page 4
Dublin, Ohio
614-766-1426



                                                        COMPARABLE GROUP SELECTION

                                                         BALANCE SHEET PARAMETERS

General Parameters:
       States: IL IN KY MO OH TN VA WV
       IPO Date: <= 09/30/96
       Asset size: <= $350,000,000                                                                        Total
                                                                 Cash &            1-4 Fam.  Total Net  Net Loans Borrowed
                                                         Total  Invest./    MBS/    Loans/     Loans/    & MBS/    Funds/   Equity/
                                                        Assets   Assets    Assets   Assets     Assets    Assets    Assets    Assets
                                             IPO Date   ($000)    (%)        (%)      (%)       (%)        (%)       (%)      (%)
                                            ----------------------------------------------------------------------------------------

       COLUMBIA FEDERAL
          SAVINGS BANK                          --      104,006   20.09     17.17    51.52      59.21     76.38      0.00    12.59
       -----------------------------------------------------------------------------------------------------------------------------
       DEFINED PARAMETERS FOR                Prior to              4.00 -            35.00 -    45.00 -   65.00 -             8.00 -
       INCLUSION IN COMPARABLE GROUP         09/30/96 <$350,000   35.00    <25.00    70.00      85.00     95.00    <25.00    16.00
       =============================================================================================================================

PFDC   Peoples Bancorp                 IN    07/07/87   287,564   18.87      0.18    70.62      79.61     79.80      0.99    15.20
GFCO   Glenway Financial Corp.         OH    11/30/90   293,245    6.16      5.44    63.71      84.71     90.15     10.76     9.46
WCBI   Westco Bancorp                  IL    06/26/92   309,070   22.10      0.00    57.29      76.55     76.55      0.00    15.54
WFI    Winton Financial Corp.          OH    08/04/88   324,532     NA        NA     43.42      86.45       NA      17.69     7.17
HBFW   Home Bancorp                    IN    03/30/95   334,862   17.06      0.00    71.10      81.37     81.37      0.00    13.29
KNK    Kankakee Bancorp Inc.           IL    01/06/93   339,937   17.59      9.26    44.99      69.48     78.74      6.98    11.43
HBEI   Home Bancorp of Elgin Inc.      IL    09/27/96   342,518   12.15      0.03    76.38      84.97     85.00      0.00    27.56


                                                            EXHIBIT 38
KELLER & COMPANY                                                                                                             Page 1
Dublin, Ohio
614-766-1426

                                                    COMPARABLE GROUP SELECTION

                                        OPERATING PERFORMANCE AND ASSET QUALITY PARAMETERS

                                                     MOST RECENT FOUR QUARTERS

General Parameters:
         States: IL IN KY MO OH TN VA WV
         IPO Date: <= 09/30/96
         Asset size: <= $350,000,000

                                                                                             OPERATING PERFORMANCE
                                                                             *******************************************************
                                                                                                    Net       Operating  Noninterest
                                                                  Total       Core      Core      Interest    Expenses/     Income/
                                                                  Assets      ROAA      ROAE      Margin (2)     Assets     Assets
                                                     IPO Date     ($000)       (%)       (%)        (%)          (%)          (%)
                                                    ---------   ----------  --------  --------  -----------  -----------    --------


         COLUMBIA FEDERAL
            SAVINGS BANK                                --        104,006     0.58       4.74       3.46         2.53          0.08

         ---------------------------------------------------------------------------------------------------------------------------
         DEFINED PARAMETERS FOR                      Prior to                 0.45 -     3.00 -     2.90 -       1.75 -
         INCLUSION IN COMPARABLE GROUP               09/30/96   <$350,000     0.90      10.00       4.00         3.10         <0.50
         ===========================================================================================================================

JOAC     Joachim Bancorp Inc.                 MO     12/28/95      35,073     0.79       2.72       4.22         2.91          0.14
LONF     London Financial Corporation         OH     04/01/96      38,240     0.66       3.17       3.72         2.39          0.19
HWEN     Home Financial Bancorp               IN     07/02/96      41,309     0.85       4.60       4.42         3.13          0.28
HBBI     Home Building Bancorp                IN     02/08/95      41,746     0.75       5.76       3.50         2.40          0.28
FLKY     First Lancaster Bancshares           KY     07/01/96      47,184     1.24       3.64       4.86         2.73          0.00
CSBF     CSB Financial Group Inc.             IL     10/09/95      48,844     0.31       1.21       3.50         2.55          0.17
LXMO     Lexington B&L Financial Corp.        MO     06/06/96      59,236     1.02       3.45       3.72         1.75          0.15
NSLB     NS&L Bancorp Inc.                    MO     06/08/95      59,711     0.49       2.39       3.15         2.27          0.33
CKFB     CKF Bancorp Inc.                     KY     01/04/95      59,868     1.82       7.51       3.81         1.77          0.10
ATSB     AmTrust Capital Corp.                IN     03/28/95      69,685     0.40       3.86       2.81         2.79          0.54
PCBC     Perry County Financial Corp.         MO     02/13/95      81,105     0.93       4.97       2.89         1.13          0.04
FFBI     First Financial Bancorp Inc.         IL     10/04/93      84,242    -0.07      -0.86       3.01         2.72          0.59
SOBI     Sobieski Bancorp Inc.                IN     03/31/95      84,279     0.62       3.88       3.34         2.44          0.19
LOGN     Logansport Financial Corp.           IN     06/14/95      85,801     1.42       7.28       3.86         1.55          0.15
PFFC     Peoples Financial Corp.              OH     09/13/96      86,486     0.59       2.31       3.53         2.10          0.04


                                                                                              ASSET QUALITY (1)
                                                                                 ***************************************

                                                                  Total              NPA/          REO/        Reserves/
                                                                  Assets           Assets        Assets         Assets
                                                     IPO Date     ($000)             (%)           (%)           (%)
                                                    ---------   ----------       -----------   -----------   -----------


         COLUMBIA FEDERAL
            SAVINGS BANK                                --        104,006           0.58          0.00           0.29

         --------------------------------------------------------------------------------------------------------------
         DEFINED PARAMETERS FOR                      Prior to
         INCLUSION IN COMPARABLE GROUP               09/30/96   <$350,000           <1.10         <0.50         >0.10
         ==============================================================================================================
JOAC     Joachim Bancorp Inc.                 MO     12/28/95      35,073           0.24          0.00           0.23
LONF     London Financial Corporation         OH     04/01/96      38,240           0.80          0.00           0.49
HWEN     Home Financial Bancorp               IN     07/02/96      41,309           1.70          0.08           0.62
HBBI     Home Building Bancorp                IN     02/08/95      41,746           0.44          0.00           0.19
FLKY     First Lancaster Bancshares           KY     07/01/96      47,184           2.28          0.00           0.32
CSBF     CSB Financial Group Inc.             IL     10/09/95      48,844           0.56          0.00           0.32
LXMO     Lexington B&L Financial Corp.        MO     06/06/96      59,236           0.48          0.00           0.37
NSLB     NS&L Bancorp Inc.                    MO     06/08/95      59,711           0.03          0.00           0.07
CKFB     CKF Bancorp Inc.                     KY     01/04/95      59,868           1.20          0.00           0.20
ATSB     AmTrust Capital Corp.                IN     03/28/95      69,685           2.20          0.27           0.74
PCBC     Perry County Financial Corp.         MO     02/13/95      81,105           0.03          0.00           0.03
FFBI     First Financial Bancorp Inc.         IL     10/04/93      84,242           0.33          0.00           0.58
SOBI     Sobieski Bancorp Inc.                IN     03/31/95      84,279           0.13          0.00           0.24
LOGN     Logansport Financial Corp.           IN     06/14/95      85,801           0.49          0.12           0.28
PFFC     Peoples Financial Corp.              OH     09/13/96      86,486           0.00          0.00           0.23


KELLER & COMPANY                                                                                                            Page 2
Dublin, Ohio
614-766-1426

                                                    COMPARABLE GROUP SELECTION

                                        OPERATING PERFORMANCE AND ASSET QUALITY PARAMETERS

                                                     MOST RECENT FOUR QUARTERS

General Parameters:
         States: IL IN KY MO OH TN VA WV
         IPO Date: <= 09/30/96
         Asset size: <= $350,000,000

                                                                                             OPERATING PERFORMANCE
                                                                             *******************************************************
                                                                                                    Net       Operating  Noninterest
                                                                  Total       Core      Core      Interest    Expenses/     Income/
                                                                  Assets      ROAA      ROAE      Margin (2)     Assets     Assets
                                                     IPO Date     ($000)       (%)       (%)        (%)          (%)          (%)
                                                    ---------   ----------  --------  --------  -----------  -----------    --------


         COLUMBIA FEDERAL
            SAVINGS BANK                                --        104,006     0.58       4.74       3.46         2.53          0.08

         ---------------------------------------------------------------------------------------------------------------------------
         DEFINED PARAMETERS FOR                      Prior to                 0.45 -     3.00 -     2.90 -       1.75 -
         INCLUSION IN COMPARABLE GROUP               09/30/96   <$350,000     0.90      10.00       4.00         3.10         <0.50
         ===========================================================================================================================


HHFC     Harvest Home Financial Corp.         OH     10/10/94      87,596     0.30       2.31       2.89         2.05          0.07
KYF      Kentucky First Bancorp Inc.          KY     08/29/95      88,089     1.15       6.64       3.50         1.93          0.19
FFDF     FFD Financial Corp.                  OH     04/03/96      88,220     1.93       7.83       3.34         1.81          0.06
CIBI     Community Investors Bancorp          OH     02/07/95      94,328     0.97       8.37       3.45         1.99          0.17
INCB     Indiana Community Bank SB            IN     12/15/94      96,089     0.53       4.30       4.34         3.93          0.98
CNSB     CNS Bancorp Inc.                     MO     06/12/96      97,411     0.79       3.20       3.57         2.22          0.17
FTSB     Fort Thomas Financial Corp.          KY     06/28/95      97,843     1.22       7.18       4.23         2.38          0.24
AMFC     AMB Financial Corp.                  IN     04/01/96     103,388     0.90       6.30       3.72         2.90          0.45
CBES     CBES Bancorp Inc.                    MO     09/30/96     106,635     1.24       6.89       4.48         2.88          0.42
TWIN     Twin City Bancorp                    TN     01/04/95     106,931     0.85       6.65       3.92         2.59          0.40
HFFB     Harrodsburg First Fin Bancorp        KY     10/04/95     108,949     1.03       3.80       3.64         1.58          0.09
ASBP     ASB Financial Corp.                  OH     05/11/95     112,449     0.97       5.89       3.37         2.19          0.24
HFSA     Hardin Bancorp Inc.                  MO     09/29/95     117,364     0.80       5.88       2.91         1.83          0.20
NBSI     North Bancshares Inc.                IL     12/21/93     122,081     0.63       4.37       3.28         2.65          0.18
PTRS     Potters Financial Corp.              OH     12/31/93     122,716     0.98      10.93       3.36         2.44          0.28

                                                                                              ASSET QUALITY (1)
                                                                                 ***************************************

                                                                  Total              NPA/          REO/        Reserves/
                                                                  Assets           Assets        Assets         Assets
                                                     IPO Date     ($000)             (%)           (%)           (%)
                                                    ---------   ----------       -----------   -----------   -----------


         COLUMBIA FEDERAL
            SAVINGS BANK                                --        104,006           0.58          0.00           0.29

         ------------------------------------------------------------------------------------------------------------
         DEFINED PARAMETERS FOR                      Prior to
         INCLUSION IN COMPARABLE GROUP               09/30/96   <$350,000           <1.10         <0.50         >0.10
         ============================================================================================================

HHFC     Harvest Home Financial Corp.         OH     10/10/94      87,596           0.11          0.00           0.13
KYF      Kentucky First Bancorp Inc.          KY     08/29/95      88,089           0.09          0.00           0.43
FFDF     FFD Financial Corp.                  OH     04/03/96      88,220            NA            NA            0.31
CIBI     Community Investors Bancorp          OH     02/07/95      94,328           0.53          0.04           0.50
INCB     Indiana Community Bank SB            IN     12/15/94      96,089            NA            NA            0.72
CNSB     CNS Bancorp Inc.                     MO     06/12/96      97,411           0.50          0.00           0.40
FTSB     Fort Thomas Financial Corp.          KY     06/28/95      97,843           1.98          0.00           0.49
AMFC     AMB Financial Corp.                  IN     04/01/96     103,388           0.32          0.12           0.38
CBES     CBES Bancorp Inc.                    MO     09/30/96     106,635           0.59          0.25           0.48
TWIN     Twin City Bancorp                    TN     01/04/95     106,931           0.16          0.08           0.14
HFFB     Harrodsburg First Fin Bancorp        KY     10/04/95     108,949           0.47          0.00           0.28
ASBP     ASB Financial Corp.                  OH     05/11/95     112,449           0.96          0.00           0.73
HFSA     Hardin Bancorp Inc.                  MO     09/29/95     117,364           0.09          0.01           0.18
NBSI     North Bancshares Inc.                IL     12/21/93     122,081           0.00          0.00           0.17
PTRS     Potters Financial Corp.              OH     12/31/93     122,716           0.44          0.00           1.72

KELLER & COMPANY                                                                                                            Page 3
Dublin, Ohio
614-766-1426

                                                    COMPARABLE GROUP SELECTION

                                        OPERATING PERFORMANCE AND ASSET QUALITY PARAMETERS

                                                     MOST RECENT FOUR QUARTERS

General Parameters:
         States: IL IN KY MO OH TN VA WV
         IPO Date: <= 09/30/96
         Asset size: <= $350,000,000

                                                                                             OPERATING PERFORMANCE
                                                                             *******************************************************
                                                                                                    Net       Operating  Noninterest
                                                                  Total       Core      Core      Interest    Expenses/     Income/
                                                                  Assets      ROAA      ROAE      Margin (2)     Assets     Assets
                                                     IPO Date     ($000)       (%)       (%)        (%)          (%)          (%)
                                                    ---------   ----------  --------  --------  -----------  -----------    --------


         COLUMBIA FEDERAL
            SAVINGS BANK                                --        104,006     0.58       4.74       3.46         2.53          0.08

         ---------------------------------------------------------------------------------------------------------------------------
         DEFINED PARAMETERS FOR                      Prior to                 0.45 -     3.00 -     2.90 -       1.75 -
         INCLUSION IN COMPARABLE GROUP               09/30/96   <$350,000     0.90      10.00       4.00         3.10         <0.50
         ===========================================================================================================================

CLAS     Classic Bancshares Inc.              KY     12/29/95     132,186     0.81       5.53       3.83         2.91          0.31
FKKY     Frankfort First Bancorp Inc.         KY     07/10/95     133,255     0.09       0.37       3.47         1.94          0.04
BFSB     Bedford Bancshares Inc.              VA     08/22/94     139,179     1.20       8.39       4.01         2.31          0.44
GTPS     Great American Bancorp               IL     06/30/95     139,568     0.53       2.38       4.36         3.44          0.49
WEHO     Westwood Homestead Fin. Corp.        OH     09/30/96     142,878     1.01       3.23       3.56         1.90          0.09
FBSI     First Bancshares Inc.                MO     12/22/93     162,755     1.20       8.49       3.52         1.87          0.30
SMBC     Southern Missouri Bancorp Inc.       MO     04/13/94     163,297     0.93       5.81       3.18         2.00          0.36
FFWD     Wood Bancorp Inc.                    OH     08/31/93     166,520     1.40      11.07       4.28         2.30          0.24
EGLB     Eagle BancGroup Inc.                 IL     07/01/96     172,160     0.32       2.62       2.51         2.16          0.20
PFED     Park Bancorp Inc.                    IL     08/12/96     174,515     1.10       4.84       3.59         1.95          0.10
MARN     Marion Capital Holdings              IN     03/18/93     179,822     1.70       7.49       4.30         2.44          0.59
FFWC     FFW Corp.                            IN     04/05/93     181,468     1.05      10.54       3.27         1.95          0.38
CFFC     Community Financial Corp.            VA     03/30/88     183,278     1.12       8.18       3.94         2.07          0.34
NEIB     Northeast Indiana Bancorp            IN     06/28/95     190,319     1.20       7.78       3.58         1.73          0.27
ESX      Essex Bancorp Inc.                   VA     07/18/90     191,886     0.12       1.41       2.99         4.12          1.27


                                                                                              ASSET QUALITY (1)
                                                                                 ***************************************

                                                                  Total              NPA/          REO/        Reserves/
                                                                  Assets           Assets        Assets         Assets
                                                     IPO Date     ($000)             (%)           (%)           (%)
                                                    ---------   ----------       -----------   -----------   -----------


         COLUMBIA FEDERAL
            SAVINGS BANK                                --        104,006           0.58          0.00           0.29

         ------------------------------------------------------------------------------------------------------------
         DEFINED PARAMETERS FOR                      Prior to
         INCLUSION IN COMPARABLE GROUP               09/30/96   <$350,000           <1.10         <0.50         >0.10
         ============================================================================================================

CLAS     Classic Bancshares Inc.              KY     12/29/95     132,186           0.67          0.21           0.63
FKKY     Frankfort First Bancorp Inc.         KY     07/10/95     133,255           0.09          0.00           0.08
BFSB     Bedford Bancshares Inc.              VA     08/22/94     139,179           0.52          0.15           0.49
GTPS     Great American Bancorp               IL     06/30/95     139,568           0.26          0.00           0.34
WEHO     Westwood Homestead Fin. Corp.        OH     09/30/96     142,878           0.22          0.00           0.17
FBSI     First Bancshares Inc.                MO     12/22/93     162,755           0.67          0.10           0.31
SMBC     Southern Missouri Bancorp Inc.       MO     04/13/94     163,297           0.88          0.05           0.45
FFWD     Wood Bancorp Inc.                    OH     08/31/93     166,520           0.35          0.02           0.36
EGLB     Eagle BancGroup Inc.                 IL     07/01/96     172,160           1.48          0.38           0.53
PFED     Park Bancorp Inc.                    IL     08/12/96     174,515           0.24          0.03           0.29
MARN     Marion Capital Holdings              IN     03/18/93     179,822           1.08          0.04           1.13
FFWC     FFW Corp.                            IN     04/05/93     181,468           0.18          0.02           0.40
CFFC     Community Financial Corp.            VA     03/30/88     183,278           0.56          0.10           0.59
NEIB     Northeast Indiana Bancorp            IN     06/28/95     190,319           0.17          0.00           0.60
ESX      Essex Bancorp Inc.                   VA     07/18/90     191,886           2.11          1.01           1.09

KELLER & COMPANY                                                                                                            Page 4
Dublin, Ohio
614-766-1426

                                                    COMPARABLE GROUP SELECTION

                                        OPERATING PERFORMANCE AND ASSET QUALITY PARAMETERS

                                                     MOST RECENT FOUR QUARTERS

General Parameters:
         States: IL IN KY MO OH TN VA WV
         IPO Date: <= 09/30/96
         Asset size: <= $350,000,000

                                                                                             OPERATING PERFORMANCE
                                                                             *******************************************************
                                                                                                    Net       Operating  Noninterest
                                                                  Total       Core      Core      Interest    Expenses/     Income/
                                                                  Assets      ROAA      ROAE      Margin (2)     Assets     Assets
                                                     IPO Date     ($000)       (%)       (%)        (%)          (%)          (%)
                                                    ---------   ----------  --------  --------  -----------  -----------    --------


         COLUMBIA FEDERAL
            SAVINGS BANK                                --        104,006     0.58       4.74       3.46         2.53          0.08

         ---------------------------------------------------------------------------------------------------------------------------
         DEFINED PARAMETERS FOR                      Prior to                 0.45 -     3.00 -     2.90 -       1.75 -
         INCLUSION IN COMPARABLE GROUP               09/30/96   <$350,000     0.90      10.00       4.00         3.10         <0.50
         ===========================================================================================================================

LSBI     LSB Financial Corp.                  IN     02/03/95     200,266     0.78       8.67       3.54         2.45          0.30
FFBZ     First Federal Bancorp Inc.           OH     07/13/92     203,703     1.02      13.37       3.88         2.41          0.43
CMRN     Cameron Financial Corp               MO     04/03/95     208,105     1.06       4.41       4.17         1.77          0.09
MFFC     Milton Federal Financial Corp.       OH     10/07/94     209,958     0.73       5.08       3.09         2.10          0.22
MBLF     MBLA Financial Corp.                 MO     06/24/93     224,013     0.83       6.50       2.15         0.65          0.01
FFHS     First Franklin Corp.                 OH     01/26/88     231,189     0.55       6.18       2.76         1.83          0.17
OHSL     OHSL Financial Corp.                 OH     02/10/93     234,600     0.90       8.06       3.25         1.98          0.14
FFED     Fidelity Federal Bancorp             IN     08/31/87     235,336     0.75      14.15       2.79         3.03          1.56
CAPS     Capital Savings Bancorp Inc.         MO     12/29/93     242,259     0.95      10.99       3.28         2.15          0.55
MFBC     MFB Corp.                            IN     03/25/94     255,921     0.83       5.63       3.19         1.91          0.16
FBCV     1ST Bancorp                          IN     04/07/87     260,935     0.72       8.73       2.57         2.43          0.43
EFBI     Enterprise Federal Bancorp           OH     10/17/94     274,888     0.93       7.35       2.84         1.59          0.05
CBK      Citizens First Financial Corp.       IL     05/01/96     277,962     0.61       4.15       3.27         2.65          0.47
PFDC     Peoples Bancorp                      IN     07/07/87     287,564     1.12       7.29       3.70         1.52          0.21
GFCO     Glenway Financial Corp.              OH     11/30/90     293,245     0.80       8.37       3.25         2.07          0.26


                                                                                              ASSET QUALITY (1)
                                                                                 ***************************************

                                                                  Total              NPA/          REO/        Reserves/
                                                                  Assets           Assets        Assets         Assets
                                                     IPO Date     ($000)             (%)           (%)           (%)
                                                    ---------   ----------       -----------   -----------   -----------


         COLUMBIA FEDERAL
            SAVINGS BANK                                --        104,006           0.58          0.00           0.29

         ------------------------------------------------------------------------------------------------------------
         DEFINED PARAMETERS FOR                      Prior to
         INCLUSION IN COMPARABLE GROUP               09/30/96   <$350,000           <1.10         <0.50         >0.10
         ============================================================================================================


LSBI     LSB Financial Corp.                  IN     02/03/95     200,266           1.05          0.00           0.73
FFBZ     First Federal Bancorp Inc.           OH     07/13/92     203,703           0.52          0.00           0.89
CMRN     Cameron Financial Corp               MO     04/03/95     208,105           0.73          0.00           0.82
MFFC     Milton Federal Financial Corp.       OH     10/07/94     209,958           0.29          0.00           0.27
MBLF     MBLA Financial Corp.                 MO     06/24/93     224,013           0.57          0.00           0.29
FFHS     First Franklin Corp.                 OH     01/26/88     231,189           0.47          0.00           0.43
OHSL     OHSL Financial Corp.                 OH     02/10/93     234,600           0.18          0.00           0.23
FFED     Fidelity Federal Bancorp             IN     08/31/87     235,336           0.13          0.04           0.81
CAPS     Capital Savings Bancorp Inc.         MO     12/29/93     242,259           0.37          0.01           0.31
MFBC     MFB Corp.                            IN     03/25/94     255,921           0.10          0.00           0.14
FBCV     1ST Bancorp                          IN     04/07/87     260,935           1.30          0.16           0.45
EFBI     Enterprise Federal Bancorp           OH     10/17/94     274,888           0.07          0.00           0.21
CBK      Citizens First Financial Corp.       IL     05/01/96     277,962           0.61          0.22           0.24
PFDC     Peoples Bancorp                      IN     07/07/87     287,564           0.36          0.09           0.31
GFCO     Glenway Financial Corp.              OH     11/30/90     293,245           0.25          0.02           0.31

KELLER & COMPANY                                                                                                            Page 5
Dublin, Ohio
614-766-1426

                                                    COMPARABLE GROUP SELECTION

                                        OPERATING PERFORMANCE AND ASSET QUALITY PARAMETERS

                                                     MOST RECENT FOUR QUARTERS

General Parameters:
         States: IL IN KY MO OH TN VA WV
         IPO Date: <= 09/30/96
         Asset size: <= $350,000,000

                                                                                             OPERATING PERFORMANCE
                                                                             *******************************************************
                                                                                                    Net       Operating  Noninterest
                                                                  Total       Core      Core      Interest    Expenses/     Income/
                                                                  Assets      ROAA      ROAE      Margin (2)     Assets     Assets
                                                     IPO Date     ($000)       (%)       (%)        (%)          (%)          (%)
                                                    ---------   ----------  --------  --------  -----------  -----------    --------


         COLUMBIA FEDERAL
            SAVINGS BANK                                --        104,006     0.58       4.74       3.46         2.53          0.08

         ---------------------------------------------------------------------------------------------------------------------------
         DEFINED PARAMETERS FOR                      Prior to                 0.45 -     3.00 -     2.90 -       1.75 -
         INCLUSION IN COMPARABLE GROUP               09/30/96   <$350,000     0.90      10.00       4.00         3.10         <0.50
         ===========================================================================================================================

WCBI     Westco Bancorp                       IL     06/26/92     309,070     1.50       9.74       3.65         1.61          0.27
WFI      Winton Financial Corp.               OH     08/04/88     324,532     1.05      14.63       3.14         1.91          0.12
HBFW     Home Bancorp                         IN     03/30/95     334,862     0.56       3.96       2.95         1.46          0.07
KNK      Kankakee Bancorp Inc.                IL     01/06/93     339,937     0.89       8.28       3.24         2.31          0.44
HBEI     Home Bancorp of Elgin Inc.           IL     09/27/96     342,518     0.83       3.02       4.23         3.01          0.31


                                                                                              ASSET QUALITY (1)
                                                                                 ***************************************

                                                                  Total              NPA/          REO/        Reserves/
                                                                  Assets           Assets        Assets         Assets
                                                     IPO Date     ($000)             (%)           (%)           (%)
                                                    ---------   ----------       -----------   -----------   -----------


         COLUMBIA FEDERAL
            SAVINGS BANK                                --        104,006           0.58          0.00           0.29

         ------------------------------------------------------------------------------------------------------------
         DEFINED PARAMETERS FOR                      Prior to
         INCLUSION IN COMPARABLE GROUP               09/30/96   <$350,000           <1.10         <0.50         >0.10
         ============================================================================================================


WCBI     Westco Bancorp                       IL     06/26/92     309,070           0.21          0.00           0.29
WFI      Winton Financial Corp.               OH     08/04/88     324,532           0.30          0.16           0.26
HBFW     Home Bancorp                         IN     03/30/95     334,862           0.05          0.00           0.41
KNK      Kankakee Bancorp Inc.                IL     01/06/93     339,937           1.05          0.41           0.63
HBEI     Home Bancorp of Elgin Inc.           IL     09/27/96     342,518           0.35          0.08           0.30


         (1) Asset quality ratios reflect balance sheet totals at the end of the most recent quarter.
         (2) Based on average
             interest-earning assets.

KELLER & COMPANY
Dublin, Ohio
614-766-1426


                                                                                                                        EXHIBIT 39


                                                      FINAL COMPARABLE GROUP

                                                       BALANCE SHEET RATIOS


                                                                               Cash &                1-4 Fam.   Total Net
                                                                  Total        Invest./     MBS/     Loans/      Loans/
                                                                 Assets         Assets     Assets     Assets      Assets
                                                    IPO Date     ($000)          (%)        (%)        (%)         (%)
                                                  -----------  ----------    ---------    --------  --------    --------

        COLUMBIA FEDERAL
           SAVINGS BANK                                --        104,006        20.09      17.17      51.52       59.21
        ----------------------------------------------------------------------------------------------------------------
        DEFINED PARAMETERS FOR                      Prior to                     4.00 -               35.00 -     45.00 -
        INCLUSION IN COMPARABLE GROUP               09/30/96   <$350,000        35.00     <25.00      70.00       85.00
        =================================================================================================================
HBBI    Home Building Bancorp              IN       02/08/95      41,746        16.94      11.76      51.70       68.46
AMFC    AMB Financial Corp.                IN       04/01/96     103,388        21.44       3.53      44.33       72.69
TWIN    Twin City Bancorp                  TN       01/04/95     106,931        12.98      12.41      44.40       70.88
HFSA    Hardin Bancorp Inc.                MO       09/29/95     117,364        31.52      17.60      37.49       49.25
CLAS    Classic Bancshares Inc.            KY       12/29/95     132,186         7.02      20.00      44.36       66.69
MFFC    Milton Federal Financial Corp.     OH       10/07/94     209,958        27.89       8.50      49.76       60.68
OHSL    OHSL Financial Corp.               OH       02/10/93     234,600        20.41       4.73      43.41       72.07
MFBC    MFB Corp.                          IN       03/25/94     255,921        18.76       1.37      57.56       78.51
GFCO    Glenway Financial Corp.            OH       11/30/90     293,245         6.16       5.44      63.71       84.71
KNK     Kankakee Bancorp Inc.              IL       01/06/93     339,937        17.59       9.26      44.99       69.48


                                          AVERAGE                183,528        18.07       9.46      48.17       69.34
                                           MEDIAN                171,072        18.17       8.88      44.70       70.18
                                             HIGH                339,937        31.52      20.00      63.71       84.71
                                              LOW                 41,746         6.16       1.37      37.49       49.25




                                                                                     Total
                                                                                   Net Loans        Borrowed
                                                                  Total             & MBS/          Funds/         Equity/
                                                                 Assets             Assets          Assets         Assets
                                                    IPO Date     ($000)               (%)              (%)            (%)
                                                  -----------  ------------       ----------       ----------     ----------

        COLUMBIA FEDERAL
           SAVINGS BANK                                --        104,006             76.38            0.00         12.59
        --------------------------------------------------------------------------------------------------------------------
        DEFINED PARAMETERS FOR                      Prior to                         65.00 -                        8.00 -
        INCLUSION IN COMPARABLE GROUP               09/30/96   <$350,000             95.00          <25.00         16.00
        ====================================================================================================================

HBBI    Home Building Bancorp              IN       02/08/95      41,746             80.22            9.58         14.12
AMFC    AMB Financial Corp.                IN       04/01/96     103,388             76.22           13.06         13.94
TWIN    Twin City Bancorp                  TN       01/04/95     106,931             83.29            0.94         12.94
HFSA    Hardin Bancorp Inc.                MO       09/29/95     117,364             66.85           22.58         11.53
CLAS    Classic Bancshares Inc.            KY       12/29/95     132,186             86.69            8.95         14.88
MFFC    Milton Federal Financial Corp.     OH       10/07/94     209,958             69.17           18.85         12.57
OHSL    OHSL Financial Corp.               OH       02/10/93     234,600             76.80           10.98         10.92
MFBC    MFB Corp.                          IN       03/25/94     255,921             79.89           18.71         13.10
GFCO    Glenway Financial Corp.            OH       11/30/90     293,245             90.15           10.76          9.46
KNK     Kankakee Bancorp Inc.              IL       01/06/93     339,937             78.74            6.98         11.43


                                          AVERAGE                183,528             78.80           12.14         12.49
                                           MEDIAN                171,072             79.31           10.87         12.75
                                             HIGH                339,937             90.15           22.58         14.88
                                              LOW                 41,746             66.85            0.94          9.46

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                                                                                                                          EXHIBIT 40


                                                      FINAL COMPARABLE GROUP

                                          OPERATING PERFORMANCE AND ASSET QUALITY RATIOS

                                                     MOST RECENT FOUR QUARTERS

                                                                                                 OPERATING PERFORMANCE
                                                                               *****************************************************
                                                                                                    Net      Operating   Noninterest
                                                                    Total      Core      Core     Interest   Expenses/    Income/
                                                                    Assets     ROAA      ROAE     Margin (2)    Assets      Assets
                                                      IPO Date      ($000)      (%)       (%)       (%)         (%)         (%)
                                                     ----------   ---------  --------   -------  ---------   ---------   -----------


         COLUMBIA FEDERAL
            SAVINGS BANK                                 --        104,006     0.58      4.74      3.46         2.53        0.08
         ---------------------------------------------------------------------------------------------------------------------------
         DEFINED PARAMETERS FOR                       Prior to                 0.45 -    3.00 -    2.90 -       1.75 -
         INCLUSION IN COMPARABLE GROUP                09/30/96   <$350,000     0.90     10.00      4.00         3.10       <0.50
         ===========================================================================================================================
HBBI     Home Building Bancorp                 IN     02/08/95      41,746     0.75      5.76      3.50         2.40        0.28
AMFC     AMB Financial Corp.                   IN     04/01/96     103,388     0.90      6.30      3.72         2.90        0.45
TWIN     Twin City Bancorp                     TN     01/04/95     106,931     0.85      6.65      3.92         2.59        0.40
HFSA     Hardin Bancorp Inc.                   MO     09/29/95     117,364     0.80      5.88      2.91         1.83        0.20
CLAS     Classic Bancshares Inc.               KY     12/29/95     132,186     0.81      5.53      3.83         2.91        0.31
MFFC     Milton Federal Financial Corp.        OH     10/07/94     209,958     0.73      5.08      3.09         2.10        0.22
OHSL     OHSL Financial Corp.                  OH     02/10/93     234,600     0.90      8.06      3.25         1.98        0.14
MFBC     MFB Corp.                             IN     03/25/94     255,921     0.83      5.63      3.19         1.91        0.16
GFCO     Glenway Financial Corp.               OH     11/30/90     293,245     0.80      8.37      3.25         2.07        0.26
KNK      Kankakee Bancorp Inc.                 IL     01/06/93     339,937     0.89      8.28      3.24         2.31        0.44


                                              AVERAGE              183,528     0.83      6.55      3.39         2.30        0.29
                                               MEDIAN              171,072     0.82      6.09      3.25         2.21        0.27
                                                 HIGH              339,937     0.90      8.37      3.92         2.91        0.45
                                                  LOW               41,746     0.73      5.08      2.91         1.83        0.14





                                                                                                 ASSET QUALITY (1)
                                                                                    ****************************************

                                                                    Total               NPA/          REO/        Reserves/
                                                                    Assets             Assets        Assets         Assets
                                                      IPO Date      ($000)              (%)           (%)           (%)
                                                     ----------   ---------         -----------   -----------   -----------


         COLUMBIA FEDERAL
            SAVINGS BANK                                 --        104,006              0.58          0.00           0.29

         ----------------------------------------------------------------------------------------------------------------------
         DEFINED PARAMETERS FOR                       Prior to
         INCLUSION IN COMPARABLE GROUP                09/30/96   <$350,000              <1.10         <0.50         >0.10
         =====================================================================================================================
HBBI     Home Building Bancorp                 IN     02/08/95      41,746              0.44          0.00           0.19
AMFC     AMB Financial Corp.                   IN     04/01/96     103,388              0.32          0.12           0.38
TWIN     Twin City Bancorp                     TN     01/04/95     106,931              0.16          0.08           0.14
HFSA     Hardin Bancorp Inc.                   MO     09/29/95     117,364              0.09          0.01           0.18
CLAS     Classic Bancshares Inc.               KY     12/29/95     132,186              0.67          0.21           0.63
MFFC     Milton Federal Financial Corp.        OH     10/07/94     209,958              0.29          0.00           0.27
OHSL     OHSL Financial Corp.                  OH     02/10/93     234,600              0.18          0.00           0.23
MFBC     MFB Corp.                             IN     03/25/94     255,921              0.10          0.00           0.14
GFCO     Glenway Financial Corp.               OH     11/30/90     293,245              0.25          0.02           0.31
KNK      Kankakee Bancorp Inc.                 IL     01/06/93     339,937              1.05          0.41           0.63


                                              AVERAGE              183,528              0.36          0.08           0.31
                                               MEDIAN              171,072              0.27          0.01           0.25
                                                 HIGH              339,937              1.05          0.41           0.63
                                                  LOW               41,746              0.09          0.00           0.14


         (1) Asset quality ratios reflect balance sheet totals at the end of the most recent quarter.
         (2) Based on average interest-earning assets.

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                                                                      EXHIBIT 41

                          COLUMBIA FEDERAL SAVINGS BANK
            COMPARABLE GROUP CHARACTERISTICS AND BALANCE SHEET TOTALS

                                                                  Number          Conversion
                                                                    of              (IPO)
                                                                  Offices Exchange   Date
                                                                  ----------------------------
SUBJECT
            COLUMBIA FEDERAL
              SAVINGS BANK                   Ft. Mitchell   KY       5       NA       NA


COMPARABLE GROUP
   AMFC     AMB Financial Corp.              Munster        IN       4     NASDAQ  04/01/96
   CLAS     Classic Bancshares, Inc.         Ashland        KY       3     NASDAQ  12/29/95
   GFCO     Glenway Financial Corp.          Cincinnati     OH       5     NASDAQ  11/30/90
   HFSA     Hardin Bancorp, Inc.             Hardin         MO       3     NASDAQ  09/29/95
   HBBI     Home Building Bancorp, Inc.      Washington     IN       2     NASDAQ  02/08/95
   KNK      Kankakee Bancorp, Inc.           Kankakee       IL       9      AMSE   01/06/93
   MFBC     MFB Corp.                        Mishawaka      IN       5     NASDAQ  03/25/94
   MFFC     Milton Federal Financial
              Corporation                    West Milton    OH       3     NASDAQ  10/07/94
   OHSL     OHSL Financial Corp.             Cincinnati     OH       5     NASDAQ  02/10/93
   TWIN     Twin City Bancorp, Inc.          Bristol        TN       3     NASDAQ  01/04/95

            Average                                                 4.2
            Median                                                  3.5
            High                                                    9.0
            Low                                                     2.0



                                                              Most Recent Quarter
                                        ------------------------------------------------------------
                                                               Total    Goodwill
                                        Total  Int. Earning     Net        and      Total      Total
                                        Assets    Assets       Loans     Intang.   Deposits   Equity
                                        ($000)    ($000)       ($000)    ($000)     ($000)    ($000)
                                       -------------------------------------------------------------
SUBJECT
            COLUMBIA FEDERAL
              SAVINGS BANK               104,006   102,391     61,578         0     90,195    13,090


COMPARABLE GROUP
   AMFC     AMB Financial Corp.          103,388    96,781     75,150         0     73,745    14,411
   CLAS     Classic Bancshares, Inc.     132,186   123,431     88,157     2,965     99,329    19,666
   GFCO     Glenway Financial Corp.      293,245   279,292    248,414       332    230,008    27,750
   HFSA     Hardin Bancorp, Inc.         117,364   108,942     57,799         0     75,827    13,536
   HBBI     Home Building Bancorp, Inc.   41,746    41,416     28,579         0     31,518     5,893
   KNK      Kankakee Bancorp, Inc.       339,937   326,460    236,193     2,220    276,215    38,852
   MFBC     MFB Corp.                    255,921   245,290    200,935         0    171,887    33,521
   MFFC     Milton Federal Financial
              Corporation                209,958   197,170    127,396         0    142,832    26,385
   OHSL     OHSL Financial Corp.         234,600   227,741    169,080         0    181,319    25,619
   TWIN     Twin City Bancorp, Inc.      106,931   103,314     75,794         0     89,624    13,840

            Average                      183,528   174,984    130,750       552    137,230    21,947
            Median                       171,072   160,301    107,777         0    121,081    22,643
            High                         339,937   326,460    248,414     2,965    276,215    38,852
            Low                           41,746    41,416     28,579         0     31,518     5,893

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                                                      EXHIBIT 42

                                  BALANCE SHEET
                     ASSET COMPOSITION - MOST RECENT QUARTER


                                                                                      As a Percent of Total Assets
                                                                     ----------------------------------------------------------
                                                       Total          Cash &               Net    Loan Loss  Estate   Goodwill
                                                       Assets         Invest.    MBS      Loans   Reserves    Owned   & Intang.
                                                       ($000)           (%)      (%)       (%)       (%)       (%)      (%)
                                                    ------------     ----------------------------------------------------------
SUBJECT
             COLUMBIA FEDERAL
                SAVINGS BANK                             104,006       20.09    17.17     59.21      0.29      0.00     0.00

COMPARABLE GROUP
     AMFC    AMB Financial Corp.                         103,388       21.44     3.53     72.69      0.38      0.12     0.00
     CLAS    Classic Bancshares Inc.                     132,186        7.02    20.00     66.69      0.63      0.21     2.24
     GFCO    Glenway Financial Corp.                     293,245        6.16     5.44     84.71      0.31      0.02     0.11
     HFSA    Hardin Bancorp Inc.                         117,364       31.52    17.60     49.25      0.18      0.01     0.00
     HBBI    Home Building Bancorp                        41,746       16.94    11.76     68.46      0.19      0.00     0.00
     KNK     Kankakee Bancorp Inc.                       339,937       17.59     9.26     69.48      0.63      0.41     0.65
     MFBC    MFB Corp.                                   255,921       18.76     1.37     78.51      0.14      0.00     0.00
     MFFC    Milton Federal Financial Corp.              209,958       27.89     8.50     60.68      0.27      0.00     0.00
     OHSL    OHSL Financial Corp.                        234,600       20.41     4.73     72.07      0.23      0.00     0.00
     TWIN    Twin City Bancorp                           106,931       12.98    12.41     70.88      0.14      0.08     0.00

             Average                                     183,528       18.07     9.46     69.34      0.31      0.08     0.30
             Median                                      171,072       18.17     8.88     70.18      0.25      0.01     0.00
             High                                        339,937       31.52    20.00     84.71      0.63      0.41     2.24
             Low                                          41,746        6.16     1.37     49.25      0.14      0.00     0.00

ALL THRIFTS  (373)
             Average                                   1,465,609       17.85    11.19     67.23      0.61      0.61     0.25

MIDWEST THRIFTS  (146)
             Average                                     576,875       16.35     8.22     71.83      0.47      0.47     0.19

KENTUCKY THRIFTS  (10)
             Average                                     400,607       13.00     8.52     75.21      0.35      0.04     0.34



                                                                     As a Percent of Total Assets
                                                    ----------------------------------------------------------------
                                                                                    Interest  Interest   Capitalized
                                                      Other   High Risk  Non-Perf.  Earning    Bearing       Loan
                                                     Assets   R.E. Loans  Assets     Assets  Liabilities  Servicing
                                                       (%)       (%)        (%)       (%)       (%)           (%)
                                                    ----------------------------------------------------------------
SUBJECT
             COLUMBIA FEDERAL
                SAVINGS BANK                           3.53      6.78      0.58      95.89     86.72         0.00

COMPARABLE GROUP
     AMFC    AMB Financial Corp.                       2.22     13.85      0.32      93.61     80.39         0.00
     CLAS    Classic Bancshares Inc.                   4.22      6.82      0.67      93.38     83.69         0.00
     GFCO    Glenway Financial Corp.                   3.56     13.47      0.25      95.24     88.08         0.00
     HFSA    Hardin Bancorp Inc.                       1.63      1.90      0.09      92.82     81.96         0.00
     HBBI    Home Building Bancorp                     2.84      1.42      0.44      99.21     90.18         0.00
     KNK     Kankakee Bancorp Inc.                     2.59     13.23      1.05      96.04     88.80         0.02
     MFBC    MFB Corp.                                 1.36      2.48      0.10      95.85     83.65         0.00
     MFFC    Milton Federal Financial Corp.            2.89      7.93      0.29      93.91     83.81         0.05
     OHSL    OHSL Financial Corp.                      2.77     21.37      0.18      97.08     86.51         0.01
     TWIN    Twin City Bancorp                         3.09      6.71      0.16      96.62     84.92         0.56

             Average                                   2.72      8.92      0.36      95.37     85.20         0.06
             Median                                    2.81      7.37      0.27      95.54     84.37         0.00
             High                                      4.22     21.37      1.05      99.21     90.18         0.56
             Low                                       1.36      1.42      0.09      92.82     80.39         0.00

ALL THRIFTS  (373)
             Average                                   2.66     13.08      0.82      94.89     83.39         0.14

MIDWEST THRIFTS  (146)
             Average                                   2.53     12.35      0.63      95.79     83.16         0.11

KENTUCKY THRIFTS  (10)
             Average                                   2.21     10.34      1.13      96.20     77.87         0.13

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                                                      EXHIBIT 43
                            BALANCE SHEET COMPARISON
                  LIABILITIES AND EQUITY - MOST RECENT QUARTER

                                                                                    As a Percent of Assets
                                                                ----------------------------------------------------------------
                                                                                                                       FASB 115
                                          Total       Total          Total      Total       Other    Preferred Common Unrealized
                                       Liabilities   Equity         Deposits  Borrowings Liabilities  Equity   Equity Gain (Loss)
                                         ($000)      ($000)            (%)       (%)         (%)       (%)       (%)       (%)
                                       -----------------------  ----------------------------------------------------------------
SUBJECT
            COLUMBIA FEDERAL
               SAVINGS BANK                90,915     13,091          86.72       0.00       0.69      0.00     0.00       0.00

COMPARABLE GROUP
   AMFC     AMB Financial Corp.            88,977     14,411          71.33      13.06       1.68      0.00    13.94       0.05
   CLAS     Classic Bancshares Inc.       112,520     19,666          75.14       8.95       1.03      0.00    14.88       0.09
   GFCO     Glenway Financial Corp.       265,495     27,750          78.44      10.76       1.34      0.00     9.46       0.04
   HFSA     Hardin Bancorp Inc.           103,828     13,536          64.61      22.58       1.28      0.00    11.53      (0.14)
   HBBI     Home Building Bancorp          35,853      5,893          75.50       9.58       0.80      0.00    14.12       0.03
   KNK      Kankakee Bancorp Inc.         301,085     38,852          81.25       6.98       0.34      0.00    11.43      (0.00)
   MFBC     MFB Corp.                     222,400     33,521          67.16      18.71       1.03      0.00    13.10       0.03
   MFFC     Milton Federal Financial
              Corp.                       183,573     26,385          68.03      18.85       0.56      0.00    12.57      (0.04)
   OHSL     OHSL Financial Corp.          208,981     25,619          77.29      10.98       0.82      0.00    10.92      (0.01)
   TWIN     Twin City Bancorp              93,091     13,840          83.81       0.94       2.31      0.00    12.94       0.06

            Average                       161,580     21,947          74.26      12.14       1.12      0.00    12.49       0.01
            Median                        148,047     22,643          75.32      10.87       1.03      0.00    12.75       0.03
            High                          301,085     38,852          83.81      22.58       2.31      0.00    14.88       0.09
            Low                            35,853      5,893          64.61       0.94       0.34      0.00     9.46      (0.14)

ALL THRIFTS  (373)
            Average                     1,354,922    110,687          70.38      15.26       1.69      0.06    12.60       0.12

MIDWEST THRIFTS  (146)
            Average                       523,284     53,591          69.32      15.04     1.37        0.00    14.27       0.09

KENTUCKY THRIFTS  (10)
            Average                       351,493     49,114          67.79      11.36     1.24      0.00      19.61       0.39

                                                              As a Percent of Assets
                                         --------------------------------------------------------
                                                                      Reg.     Reg.      Reg.
                                         Retained   Total   Tangible  Core   Tangible  Risk-Based
                                         Earnings   Equity   Equity  Capital  Capital   Capital
                                            (%)      (%)      (%)      (%)     (%)        (%)
                                         --------------------------------------------------------
SUBJECT
            COLUMBIA FEDERAL
               SAVINGS BANK                 12.59    12.59    12.59   12.59   12.59       30.37

COMPARABLE GROUP
   AMFC     AMB Financial Corp.              6.25    13.94    13.94    9.15    9.15       26.61
   CLAS     Classic Bancshares Inc.          1.49    14.88    12.92   11.60   11.60          NA
   GFCO     Glenway Financial Corp.          4.21     9.46     9.36    8.50      NA          NA
   HFSA     Hardin Bancorp Inc.              5.71    11.53    11.53   10.00   10.00       31.22
   HBBI     Home Building Bancorp            7.29    14.12    14.12   10.69   10.69       20.95
   KNK      Kankakee Bancorp Inc.            6.79    11.43    10.85    9.02    9.02       15.09
   MFBC     MFB Corp.                        8.12    13.10    13.10   12.43   12.43       32.65
   MFFC     Milton Federal Financial Corp    4.93    12.57    12.57   10.34   10.34       24.25
   OHSL     OHSL Financial Corp.             5.92    10.92    10.92    9.17    9.17       19.51
   TWIN     Twin City Bancorp                6.96    12.94    12.94   12.14   12.14       21.11

            Average                          5.77    12.49    12.23   10.30   10.50       23.92
            Median                           6.09    12.76    12.75   10.17   10.34       22.68
            High                             8.12    14.88    14.12   12.43   12.43       32.65
            Low                              1.49     9.46     9.36    8.50    9.02       15.09

ALL THRIFTS  (373)
            Average                          5.31    12.67    12.44   11.04   11.02       23.36

MIDWEST THRIFTS  (146)
            Average                          6.58    14.27    14.11   12.13   12.19       24.17

KENTUCKY THRIFTS  (10)
            Average                          9.55    19.61    19.31   17.51   17.51       41.38

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                                                      EXHIBIT 44


                          INCOME AND EXPENSE COMPARISON
                             TRAILING FOUR QUARTERS
                                     ($000)


                                                                 Net                Gain     Total   Goodwill    Net       Total
                                            Interest  Interest Interest Provision  (Loss)   Non-Int. & Intang.  Real Est.  Non-Int.
                                             Income   Expense   Income  for Loss   on Sale  Income     Amtz.    Expense    Expense
                                            ---------------------------------------------------------------------------------------
SUBJECT
            COLUMBIA FEDERAL
               SAVINGS BANK                     7,996    4,451    3,545      113       0      88          0        0         2,667


COMPARABLE GROUP
   AMFC     AMB Financial Corp.                 6,888    3,544    3,344       46     424     467          0      (28)        2,667
   CLAS     Classic Bancshares Inc.             9,458    4,727    4,731      178      51     407        124       57         3,815
   GFCO     Glenway Financial Corp.            21,204   12,348    8,856      326      95     750        191        6         5,880
   HFSA     Hardin Bancorp Inc.                 7,512    4,599    2,913       73      72     233          0       (8)        1,861
   HBBI     Home Building Bancorp               3,306    1,831    1,475        5       9     117          0        0         1,058
   KNK      Kankakee Bancorp Inc.              25,189   14,422   10,767        1      95   1,489        232        7         7,986
   MFBC     MFB Corp.                          17,685   10,157    7,528       29       6     418          0        0         4,599
   MFFC     Milton Federal Financial Corp.     13,773    8,149    5,624       75     233     252          0      (13)        3,947
   OHSL     OHSL Financial Corp.               17,348   10,154    7,194       39      79     326          0        4         4,471
   TWIN     Twin City Bancorp                   8,201    4,196    4,005      423     221     427          0      (34)        2,744

            Average                            13,056    7,413    5,644      120     129     489         55       (1)        3,903
            Median                             11,616    6,438    5,178       60      87     413          0        0         3,881
            High                               25,189   14,422   10,767      423     424   1,489        232       57         7,986
            Low                                 3,306    1,831    1,475        1       6     117          0      (34)        1,058

ALL THRIFTS  (373)
            Average                           103,673   62,708   40,965    3,161   1,512   7,841        793      187        27,164

MIDWEST THRIFTS  (146)
            Average                            40,857   24,566   16,291      663     484   3,548        211      (95)       10,933

KENTUCKY THRIFTS  (10)
            Average                            29,839   17,629   12,210      347   1,286   2,922        136       34         9,273

                                                       Net            Net Inc.
                                             Non-     Income           Before
                                          Recurring   Before  Income  Extraord.  Extraord.  Net     Core
                                           Expense     Taxes   Taxes   Items       Items   Income  Income
                                           --------------------------------------------------------------
SUBJECT
            COLUMBIA FEDERAL
               SAVINGS BANK                     0       853     300       553        0       553     609


COMPARABLE GROUP
   AMFC     AMB Financial Corp.                 0     1,522     580       942        0       942     667
   CLAS     Classic Bancshares Inc.             0     1,526     460     1,066        0     1,066     819
   GFCO     Glenway Financial Corp.             0     3,495   1,237     2,258        0     2,258   2,196
   HFSA     Hardin Bancorp Inc.                 0     1,284     475       809        0       809     763
   HBBI     Home Building Bancorp               0       538     210       328        0       328     322
   KNK      Kankakee Bancorp Inc.               0     4,364   1,296     3,068        0     3,068   3,006
   MFBC     MFB Corp.                           0     3,324   1,322     2,002        0     2,002   1,998
   MFFC     Milton Federal Financial Corp.      0     2,087     709     1,378        0     1,378   1,227
   OHSL     OHSL Financial Corp.                0     3,089   1,052     2,037        0     2,037   1,986
   TWIN     Twin City Bancorp                   0     1,486     583       903        0       903     759

            Average                             0     2,272     792     1,479        0     1,479   1,374
            Median                              0     1,807     646     1,222        0     1,222   1,023
            High                                0     4,364   1,322     3,068        0     3,068   3,006
            Low                                 0       538     210       328        0       328     322

ALL THRIFTS  (373)
            Average                         2,618    17,435   6,505    10,929       (6)   10,924  11,609

MIDWEST THRIFTS  (146)
            Average                           160     8,587   2,996     5,591       (7)    5,584   5,367

KENTUCKY THRIFTS  (10)
            Average                           164     6,667   2,349     4,318        0     4,318   3,568


KELLER & COMPANY
Columbus, Ohio
614-766-1426


                                                                      EXHIBIT 45

                          INCOME AND EXPENSE COMPARISON
                        AS A PERCENTAGE OF AVERAGE ASSETS
                             TRAILING FOUR QUARTERS

                                                              Net                  Gain     Total   Goodwill   Net       Total
                                       Interest    Interest Interest  Provision   (Loss)   Non-Int. & Intang Real Est.  Non-Int.
                                        Income     Expense   Income    for Loss   on Sale  Income     Amtz.  Expense    Expense
                                          (%)        (%)      (%)         (%)        (%)     (%)     (%)        (%)       (%)
                                      ------------------------------------------------------------------------------------------
SUBJECT
            COLUMBIA FEDERAL
               SAVINGS BANK             7.58         4.22      3.36      0.11      0.00      0.08    0.00     0.00       2.53


COMPARABLE GROUP
   AMFC     AMB Financial Corp.         7.50         3.86      3.64      0.05      0.46      0.51    0.00    (0.03)      2.90
   CLAS     Classic Bancshares Inc.     7.21         3.60      3.61      0.14      0.04      0.31    0.09     0.04       2.91
   GFCO     Glenway Financial Corp.     7.47         4.35      3.12      0.11      0.03      0.26    0.07     0.00       2.07
   HFSA     Hardin Bancorp Inc.         7.41         4.53      2.87      0.07      0.07      0.23    0.00    (0.01)      1.83
   HBBI     Home Building Bancorp       7.52         4.16      3.35      0.01      0.02      0.27    0.00     0.00       2.40
   KNK      Kankakee Bancorp Inc.       7.28         4.17      3.11      0.00      0.03      0.43    0.07     0.00       2.31
   MFBC     MFB Corp.                   7.34         4.22      3.13      0.01      0.00      0.17    0.00     0.00       1.91
   MFFC     Milton Federal Financial
              Corp.                     7.33         4.34      2.99      0.04      0.12      0.13    0.00    (0.01)      2.10
   OHSL     OHSL Financial Corp.        7.68         4.49      3.18      0.02      0.03      0.14    0.00     0.00       1.98
   TWIN     Twin City Bancorp           7.75         3.96      3.78      0.40      0.21      0.40    0.00    (0.03)      2.59

            Average                     7.45         4.17      3.28      0.09      0.10      0.29    0.02    (0.00)      2.30
            Median                      7.44         4.19      3.15      0.05      0.04      0.27    0.00     0.00       2.20
            High                        7.75         4.53      3.78      0.40      0.46      0.51    0.09     0.04       2.91
            Low                         7.21         3.60      2.87      0.00      0.00      0.13    0.00    (0.03)      1.83

ALL THRIFTS  (373)
            Average                     7.47         4.12      3.35      0.14      0.11      0.44    0.03    (0.01)      2.34

MIDWEST THRIFTS  (146)
            Average                     7.49         4.18      3.31      0.11      0.09      0.41    0.02    (0.01)      2.17

KENTUCKY THRIFTS  (10)
            Average                     7.53         3.86      3.66      0.06      0.12      0.25    0.02     0.01       2.15

                                                         Net                      Net Inc.
                                             Non-      Income                     Before
                                          Recurring    Before         Income     Extraord.   Extraord.    Net      Core
                                           Expense      Taxes          Taxes       Items       Items    Income    Income
                                             (%)         (%)             (%)        (%)         (%)       (%)        (%)
                                          --------------------------------------------------------------------------------
SUBJECT
            COLUMBIA FEDERAL
               SAVINGS BANK                   0.00       0.81          0.28          0.53       0.00      0.53      0.58


COMPARABLE GROUP
   AMFC     AMB Financial Corp.               0.00       1.53          0.63          0.90       0.00      0.90      0.73
   CLAS     Classic Bancshares Inc.           0.00       1.16          0.35          0.81       0.00      0.81      0.62
   GFCO     Glenway Financial Corp.           0.00       1.23          0.44          0.80       0.00      0.80      0.77
   HFSA     Hardin Bancorp Inc.               0.00       1.27          0.47          0.80       0.00      0.80      0.75
   HBBI     Home Building Bancorp             0.00       1.22          0.48          0.75       0.00      0.75      0.73
   KNK      Kankakee Bancorp Inc.             0.00       1.26          0.37          0.89       0.00      0.89      0.87
   MFBC     MFB Corp.                         0.00       1.38          0.55          0.83       0.00      0.83      0.83
   MFFC     Milton Federal Financial Corp.    0.00       1.11          0.38          0.73       0.00      0.73      0.65
   OHSL     OHSL Financial Corp.              0.00       1.37          0.47          0.90       0.00      0.90      0.88
   TWIN     Twin City Bancorp                 0.00       1.40          0.55          0.85       0.00      0.85      0.72

            Average                           0.00       1.29          0.47          0.83       0.00      0.83      0.76
            Median                            0.00       1.26          0.47          0.82       0.00      0.82      0.74
            High                              0.00       1.53          0.63          0.90       0.00      0.90      0.88
            Low                               0.00       1.11          0.35          0.73       0.00      0.73      0.62

ALL THRIFTS (373)
            Average                           0.07       1.36          0.49          0.86       0.00      0.86      0.84

MIDWEST THRIFTS (146)
            Average                           0.07       1.47          0.52          0.94      (0.00)     0.94      0.93

KENTUCKY THRIFTS (10)
            Average                           0.13       1.71          0.62          1.10       0.00      1.10      1.09

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                                                      EXHIBIT 46

                        YIELDS, COSTS AND EARNINGS RATIOS
                             TRAILING FOUR QUARTERS

                                              Yield on     Cost of       Net          Net
                                            Int. Earning Int. Bearing  Interest     Interest             Core               Core
                                               Assets    Liabilities    Spread      Margin *      ROAA   ROAA     ROAE      ROAE
                                                (%)          (%)         (%)          (%)          (%)   (%)       (%)      (%)
                                            ------------------------------------------------------------------------------------
SUBJECT
            COLUMBIA FEDERAL
               SAVINGS BANK                     7.81        4.84         2.97         3.46        0.53   0.58     4.30      4.74


   AMFC     AMB Financial Corp.                 7.66        4.69         2.97         3.72        0.90   0.73     6.30      4.46
   CLAS     Classic Bancshares Inc.             7.65        4.28         3.37         3.83        0.81   0.62     5.53      4.25
   GFCO     Glenway Financial Corp.             7.78        4.89         2.89         3.25        0.80   0.77     8.37      8.14
   HFSA     Hardin Bancorp Inc.                 7.51        5.29         2.22         2.91        0.80   0.75     5.88      5.55
   HBBI     Home Building Bancorp               7.83        4.69         3.14         3.50        0.75   0.73     5.76      5.65
   KNK      Kankakee Bancorp Inc.               7.59        4.71         2.88         3.24        0.89   0.87     8.28      8.11
   MFBC     MFB Corp.                           7.48        5.08         2.40         3.19        0.83   0.83     5.63      5.62
   MFFC     Milton Federal Financial Corp.      7.56        5.12         2.44         3.09        0.73   0.65     5.08      4.52
   OHSL     OHSL Financial Corp.                7.84        5.23         2.61         3.25        0.90   0.88     8.06      7.86
   TWIN     Twin City Bancorp                   8.02        4.65         3.37         3.92        0.85   0.72     6.65      5.59

            Average                             7.69        4.86         2.83         3.39        0.83   0.76     6.55      5.98
            Median                              7.66        4.80         2.89         3.25        0.82   0.74     6.09      5.61
            High                                8.02        5.29         3.37         3.92        0.90   0.88     8.37      8.14
            Low                                 7.48        4.28         2.22         2.91        0.73   0.62     5.08      4.25

ALL THRIFTS  (373)
            Average                             7.77        4.86         2.91         3.48        0.86   0.84     8.74      8.36

MIDWEST THRIFTS  (146)
            Average                             7.76        4.98         2.78         3.43        0.94   0.93     7.85      7.57

KENTUCKY THRIFTS  (10)
            Average                             7.76        5.00         2.77         3.78        1.10   1.09     6.11      5.85

KELLER & COMPANY
Columbus, Ohio
614-766-1426
                                                                      EXHIBIT 47

                                                      DIVIDENDS, RESERVES AND SUPPLEMENTAL DATA
                                                                     DIVIDENDS
                                                      -----------------------------------------
                                                                12 Month                12 Month
                                                    12 Month     Common      Current    Dividend
                                                    Preferred     Div./      Dividend    Payout
                                                    Dividends     Share       Yield       Ratio
                                                     ($000)        ($)         (%)         (%)
                                                   ---------------------------------------------------
SUBJECT
            COLUMBIA FEDERAL
               SAVINGS BANK                             -           -            -           -

COMPARABLE GROUP

       AMFC    AMB Financial Corp.                      0           0.25       1.75       24.00
       CLAS    Classic Bancshares Inc.                  0           0.28       1.64       24.14
       GFCO    Glenway Financial Corp.                  0           0.37       2.11       35.86
       HFSA    Hardin Bancorp Inc.                      0           0.44       2.74       45.83
       HBBI    Home Building Bancorp                    0           0.30       1.41       26.09
        KNK    Kankakee Bancorp Inc.                    0           0.48       1.42       22.55
       MFBC    MFB Corp.                                0           0.32       1.38       28.07
       MFFC    Milton Federal Financial Corp.           0           0.60       4.00      490.48
       OHSL    OHSL Financial Corp.                     0           0.88       3.17       51.83
       TWIN    Twin City Bancorp                        0           0.42       2.94       59.28

               Average                                  0           0.43       2.25       80.81
               Median                                   0           0.40       1.93       31.97
               High                                     0           0.88       4.00      490.48
               Low                                      0           0.25       1.38       22.55

ALL THRIFTS  (373)
               Average                                202           0.45       1.27       39.49

MIDWEST THRIFTS  (146)
               Average                                  0           0.51       1.59       44.11

KENTUCKY THRIFTS  (10)
               Average                                  0           1.23       2.47       98.23


                                                                   RESERVES AND SUPPLEMENTAL DATA - MOST RECENT PERIOD
                                              -------------------------------------------------------------------------------------
                                                                           Net
                                              Reserves/     Reserves/  Chargeoffs/   Provisions/    1 Year                 Total
                                                Gross       Non-Perf.    Average         Net       Repricing   Effective  Assets/
                                                Loans        Assets       Loans      Chargeoffs       Gap      Tax Rate   Employee
                                                 (%)           (%)         (%)           (%)          (%)         (%)      ($000)
                                             --------------------------------------------------------------------------------------
SUBJECT
            COLUMBIA FEDERAL
               SAVINGS BANK                       0.47         49.92        0.00         NM          NA          35.17       2,737

COMPARABLE GROUP

       AMFC    AMB Financial Corp.                0.51        118.29        0.04        214.29       NA          38.95          NA
       CLAS    Classic Bancshares Inc.            0.94         93.71        0.00         NM          NA          29.20          NA
       GFCO    Glenway Financial Corp.            0.37        123.32        0.00         NM          NA          34.72       4,312
       HFSA    Hardin Bancorp Inc.                0.36        195.33        0.08        145.45        5.04       36.88       6,177
       HBBI    Home Building Bancorp              0.28         44.51        0.03          0.00       NA          42.22       2,783
        KNK    Kankakee Bancorp Inc.              0.90         60.22        0.08         46.67        7.47       27.98       2,982
       MFBC    MFB Corp.                          0.18        141.76        0.00         NM         (36.75)      39.88       3,709
       MFFC    Milton Federal Financial Corp.     0.44         91.98        0.00         NM          NA          34.03       3,620
       OHSL    OHSL Financial Corp.               0.31        121.89        0.00         NM          NA          33.64       3,846
       TWIN    Twin City Bancorp                  0.20         88.17        0.60         38.26       NA          39.33       2,018

               Average                            0.45        107.92        0.08         88.93       (8.08)      35.68       3,681
               Median                             0.37        106.00        0.02         46.67        5.04       35.80       3,664
               High                               0.94        195.33        0.60        214.29        7.47       42.22       6,177
               Low                                0.18         44.51        0.00          0.00      (36.75)      27.98       2,018
ALL THRIFTS  (373)
     Average                                      0.77        102.28        0.13        149.81       (4.11)      29.71       4,341

MIDWEST THRIFTS  (146)
     Average                                      0.65        131.66        0.21        213.13       (6.99)      35.53       4,078

KENTUCKY THRIFTS  (10)
     Average                                      0.49         87.15        0.00        358.65        3.47       33.70       5,354

                                   EXHIBIT 48

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                      VALUATION ANALYSIS AND CONCLUSIONS

      Columbia Federal Savings Bank/Columbia Financial of Kentucky, Inc.
                     Stock Prices as of November 28, 1997

VALUATION ASSUMPTIONS:                                               Comparable Group                     All Thrifts
                                          Symbol       Value              Average           Median           Average     Median
                                        ---------    ------------     --------------   --------------    ------------- ----------
Post conv. price to earnings               P/E               22.93        18.82             18.70            21.77       18.71
Post conv. price to book value             P/B               66.90%      120.70%           118.17%          161.12%     149.24%
Post conv. price to assets                 P/A               16.36%       15.17%            14.96%           18.72%      16.99%
Post conv. price to core earnings          P/E               21.56        21.01             20.09            22.14       19.71
Pre conversion earnings ($)                 Y      $       553,000 For the twelve months ended September 30, 1997.
Pre conversion book value ($)               B      $    13,090,000 At September 30, 1997.
Pre conversion assets ($)                   A      $   104,006,000 At September 30, 1997.
Pre conversion core earnings ($)                   $       609,000 For the twelve months ended September 30, 1997.
Conversion expense ($)                      X      $       658,000
Proceeds not reinvested ($)                 Z      $     1,616,000 ESOP
ESOP borrowings ($)                         E      $     1,616,000
ESOP cost of borrowings, net (%)            S                 6.27%
ESOP term of borrowings (yrs.)              T                   11
RRP amount ($)                              M      $       808,000
RRP expense ($)                             N      $       161,600
Tax rate (%)                               TAX               34.00%
Investment rate of return, net (%)          R                 3.53%
Investment rate of return, pretax (%)                         5.35%

FORMULAE TO INDICATE VALUE AFTER CONVERSION:

1.  P/E method:     Value  =  P/E(Y-R(X+Z)-ES-(1-TAX)E/T-(1-TAX)N))                             =          $       20,197,826
                              ------------------------------------
                                         1-(P/E)R

2.  P/B method:     Value  =  P/B(B-X-E-M)                                                      =          $       20,232,104
                              ------------
                                1-P/B

3.  P/A method:     Value  =  P/A(A-X)                                                          =          $       20,208,305
                              --------
                               1-P/A

VALUATION CORRELATION AND CONCLUSIONS:
                                              Number of              Price                          TOTAL
                                                Shares             Per Share                        VALUE
                                            ---------------    ------------------             ------------------
APPRAISED VALUE - MIDRANGE                       2,020,000          $10.00                      $   20,200,000

Minimum - 85% of midrange                        1,717,000          $10.00                      $   17,170,000
Maximum - 115% of midrange                       2,323,000          $10.00                      $   23,230,000
Superrange - 115% of maximum                     2,671,450          $10.00                      $   26,714,500

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                                                                      EXHIBIT 49

                                                                COMPARABLE GROUP MARKET, PRICING AND FINANCIAL RATIOS
                                                                        Stock Prices as of November 28, 1997

                                                          Market Data                            Pricing Ratios
                                               ----------------------------------- -------------------------------------------
                                                                            Book              Price/          Price/   Price/
                                                Market    Price/    12 Mo. Value/   Price/     Book   Price/   Tang.     Core
                                                Value     Share      EPS   Share   Earnings    Value  Assets  Bk. Val. Earnings
                                                 ($M)      ($)       ($)    ($)       (X)       (%)    (%)      (%)      (%)
                                                -----     -----      ---   -----   --------    -----  ------  -----------------
COLUMBIA FEDERAL SAVINGS BANK
          APPRAISED VALUE - MIDPOINT             20.20    10.00     0.44   14.95     22.93     66.90  16.36    66.87    21.56
          Minimum of range                       17.17    10.00     0.48   16.06     20.69     62.26  14.24    62.26    19.39
          Maximum of range                       23.23    10.00     0.40   14.14     24.91     70.74  18.36    70.74    22.92
          Superrange maximum                     26.71    10.00     0.37   13.42     26.94     74.49  20.55    74.49    25.50

ALL THRIFTS  (373)
          Average                               236.38    24.41     1.27   15.58     21.77    161.12  18.72   167.47    22.14
          Median                                 59.45    21.00     1.19   14.98     18.71    149.24  16.99   153.21    19.71

KENTUCKY THRIFTS  (10)
          Average                                93.58    19.66     0.91   14.09     22.14    136.67  25.56   140.68    24.73
          Median                                 22.16    17.13     0.80   14.88     19.68    124.98  23.43   130.85    24.01

COMPARABLE GROUP  (10)
          Average                                27.55    20.44     1.11   17.06     18.82    120.70  15.17   123.66    21.01
          Median                                 28.26    18.25     1.00   15.44     18.70    118.17  14.96   123.60    20.09

COMPARABLE GROUP
     AMFC AMB Financial Corp.                    15.42    16.00     1.00   14.95     16.00    107.02  14.92   107.02    22.86
     CLAS Classic Bancshares Inc.                22.26    17.13     0.87   15.13     19.68    113.19  16.84   133.27    25.18
     GFCO Glenway Financial Corp.                43.35    19.00     0.99   12.17     19.19    156.12  14.77   158.07    19.79
     HFSA Hardin Bancorp Inc.                    15.04    17.50     0.96   15.75     18.23    111.11  12.81   111.11    19.23
     HBBI Home Building Bancorp                   6.62    21.25     1.15   20.43     18.48    104.01  15.86   104.01    18.81
     KNK Kankakee Bancorp Inc.                   48.29    33.88     2.04   27.25     16.61    124.31  14.21   131.86    16.85
     MFBC MFB Corp.                              38.38    23.25     1.14   20.31     20.39    114.48  15.00   114.48    20.39
     MFFC Milton Federal Financial Corp.         34.57    15.00     0.63   12.31     23.81    121.85  16.47   121.85    26.79
     OHSL OHSL Financial Corp.                   34.26    27.75     1.64   21.42     16.92    129.55  14.60   129.55    17.45
     TWIN Twin City Bancorp                      17.34    13.63     0.72   10.87     18.92    125.34  16.21   125.34    22.71


                                                        Dividends               Financial Ratios
                                                  ---------------------------------------------------

                                                  Div./   Dividend  Payout    Equity/   Core     Core
                                                  Share    Yield    Ratio     Assets    ROAA     ROAE
                                                   ($)      (%)      (%)        (%)     (%)      (%)
                                                  -----    -----    -----     ------    ----     ----
COLUMBIA FEDERAL SAVINGS BANK
          APPRAISED VALUE - MIDPOINT               0.00     0.00     0.00     24.45     0.71     2.92
          Minimum of range                         0.00     0.00     0.00     22.88     0.69     3.01
          Maximum of range                         0.00     0.00     0.00     25.95     0.74     2.84
          Superrange maximum                       0.00     0.00     0.00     27.59     0.76     2.76

ALL THRIFTS  (373)
          Average                                  0.54     1.52    48.22     12.67     0.86     8.74
          Median                                   0.33     1.56    27.04     10.64     0.94     8.34

KENTUCKY THRIFTS  (10)
          Average                                  1.23     2.47    98.23     19.61     1.10     6.11
          Median                                   0.56     2.44    45.45     16.77     1.10     6.09

COMPARABLE GROUP  (10)
          Average                                  0.43     2.25    80.81     12.49     0.83     6.55
          Median                                   0.40     1.93    31.97     12.76     0.82     6.09

COMPARABLE GROUP
     AMFC AMB Financial Corp.                      0.25     1.75    24.00     13.94     0.90     6.30
     CLAS Classic Bancshares Inc.                  0.28     1.64    24.14     14.88     0.81     5.53
     GFCO Glenway Financial Corp.                  0.37     2.11    35.86      9.46     0.80     8.37
     HFSA Hardin Bancorp Inc.                      0.44     2.74    45.83     11.53     0.80     5.88
     HBBI Home Building Bancorp                    0.30     1.41    26.09     14.12     0.75     5.76
     KNK Kankakee Bancorp Inc.                     0.48     1.42    22.55     11.43     0.89     8.28
     MFBC MFB Corp.                                0.32     1.38    28.07     13.10     0.83     5.63
     MFFC Milton Federal Financial Corp.           0.60     4.00   490.48     12.57     0.73     5.08
     OHSL OHSL Financial Corp.                     0.88     3.17    51.83     10.92     0.90     8.06
     TWIN Twin City Bancorp                        0.42     2.94    59.28     12.94     0.85     6.65

                                   EXHIBIT 50
KELLER & COMPANY
Dublin, Ohio
614-766-1426

                                                       PROJECTED EFFECT OF CONVERSION PROCEEDS
                                          Columbia Federal Savings Bank/Columbia Financial of Kentucky, Inc.
                                                             At the MINIMUM of the Range
1. GROSS CONVERSION PROCEEDS

  Minimum market value                                                                $           17,170,000
           Less:  Estimated conversion expenses                                                      620,000

  Net conversion proceeds                                                             $           16,550,000


2. GENERATION OF ADDITIONAL INCOME

  Net conversion proceeds                                                             $           16,550,000
           Less:  Proceeds not invested  (1)                                                       1,373,600
  Total conversion proceeds invested                                                  $           15,176,400

  Investment rate                                                                                       3.53%

  Earnings increase - return on  proceeds invested                                    $              535,879
           Less:  Estimated cost of ESOP borrowings                                                   86,125
           Less:  Amortization of ESOP borrowings, net of taxes                                       82,416
           Less:  RRP expense, net of taxes                                                           90,658

  Net earnings increase                                                               $              276,680


3. COMPARATIVE EARNINGS
                                                                                              Regular                  Core
                                                                                        ---------------------  --------------------
  Before conversion - 12 months ended 09/30/97                                        $              553,000                609,000
  Net earnings increase                                                                              276,680                276,680
  After conversion                                                                    $              829,680                885,680


4. COMPARATIVE NET WORTH  (2)

  Before conversion - 09/30/97                                 $           13,090,000
  Conversion proceeds                                                      14,489,600
  After conversion                                             $           27,579,600


5. COMPARATIVE NET ASSETS

  Before conversion - 09/30/97                                 $          104,006,000
  Conversion proceeds                                                      16,550,000
  After conversion                                             $          120,556,000


  (1)  Represents ESOP borrowings and fixed assets.

  (2)  ESOP borrowings and RRP are omitted from net worth.

                                   EXHIBIT 51

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                                                   PROJECTED EFFECT OF CONVERSION PROCEEDS
                                     Columbia Federal Savings Bank/Columbia Financial of Kentucky, Inc.
                                                        At the MIDPOINT of the Range

1. GROSS CONVERSION PROCEEDS

  Midpoint market value                                                               $           20,200,000
           Less:  Estimated conversion expenses                                                      658,000

  Net conversion proceeds                                                             $           19,542,000

2. GENERATION OF ADDITIONAL INCOME

  Net conversion proceeds                                                             $           19,542,000
           Less:  Proceeds not invested  (1)                                                       1,616,000
  Total conversion proceeds invested                                                  $           17,926,000

  Investment rate of return                                                                             3.53%

  Earnings increase - return on  proceeds invested                                    $              632,967
           Less:  Estimated cost of ESOP borrowings                                                  101,323
           Less:  Amortization of ESOP borrowings, net of taxes                                       96,960
           Less:  RRP expense, net of taxes                                                          106,656

  Net earnings increase                                                               $              328,028

3. COMPARATIVE EARNINGS
                                                                                              Regular                  Core
                                                                                        ---------------------  --------------------
  Before conversion - 12 months ended 09/30/97                                        $              553,000                609,000
  Net earnings increase                                                                              328,028                328,028
  After conversion                                                                    $              881,028                937,028

4. COMPARATIVE NET WORTH  (2)
  Before conversion - 09/30/97                                 $           13,090,000
  Conversion proceeds                                                      17,118,000
  After conversion                                             $           30,208,000

5. COMPARATIVE NET ASSETS

  Before conversion - 09/30/97                                 $          104,006,000
  Conversion proceeds                                                      19,542,000
  After conversion                                             $          123,548,000


        (1)  Represents ESOP borrowings and fixed assets.
        (2)  ESOP borrowings and RRP are omitted from net worth.

                                   EXHIBIT 52

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                                                       PROJECTED EFFECT OF CONVERSION PROCEEDS
                                          Columbia Federal Savings Bank/Columbia Financial of Kentucky, Inc.
                                                             At the MAXIMUM of the Range
1. GROSS CONVERSION PROCEEDS

  Maximum market value                                                                $           23,230,000
           Less:  Estimated conversion expenses                                                      695,000

  Net conversion proceeds                                                             $           22,535,000

2. GENERATION OF ADDITIONAL INCOME

  Net conversion proceeds                                                             $           22,535,000
           Less:  Proceeds not invested  (1)                                                       1,858,400
  Total conversion proceeds invested                                                  $           20,676,600

  Investment rate                                                                                       3.53%

  Earnings increase - return on  proceeds invested                                    $              730,091
           Less:  Estimated cost of ESOP borrowings                                                  116,522
           Less:  Amortization of ESOP borrowings, net of taxes                                      111,504
           Less:  RRP expense, net of taxes                                                          122,654

  Net earnings increase                                                               $              379,411

3. COMPARATIVE EARNINGS
                                                                                              Regular                  Core
                                                                                        ---------------------  --------------------
  Before conversion - 12 months ended 09/30/97                                        $              553,000                609,000
  Net earnings increase                                                                              379,411                379,411
  After conversion                                                                    $              932,411                988,411

4. COMPARATIVE NET WORTH  (2)

  Before conversion - 09/30/97                                 $           13,090,000
  Conversion proceeds                                                      19,747,400
  After conversion                                             $           32,837,400

5. COMPARATIVE NET ASSETS

  Before conversion - 09/30/97                                 $          104,006,000
  Conversion proceeds                                                      22,535,000
  After conversion                                             $          126,541,000


        (1)  Represents ESOP borrowings and fixed assets.
        (2)  ESOP borrowings and RRP are omitted from net worth.

                                   EXHIBIT 53


KELLER & COMPANY
Dublin, Ohio
614-766-1426

                                                       PROJECTED EFFECT OF CONVERSION PROCEEDS
                                          Columbia Federal Savings Bank/Columbia Financial of Kentucky, Inc.
                                                              At the SUPERRANGE Maximum

1. GROSS CONVERSION PROCEEDS

  Superrange market value                                                             $           26,714,500
           Less:  Estimated conversion expenses                                                      737,000

  Net conversion proceeds                                                             $           25,977,500

2. GENERATION OF ADDITIONAL INCOME

  Net conversion proceeds                                                             $           25,977,500
           Less:  Proceeds not invested  (1)                                                       2,137,160
  Total conversion proceeds invested                                                  $           23,840,340

  Investment rate                                                                                       3.53%

  Earnings increase - return on  proceeds invested                                    $              841,802
           Less:  Estimated cost of ESOP borrowings                                                  134,000
           Less:  Amortization of ESOP borrowings, net of taxes                                      128,230
           Less:  RRP expense, net of taxes                                                          141,053

  Net earnings increase                                                               $              438,520

3. COMPARATIVE EARNINGS
                                                                                              Regular                  Core
                                                                                        ---------------------  ---------------------
  Before conversion - 12 months ended 09/30/97                                        $              553,000                609,000
  Net earnings increase                                                                              438,520                438,520
  After conversion                                                                    $              991,520              1,047,520

4. COMPARATIVE NET WORTH  (2)

  Before conversion - 09/30/97                                 $           13,090,000
  Conversion proceeds                                                      22,771,760
  After conversion                                             $           35,861,760

5. COMPARATIVE NET ASSETS

  Before conversion - 09/30/97                                 $          104,006,000
  Conversion proceeds                                                      25,977,500
  After conversion                                             $          129,983,500


  (1)  Represents ESOP borrowings and fixed assets.
  (2)  ESOP borrowings and RRP are omitted from net worth.

                                   EXHIBIT 54

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                          SUMMARY OF VALUATION PREMIUM OR DISCOUNT

                                                                                             Premium or (discount)
                                                                                             from comparable group.
                                                                                          -----------------------------
                                                     Columbia Federal                        Average           Median
                                                     ----------------                        -------           ------
MIDPOINT:
   Price/earnings                                         22.93x                              21.80%           22.61%
   Price/book value                                       66.90%                             (44.57)%         (43.38)%
   Price/assets                                           16.36%                               7.82%            9.33%
   Price/tangible book value                              66.87%                             (45.92)%         (45.90)%
   Price/core earnings                                    21.56x                               2.63%            7.30%


MINIMUM OF RANGE:

   Price/earnings                                         20.69x                               9.94%           10.67%
   Price/book value                                       62.26%                             (48.42)%         (47.31)%
   Price/assets                                           14.24%                              (6.11)%          (4.80)%
   Price/tangible book value                              62.26%                             (49.65)%         (49.63)%
   Price/core earnings                                    19.39x                              (7.71)%          (3.50)%


MAXIMUM OF RANGE:

   Price/earnings                                         24.91x                              32.36%           33.23%
   Price/book value                                       70.74%                             (41.39)%         (40.13)%
   Price/assets                                           18.36%                              21.02%           22.71%
   Price/tangible book value                              70.74%                             (42.79)%         (42.76)%
   Price/core earnings                                    22.92x                               9.13%           14.11%


SUPER MAXIMUM OF RANGE:
   Price/earnings                                         26.94x                              43.14%           44.08%
   Price/book value                                       74.49%                             (38.28)%         (36.96)%
   Price/assets                                           20.55%                              35.49%           37.38%
   Price/tangible book value                              74.49%                             (39.76)%         (39.73)%
   Price/core earnings                                    25.50x                              21.41 %          26.94%

                                  ALPHABETICAL

                                    EXHIBITS

                                   EXHIBIT A

                             KELLER & COMPANY, INC.
                             555 METRO PLACE NORTH
                                   SUITE 524
                               DUBLIN, OHIO 43017
                                 (614) 766-1426
                               (614) 766-1459 FAX



                               PROFILE OF THE FIRM

KELLER & COMPANY, INC. is a full service consulting firm to financial institutions, serving clients throughout the United States from its office in Dublin, Ohio. The firm consults primarily in the areas of regulatory and compliance matters, financial analysis and strategic planning, stock valuations and appraisals, mergers and acquisitions, mutual to stock conversions, conversion/mergers and branching. Since its inception in 1985, KELLER & COMPANY has provided a wide range of consulting services to over 100 financial institutions including thrifts, banks, mortgage companies and holding companies. KELLER & COMPANY is an affiliate member of the Community Bankers of America, Community Bankers Association of Ohio, the Ohio League of Financial Institutions, and the Tri State League of Financial Institutions.

Each of the firm's senior consultants has over eighteen years front line experience and accomplishment in various areas of the financial institution and real estate industries. Each consultant provides to clients distinct and diverse areas of expertise. Specific services and projects have included financial institution charter and deposit insurance applications, market studies, institutional mergers and acquisitions, branch sales and acquisitions, operations and performance analyses, business plans, strategic planning, financial projections and modeling, stock valuations, fairness opinions, conversion appraisals, capital plans, policy development and revision, lending, underwriting and investment criteria, data processing and management information systems, and incentive compensation programs.

It is the goal of KELLER & COMPANY to provide specific and ongoing services that are pertinent and responsive to the needs of the individual client institution within the changing industry environment, and to offer those services at reasonable fees on a timely basis. In recent years, KELLER & COMPANY has become one of the leading consulting firms in the nation.

                             CONSULTANTS IN THE FIRM

MICHAEL R. KELLER has over twenty years experience as a consultant to the financial institution industry. Immediately following his graduation from college, he was employed by the Ohio Division of Financial Institutions, working for two years in the northeastern Ohio district as an examiner of financial institutions before pursuing graduate studies at the Ohio State University.

Mr. Keller later worked as an associate for a management consulting firm specializing in services to financial institutions. During his eight years with the firm, he specialized in mergers and acquisitions, branch acquisitions and sales, branch feasibility studies, stock valuations, charter applications, and site selection analyses. By the time of his departure, he had attained the position of vice president, with experience in almost all facets of banking operations.

Prior to forming Keller & Company, Mr. Keller also worked as a senior consultant in a larger consulting firm. In that position, he broadened his activities and experience, becoming more involved with institutional operations, business and strategic planning, regulatory policies and procedures, conversion appraisals, and fairness opinions. Mr. Keller established the firm in November 1985 to better serve the needs of the financial institution industry.

Mr. Keller graduated from Wooster College with a B.A. in Economics in 1972, and
later   received an M.B.A. in Finance in 1976 from the Ohio State University where he took two courses in corporate stock valuations.

JOHN A. SHAFFER has over twenty years experience in banking, finance, real estate lending, and development.

From 1971 to 1974, Mr. Shaffer was employed by a large real estate investment trust as a lending officer, specializing in construction and development loans. By 1974, having gained experience in loan underwriting, management and workout, he joined Chemical Association of New York and was appointed Vice President for Loan Administration of Chemical Mortgage Company in Columbus, Ohio. At Chemical, he managed all commercial and residential loan servicing, administering a portfolio in excess of $1 billion. His responsibilities also included the analysis, management and workout of problem commercial loans and properties, and the structuring, negotiation, acquisition and sale of loan servicing and mortgage and equity securities.

Mr. Shaffer later formed an independent real estate and financial consulting firm, serving corporate and institutional clients, and also investing in and developing real estate. His primary activities have included the planning, analysis, financing, implementation, and administration of real estate projects, as well as financial projection and modeling, cost and profit analysis, loan management, budgeting, cash flow management and project design.

Mr. Shaffer graduated from Syracuse University with a B.S. in Business Administration, later receiving an M.B.A. in Finance and a Ph.D. in Economics from New York University.

JAMES E. CAMPBELL has over twenty-five years experience in the banking and thrift industry. He served in upper management and was involved in asset and liability management, lending policy, retail management, public policy and Community Reinvestment Act policy.

From 1969 to 1991, Mr. Campbell was employed by National City Bank of Columbus, Ohio. He was appointed Executive Vice President of the Retail Banking Group in 1984. He had management responsibility for 135 banking officers with over 1,500 associates in Central and Southern Ohio. He also managed the consumer and real estate functions of the Bank.

Mr. Campbell became Chairman, President and Chief Executive Officer of Jefferson Savings Bank, West Jefferson, Ohio in 1993 and remained with them until the bank was sold in 1997.

Mr. Campbell graduated from Stonier School of Bank, Rutgers University in 1979.

                                    EXHIBIT B

                                      RB 20
                                  CERTIFICATION

        I hereby certify that I have not been the subject of any criminal, civil or administrative judgments, consents, undertakings or orders, or any past administrative proceedings (excluding routine or customary audits, inspections and investigation) issued by any federal or state court, any department, agency, or commission of the U.S. Government, any state or municipality, any self-regulatory trade or professional organization, or any foreign government or governmental entity, which involve:

        (i) commission of a felony, fraud, moral turpitude, dishonesty or breach of trust;

        (ii)    violation of securities or commodities laws or regulations;

        (iii)   violation of depository institution laws or regulations;

        (iv)    violation of housing authority laws or regulations;

        (v) violation of the rules, regulations, codes or conduct or ethics of a self-regulatory trade or professional organization;

        (vi) adjudication of bankruptcy or insolvency or appointment of a receiver, conservator, trustee, referee, or guardian.

I hereby certify that the statements I have made herein are true, complete and correct to the best of my knowledge and belief.

                                                  Conversion Appraiser



   December 10, 1997                            /s/ Michael R. Keller
-----------------------------             -------------------------------------
          DATE                                      Michael R. Keller

                                    EXHIBIT C


                             KELLER & COMPANY, INC.
                             555 METRO PLACE NORTH
                                   SUITE 524
                               DUBLIN, OHIO 43017
                                 (614) 766-1426
                               (614) 766-1459 FAX


                            AFFIDAVIT OF INDEPENDENCE
                            -------------------------

STATE OF OHIO,

COUNTY OF FRANKLIN, ss:

        I, Michael R. Keller, being first duly sworn hereby depose and say that:

        The fee which I received directly from the applicant, Columbia Federal Savings Bank, Fort Mitchell, Kentucky in the amount of $17,000 for the performance of my appraisal was not related to the value determined in the appraisal and that the undersigned appraiser is independent and has fully disclosed any relationships which may have a material bearing upon the question of my independence; and that any indemnity agreement with the applicant has been fully disclosed.

        Further, affiant sayeth naught.


                                               /s/ Michael R. Keller
                                              -----------------------
                                               MICHAEL R. KELLER

         Sworn to before me and subscribed in my presence this 11th day of December 1997.

                                                   /s/ Julie A. Wij???
                                                 ---------------------------
                                                 NOTARY PUBLIC
                                                 COMMISSION 10-16-99